                                                 EX-99.4

================================================================================

                           CONVERSION APPRAISAL REPORT

                        UNITED TENNESSEE BANKSHARES, INC.

                          PROPOSED HOLDING COMPANY FOR
                           NEWPORT FEDERAL SAVINGS AND
                                LOAN ASSOCIATION
                               Newport, Tennessee

                                  Dated As of:
                               September 12, 1997
================================================================================

                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                        [LETTERHEAD OF RP FINANCIAL, LC.]

                                                          September 12, 1997

Board of Directors
Newport Federal Savings and Loan Association
344 West Broadway
Newport, Tennessee  37821-2201

Gentlemen:

      At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Newport Federal Savings and Loan Association, Newport, Tennessee ("Newport Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, United Tennessee Bankshares, Inc. (the "Holding Company"), and the Association intends to change its name to Newport Federal Bank upon completion of the conversion. Pursuant to the Plan of Conversion, the Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members. To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, the Common Stock will be offered in a Community Offering to the general public, with preference given to Cocke County, Tennessee residents.

      This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization

      The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in the Subscription Offering and, if necessary, in the Community Offering Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only

RP Financial, LC.
Board of Directors
September 12, 1997
Page 2

significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.

      RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.

Valuation Methodology

      In preparing our appraisal, we have reviewed Newport Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; Pugh & Company, the Association's independent auditor; Housley, Kantarian & Bronstein, the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

      We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Newport Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in

RP Financial, LC.
Board of Directors
September 12, 1997
Page 3

general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

      Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Newport Federal.

      Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Newport Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

      Pro forma market value is defined as the price at which Newport Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

      It is our opinion that, as of September 12, 1997, the aggregate pro forma market value of the shares to be issued was $11,000,000 at the midpoint, equal to 1,100,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $9,350,000 and a maximum value of $12,650,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 935,000 shares at the minimum to 1,265,000 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 1,454,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $14,547,500, without a resolicitation.

Limiting Factors and Considerations

      Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who

RP Financial, LC.
Board of Directors
September 12, 1997
Page 4

purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

      RP Financial's valuation was determined based on the financial condition and operations of the Association as of June 30, 1997, the date of the financial data included in the Holding Company's prospectus.

      RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

      The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                              Respectfully submitted,

                                              RP FINANCIAL, LC.

                                              Ronald S. Riggins
                                              President and Managing Director

                                              James J. Oren
                                              Vice President

RP Financial, LC.

                                TABLE OF CONTENTS
                        UNITED TENNESSEE BANKSHARES, INC.
                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

                                                                      PAGE
  DESCRIPTION                                                        NUMBER
  -----------                                                        ------

CHAPTER ONE             OVERVIEW AND FINANCIAL ANALYSIS

    Introduction                                                       1.1
    Plan of Conversion and Holding Company Reorganization              1.1
    Strategic Overview                                                 1.2
    Balance Sheet Trends                                               1.5
    Income and Expense Trends                                          1.9
    Interest Rate Risk Management                                      1.13
    Lending Activities and Strategy                                    1.13
    Asset Quality                                                      1.16
    Funding Composition and Strategy                                   1.16
    Subsidiary Operations                                              1.17
    Legal Proceedings                                                  1.17

CHAPTER TWO                      MARKET AREA

    Introduction                                                       2.1
    National Economic Factors                                          2.2
    Market Area Demographics                                           2.5
    Economy                                                            2.6
    Deposit Trends and Competition                                     2.8
    Summary                                                            2.10



CHAPTER THREE           PEER GROUP ANALYSIS

    Selection of Peer Group                                            3.1
    Financial Condition                                                3.6
    Income and Expense Trends                                          3.9
    Loan Composition                                                   3.12
    Interest Rate Risk                                                 3.14
    Credit Risk                                                        3.14
    Summary                                                            3.17

RP Financial, LC.

                                TABLE OF CONTENTS
                        UNITED TENNESSEE BANKSHARES, INC.
                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                                   (continued)

                                                                      PAGE
  DESCRIPTION                                                        NUMBER

CHAPTER FOUR                   VALUATION ANALYSIS

    Introduction                                                       4.1
    Appraisal Guidelines                                               4.1
    RP Financial Approach to the Valuation                             4.1
    Valuation Analysis                                                 4.2
         1. Financial Condition                                        4.3
         2. Profitability, Growth and Viability of Earnings            4.4
         3. Asset Growth                                               4.5
         4. Primary Market Area                                        4.5
         5. Dividends                                                  4.6
         6. Liquidity of the Shares                                    4.7
         7. Marketing of the Issue                                     4.7
                A.The Public Market                                    4.7
                B.The New Issue Market                                 4.12
                C.The Acquisition Market                               4.15
         8. Management                                                 4.15
         9. Effect of Government Regulation and Regulatory Reform      4.16
    Summary of Adjustments                                             4.16
    Valuation Approaches                                               4.17
         1. Price-to-Book ("P/B")                                      4.18
         2. Price-to-Earnings ("P/E")                                  4.19
         3. Price-to-Assets ("P/A")                                    4.20
    Comparison to Recent Conversions                                   4.20
    Valuation Conclusion                                               4.20

RP Financial, LC.

                                 LIST OF TABLES
                        UNITED TENNESSEE BANKSHARES, INC.
                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

  TABLE
  NUMBER              DESCRIPTION                                         PAGE
  ------              -----------                                         ----

   1.1          Historical Balance Sheets                                 1.6
   1.2          Historical Income Statements                              1.10

   2.1          Major Employers                                           2.7
   2.2          Market Area Unemployment Trends                           2.8
   2.3          Deposit Summary                                           2.9

   3.1          Peer Group of Publicly-Traded Thrifts                     3.3
   3.2          Balance Sheet Composition and Growth Rates                3.8
   3.3          Income as a Percent of Average Assets and Yields,
                 Costs, Spreads                                           3.10
   3.4          Loan Portfolio Composition and Related Information        3.13
   3.5          Interest Rate Risk Measures and Net Interest Income
                 Volatility                                               3.15
   3.6          Credit Risk Measures and Related Information              3.16

   4.1          Recent Conversions Pricing Characteristics                4.13
   4.2          Market Pricing Comparatives                               4.14
   4.3          Public Market Pricing                                     4.22

RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

      Newport Federal is a federally-chartered mutual savings and loan association operating in Newport, Cocke County, Tennessee since 1934, through a headquarters office and one branch office. The Association's branch office, located in the downtown area of Newport, was the Association's original headquarters. In 1973, the Association opened a new office in Newport outside of downtown on a major road, and redesignated the newly-opened office as the headquarters. The Association considers its primary market for deposits to consist of Cocke County, while lending activities also extend, to a lesser extent, to contiguous counties in eastern Tennessee (see Exhibit I-1). Newport is located in a rural area near national forest land, approximately 50 miles east of Knoxville and 45 miles northwest of Asheville, North Carolina. The Association is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the Office of Thrift Supervision ("OTS"). The Bank's deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). As of June 30, 1997, the Association maintained $64.2 million in assets, $56.7 million in deposits and $6.5 million in capital, equal to 10.1 percent of assets.

Plan of Conversion and Holding Company Reorganization

      On May 20, 1997 the Board of Directors of the Association adopted the Plan of Conversion, incorporated herein by reference, in which the Association will convert from mutual to stock form and simultaneously change its name to Newport Federal Bank. United Tennessee Bankshares, Inc. (Bankshares or the "Holding Company"), a Tennessee corporation, was recently organized to facilitate the conversion of Newport Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, Bankshares will own 100 percent of the Association's stock, and the Association will be Bankshares' sole subsidiary. A portion of the net proceeds received from the sale of common stock will be used to purchase

RP Financial, LC.
Page 1.2

all of the then to be issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company.

      At this time, no other activities are contemplated for the Holding Company other than the ownership of the Association, a loan to the newly formed employee stock ownership plan ("ESOP") and investment of the Holding Company's cash into short- to intermediate-term investment securities. In the future, Bankshares may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay cash or stock dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

Strategic Overview

      Newport Federal is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The market area served by the Association, limited primarily to Cocke County, Tennessee, has been experiencing moderate population and household growth, although the total size of the market area is relatively small so the absolute growth numbers are limited. The economic growth in the Association's primary market area reflects a general expansion of the various industries present in the market area, such as manufacturing, services, wholesale and retail trade, transportation and others. The overall small size of market area has provided for a highly competitive environment for financial institution services and has generally limited the Association's growth potential, although recent acquisitions of local financial institutions by larger, out-of-market financial institutions have resulted in generally positive effects on the Association's deposit base and overall business. Newport Federal, however, continues to face competition from other financial services firms such as mortgage companies and mutual funds. As explained more fully below, the Association is the classic thrift institution, funding local residential mortgage loans for portfolio with retail certificates of deposit ("CDs"). Thus, the Association's pre-tax profitability is primarily derived from interest rate spread and operating expenses. As set forth in the Association's business plan, there are no plans to undergo significant change from the historical niche.

      Throughout its history, Newport Federal has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans (including permanently attached mobile home

RP Financial, LC.
Page 1.3

lending) and retail deposits have consistently been the principal components of the Association's assets and liabilities, respectively. Commercial real estate, residential construction and consumer loans have increasingly represented a larger proportion of total loans, cumulatively representing over 17 percent of total loans. Newport Federal's emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets appears to have limited credit risk exposure, as indicated by the favorable credit loss history. At the same time, a large portion of the loan portfolio does not conform to secondary market standards due to characteristics of the borrower or the property, but the Association's intention is to hold such loans in portfolio rather than sell such loans in the secondary market. The Association has sought to minimize interest rate risk through emphasizing adjustable rate residential ("ARMs") and commercial real estate lending and short-term construction and consumer lending.

      Due to the limited demand for 1-4 family mortgage loans in the primary market area, as well as mortgage lending competition, the Association has typically maintained a relatively large portfolio of cash, investment and mortgage-backed securities ("MBS"), the majority of which are designated as available for sale ("AFS").

      As a traditional thrift, Newport Federal's core earnings base is largely dependent upon net interest income and operating expense levels. The Association's recent earnings strength has been supported by strong net interest income, reflecting limited utilization of teaser rates and floor rates on ARMs and relatively low operating expenses given the limited revenue diversification, limited transaction accounts, no automated teller machines ("ATMs") and low depreciation expense (the original headquarters office is nearly fully depreciated). The net income ratio in recent years has also benefited from the strong capital, in excess of 10 percent of assets, which provides interest-free funds for investment into interest-earning assets. The Bank's operating expenses over the last 12 months was inflated due to two unusual items: the $317,000 payment of the SAIF special assessment in the September 1996 quarter and the $151,000 expense in establishing a director's retirement plan ("DRP") in June 1997. The Association's operating expenses will be subject to increase on a post-conversion basis to account for the stock benefit plans and cost of operating a public company.

      Given the nature of the Bank's operations, retail deposits have served as the only interest-bearing source of funds over the last few years. On a post-conversion basis it is expected the

RP Financial, LC.
Page 1.4

Bank will not utilize borrowed funds. Newport Federal's balance of deposits has exhibited a moderate increase in recent years, largely due to the periodic influx of new customers following acquisitions of other local financial institutions by larger, out-of-market financial institutions. In this regard, between year end 1992 and 1995, the Bank's deposits increased at an annual pace equal to 1.7 percent for a total increase of $2.3 million. Then, as a result of the 1996 Union Planters acquisition of Franklin Financial, the Association's deposits grew at an annual rate of 11.7 percent over the next 18 months, for a total increase of $8.8 million without offering highly competitive deposit rates. The new customer defection has slowed in recent months, and the Association anticipates that on a post-conversion basis deposits will grow at a pace more consistent with its historical experience.

      The Association's Board of Directors has elected to convert to the stock form of ownership to improve the competitive position of Newport Federal. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and further reduce interest rate risk by enhancing the rate of interest-earning assets to interest-bearing liabilities ("IEA/IBL ratio"). The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Association's future funding needs, which will allow for competitive pricing in the deposit rates. Additionally, Newport Federal's equity-to-assets ratio will better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, the Association has no specific plans for expansion other than growth through the two existing office facilities and current array of product and service offerings. The Association's projected internal use of proceeds are highlighted below.

      The proceeds from the conversion are expected to be deployed as follows:

      o Holding Company. Approximately 50 percent of the net conversion proceeds will be retained by Bankshares. Such funds will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with regulatory limitations.

RP Financial, LC.
Page 1.5

      o Newport Federal. The remaining net conversion proceeds will be infused into the Association in exchange for all of the Association's newly-issued stock. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

      Overall, it is Newport Federal's objective to pursue moderate growth to increase shareholder returns, and not compromise the overall risk associated with Newport Federal's operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends

      Table 1.1 shows key balance sheet items at the close of the last five fiscal years and at June 30, 1997. Newport Federal's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in Exhibit I-3. From December 31, 1992 through June 30, 1997, Newport Federal exhibited annual asset growth of 6.4 percent, with the faster loan growth (8.4 percent annual rate) leading to an increased percentage of loans to assets. The cash and investments and MBS balances have fluctuated in concert with loan demand, the prevailing interest rate environment and funds availability. The balance of MBS has declined from its 1994 peak of $10.6 million to $7.8 million currently, as repayments of MBS have been used for additional loan originations or investment in liquidity. The increased balance of cash and investments over the last 18 months was also attributable to the rapid growth in deposits following local acquisition activity over the same period. Newport Federal's annual deposit growth totaled 5.0 percent, as the Association attracted new funds from existing customers and from new customers previously banking with other local competitors.

      The balance of loans receivable increased at an 8.4 percent annual rate between fiscal 1992 and June 30, 1997, and the balance increased at an annual rate of 8.5 percent since December 31, 1995, concurrent with the acquisition-related growth. The primary emphasis of Newport Federal's lending strategy has been the origination of 1-4 family permanent mortgage loans, from 1993 forward such lending has contributed 55 to 70 percent of total loan originations. As of June 30, 1997, 1-4 family permanent mortgage loans totaled $39.7 million,

RP Financial, LC.

                                    Table 1.1
                  Newport Federal Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                                For the Year Ended December 31,
                                 -----------------------------------------------------------------------------------------
                                        1992              1993             1994               1995             1996
                                 -----------------  ----------------  ----------------  ----------------  ----------------
                                  Amount     Pct     Amount    Pct     Amount    Pct     Amount    Pct    Amount     Pct
                                  ------     ---     ------    ---     ------    ---     ------    ---    ------     ---
                                  ($000)     (%)     ($000)    (%)     ($000)    (%)     ($000)    (%)    ($000)     (%)
Total Amount of:
 Assets                          $48,552   100.00%  $51,465  100.00%  $53,238  100.00%  $54,019  100.00%  $60,611  100.00%
 Cash and Cash Equivalents         7,857    16.18%    7,646   14.86%    5,485   10.30%    5,468   10.12%    8,389   13.84%
 Mortgage-Backed Securities        7,712    15.88%    9,350   18.17%   10,633   19.97%    7,696   14.25%    7,401   12.21%
 Loans Receivable (net)           31,682    65.25%   34,121   66.30%   36,568   68.69%   40,365   74.72%   44,230   72.97%

 Deposits                         45,631    93.98%   47,310   91.93%   48,761   91.59%   47,954   88.77%   53,767   88.71%
 FHLB Advances/Other Borrowings        0     0.00%        0    0.00%        0    0.00%        0    0.00%        0    0.00%
 Stockholders' Equity              2,591     5.34%    3,835    7.45%    4,262    8.01%    5,419   10.03%    6,103   10.07%
 AFS Adjustment                      ---      ---       344    0.67%      (72)  -0.14%      371    0.69%      471    0.78%

 Avg. Interest-Earning Assets/
  Interest-Bearing Liabilities    100.88%            101.65%           107.70%           108.70%           109.30%
 Non-Performing Assets/Assets       1.87%              0.81%             0.96%             0.54%             0.63%
Allowance for Loan Losses as a
 Percent of:
    Total Loans                     1.18%              1.36%             1.34%             1.21%             1.10%
    Non-Performing Loans(1)        43.58%            113.86%           104.40%           168.86%           129.93%

 Office Locations                      2                  2                 2                 2                 2

                                                        6/30/93-
                                                        6/30/97
                                        As of            Annual
                                    June 30, 1997     Growth Rate
                                   -----------------  -----------
                                    Amount    Pct         Pct
                                    ------    ---         ---
                                    ($000)    (%)         (%)
Total Amount of:
 Assets                            $64,189   100.00%     6.40%
 Cash and Cash Equivalents          10,151    15.81%     5.86%
 Mortgage-Backed Securities          7,757    12.08%     0.13%
 Loans Receivable (net)             45,624    71.08%     8.44%

 Deposits                           56,725    88.37%     4.95%
 FHLB Advances/Other Borrowings          0     0.00%      N/M
 Stockholders' Equity                6,469    10.08%    22.55%
 AFS Adjustment                        601     0.94%      N/A

 Avg. Interest-Earning Assets/
  Interest-Bearing Liabilities      110.27%
 Non-Performing Assets/Assets         0.92%
Allowance for Loan Losses as a
 Percent of:
    Total Loans                       1.20%
    Non-Performing Loans(1)          96.40%

 Office Locations                        2

   (1) Or Reserve Coverage Ratio.

Source: Newport Federal's audited financial reports and offering documents.

RP Financial, LC.
Page 1.7

or 82.3 percent of the gross loan portfolio, versus comparative measures of $33.6 million, or 88.2 percent of gross loans outstanding at fiscal year end 1994. The decline was attributable to growth in commercial and consumer lending, despite the growth in single-family residential construction loans. Residential construction increased from $1.5 million, or 4.0 percent of gross loans outstanding, at fiscal year end 1994 to $3.0 million, or 6.3 percent of gross loans outstanding, at June 30, 1997. The Association has not sold or purchased loans over the past five fiscal years, and thus does not maintain a portfolio of loans serviced for others. Non-residential real estate/multi-family loans comprise the next largest segment of the loan portfolio, equaling $3.3 million, or 6.8 percent, of gross loans outstanding, at June 30, 1997, versus comparative measures of $1.2 million, or 3.2 percent of gross loans outstanding, at fiscal year end 1994. Most of the growth in non-residential real estate/multi-family loans was the result of additional lending efforts in the local market area by the Association, comprised of loan secured by churches, restaurants, offices, apartments and other income-producing properties.

      The non-mortgage (or consumer) loan portfolio, consisting primarily of automobile loans, loans on savings deposits, home equity/second mortgage loans, and other consumer loans, also grew since fiscal year end 1994, increasing from $1.7 million, or 4.6 percent of gross loans outstanding, at fiscal year end 1994, to $2.2 million, or 4.6 percent of gross loans outstanding, at June 30, 1997. Consumer loans area originated by the Association as an additional product for customers, and are also attractive due to the higher yield and shorter duration characteristics of these loans.

      The Association's asset quality has generally been good, with non-performing assets dropping to a low of 0.54 percent of total assets at year end 1995. Over the last 18 months the level of non-performing assets has doubled to 0.92 percent of assets, a pronounced increase given that the balance of loans grew by half the amount of total assets over the same period. As a result, the reserve coverage ratio was cut by over 40 percent during the last 18 months, from 169 percent at December 31, 1995 to 98 percent at June 30, 1997. The increase in non-performing assets and the corresponding decline in the reserve coverage ratio coupled with the increased credit risk profile of the loan portfolio, led the Association to establish loan loss provisions in 1997 after two years of no provisions.

RP Financial, LC.
Page 1.8

      The intent of the Association's cash and investments policy is to provide adequate levels of liquid assets required by regulatory authorities and manage cash flow, diversify the earning asset base, obtain yield and, under prior federal income tax law, satisfy certain requirements for favorable tax treatment. Newport Federal anticipates investing the net proceeds from the stock offering into investments with short-term maturities, pending deployment into loans and investments that are consistent with the Association's current lending and investment strategies. Cash and cash equivalents maintained by the Association totaled $3.1 million at June 30, 1997, consisting most of interest-earning deposits in the FHLB ($2.7 million). As of June 30, 1997, the Association's investments portfolio totaled $14.8 million, or 23.1 percent of assets. Except for a small portfolio of municipal bonds (obligations of states and political subdivisions) which are held to maturity, all of the Association's investments are classified as AFS, as shown in Exhibit I-4. The municipal bonds totaled $1.1 million, and consisted entirely of investments in Tennessee municipalities. The $13.8 million AFS investment securities portfolio at June 30, 1997 was concentrated in MBS ($7.8 million), U.S. Government and agency securities ($4.5 million), FHLMC preferred stock ($1.0 million), FHLB stock ($0.5 million), and other investments ($15,000). As of June 30, 1997, Newport Federal maintained a pre-tax unrealized gain on the AFS portfolio of $1.0 million. Investment securities are maintained as AFS to provide flexibility for liquidity and restructuring purposes. The MBS balance increased in fiscal 1994 due to more favorable yield characteristics in comparison to other investment securities, while subsequent to fiscal 1994 the MBS balance has declined through principal reduction.

      As noted earlier, the Association's former headquarters office has been substantially fully depreciated, such that the current book value is less than $800. The Association has no current intentions of selling this office facility, particularly given the location - rather, certain improvements are being contemplated which would increase the book value. There is no recent appraised value of such facility.

      As noted previously, deposits have traditionally met most of the Bank's funding needs, and all of the Bank's deposits are generated through its two office locations. Currently, savings rates offered by Newport Federal are generally in line with the local competition, with CDs accounting for the majority of total deposits. The Association has a portfolio of core deposits totaling approximately 27 percent of deposits, providing a base of lower costing deposits for

RP Financial, LC.
Page 1.9

operations. Newport Federal is authorized to use advances from the FHLB of Cincinnati to supplement other available funds for operations. Such FHLB advances, or other borrowings have not been used by the Association in recent years, as sufficient funds have been available internally.

      Positive earnings over the period translated into an annual capital growth rate of 22.6 percent, and all of the Association's capital is tangible capital. As of June 30, 1997, Newport Federal's equity-to-assets ratio equaled 10.08 percent, including an unrealized net gain (after-tax) of $0.6 million on investment securities maintained as AFS. Local market conditions during the early to mid-1990s were generally conducive to the Association's moderate growth in order to build the capital ratios, which approximated 5.34 percent at year end 1992. The Association maintained capital surpluses relative to all of the regulatory capital requirements at June 30, 1997. The addition of conversion proceeds will serve to strengthen Newport Federal's capitalization.

Income and Expense Trends

      In recent years the Association has experienced strong profitability (see Table 1.2), ranging from a low of 0.74 percent of average assets over the last 12 months to a high of 1.80 percent of average assets in fiscal 1993. For the twelve months ended June 30, 1997, the Association's reported net income of $450,000, equal to 0.74 percent of average assets, was lower than in prior periods primarily due to three large non-recurring expense items: the $317,000 special SAIF assessment (52 basis points pre-tax), the $151,000 cost of establishing the DRP and additional loan loss provisions of $90,000. Consistent with Newport Federal's traditional thrift operating strategy, net interest income and operating expenses represent the major components of core earnings. Until the last 12 month period, non-operating items have had only a minor impact to earnings, while loss provisions and gains(losses) on the sale of assets have had only small impacts on the income statement in recent years. The Association's dollar earnings level and profitability ratios have steadily declined since the 1993 peak due to erosion in the net interest income ratio, as explained more fully below and, during late 1996 and 1997 to date, the impact of the special SAIF assessment, the DRP expense and the additional loan loss reserves. Adjusting for non-operating items, on an after-tax basis, the Association's adjusted, or

                                    Table 1.2
                  Newport Federal Savings and Loan Association
                          Historical Income Statements

                                                                    For the Year Ended December 31,
                                    ------------------------------------------------------------------------------------------------
                                           1992                1993                1994                1995               1996
                                    ------------------  ------------------  ------------------  -----------------  -----------------
                                     Amount     Pct(1)   Amount     Pct(1)   Amount     Pct(1)   Amount    Pct(1)   Amount    Pct(1)
                                     ------     ------   ------     ------   ------     ------   ------    ------   ------    ------
                                     ($000)       (%)    ($000)       (%)    ($000)       (%)    ($000)      (%)    ($000)      (%)
Interest Income                     $ 3,846      8.50%  $ 3,926      7.85%  $ 3,906      7.41%  $ 4,282     7.97%  $ 4,536     7.85%
Interest Expense                     (2,022)    -4.47%   (1,688)    -3.37%   (1,655)    -3.14%   (2,218)   -4.13%   (2,400)   -4.15%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Interest Income                 $ 1,824      4.03%  $ 2,238      4.47%  $ 2,251      4.27%  $ 2,064     3.84%  $ 2,137     3.70%
Provision for Loan Losses              (205)    -0.45%      (99)    -0.20%      (33)    -0.06%        0     0.00%        0     0.00%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Interest Income after
 Provisions                         $ 1,619      3.58%  $ 2,139      4.28%  $ 2,218      4.21%  $ 2,064     3.84%  $ 2,137     3.70%

Other Operating Income              $   110      0.24%  $   112      0.22%  $   129      0.25%  $   140     0.26%  $   153     0.27%
Operating Expense                      (778)    -1.72%     (917)    -1.83%   (1,038)    -1.97%   (1,082)   -2.02%   (1,161)   -2.01%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Operating Income                $   951      2.10%  $ 1,334      2.67%  $ 1,310      2.49%  $ 1,122     2.09%  $ 1,129     1.95%

Gain(Loss) on Sale of Loans and
 Securities                         $     0      0.00%  $(    0)    -0.00%  $(   10)    -0.02%  $    27     0.05%  $(    4)   -0.01%
Directors Retirement Plan                 0      0.00%        0      0.00%        0      0.00%        0     0.00%        0     0.00%
SAIF Special Assessment                   0      0.00%        0      0.00%        0      0.00%        0     0.00%     (317)   -0.55%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Non-Operating Income/Expense    $     0      0.00%  $(    0)    -0.00%  $(   10)    -0.02%  $    27    -0.05%  $(  320)   -0.55%

Net Income Before Tax               $   951      2.10%  $ 1,334      2.67%  $ 1,299      2.47%  $ 1,149     2.14%  $   808     1.40%
Income Taxes                           (436)    -0.96%     (433)    -0.87%     (456)    -0.87%     (435)   -0.81%     (225)   -0.39%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Inc(Loss) Before Extraordinary
 Items                              $   515      1.14%  $   901      1.80%  $   843      1.60%  $   714     1.33%  $   583     1.01%
Cumulative Effect of Change in
 Accounting For Income Taxes        $     0      0.00%  $     0      0.00%  $     0      0.00%        0     0.00%        0     0.00%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
Net Income (Loss)                   $   515      1.14%  $   901      1.80%  $   843      1.60%  $   714     1.33%  $   583     1.01%

Adjusted Earnings
Net Operating Income                $   951      2.10%  $ 1,334      2.67%  $ 1,310      2.49%  $ 1,122     2.09%  $ 1,129     1.95%
Tax Effect (2)                         (381)    -0.84%     (534)    -1.07%     (524)    -0.99%     (449)   -0.84%     (451)   -0.78%
                                    -------     -----   -------     -----   -------     -----   -------    -----   -------    -----
 Adjusted Earnings                  $   571      1.26%  $   800      1.60%  $   786      1.49%  $   673     1.25%  $   677     1.17%
 -----------------

Memo:
 Efficiency Ratio (3)                 40.23%              39.02%              43.60%              49.09%             50.71%
 Return on Equity
  Reported                            22.10%              28.03%              20.92%              14.75%             10.19%
  Adjusted                            24.47%              24.92%              19.50%              13.91%             11.83%
 Effective Tax Rate(4)                45.82%              32.48%              35.13%              37.84%             27.81%

                                        12 Months Ended
                                         June 30, 1997
                                      ------------------
                                       Amount     Pct(1)
                                       ------     ------
                                       ($000)       (%)
Interest Income                       $ 4,826     7.93%
Interest Expense                       (2,568)   -4.22%
                                      -------    -----
Net Interest Income                   $ 2,258     3.71%
Provision for Loan Losses                 (90)   -0.15%
                                      -------    -----
Net Interest Income after
 Provisions                           $ 2,168     3.56%

Other Operating Income                $   126     0.21%
Operating Expense                      (1,176)   -1.93%
                                      -------    -----
Net Operating Income                  $ 1,118     1.84%

Gain(Loss) on Sale of Loans and
 Securities                           $     0     0.00%
Directors Retirement Plan                (151)   -0.25%
SAIF Special Assessment                  (317)   -0.52%
                                      -------    -----
Net Non-Operating Income/Expense      $(  468)   -0.77%

Net Income Before Tax                 $   650     1.07%
Income Taxes                             (200)   -0.33%
                                      -------    -----
Net Inc(Loss) Before Extraordinary
 Items                                $   450     0.74%
Cumulative Effect of Change in
 Accounting For Income Taxes                0     0.00%
                                      -------    -----
Net Income (Loss)                     $   450     0.74%

Adjusted Earnings
Net Operating Income                  $ 1,118     1.84%
Tax Effect (2)                           (447)   -0.73%
                                      -------    -----
 Adjusted Earnings                    $   671     1.10%

Memo:
 Efficiency Ratio (3)                   49.33%
 Return on Equity
  Reported                               7.43%
  Adjusted                              11.07%
 Effective Tax Rate(4)                  30.76%

(1)   Ratios are as a percent of average assets.
(2)   Based on effective tax rate of 40 percent for each year.
(3) Computed as operating expenses (excluding the special SAIF assessment and the cost of the directors retirement plan) as a percent of the sum of net interest income and other operating income (excluding net gains (losses) on sale).
(4) Since the effective tax rate was reduced in recent periods due to the method of determining bad debt deductions and changes in tax law and since the Association's effective tax rate is expected to approximate 40 percent in future years, adjusted earnings reflect an effective tax rate of 40 percent.

Source: Newport Federal's audited financial reports and offering documents. Key financial ratios for the past 5 fiscal years are presented in Exhibit I-3.

RP Financial, LC.
Page 1.11

core, earnings and profitability showed less deterioration, with the decline principally attributable to narrowing interest rate spreads (particularly given the higher funding costs). Thus, despite the relatively rapid growth over the last 18 months, the earnings growth was contained. The Association's return on equity ("ROE") has rapidly declined from over 28 percent in 1993 to approximately 7.4 percent during the last 12 months, given the increased capital levels and the lower earnings levels. Adjusting for net non-operating items, the adjusted, or core, ROE over the last 12 months approximated 11.1 percent. On a post-conversion basis, while profitability should increase, the ROE can be expected to be reduced considerably with the increased capitalization.

      While Newport Federal has maintained a relatively strong net interest income ratio in recent years, the ratio has declined 76 basis points from the 1993 peak of 4.47 percent to 3.71 percent for the most recent 12 months, almost solely attributable to a higher cost of funds (with the biggest increase occurring in 1995), despite the increased IEA/IBL ratio over the period. The Association's interest income has remained relatively stable since fiscal 1993, ranging from 7.85 percent in fiscal 1993 to 7.93 percent of average assets for the most recent twelve month period. Thus, the decline in the net interest margin is thus due to the rising interest expense ratio over the same time period, which was largely attributable to a more competitive marketplace for deposits. Such trends are further illustrated by the Association's historical net interest rate spreads and yields and costs set forth in Exhibit I-5. Newport Federal's yield-cost spread peaked at 4.2 percent during fiscal 1994, and steadily declined to 3.3 percent for the most recent twelve month period, due primarily to rising funding costs.

      Non-interest operating income has been a relatively modest contributor to earnings, reflecting the Association's historical traditional thrift emphasis. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of 0.21 percent of average assets during the twelve months ended June 30, 1997 to 0.26 percent for fiscal 1995. Such income has been limited given the relatively low proportion of transaction accounts and limited revenue diversification activities. Growth in such income is expected to be gradual. Historically, non-operating gains and losses have been limited to gains or losses on the periodic sale of AFS investment securities or MBS (see Table 1.2).

RP Financial, LC.
Page 1.12

      Newport Federal's operating expense ratio has generally trended higher over the last several years (before the special SAIF assessment and the DRP expense), ranging from a low of 1.72 percent of average assets in fiscal 1992 to a high of 2.02 percent of average assets in fiscal 1995. For the twelve months ended June 30, 1997, the Association's operating expense to average assets ratio equaled 1.93 percent. The upward trend exhibited in the operating expense ratio through 1995 was the result of inflationary pressures during a period of limited growth. Over the last 18 months, even as normal operating expenses increased, the ratio as a percent of average assets declined due to interim growth. Further upward pressure will be placed on the Association's operating expense ratio following the conversion, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans.

      Newport Federal's efficiency ratio (see Table 1.2 for definition) of 49.3 percent for the twelve months ended June 30, 1997 was less favorable than during 1992 and 1993 (at roughly 40 percent), particularly given the decline in the level of net interest income. Nevertheless, the Association's current efficiency ratio is in line with industry experience.

      Loan loss provisions have impacted the Association's earnings to various degrees over the last several years, ranging from a low of no loss provisions during fiscal years 1995 and 1996 to a high of 0.45 percent of average assets for fiscal 1992 (when non-performing assets approached 1.9 percent of assets). Loss provisions of $90,000, or 0.15 percent of average assets were established during the most recent twelve month period, with these provisions incurred due to continued growth in the overall loan portfolio, the increased risk profile and the increase in non-performing assets. As of June 30, 1997, the Association maintained an allowance for loan losses of $576,000, equal to 97.6 percent of non-performing assets and 1.26 percent of loans (see Exhibit I-6).

      Newport Federal's effective tax rate has fluctuated from 27.8 percent in fiscal 1996 to 45.8 percent in fiscal 1992. The relatively low effective tax rate posted during fiscal 1996 was due to the effect on deferred taxes of changes in the tax bad debt reserve and methods required to be used to calculate tax bad debt deductions. The effective tax rate for the twelve months ended June 30, 1997 was higher at 30.8 percent, due to the effect of utilizing the six-year moving average method to determine the tax bad debt deductions and other changes as mandated by the Small Business Job Protection Act enacted by Congress in late 1996. The Association believes

RP Financial, LC.
Page 1.13

the effective tax rate will be approximately 40 percent in the future, which can be expected to further reduce the profitability levels.

Interest Rate Risk Management

      Newport Federal attempts to manage exposure to interest rate fluctuations primarily on the asset side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including: (1) originating variable rate mortgage loans for portfolio (both residential and non-residential) as well as short-term construction and consumer loans; and (2) historically maintaining adequate liquidity and capital levels to sustain unfavorable movements in market interest rates. The investment portfolio is primarily classified as AFS, and, thus, could be readily sold if interest rate conditions warrant such action. The diversification into other types of interest rate sensitive lending further supports Newport Federal's management of interest rate risk. As of December 31, 1996, of the total loans due after December 31, 1997, ARM loans comprised 80 percent of those loans. Exhibit I-7 displays the distribution of the Bank's fixed and adjustable rate loans.

      Newport Federal monitors its exposure to interest rate risk using the net portfolio value ("NPV") analysis provided by the OTS on a quarterly basis. Based on financial data as of June 30, 1997, the Association's estimated changes in the NPV was equal to a negative 15 percent in the case of a 200 basis point increase in interest rates. This calculation indicates that the Association's NPV could be adversely affected by increases in interest rates. Although this measure is within the Board-established limits of the Association, Newport Federal is seeking to further reduce exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure. Exhibit I-8 presents the Association's NPV analysis as of June 30, 1997.

Lending Activities and Strategy

      The Association's lending activities have emphasized the origination of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of June 30, 1997, 1-4 family permanent mortgage loans accounted for $39.7 million, or 82.3 percent of total loans outstanding, all originated for portfolio retention.

RP Financial, LC.
Page 1.14

Non-residential real estate/multi-family loans represent the most significant area of lending diversification for Newport Federal. To a lesser extent, the Association's loan portfolio includes diversification into construction loans and consumer loans. The current proportion of 1-4 family permanent loans has declined since fiscal 1994 due to the Association's portfolio diversification efforts. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio by loan type, as of June 30, 1997.

      Newport Federal originates both fixed rate and adjustable rate permanent 1-4 family loans, and in the current interest rate environment, ARMs have accounted for most of the Association's 1-4 family loan volume (during the six months ended June 30, 1997, approximately 88 percent of loan originations had adjustable rate features). The Association's lending policies generally limit the maximum loan-to-value ("LTV") ratio on 1-4 family residential mortgage loans secured by owner-occupied properties to 95 percent of the lesser of the appraised value or purchase price, with private mortgage insurance required on loans with LTVs in excess of 80 percent. The maximum LTV on mortgage loans secured by non-owner-occupied properties generally is limited to 75 percent. Newport Federal generally does not sell loans in the secondary market, however the 1-4 family loans are generally underwritten and documented in accordance with FNMA and FHLMC guidelines. Certain agency requirements with respect to mortgaged properties are not periodically not met, leaving a portion of the Association's residential loan portfolio not saleable.

      ARMs originated by the Association generally have 25 year terms, amortized on a monthly basis. These loans generally are indexed to the weekly average rate on U.S. Treasury securities adjusted to a constant maturity of one year. The interest rate on these loans is typically adjustable annually, often after an initial period of up to five years before the first rate adjustment, with limitations of two percent per adjustment period and six percent over the life of the loan. ARM loans are underwritten and borrowers qualified based on the fully indexed rate. Fixed-rate mortgages are offered with maturities of up to 15 years, with monthly amortization and principal and interest due each month.

      Non-residential and multi-family loans originated by the Association are collateralized by properties in the normal lending territory and consist of loans with balances of less than $500,000, with terms of up to 25 years (the Association's portfolio had a mean balance of

RP Financial, LC.
Page 1.15

$65,000 as of June 30, 1997). These loans generally have annually adjustable interest rates, with limitations on adjustments of two percent per year and maximum LTVs of 75 percent. Consistent with the higher credit risk associated with non-residential and multi-family real estate loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates, and higher origination fees are also charged. Properties securing the non-residential and multi-family loan portfolio include churches, restaurants, offices, apartments and other income-producing commercial properties in the local market area. To minimize risk in this lending area, the Association limits such lending to the local market area to borrowers with whom the Association is familiar. Newport Federal also generally obtains personal guarantees from borrowers.

      Loans for the construction of one- to four family owner-occupied residences are also offered by the Association. Such loans totaled $3.0 million, or 6.3 percent of gross loans receivable, at June 30, 1997, with all loans structured as construction/permanent loans to become permanent loans upon completion of the construction phase. To a lesser extent, Newport Federal offers loans to qualified builders for the construction of 1-4 family residences. Construction/permanent loans are underwritten in accordance with the same requirements as permanent mortgages, except the provision for a six month construction period, and may or may not require monthly interest payments.

      Diversification into non-mortgage loans is currently limited to consumer lending. As of June 30, 1997, consumer loans totaled $2.2 million, or 4.6 percent of gross loans receivable. The Bank offers a variety of types of consumer loans, including automobile loans, loans secured by deposit accounts, home equity loans secured by second mortgages and secured and unsecured personal loans. The most prominent type of consumer loan in the portfolio is automobile. The Bank considers automobile loans attractive due to generally higher yields and shorter terms, despite the higher credit risk. Credit risk is managed by limiting the maximum terms on automobile loans and other security.

      As shown in Exhibit I-10, Newport Federal's overall loan origination volume increased from $10.5 million in 1994 to $13.9 million for the most recent twelve months. Growth in originations has translated into positive loan growth over the past three and one-half fiscal years, as originations exceeded repayments throughout the period. The table highlights the Bank's

RP Financial, LC.
Page 1.16

increased emphasis on commercial real estate, construction and consumer lending, with originations increasing from $3.2 million, or 30.3 percent, of loan originations in fiscal 1994 to $5.5 million, or 40.0 percent of loan originations for the twelve months ended June 30, 1997. To date, the Association has not purchased or sold any loans.

Asset Quality

      Newport Federal's historical 1-4 family lending emphasis has generally served to limit credit quality problems. As of June 30, 1997, Newport Federal's classified assets totaled $646,000, all of which were classified as substandard. As shown in Exhibit I-12, Newport Federal's non-performing assets ratio has shown a certain degree of volatility since fiscal 1994, and increased from 0.63 percent of assets at December 31, 1996 to 0.92 percent at June 30, 1997. Non-performing assets consisted of $549,000 of loans greater than 90 days delinquent and still accruing and $41,000 of real estate owned (no loans were on non-accrual status as of June 30, 1997). As of June 30, 1997, the Association maintained valuation allowances of $576,000, equal to 1.26 percent of gross loans receivable and 97.6 percent of NPAs, a considerable increase from levels in previous years. Classified assets are shown in Exhibit I-13.

Funding Composition and Strategy

      Deposits have consistently been the Association's primary source of funds and at June 30, 1997 deposits account for all of the Association's interest-bearing liabilities. Exhibits I-14 and I-15 provide data pertaining to Newport Federal's deposit composition and costs at fiscal year ends 1994 through 1996 and as of June 30, 1997. Newport Federal's deposit composition has consistently reflected a relatively large concentration of CDs, which totaled $41.3 million, or 72.8 percent of total deposits, and a significant balance of CDs with a maturity of less than one year (over 94 percent of CDs). Jumbo CDs (CDs with balances of $100,000 or more) amounted to $13.8 million, or 33.4 percent of CDs and 24.3 percent of total deposits. Newport Federal typically does not pay a premium rate for higher balance CDs. Since fiscal 1994, CDs have increased in proportion of the deposit base.

      Newport Federal's deposit base also includes a relatively small base of core deposits (passbook accounts, NOW accounts and MMDAs) which totaled $15.4 million, or 27.2 percent

RP Financial, LC.
Page 1.17

of total deposits. Passbook accounts were the largest component of core deposits and totaled $9.7 million, or 17.1 percent of total deposits, at June 30, 1997, followed by NOW accounts totaling $3.9 million, and money market accounts totaling $1.8 million, at 6.87 and 3.23 percent of deposits, respectively.

      Newport Federal has typically not used borrowings as a funding source and the Association maintained no borrowings at June 30, 1997. Newport Federal's deposit growth, internal funding and conversion proceeds are expected to be adequate enough to fund the substantial portion of the Association's lending and investment activities in the intermediate term. If borrowings are needed, the Association has ample borrowing capacity with the FHLB of Cincinnati.

Subsidiary Operations

      The Bank currently has one subsidiary, NFS Service Corporation, the only asset of which is stock in the Association's data processing provider. At June 30, 1997, the aggregate investment in this subsidiary service corporation totaled $15,000.

Legal Proceedings

      Other than the routine legal proceedings that occur in the Association's ordinary course of business, Newport Federal is not involved in litigation which is expected to have a material impact on the Association's financial condition or operations.

RP Financial, LC.
Page 2.1


                                 II. MARKET AREA

Introduction

      Newport Federal conducts operations out of its headquarters office and a branch office in Newport, Cocke County, Tennessee (see Exhibit II-1 for a list of the Association's office locations). Cocke County is located in eastern Tennessee along the North Carolina border, east of the Knoxville, Tennessee metropolitan statistical area ("MSA"). The eastern portion of Cocke County is relatively mountainous, representing the western slope of the Appalachian Mountains, while the western portion of the county is represented by rolling hillsides and more agriculture-related land that is proximate to, and accessible to, major north-south (I-81) and east-west (I-40) interstate transportation routes. In addition, a number of rivers flow westward through Cocke County, forming a tributary of the Tennessee River (French Broad River), which has been impounded into the Douglas Lake, a major regional recreational lake. Newport, the geographic center of the county, contains approximately 7,000 residents or one-fifth of the total countywide population, and serves as the economic and employment center of the county.

      Cocke County represents the Association's primary market area for deposit generation, as most of Newport Federal's depositors are county residents. Lending activities are also concentrated in Cocke County, and, to a lesser extent, in contiguous counties in eastern Tennessee (the presence of the Appalachian Mountains at the eastern end of Cocke County restricts business activities in this area). In general, the Association's offices operate in a market area with a small overall population base, but with increasing levels of population and households. The Cocke County economy, historically based on agriculture, has shifted to manufacturing over the last 30 years. The local economy was impacted by the decline of the manufacturing sector of the economy in the 1980s, and the economy has since diversified into other employment sectors, such as services and wholesale and retail trade (reflecting growth in tourism and the retirement population), although manufacturing remains the largest employment sector.

      Competition from other financial institutions operating in Cocke County includes two large commercial banks (which are subsidiaries of large superregional bank holding companies)

RP Financial, LC.
Page 2.2


and one other small locally-owned commercial bank. The superregional commercial banks, First Union and Union Planters, have a much larger presence than Newport Federal and entered Cocke County through acquisition over the last few years. The Association maintains a market share of approximately 19 percent of overall financial institution deposits in Cocke County. Newport Federal has experienced periodic growth spurts in deposits and market share in recent years due to runoff of deposits at the institutions acquired by out-of-market banks. Such growth has since slowed, which occurred in the first few months following the acquisitions. The Association's growth has been primarily oriented towards CDs given Newport Federal does not have ATMs and does not actively pursue commercial accounts.

      Future business and growth opportunities for Newport Federal will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Association, the relative economic health of the market area and the relative impact on value.

National Economic Factors

      Over the past year, national economic growth has been mixed. Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative 4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage rate that became effective on October 1, 1996. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

RP Financial, LC.
Page 2.3


      While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, and some markets began to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at 5.9 percent, far exceeding analysts' projections.

      Second quarter economic data began to show signs of economic weakening, based on a number of indicators. A lower than anticipated National Association of Purchasing Managers index in April indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May 1997 declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace. Economic data released in August provided mixed signals of economic growth, as a decline in

RP Financial, LC.
Page 2.4


the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a robust economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening.

      Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

      With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late-March.

      Inflation concerns pushed interest rates higher during the first half of April, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused

RP Financial, LC.
Page 2.5


the 30-year bond yield to edge above 7.0 percent in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June. The downward trend in interest rates became more pronounced during July, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by the second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S dollar against the year end mark caused bond prices to tumble. After recovering briefly on the favorable inflation data indicated by July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. During early September 1997, one- and thirty-year U.S. Government bonds were fluctuating in a narrow range. Exhibit II-2 provides historical interest rate trends from 1991 through September 1997.

Market Area Demographics

      Demographic growth trends in the Association's primary market area of Cocke County have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3. Tennessee and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

      The Association's offices are located in a relatively small market area in terms of population, as Cocke County reported a total population of approximately 32,000 as of 1997. Since 1990, Cocke County has experienced increases in population and households in excess of national averages and in line with statewide averages, in part reflecting the diversification of the economy away from agriculture and manufacturing, and illustrating a certain attractiveness to the county for retirement residents given the nearby recreational areas. While the rural nature of the county acts to restrict employment opportunities and leads to below average income levels, the number of residents and households for Cocke County is projected to continue to increase through the year 2002. Similarly, the State of Tennessee is expected to continue to grow in terms of population and households over the next five years.

RP Financial, LC.
Page 2.6


      The rural nature of the primary market area also results in lower income levels in comparison to statewide and national averages. Estimated per capita annual income for 1997 in Cocke County is less than $12,000, almost 29 percent less that statewide averages and approximately two-thirds of the national average of $18,100. Age distribution figures show that the market area county has a higher proportion of residents over 45 years of age (reflecting growth in the retirement population). Income distribution levels are similar to per capita income figures, revealing that the market area county has a higher proportion of lower income households (below $15,000 annually). Median household income levels are approximately 28 percent lower than the state averages and 36 percent less than national averages. While nearly 30 percent of the households fall in the low income category, nearly 70 percent of these households fall below the poverty level. While the higher rates of population and household growth in Cocke County may be expected to provide business opportunities, the overall small market area in terms of population and households and the lower income levels can be expected to limit overall growth opportunities for financial institutions.

Economy

      The economy in Cocke County is generally diversified, represented primarily by manufacturing (27.0 percent of labor force), wholesale and retail trade (22.2 percent), services (18.5 percent), government (11.5 percent) and agriculture (11.2 percent). Table 2.1 displays a list of large employers in Cocke County and Exhibit II-4 presents additional data concerning sources of personal income and employment sectors. As shown in Exhibit II-4, manufacturing has historically been the largest employer, and the number of employees in this sector increased by 32 percent from 1989 to 1994, a time during which the overall employment base increased by 16 percent. Table 2.1 reveals that the manufacturing base is relatively diversified in a number of industries. Wholesale and retail trade employment accounts for approximately 22 percent of the labor force, reflecting the previously mentioned major transportation routes located close to Cocke County. The services sector is represented by employment in health care, retail and other services-related companies. Tourism has also become a more significant part of the Cocke County economy in recent years due to the large geographic portion of Cocke County which is protected land (approximately 30 percent of the county is located within the Cherokee National

RP Financial, LC.
Page 2.7


Forest, the Great Smoky Mountain National Park and Douglas Lake). The tourism industry has promoted whitewater rafting, camping, hiking and other recreational sports in the county. Agriculture is represented by field crops such as tomatoes, tobacco and corn, and animal husbandry in areas such as beef cattle and dairy farms.

                                    Table 2.1
                                 Major Employers

    Employer                               Industry                    Employees
    --------                               --------                    ---------
Gatorade & Van Camps               Food Processor                          700
Falcon Products                    Restaurant & Hospitality Furniture      400
Baptist Hospital of Cocke County   Health Care                             360
Spring Arbor Distributors          Publication Material Distributor        237
Detroit Gasket                     International Gaskets                   222
Sonoco Products Co.                Paperboard Products                     220
LaGrange Molded Products           Car Floor Mats                          217
ACE Products, Inc.                 Industrial Tires                        211
Electro-Voice, Inc.                PA Systems, Speakers                    206
WAL MART                           Retailer                                120
Wood Products                      Wooden Furniture Products               100
Newport Utilities Board            Electricity-Water Distributor            88
Homemakers of Tennessee            Braided Rugs                             85
American Appliance Products        Wire Fabrication                         84
Great Lakes Chemical               Inorganic Chemicals                      83

Source:  Local Area Demographic Information.

      Table 2.2 displays unemployment data in the local market area as of June 1996 and June 1997. The unemployment rates for Cocke County remain above state and national averages, and the employment situation has declined in the most recent twelve month period. The continued growth of the market area places upward pressure on unemployment rates, due to the additional residents moving to the area, although the overall employment base has also increased as shown in
Exhibit II-4.

RP Financial, LC.
Page 2.8


                                    Table 2.2
                         Market Area Unemployment Trends

         Region                      June 1996               June 1997
         ------                      ---------               ---------

         United States                   5.5%                   5.2%
         Tennessee                       5.6                    5.8
         Cocke County                    6.9                    7.1

         Source:  U.S. Bureau of Labor Statistics.

Deposit Trends and Competition

      Newport Federal's market area (defined as Cocke County for deposits), is characterized by the presence of a few locally-based and locally-owned financial institutions, including commercial banks and savings institutions. There are three commercial banks in Cocke County, all of which are larger in overall deposits than Newport Federal.

      Table 2.3 displays deposit market trends for the state of Tennessee and the primary market area from June 30, 1994 to June 30, 1996. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits in part reflecting thrift acquisitions by commercial banks. This trend also reflects in part the impact of disintermediation by other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies.

      Deposit trends in Cocke County exhibited a lower rate of deposit increase, as total deposits increased by 4.4 percent annually over the two year period. The increase in deposits was recorded by commercial banks, while savings institutions lost deposits at a rate of 0.8 percent annually. The rate of deposit growth in Cocke County, lower than statewide averages, reflects in part the rural market area and alternative investment options for customers. Newport Federal recorded greater increases in deposits than its competitors, reflecting the previously referenced runoff following local acquisitions by out-of-market banks. This has resulted in an increase in deposit market share since June 30, 1994.

                ------------------------------------------------
                                    Table 2.3
                  Newport Federal Savings and Loan Association
                                 Deposit Summary
                ------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                         As of June 30,
                            ------------------------------------------------------------------------
                                           1994                                    1996
                            ----------------------------------     -----------------------------------     Deposit
                                            Market   Number of                        Market   No. of     Growth Rate
                            Deposits         Share    Branches       Deposits         Share   Branches     1994-1996
                            --------         -----    --------       --------         -----   --------     ---------
                                                       (Dollars In Thousands)                                 (%)
A. Deposit Summary
   State of Tennessee       52,065,254       100.0%    1,794        $58,094,074       100.0%    1,832         5.6%
       Commercial Banks     46,709,326        89.7%    1,641         53,365,802        91.9%    1,719         6.9%
       Savings and Loans     5,355,928        10.3%      153          4,728,272         8.1%      113        -6.0%

    Cocke County              $248,355       100.0%       12           $270,782       100.0%       10         4.4%
      Commercial Banks         175,471        70.7%        8            199,070        73.5%        7         6.5%
      Savings and Loans         72,884        29.3%        4             71,712        26.5%        3        -0.8%
        Newport FS&LA           46,718        18.8%        2             51,647        19.1%        2         5.1%

Source: FDIC, OTS.

---------------------------------------------------------------------------------------------------------------------

RP Financial, LC.
Page 2.10


Summary

      The Association's current market share, rural market served, two office locations and intensity of local competition is expected to limit growth potential to a moderate pace. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

      This chapter presents an analysis of Newport Federal's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Newport Federal is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Newport Federal, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; assets growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Selection of Peer Group

      The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since the stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

      Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally or regionally-based institutions with comparable resources, strategies and financial characteristics. Since there are only just over 400 publicly-traded institutions nationally, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that

RP Financial, LC.
Page 3.2


differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.

      In deriving the Association's Peer Group, RP Financial's selection criteria initially focused on selecting comparable regional institutions. In selecting the Peer Group institutions conforming with the criteria mentioned above, we considered the most appropriate candidates to be smaller, highly capitalized thrifts with generally traditional strategies and operating in small urban or rural markets in the southeast and the midwest. In this regard, we restricted the Peer Group candidates to those with less than $200 million in assets and market capitalization under $50 million, equity to assets over 12 percent and strong core profitability (generally over 1.0 percent). The one institution not meeting the core profitability parameter was based in nearby Bristol, Tennessee, so we elected to retain Twin City Bancorp in the Peer Group.

      This selection process led to a Peer Group comprised of 19 institutions. Table 3.1 shows the general characteristics of each of the 19 Peer Group companies and Exhibit III-2 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. All but one of the Peer Group companies have completed their stock conversions in the 1990s.

      While there are expectedly some differences between the Peer Group companies and Newport Federal, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Newport Federal's financial condition, income and expense trends, loan composition, interest rate and credit risk versus the Peer Group as of the most recent publicly available date. A brief introduction to each Peer Group member appears below, ordered by descending asset size.

      Northeast Indiana Bancorp of IN (NEIB). NEIB, with $176 million in assets and 3 offices, operating in a small city in northeast Indiana, maintains a relatively high loans/deposits ratio, in part attributable to extensive utilization of borrowed funds, and has pursued somewhat greater loan diversification.

      Community Financial Corp. of VA (CFFC). CFFC, with $175 million in assets and 3 offices, operating in a relatively rural market in central Virginia, maintains a relatively high loans/deposits ratio, in part attributable to extensive utilization of borrowed funds, and has pursued greater income property lending.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)

NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     176        3   12-31   06/95  17.00     30
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  21.75     28
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173        2   06-30   03/93  23.50     42
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  24.25     43
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.87     29
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     164        6   06-30   12/93  24.00     26
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  25.25     29
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     131        3   06-30   07/93  22.00     34
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.75     32
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.75     12
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.44     41
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.63     23
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  15.75     20
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  18.62     36
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  19.00     18
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  23.00     16
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.50     15
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8

      NOTES: (1) Or most recent date available (M=March, S=September,
                 D=December, J=June, E=Estimated, and P=Pro Forma)

             (2) Operating strategies are: Thrift=Traditional Thrift,
                 M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

             (3) FDIC savings bank institution.

      Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

      Date of Last Update: 09/18/97

RP Financial, LC.
Page 3.4


      Marion Capital Holdings of IN (MARN). MARN, with $173 million in assets and 2 offices, operating in a relatively small market in central Indiana, maintains a relatively high loans/deposits ratio, and has pursued greater income property lending.

      Texarkana First Financial Corp of AR (FTF). FTF, with $171 million in assets and 5 offices, operating in a relatively small market in southwest Arkansas, maintains a relatively high loans/deposits ratio, and has pursued somewhat greater loan diversification.

      Southern Missouri Bancorp of MO (SMBC). SMBC, with $166 million in assets and 8 offices, operating in rural southern Missouri, maintains a similar high level of cash and investments/MBS and has a similar loan mix.

      First Bancshares of MO (FBSI). FBSI, with $164 million in assets and 6 offices, operating in rural southwest Missouri, has a relatively high loans/deposits ratio, partially attributable to funding with borrowings, and has pursued greater loan diversification.

      Bedford Bancshares of VA (BFSB). BFSB, with $135 million in assets and 3 offices, operating in rural southern Virginia, has a relatively high loans/deposits ratio, partially attributable to funding with borrowings, and has pursued somewhat greater loan diversification.

      FFBS Bancorp of MS (FFBS). FFBS, with $131 million in assets and 3 offices, operating in rural southern Mississippi, has a similar loans/deposits ratio, and has pursued somewhat greater loan diversification.

      Harrodsburg First Financial Bancorp (HFFB). HFFB, with $109 million in assets and 2 offices, operating in rural central Kentucky, has a similar loans/deposits ratio and loan mix.

      Twin City Bancorp of TN (TWIN). TWIN, with $107 million in assets and 3 offices, operating in a relatively small city market in Tennessee, has a similar loans/deposits mix, but has pursued much greater loan diversification, particularly commercial business lending.

      KS Bancorp of NC (KSAV). KSAV, with $106 million in assets and 3 offices, operating in rural central North Carolina, has a relatively high loans/deposits ratio and relatively limited loan diversification.

      Stone Street Bancorp of NC (SSM). SSM, with $106 million in assets and 2 offices, operating in relatively rural central North Carolina, has a relatively high loans/deposits ratio, and has a similar loan mix.

      FFD Financial Corp of OH (FFDF). FFDF, with $85 million in assets and 1 office, operating in a small market in northeast Ohio, has a relatively high level of cash and

RP Financial, LC.
Page 3.5


      investments and MBS, partially funded through borrowings utilization, and has pursued relatively limited loan diversification.

      Logansport Financial Corp of IN (LOGN). LOGN, with $83 million in assets and 1 office, operating in a relatively rural market of northern Indiana, has a similar loans/deposits ratio and pursued greater loan diversification, particularly commercial business loans.

      Scotland Bancorp of NC (SSB). SSB, with $69 million in assets and 2 offices, operating in a rural market in southern North Carolina, has a similar loans/deposits ratio and a similar loan mix.

      CKF Bancorp of KY (CKFB). CKFB, with $61 million in assets and 1 office, operating in a rural market in central Kentucky, has a relatively high loans/deposits ratio, and has pursued somewhat greater loan diversification, particularly income property lending.

      South Carolina Community Bancshares of SC (SCCB). SCCB, with $46 million in assets and 1 office, operating in a rural market in central South Carolina, has a relatively similar loans/deposits ratio and a similar loan mix.

      First Lancaster Bancshares of KY (FLKY). FLKY, with $40 million in assets and 1 office, operating in rural central Kentucky, has a relatively high loans/deposits ratio, partially funded by borrowings, and has a similar loan mix.

      London Financial Corp of OH (LONF). LONF, with $38 million in assets and 1 office, operating in rural central Ohio, has a similar loans/deposits ratio and somewhat greater loan diversification.

          In the aggregate, the Peer Group companies are more highly capitalized than the industry average, and, despite higher profitability on a core basis, have a lower core return on equity ratio. Overall, the Peer Group's pricing ratios are: lower than average in terms of reported and tangible book value ratio; higher on an earnings multiple basis; and higher on an assets ratio basis, relative to all publicly-traded thrifts, as summarized below.

RP Financial, LC.
Page 3.6

                                                As of September 12, 1997
                                                ------------------------
                                                                     All
                                                                  Publicly-
                                                 Peer              Traded
                                                 Group           Thrifts(2)
                                                 -----           ----------
    Key Financial Ratios
    --------------------
    Equity/Assets                                20.88%             12.90%
    Tangible Equity/Assets                       20.88              12.66
    Core Return on Assets ("ROA")(3)              1.30               0.85
    Core Return on Equity ("ROE")(3)              6.47               7.51

    Key Pricing Ratios (Averages)
    -----------------------------
    Price/Book Ratio ("P/B")                    120.48%            144.36%
    Price/Tangible Book Ratio ("P/TB")          120.49             148.03
    Price/Core Earnings Multiple ("P/E")(3)      18.72x             18.79x
    Price/Assets Ratio ("P/A")                   25.26%             17.61%

    (1)   Excludes institutions in MHC form and subject to acquisition.
    (2)   Excludes institutions subject to acquisition.
    (3) Adjusted to omit non-operating items (including the special SAIF assessment) on an after-tax basis and extraordinary items.

      The following comparative analyses are based on the latest publicly-available financial information for both the Association and the Peer Group, which is as of or for the most recent 12 months, principally June 30, 1997. The Association's balance sheet growth rates are annualized for the 18 month period from December 31, 1995 to June 30, 1997.

Financial Condition

      The Association is smaller than the average Peer Group member, but during the past 18 months, the Association experienced faster asset growth than the average growth experienced by the Peer Group. During this period the Association realized the benefit of local acquisitions and branch closings. Going forward, the Association expects its deposit growth to decline to more in line with its earlier historical experience, which may approximate the Peer Group's average growth rate for deposits of roughly three percent. Most of the Peer Group members experienced faster asset growth than deposit growth over the most recent twelve month period, funded through increased utilization of borrowed funds. The Peer Group's growth in the loan and MBS portfolio of more than 11 percent exceeded the Association's growth of 7.3 percent. As a result,

RP Financial, LC.
Page 3.7


the Association's cash and investments increased rapidly, while the Peer Group's balance, on average, declined by 8.9 percent. (Note: Data fields designated "NM" or "not meaningful" in the growth section of Table 3.2, representing growth in excess of 100 percent, are excluded from averages.)

      The Peer Group is better capitalized than the Association on a pre-conversion basis on both a reported and tangible capital basis, and like the Association all Peer Group members meet the FDICIA "well-capitalized" standards. Specifically, the Association's current reported and tangible capital levels of
10.1 and 10.1 percent of assets, respectively, fall below the Peer Group's reported and tangible capital levels of 20.9 and 20.9 percent, respectively. The Association's pro forma capital is anticipated to exceed the Peer Group's average and will provide greater leverage potential than the Peer Group, although in the intermediate term the higher capital will lead to a disadvantage in terms of ROE. The Association's tangible equity the past year grew more quickly than the average Peer Group member given (a) the Association's lower capitalization currently and (b) the various capital management strategies employed by the Peer Group, particularly dividends and stock repurchases.

      The Association's IEA position (including cash and equivalents) of 99.0 percent of assets exceeds the Peer Group average of 97.5 percent since the Association has a lower proportion of fixed and other assets. The Association has a higher level of cash and investments and a higher proportion of MBS than the Peer Group average. The Association maintains a lower proportion of loans/assets than the Peer Group, based on measures of 71.1 and 78.6 percent, respectively.

      The Association like the Peer Group now classifies the majority of investment securities and MBS as AFS.

      The Association's IBL ratio of 88.4 percent of assets is higher than the Peer Group's ratio of 77.5 percent, reflecting the Association's lower capitalization. On a post-conversion basis, this relationship can be expected to be reversed with the infusion of new capital and the extent to which deposits are withdrawn to fund stock purchases. Currently, the Association's funding liabilities are composed entirely of deposits. The Peer Group's borrowings/assets ratio approximated 7.0 percent.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                               As of June 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------

Newport FS&LA of Newport TN
---------------------------
  June 30, 1997                           15.8   71.1   12.1     88.4      0.0     0.0     10.1      0.0    10.1       0.0

SAIF-Insured Thrifts                      18.1   67.3   11.4     70.8     14.9     0.2     12.5      0.2    12.2       0.0
Comparable Group Average                  14.6   78.6    4.3     70.5      7.0     0.0     20.9      0.0    20.9       0.0
  Mid-West Companies                      13.5   78.1    5.8     67.7      9.5     0.0     21.6      0.0    21.6       0.0
  South-East Companies                    15.7   79.1    2.7     73.6      4.2     0.0     20.1      0.0    20.1       0.0

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY           6.7   90.9    0.7     69.4      5.3     0.0     24.0      0.0    24.0       0.0
FFDF  FFD Financial Corp. of OH(1)        15.2   62.2   21.0     64.1     10.1     0.0     24.7      0.0    24.7       0.0
FBSI  First Bancshares of MO              14.9   81.8    0.5     71.8     14.4     0.0     13.5      0.0    13.5       0.0
FLKY  First Lancaster Bncshrs of KY(1)    11.0   86.1    1.4     54.3     10.3     0.0     34.2      0.0    34.2       0.0
HFFB  Harrodsburg 1st Fin Bcrp of KY      25.1   73.6    0.1     72.0      0.0     0.0     26.9      0.0    26.9       0.0
LOGN  Logansport Fin. Corp. of IN         14.2   71.5    9.7     72.6      5.4     0.0     19.2      0.0    19.2       0.0
LONF  London Financial Corp. of OH        11.7   77.1    9.6     77.4      2.1     0.0     19.7      0.0    19.7       0.0
MARN  Marion Capital Holdings of IN        7.2   85.4    0.0     70.3      4.7     0.0     22.5      0.0    22.5       0.0
NEIB  Northeast Indiana Bncrp of IN        9.6   88.3    0.0     49.8     34.6     0.0     15.2      0.0    15.2       0.0
SMBC  Southern Missouri Bncrp of MO(1)    19.8   63.6   14.6     75.0      8.2     0.0     15.7      0.0    15.7       0.0

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA            12.2   85.3    0.4     73.9     10.7     0.0     14.2      0.0    14.2       0.0
CFFC  Community Fin. Corp. of VA           9.0   88.2    0.0     66.8     18.2     0.0     13.7      0.0    13.7       0.0
FFBS  FFBS Bancorp of Columbus MS         21.4   70.9    5.6     79.4      0.0     0.0     19.2      0.0    19.2       0.0
KSAV  KS Bancorp of Kenly NC              11.0   85.0    1.3     79.0      6.6     0.0     13.5      0.0    13.5       0.0
SCCB  S. Carolina Comm. Bnshrs of SC(1)   20.0   77.0    0.1     73.3      0.0     0.0     26.0      0.0    26.0       0.0
SSB   Scotland Bancorp of NC              28.1   69.0    0.6     61.1      0.0     0.0     37.0      0.0    37.0       0.0
SSM   Stone Street Bancorp of NC          14.7   81.0    2.5     62.9      0.0     0.0     28.9      0.0    28.9       0.0
FTF   Texarkana Fst. Fin. Corp of AR      11.7   84.1    1.8     81.8      0.9     0.0     15.7      0.0    15.7       0.0
TWIN  Twin City Bancorp of TN             13.1   71.4   12.1     84.2      0.9     0.0     12.9      0.0    12.9       0.0

                                                   Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ------------------------------------------------------------    --------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                          Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                          ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------

Newport FS&LA of Newport TN
---------------------------
  June 30, 1997                             12.13    49.07     7.29     11.73     0.00   12.84   12.84         9.19   9.19    22.45

SAIF-Insured Thrifts                        12.23     9.06    13.10      8.43    17.19    0.64   -0.10        10.85  10.91    22.56
Comparable Group Average                     6.23    -8.91    11.09      3.17    10.69   -4.87   -4.86        17.87  18.54    33.47
  Mid-West Companies                         6.84    -7.42    11.30      0.61    32.96   -7.40   -7.39        18.85  18.85    35.19
  South-East Companies                       5.56   -10.57    10.85      6.02   -17.13   -2.62   -2.62        16.62  18.20    31.76

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY             3.54     0.42     3.69      0.39       NM   -6.80   -6.80        20.96  20.96    36.66
FFDF  FFD Financial Corp. of OH(1)          11.98   -39.04    34.68    -18.53       NM      NM      NM        15.80  15.80    34.10
FBSI  First Bancshares of MO                14.13    21.34    12.70     11.07    73.77   -6.41   -6.38           NM     NM       NM
FLKY  First Lancaster Bncshrs of KY(1)      14.66    38.39    14.52    -17.18    19.96      NM      NM        31.06  31.06    58.13
HFFB  Harrodsburg 1st Fin Bcrp of KY        -0.57   -16.40     6.22      0.72       NM   -4.85   -4.85        21.10  21.10    43.05
LOGN  Logansport Fin. Corp. of IN            7.72   -11.94    10.00     10.28       NM  -19.48  -19.48        19.26  19.26    35.88
LONF  London Financial Corp. of OH           2.83   -15.46     6.00      2.80       NM   -5.36   -5.36        15.60  15.60    30.10
MARN  Marion Capital Holdings of IN         -2.51   -44.48     3.38     -3.56    31.85   -5.89   -5.89        20.56  20.56    32.25
NEIB  Northeast Indiana Bncrp of IN         14.39     0.74    16.25     18.16    22.01   -8.07   -8.07        12.68  12.68    21.49
SMBC  Southern Missouri Bncrp of MO(1)       2.28    -7.76     5.62      1.99    17.18   -2.31   -2.31        12.61  12.61    25.01

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA              11.23     4.72    12.14      6.29    81.25    3.52    3.52        12.45  12.45    22.92
CFFC  Community Fin. Corp. of VA            10.44    29.00     9.33      6.58    28.00    7.86    7.86        11.61  11.61    17.48
FFBS  FFBS Bancorp of Columbus MS            4.42   -22.28    16.26      4.42       NM    2.04    2.04        16.20  16.20    29.90
KSAV  KS Bancorp of Kenly NC                13.45   -11.40    17.43     10.33       NM    3.74    3.79           NM     NM    13.18
SCCB  S. Carolina Comm. Bnshrs of SC(1)      5.27   -10.59     9.17      9.13       NM   -4.02   -4.02        23.20  23.20    48.90
SSB   Scotland Bancorp of NC                -1.43   -21.71     9.61      1.87  -100.00    4.14    4.14           NM  29.27    58.40
SSM   Stone Street Bancorp of NC            -1.74   -38.64     9.43     -2.44       NM  -20.12  -20.12        25.34  25.34    46.98
FTF   Texarkana Fst. Fin. Corp of AR         4.45   -27.89    10.74      8.93       NM  -18.57  -18.57        15.69  15.69    26.24
TWIN  Twin City Bancorp of TN                3.92     3.70     3.52      9.04   -77.78   -2.22   -2.22        11.87  11.87    21.80

(1)   Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9


      The Association's IEA/IBL ratio of 111.99 percent, is lower than Peer Group's ratio of 125.81 percent, largely due to the Association's lower current capitalization. The strengthened capital position from conversion, the partial withdrawal of funds to purchase conversion stock and the reinvestment of proceeds in IEA should enhance the Association's comparative financial strength and improve earnings power.

Income and Expense Trends

      Reported profitability for the past 12 months approximated 0.74 and 1.07 percent of average assets for the Association and the Peer Group, respectively (see Table 3.3). The Association's lower profitability not only reflects the impact of the one-time special assessment also paid by the other members of the Peer Group, but also reflected the DRP expense. On a core earnings basis, which excludes the SAIF assessment as well as other net non-operating items on an after-tax basis, the Association's 1.10 percent profitability was comparable to the Peer Group's core profitability of 1.30 percent of average assets.

      As described in greater detail below, while the bottom lines are comparable, the earnings composition of the Association and the Peer Group are somewhat different.

      Net Interest Income

            The Association's interest income ratio of 7.93 percent of average assets was well above the Peer Group average of 7.60 percent, reflecting the Association's higher yield on assets than the Peer Group (8.10 percent and 7.79 percent, respectively). Following reinvestment of conversion proceeds, the Association's interest income ratio can be expected to increase although yields may be diluted as such funds are initially invested into short- to intermediate-term securities.

            The Association's 11 basis point disadvantage in the net interest income ratio was primarily attributable to a higher interest expense ratio arising from an unfavorable IEA/IBL ratio. The Association's interest expense ratio was 45 basis points higher than the Peer Group's, despite the Association's lower cost of funds (4.70 percent versus 4.89 percent for the Peer Group). Following conversion, the expense ratio is expected to decline.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997

                                                    Net Interest Income                   Other Income                G&A/Other Exp.
                                                ----------------------------           -------------------          ----------------
                                                                      Loss     NII                            Total
                                         Net                         Provis.  After    Loan   R.E.   Other    Other    G&A  Goodwill
                                       Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income  Expense  Amort.
                                       ------  ------ ------- ------ ------- -------   ----  -----   ------  ------  ------- -------

Newport FS&LA of Newport TN
---------------------------
  June 30, 1997                          0.74    7.93    4.22   3.71   0.15    3.56    0.00   0.00    0.21     0.21    1.93    0.00

SAIF-Insured Thrifts                     0.65    7.38    4.10   3.28   0.14    3.14    0.12   0.01    0.30     0.42    2.22    0.02
Comparable Group Average                 1.07    7.60    3.77   3.82   0.06    3.77    0.07   0.00    0.17     0.23    2.01    0.00
  Mid-West Companies                     1.06    7.46    3.81   3.66   0.03    3.62    0.03  -0.02    0.15     0.16    1.95    0.00
  South-East Companies                   1.08    7.74    3.74   4.00   0.08    3.93    0.11   0.01    0.20     0.32    2.08    0.00

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY         1.80    7.48    3.75   3.72   0.00    3.72    0.09  -0.07    0.01     0.03    1.72    0.00
FFDF  FFD Financial Corp. of OH(1)       0.77    6.84    3.54   3.30   0.00    3.30    0.00   0.00    0.06     0.06    1.75    0.00
FBSI  First Bancshares of MO             0.91    7.51    4.17   3.34   0.05    3.29    0.01   0.04    0.29     0.34    1.92    0.01
FLKY  First Lancaster Bncshrs of KY(1)   1.15    8.11    3.60   4.51   0.04    4.47    0.00  -0.01    0.00    -0.01    2.30    0.00
HFFB  Harrodsburg 1st Fin Bcrp of KY     1.03    7.09    3.51   3.58   0.02    3.56    0.00   0.00    0.09     0.09    1.58    0.00
LOGN  Logansport Fin. Corp. of IN        1.17    7.45    3.67   3.78   0.02    3.76    0.00   0.00    0.16     0.16    1.58    0.00
LONF  London Financial Corp. of OH       0.66    7.52    3.84   3.67   0.00    3.67    0.00   0.00    0.19     0.19    2.39    0.00
MARN  Marion Capital Holdings of IN      1.39    7.84    3.83   4.01   0.03    3.98    0.05  -0.16    0.16     0.05    1.99    0.00
NEIB  Northeast Indiana Bncrp of IN      1.03    7.80    4.25   3.55   0.13    3.42    0.09   0.00    0.20     0.28    1.74    0.00
SMBC  Southern Missouri Bncrp of MO(1)   0.71    7.03    3.91   3.12   0.05    3.07    0.03   0.05    0.33     0.41    2.48    0.00

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA           1.01    7.74    3.87   3.87   0.08    3.79    0.30   0.00    0.23     0.52    2.29    0.00
CFFC  Community Fin. Corp. of VA         1.01    7.84    4.00   3.84   0.10    3.73    0.01   0.00    0.34     0.35    2.05    0.00
FFBS  FFBS Bancorp of Columbus MS        1.16    7.41    3.74   3.68   0.00    3.68    0.14   0.00    0.35     0.50    1.95    0.00
KSAV  KS Bancorp of Kenly NC             0.96    8.14    4.31   3.83   0.03    3.80    0.00   0.05    0.14     0.20    1.97    0.01
SCCB  S. Carolina Comm. Bnshrs of SC(1)  0.82    7.70    3.65   4.05   0.00    4.05    0.00   0.00    0.15     0.15    2.32    0.00
SSB   Scotland Bancorp of NC             1.41    7.42    2.86   4.56   0.03    4.52    0.00   0.00    0.10     0.10    1.97    0.00
SSM   Stone Street Bancorp of NC         1.43    7.81    3.18   4.63   0.06    4.57    0.02   0.00    0.12     0.14    2.02    0.00
FTF   Texarkana Fst. Fin. Corp of AR     1.41    7.91    4.08   3.83   0.00    3.83    0.18   0.01    0.24     0.44    1.56    0.00
TWIN  Twin City Bancorp of TN            0.54    7.70    3.94   3.76   0.41    3.35    0.32   0.05    0.10     0.47    2.61    0.00

                                           Non-Op. Items     Yields, Costs, and Spreads
                                          --------------     -------------------------
                                                                                             MEMO:     MEMO:
                                             Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                          ------- -------     --------- -------- ------ ----------  --------

Newport FS&LA of Newport TN
---------------------------
  June 30, 1997                             -0.77   0.00        8.10      4.70     3.40     3,569      30.77

SAIF-Insured Thrifts                        -0.31   0.00        7.44      4.67     2.77     4,566      36.87
Comparable Group Average                    -0.34   0.00        7.79      4.89     2.90     4,797      34.89
  Mid-West Companies                        -0.26   0.00        7.67      4.95     2.71     5,239      32.35
  South-East Companies                      -0.43   0.00        7.94      4.82     3.11     4,306      37.72

Comparable Group
----------------

Mid-West Companies
------------------
CKFB  CKF Bancorp of Danville KY             0.72   0.00        7.61      5.10     2.51     7,602      34.33
FFDF  FFD Financial Corp. of OH(1)          -0.45   0.00        6.95      4.64     2.31     5,330      33.54
FBSI  First Bancshares of MO                -0.29   0.00        7.72      4.91     2.81     2,645      35.69
FLKY  First Lancaster Bncshrs of KY(1)      -0.40   0.00        8.27      5.31     2.96     5,056      34.43
HFFB  Harrodsburg 1st Fin Bcrp of KY        -0.49   0.00        7.18      4.90     2.28     7,263      34.55
LOGN  Logansport Fin. Corp. of IN           -0.54   0.00        7.70      4.79     2.91     6,396      36.07
LONF  London Financial Corp. of OH          -0.51   0.00        7.63      4.89     2.74     4,249      31.77
MARN  Marion Capital Holdings of IN         -0.41   0.00        8.44      5.13     3.31     5,590      14.12
NEIB  Northeast Indiana Bncrp of IN         -0.27   0.00        7.96      5.12     2.84     4,408      38.76
SMBC  Southern Missouri Bncrp of MO(1)       0.02   0.00        7.18      4.73     2.45     3,853      30.28

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA              -0.43   0.00        7.91      4.58     3.33     3,763      36.66
CFFC  Community Fin. Corp. of VA            -0.41   0.00        8.08      4.70     3.38     4,177      37.48
FFBS  FFBS Bancorp of Columbus MS           -0.47   0.00        7.58      4.70     2.88     4,218      34.19
KSAV  KS Bancorp of Kenly NC                -0.42   0.00        8.37      5.06     3.30     3,659      39.85
SCCB  S. Carolina Comm. Bnshrs of SC(1)     -0.43   0.00        7.90      5.09     2.81     5,157      43.21
SSB   Scotland Bancorp of NC                -0.45   0.00        7.57      4.62     2.95     4,963      35.88
SSM   Stone Street Bancorp of NC            -0.43   0.00        7.96      5.05     2.91     5,895      36.69
FTF   Texarkana Fst. Fin. Corp of AR        -0.50   0.00        8.10      4.99     3.10     4,896      36.33
TWIN  Twin City Bancorp of TN               -0.33   0.00        7.96      4.62     3.34     2,025      39.18

(1)   Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11


            On balance, the Association's net interest income ratio can be expected to increase moderately on a post-conversion basis, and will diminish the current disadvantage.

      Provisions for Loan Losses

            During the last 12 months, the Association's provision for loan losses was higher than the Peer Group average, 0.15 and 0.06 percent of average assets, respectively. Given the Association's higher non-performing assets and loan loss allowances as a percent of loans receivable, the reserve coverage ratios are similar.

      Non-Interest Income

            The Association reported a reasonably comparable level of non-interest operating income as the Peer Group, based on levels of 0.21 percent and 0.23 percent of average assets, respectively. The Peer Group's sources of non-interest operating income are similar to the Association's. Overall, neither the Association nor the Peer Group rely heavily on non-interest operating income as a source of earnings.

      Operating Expenses

            The Association reported lower operating expenses than the Peer Group, based on measures of 1.93 and 2.01 percent of average assets, respectively (excluding the DRP expense and the special SAIF assessment). The Association's lower operating expense ratio reflects lower depreciation expense despite a lower assets per full time equivalent employee ($3.6 and $4.8 million, respectively). Following the conversion transaction, the Association's operating expenses can be expected to increase with the incorporation of stock benefit plans and the additional costs of operating as a public company.

      Net Non-Operating Items

            The Association's net non-operating loss (including the special SAIF assessment) was higher than the Peer Group's, on average, given the Association's one-time DRP expense.

RP Financial, LC.
Page 3.12


      Efficiency Ratio

            The Association and the Peer Group operate with very similar efficiency ratios (operating expenses, excluding the DRP expense and the special SAIF assessment, as a percent of the sum of net interest income before loan loss provisions and other operating income) than the Peer Group, 49.2 and 49.6 percent, respectively. The Association's efficiency ratio is not expected to significantly improve on a post-conversion basis.

      Income Taxes

            The Association's effective tax rate of 30.8 percent was lower than the Peer Group's average effective tax rate of 34.9 percent. Going forward, the Association's effective statutory federal and state tax rate is expected to approximate 40 percent, which can be expected to depress profitability relative to the Peer Group.

Loan Composition

      Perhaps one of the greatest differences between the Association and the Peer Group is loan composition, with the Association not only a lower ratio of loans/assets but also a slightly less diversified loan portfolio than the Peer Group (Table 3.4). The Association's portfolio is dominated by single family residential mortgages and MBS (nearly 85 percent of total loans and MBS), underscoring its traditional strategy, versus over 79 percent for the Peer Group. The Peer Group has a higher proportion of multi-family/commercial real estate and commercial business loans than the Association. The Peer Group has a very limited portfolios of loans serviced for others while the Association has none.

      The Association has a comparable balance of construction and land loans in portfolio as the Peer Group, based on measures of 5.4 and 5.6 percent, respectively, of total loans and MBS. The Association's consumer loan portfolio is somewhat greater than that for the Peer Group, both relatively small, representing approximately 4.0 and 1.4 percent, respectively.

      The Association's comparatively lower risk-weighted assets/assets ratio relative to the Peer Group, measured at 43.4 and 54.8 percent, respectively, are indicative of the Association's lower proportion of loans to assets as well as a lower level of fixed and other assets.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                               As of June 30, 1997

                                           Portfolio Composition as a Percent of MBS and Loans
                                        ---------------------------------------------------------
                                                    1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced     Servicing
Institution                               MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others   Assets
-----------                             ------    ------    ------    ------    ------    --------  ------    ----------   ------
                                          (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)   ($000)
Newport FS&LA of Newport TN               13.86     70.90      5.41      5.87      0.00      3.96     43.37            0        0

SAIF-Insured Thrifts                      15.27     61.64      5.27     11.74      6.51      1.71     51.94      406,472    2,933
Comparable Group Average                   5.04     74.26      5.62      9.74      5.67      1.42     54.76        6,778       30

Comparable Group
----------------

BFSB  Bedford Bancshares of VA             0.44     74.18     12.64      5.45      7.65      2.82     56.43        2,694        0
CKFB  CKF Bancorp of Danville KY           0.01     78.68      4.12     14.36      4.82      0.68     57.69            0        0
CFFC  Community Fin. Corp. of VA           0.00     63.50      3.72     26.84      5.34      1.64     68.69       10,513        7
FFBS  FFBS Bancorp of Columbus MS          2.74     69.36      5.75     10.36      9.88      1.95     54.06          359        0
FFDF  FFD Financial Corp. of OH(1)        23.02     72.12      2.41      3.43      0.84      0.00     42.97            0        0
FBSI  First Bancshares of MO               0.76     77.27      8.25      7.29      5.58      2.39     61.61           18        0
FLKY  First Lancaster Bncshrs of KY(1)     1.85     88.54      6.85      3.57      0.71      0.00      0.08            0        0
HFFB  Harrodsburg 1st Fin Bcrp of KY       0.13     85.52      5.35      8.47      2.93      0.68     49.48            0        0
KSAV  KS Bancorp of Kenly NC               1.73     91.60      5.31      1.00      0.35      0.00    104.69            0        0
LOGN  Logansport Fin. Corp. of IN          9.85     64.70      2.21      7.98     15.31      0.00     54.44            0        0
LONF  London Financial Corp. of OH        12.94     69.79      8.24     11.50      2.21      0.61     51.33            0        0
MARN  Marion Capital Holdings of IN        0.02     61.11      5.43     33.55      2.43      0.00     65.01       33,172        0
NEIB  Northeast Indiana Bncrp of IN        0.00     71.86      6.54     10.00      9.35      5.08     61.42        2,068        0
SCCB  S. Carolina Comm. Bnshrs of SC(1)    0.17     92.16      4.79      4.66      0.84      0.00     47.49            0        0
SSB   Scotland Bancorp of NC               1.19     91.73      2.27      4.10      0.52      0.19     44.98            0        0
SMBC  Southern Missouri Bncrp of MO(1)    23.44     54.63      3.41     11.71      5.36      1.52     50.88            0        0
SSM   Stone Street Bancorp of NC           3.76     81.14      8.41      2.93      0.36      4.61     52.60            0        0
FTF   Texarkana Fst. Fin. Corp of AR       1.11     70.86      7.08     13.94      7.31      2.36     61.50       23,267       19
TWIN  Twin City Bancorp of TN             12.69     52.27      3.91      3.99     26.03      2.38     55.16       56,682      553

(1)   Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14


Interest Rate Risk

      Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income.

      Currently, the Association's asset composition suggests greater interest rate risk given its lower capitalization, resulting in a lower IEA/IBL ratio. As a result, the Association has greater dependence of the yield-cost spread to sustain the net interest margin. Post-conversion capitalization should diminish the Association's current comparative disadvantage in this regard and thereby lessen interest rate risk. The interest rate risk associated with the Association's asset base is further diminished by the proportion of core deposits maintained by the Association.

      The Association's greater fluctuation in net interest income during the last 5 quarters, as compared to the Peer Group average, suggests greater interest rate risk exposure. It is expected that the infusion of stock proceeds will serve to enhance the stability of the Association's net income and diminish the comparative disadvantage relative to the Peer Group.

Credit Risk

      The Association's credit risk exposure initially appears to be somewhat higher than the Peer Group's, on average, as indicated by a higher non-performing asset ratio. As shown in Table 3.6, the Association's ratio of non-performing assets/assets of 0.92 percent, substantially exceeded the Peer Group's ratio of 0.66 percent. The Association's loss reserves/loans ratio of
1.26 percent was above the Peer Group average of 0.55 percent. The Association's reserve coverage ratio (loss reserves as a percent of non-performing assets) of
97.6 percent was relatively comparable to the Peer Group average of 90.2 percent. Both the Association and the Peer Group recorded minor net loan chargeoffs over the past twelve months.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.5
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
                As of June 30, 1997 or Most Recent Date Available

                                        Balance Sheet Measures
                                       --------------------------                Quarterly Change in Net Interest Income
                                                        Non-Earn.      ----------------------------------------------------------
                                       Equity/     IEA/   Assets/
Institution                            Assets      IBL     Assets      06/30/97  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96
-----------                            ------    ------    ------      --------  --------  --------  --------  --------  --------
                                         (%)       (%)       (%)       (change in net interest income is annualized in basis points)
Newport FS&LA of Newport TN              10.1     112.0       1.0           21        10        -1         6        24         0

SAIF-Insured Thrifts                     12.2     112.7       3.3            0         0         0        -1         8         7
Comparable Group Average                 20.9     127.2       2.6            1         3        -3        -1        10        -3

Comparable Group
----------------

BFSB  Bedford Bancshares of VA           14.2     115.7       2.1           -7        23       -19       -13        -8        15
CKFB  CKF Bancorp of Danville KY         24.0     131.5       1.7           14       -14        17        -6         4       -24
CFFC  Community Fin. Corp. of VA         13.7     114.2       2.8           -2        -2        -2         9        -2         6
FFBS  FFBS Bancorp of Columbus MS        19.2     123.4       2.1            7       -12         2        13         4        -6
FFDF  FFD Financial Corp. of OH(1)       24.7     132.7       1.6           NA         8        -5        -7        49       -25
FBSI  First Bancshares of MO             13.5     112.8       2.8           -9        14        -5       -10        17        16
FLKY  First Lancaster Bncshrs of KY(1)   34.2     152.4       1.5           NA        19       -26        NA         2        15
HFFB  Harrodsburg 1st Fin Bcrp of KY     26.9     137.2       1.2            1         2        -4        14         4       -11
KSAV  KS Bancorp of Kenly NC             13.5     113.7       2.7           19         2         8       -10         5        16
LOGN  Logansport Fin. Corp. of IN        19.2     122.3       4.6           -3        16       -28         2        21        -2
LONF  London Financial Corp. of OH       19.7     123.8       1.6           -2         6        -7       -15        57        22
MARN  Marion Capital Holdings of IN      22.5     123.5       7.4           -5        12         9         7       -11        -7
NEIB  Northeast Indiana Bncrp of IN      15.2     116.1       2.0            2         1       -13       -12        -4       -40
SCCB  S. Carolina Comm. Bnshrs of SC(1)  26.0     132.4       2.9           NA       -25        11         4        20       -18
SSB   Scotland Bancorp of NC             37.0     160.0       2.3           -1        -5        22       -11        NA       -18
SMBC  Southern Missouri Bncrp of MO(1)   15.7     117.8       2.0           NA       -22        -2        14        -4        36
SSM   Stone Street Bancorp of NC         28.9     156.1       1.8          -29        32        -3        30        NA       -41
FTF   Texarkana Fst. Fin. Corp of AR     15.7     118.0       2.5            9        13       -11        -3         1         3
TWIN  Twin City Bancorp of TN            12.9     113.5       3.4           18       -15         1       -23        14        14

(1) Financial information is for the quarter ending March 31, 1997. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
                As of June 30, 1997 or Most Recent Date Available

                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan        NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Newport FS&LA of Newport TN                    0.06      0.92      0.00      1.26      0.00     97.63            8        0.02

SAIF-Insured Thrifts                           0.28      0.79      0.84      0.82    176.59    130.69          396        0.16
Comparable Group Average                       0.05      0.66      0.66      0.55    152.67     90.24           15        0.07

Comparable Group
----------------

BFSB  Bedford Bancshares of VA                 0.00      0.60        NA      0.56        NA     79.85            8        0.03
CKFB  CKF Bancorp of Danville KY               0.00      1.26      0.69      0.20     29.35     14.79           78        0.57
CFFC  Community Fin. Corp. of VA               0.02      0.39      0.41      0.65    157.01    148.67           55        0.14
FFBS  FFBS Bancorp of Columbus MS              0.00      0.37      0.04      0.62        NA    118.76           15        0.07
FFDF  FFD Financial Corp. of OH(1)             0.00        NA      0.01      0.27        NA        NA            1        0.01
FBSI  First Bancshares of MO                   0.07      0.56      0.04      0.36    845.61     52.51            7       -0.01
FLKY  First Lancaster Bncshrs of KY(1)         0.00      0.75      0.53      0.29     54.35     32.89            0        0.00
HFFB  Harrodsburg 1st Fin Bcrp of KY           0.00      0.47        NA      0.38        NA     59.81            0        0.00
KSAV  KS Bancorp of Kenly NC                   0.00      0.35      0.41      0.33     80.53     80.53            0        0.00
LOGN  Logansport Fin. Corp. of IN              0.01      0.61      0.84      0.38     45.60     44.88           16        0.11
LONF  London Financial Corp. of OH             0.00      0.80      1.03      0.63     61.11     61.11            0        0.00
MARN  Marion Capital Holdings of IN            0.00      0.81      0.94      1.35    144.01    144.01            0        0.00
NEIB  Northeast Indiana Bncrp of IN            0.03      0.40      0.42      0.71    170.55    159.54           24        0.06
SCCB  S. Carolina Comm. Bnshrs of SC(1)        0.54      1.78      1.60      0.81     50.96     35.52            0        0.00
SSB   Scotland Bancorp of NC                   0.00        NA        NA      0.50        NA        NA            0        0.00
SMBC  Southern Missouri Bncrp of MO(1)         0.07      1.10      1.60      0.64     40.26     37.60            0        0.00
SSM   Stone Street Bancorp of NC               0.00      0.27        NA      0.62        NA    187.50            0        0.00
FTF   Texarkana Fst. Fin. Corp of AR           0.12      0.46        NA      0.79        NA    145.12            0        0.00
TWIN  Twin City Bancorp of TN                  0.08      0.16        NA      0.29        NA    130.95           73        0.38

(1)   Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.17


Summary

      Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Association. Such general characteristics as regional market area, asset size, capital position, interest-earning asset composition, and funding composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

      This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Association's conversion transaction.

Appraisal Guidelines

      The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

      RP Financial's valuation analysis complies with the above-referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP Financial, LC.
Page 4.2


      The pro forma market value determined herein is a preliminary value for the to-be-issued stock. Throughout the conversion process, RP Financial will:
(1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

      The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Association, or the Association's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.

Valuation Analysis

      A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have

RP Financial, LC.
Page 4.3


also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of the Association coming to market at this time.

1.    Financial Condition

      The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the financial condition of the Association and the Peer Group are noted as follows:

o Overall A/L Composition. At the present time, the Association's balance sheet composition reflects a greater ratio of IEA given the lower level of fixed and other assets and higher ratio of IBL given the lower current capitalization, resulting in lower earnings power from a balance sheet perspective. Post-conversion, however, the Association's disadvantage is expected to be eliminated.

o Credit Quality. Despite a lower risk weighted assets ratio, the Association's level of NPAs is higher and reflects a sharp upward trend over the last 18 months. At the same time, the reserve coverage ratio is comparable to the Peer Group average.

o Balance Sheet Liquidity. The Association currently maintains a higher level of cash, investment securities and MBS, and the infusion of the stock proceeds will initially increase the Association's level of liquid assets to an even higher level pending investment of the proceeds into loans and other longer-term investments. The Association appears to have greater current borrowings capacity than the Peer Group, although the Association is not expected to utilize borrowings, consistent with its history, particularly in view of the high pro forma liquidity level. The Association's loans are generally not ready saleable due to the characteristics of the borrower, the property or the loan documentation. In reviewing the disclosure documents for the Peer Group members, it appears such institutions generally emphasize conforming loans to a greater extent and some are active in selling loans in the secondary market.

o Capital. The Association operates with a lower pre-conversion capital ratio than the Peer Group, but this will be reversed on a post-conversion basis. The increase in capital will depress the Association's pro forma return on equity below the Peer Group level until the proceeds can be effectively reinvested and leveraged over time.

      On balance, we believe the Association, on a pro forma basis, has financial condition characteristics that are comparable to the Peer Group. Therefore, we concluded that no valuation adjustment was warranted for the Association's financial strength.

RP Financial, LC.
Page 4.4


2.    Profitability, Growth and Viability of Earnings

      Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

o Reported Earnings. The Association reported lower profitability than the Peer Group, largely due to the DRP expense (and both realized the impact of the special SAIF assessment).

o Core Earnings. The Association maintains a relatively comparable core earnings posture relative to the Peer Group, net of the special SAIF assessment and net non-operating items, before taking into account the expected increase in the effective tax rate, which would leave the Association at a comparative disadvantage. While redeployment of conversion proceeds into interest-earning assets is expected to enhance the Association's net interest income, operating expenses for the Association are expected to increase as well. On a pro forma basis, the Association's core profitability, with a 40 percent effective tax rate, is expected to be comparable to the Peer Group.

o Interest Rate Risk. The Association's greater perceived interest rate risk posture should be partially moderated by the anticipated redeployment of stock proceeds into interest-earning assets.

o Credit Risk. Loss provisions had a higher impact on the Association's earnings in comparison to the Peer Group. In terms of future exposure to credit quality related losses, the Association maintains a higher ratio of non-performing assets and a comparable reserve coverage ratio. The recent increase in NPAs suggests that the Association may have higher potential exposure to earnings from future credit losses.

o Earnings Growth Potential. The Association's earnings growth in recent years appears to have been largely a function of asset growth facilitated through the growth spurts attributable to new customers following local acquisitions. The Association's business plan does not call for new branching or product diversification, which may lead to continued net interest erosion with intense competition from the two large banks which recently entered the local market. It is anticipated that, over time, the net cash proceeds from conversion will be gradually deployed into loans; however, it is anticipated that the yield-cost spread immediately following conversion will be diminished through the initial reinvestment into short-term securities. The proceeds reinvestment benefit will also be impacted by the annual expense of the stock plans and operations as a public company. Over the longer term, the Association will have greater capacity to leverage than the Peer Group, given the Association's higher pro forma capital position, positioning the Association for greater earnings growth

RP Financial, LC.
Page 4.5


      potential, however, the business plan does anticipate slow to moderate growth consistent with historical experience.

o Return on Equity. The higher pro forma capital position will place the Association at a disadvantage relative to the Peer Group in terms of return on equity, despite comparable core profitability.

o Effective Tax Rate. The Association's tax rate is expected to return to normalized levels of approximately 40.0 percent on a pro forma basis, which places it above the Peer Group's average effective tax rate.

            Overall, a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings.

3.    Asset Growth

      The Association's ability to grow on a post-conversion basis will depend largely on the opportunity and ability to attract new customers in the present markets served in that there are no branch expansion plans, wholesale leveraging plans or plans to offer a substantially broader array of products and services. The growth spurt experienced following the most recent local acquisition has subsided. At the same time, competition has become increasingly intense from the larger financial institutions who entered the market through acquisition. Thus, while the Association may be better capitalized to pursue growth through acquisition on a pro forma basis, the Association is expected to grow at a rate consistent with the similarly situated Peer Group. Accordingly, we have not applied an adjustment for this factor.

4.    Primary Market Area

      The general condition of an institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. The Peer Group companies are, on average, based in similarly sized market areas as the Association which are growing somewhat more slowly. The two most significant differences between the markets served by the Association and the Peer Group are: (1) the significantly lower per capita income in the Association's market area, at 22 percent lower than the Peer Group median; and (2) the 42 percent higher unemployment rate in the Association's market area than for the Peer Group. The deposit market share of the Association and average of the Peer Group is relatively comparable.

RP Financial, LC.
Page 4.6


      On balance, we concluded a slight downward adjustment was appropriate for the Association's market area.

5.    Dividends

      The pro forma capitalization and profitability clearly position the Association to have the capacity to pay cash dividends comparable to the Peer Group, and the Association has indicated its interest to pay a dividend equal to $0.30 per share annually, or a three percent dividend yield, beginning after December 31, 1997. Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

      As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All 19 institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from
0.8 percent to 3.7 percent. The average dividend yield on the stocks of the Peer Group institutions was approximately 2.4 percent as of September 5, 1997, representing an average payout ratio of approximately 43.3 percent of core earnings. As of September 12, 1997, over four-fifths of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.97 percent and an average payout ratio of nearly 42 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

RP Financial, LC.
Page 4.7


      Given the Association's capacity and intent to pay a dividend comparable to the Peer Group based on pro forma capitalization and profitability, and since no regulatory hurdle exists, we have applied no adjustment for this factor.

6.    Liquidity of the Shares

      The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $8 million to $43 million as of September 12, 1997, with an average market value of $26 million. The shares outstanding of the Peer Group members ranged from 0.5 million to 2.0 million, with an average of approximately 1.3 million. The Association's pro forma market value is expected to fall in the lower end of the range of market capitalizations exhibited by the Peer Group companies. The number of shares is expected to exceed the high end of the Peer Group range due to the anticipated offer price per share. Overall, since relatively liquid companies comprise the Peer Group, no adjustment was considered necessary for this factor.

7.    Marketing of the Issue

      Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends;
(2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Association's to-be-issued stock.

      A.    The Public Market

            The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays

RP Financial, LC.
Page 4.8


historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

            In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Stocks and bonds rallied in late-July and early-August 1996, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

            The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

            The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a

RP Financial, LC.
Page 4.9


disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

            Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

            Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies

RP Financial, LC.
Page 4.10


posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of 2.2 percent versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

            A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. On September 12, 1997, the DJIA closed at 7742.97, translating into an increase of 32.6 percent from year a year ago.

            Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August 1996. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

            Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below
6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one

RP Financial, LC.
Page 4.11


time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

            Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

            Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly the following week, as the Federal Reserve left short-term interest rates

RP Financial, LC.
Page 4.12


unchanged at its August meeting. The SNL Index for all publicly-traded thrifts closed at 698.5 on September 12, 1997, an increase of 66.8 percent from one year ago.

      B.    The New Issue Market

            In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Interest in converting thrift issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues was sustained during the first quarter of 1997. Market interest for converting thrift issues (standard conversions) became very strong in the latter part of the second quarter and early third quarter of 1997, with the eight new issues that began trading since late June 1997 increasing rapidly on the first day of trading, partially reflecting general exuberant stock market trends, overall investor enthusiasm for initial public offerings (including non-financial services companies) and the limited number of new conversion issues. As shown in Table 4.1, the median one week change in price for standard conversion offerings (excludes second step conversion of MHCs) completed during the latest three month period approximated 49 percent. The median pro forma price/tangible book and price/earnings ratios of the recent conversions, excluding second step conversions, was 71.7 percent and 18.1 times, generally reflecting closing at supermaximum values.

            In examining the current pricing characteristics of institutions completing their conversions during the last three months and listed on NASDAQ (see Table 4.2), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts with the premium earnings multiples leading to discounted book multiples. The current average P/B ratio of the conversions completed in the most recent three month period of
116.4 percent reflects a discount of 19.4 percent from the average 144.4 percent P/B ratio of all publicly-traded SAIF-insured thrifts. The pricing ratios of the better capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that

RP Financial, LC.
September 10, 1997


                                    Table 4.1
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically

------------------------------------------------------------------------------------------------------------------------------------
               Institutional Information                     Pre-Conversion Data                                Insider Purchases
                                                       --------------------------------      Offering
                                                       Financial Info.   Asset Quality      Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Benefit Plans
                                                                                                              --------------
                                  Conversion                    Equity/   NPAs/   Res.  Gross   % of   Exp./         Recog.   Mgmt.
Institution                 State    Date      Ticker  Assets   Assets    Assets  Cov.  Proc.   Mid.   Proc.  ESOP   Plans   & Dirs.
-----------                 -----    ----      ------  ------   ------    ------  ----  -----   ----   -----  ----   ------  -------
                                                       ($Mil)    (%)      (%)(2)  (%)   ($Mil)   (%)    (%)    (%)    (%)    (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
WSB Holding Company           PA   08/29/97     WSBH     $33      6.04%    2.34%   26%   $3.3   132%   8.5%   8.0%   4.0%     31.0%
Bayonne Bancshares (8)        NJ   08/22/97     FSNJ     577      8.33%    0.81%   53%   48.7   132%   3.8%   8.0%   4.0%     10.0%
FirstSpartan Fin. Corp.       SC*  07/09/97     FSPT     388     11.81%    0.75%   44%   88.6   132%   1.6%   8.0%   4.0%      1.5%
GSB Financial Corp.           NY   07/09/97     GOSB      96     12.68%    0.07%  188%   22.5   132%   4.1%   8.0%   4.0%      2.6%
FirstBank Corp.               ID*  07/02/97     FBNW     138      8.00%    0.99%   68%   19.8   132%   3.5%   8.0%   4.0%      8.2%
Montgomery Fin. Corp.(8)      IN   07/01/97     MONT      94      9.83%    0.91%   20%   11.9   132%   4.5%   8.0%   4.0%      4.6%
Community First Bankg. Corp.  GA   07/01/97     CFBC     366      7.02%    1.68%   40%   48.3   132%   2.9%   8.0%   4.0%      1.0%
First Robinson Fin. Corp.     IL   06/30/97     FRFC      72      6.78%    0.63%   89%    8.6   132%   4.7%   8.0%   4.0%      9.8%
Security Bancorp              TN   06/30/97   P. Sheet    46      5.46%    0.06%   NM     4.4   132%   6.9%   8.0%   4.0%      2.0%
Sistersville Bancorp          WV   06/26/97   P. Sheet    27     17.91%    0.31%  198%    6.6   110%   6.8%   8.0%   4.0%      5.4%

                                             Averages:  $184      9.39%    0.86%   81%  $26.3   130%   4.7%   8.0%q            7.6%
                                              Medians:    95      8.17%    0.78%   53%  $15.9   132%   4.3%   8.0%   4.0%      5.0%

                         Averages, Excluding 2nd Steps  $146      9.46%    0.85%   93%   25.3   130%   4.9%   8.0%   4.0%      7.7%
                         Medians, Excluding 2nd Steps    $84      7.51%    0.69%   68%  $14.2   132%   4.4%   8.0%   4.0%      4.0%


------------------------------------------------------------------------------------------------------------------------------------
Institutional Information                                           Pro Forma Data                        Post-IPO Pricing Trends
                                                        ----------------------------------------------------------------------------
                                                        Pricing Ratios(4)   Fin. Characteristics               Closing Price:
-------------------------------------------------------------------------------------------------      -----------------------------
                                                                                                          First            After
                                  Conversion                                                       IPO   Trading     %     First
Institution                 State    Date      Ticker   P/TB  P/E(5)   P/A    ROA   TE/A    ROE   Price    Day      Chg.  Week(6)
-----------                 -----    ----      ------   ----  ------   ---    ---   ----    ---   -----    ---      ----  -------
                                                         (%)   (x)     (%)    (%)    (%)    (%)    ($)     ($)      (%)     ($)
------------------------------------------------------------------------------------------------------------------------------------
WSB Holding Company           PA   08/29/97     WSBH    71.4%  16.6    9.2%   0.6%  12.9%   4.3%  $10.00  $13.50    35.0%  $14.50
Bayonne Bancshares (8)        NJ   08/22/97     FSNJ    00.9%   NM    14.6%    NM   14.4%    NM    10.00   11.75    17.5%   11.88
FirstSpartan Fin. Corp.       SC*  07/09/97     FSPT    72.4%  17.3   19.1%   1.1%  26.3%   4.2%   20.00   36.69    83.4%   36.62
GSB Financial Corp.           NY   07/09/97     GOSB    72.5%  22.5   19.6%   0.9%  27.1%   3.2%   10.00   14.63    46.3%   14.75
FirstBank Corp.               ID*  07/02/97     FBNW    71.4%  22.8   12.9%   0.6%  18.0%   3.1%   10.00   15.81    58.1%   15.56
Montgomery Fin. Corp.(8)      IN   07/01/97     MONT    89.1%  24.1   16.0%   0.7%  17.9%   3.7%   10.00   11.13    11.2%   11.25
Community First Bankg. Corp.  GA   07/01/97     CFBC    72.3%  24.5   11.9%   0.5%  16.4%   2.9%   20.00   31.88    59.4%   33.00
First Robinson Fin. Corp.     IL   06/30/97     FRFC    71.4%  16.7   10.9%   0.7%  15.2%   4.3%   10.00   14.50    45.0%   14.38
Security Bancorp              TN   06/30/97   P. Sheet  72.0%  14.1    8.8%   0.6%  12.2%   5.1%   10.00   14.50    45.0%   15.00
Sistersville Bancorp          WV   06/26/97   P. Sheet  65.0%  18.9   20.6%   1.1%  31.6%   3.4%   10.00   13.75    37.5%   13.88

                                             Averages:  75.8%  19.7   14.3%   0.7%  19.2%   3.8%  $12.00  $17.81    43.8%  $18.08
                                              Medians:  72.1%  18.9   13.7%   0.7%  17.2%   3.6%  $10.00  $14.50    45.0%  $14.63

                         Averages, Excluding 2nd Steps  71.1%  19.2   14.1%   0.7%  20.0%   3.8%  $11.25  $19.41    51.2%  $19.71
                         Medians, Excluding 2nd Steps   71.7%  18.1   12.4%   0.6%  17.2%   3.8%  $10.00  $14.56    45.6%  $14.88



-------------------------------------------------------------------------------
Institutional Information                               Post-IPO Pricing Trends
                                                        -----------------------
                                                             Closing Price:
-------------------------------------------------------------------------------
                                                                After
                                  Conversion             %      First       %
Institution                 State    Date      Ticker   Chg.   Month(7)   Chg.
-----------                 -----    ----      ------   ----   --------   ----
                                                        (%)       ($)      (%)
-------------------------------------------------------------------------------
WSB Holding Company           PA   08/29/97     WSBH    45.0%   $14.00    40.0%
Bayonne Bancshares (8)        NJ   08/22/97     FSNJ    18.8%    12.88    28.8%
FirstSpartan Fin. Corp.       SC*  07/09/97     FSPT    83.1%    35.63    78.1%
GSB Financial Corp.           NY   07/09/97     GOSB    47.5%    14.38    43.8%
FirstBank Corp.               ID*  07/02/97     FBNW    55.6%    17.88    78.8%
Montgomery Fin. Corp.(8)      IN   07/01/97     MONT    12.5%    11.75    17.5%
Community First Bankg. Corp.  GA   07/01/97     CFBC    65.0%    34.25    71.3%
First Robinson Fin. Corp.     IL   06/30/97     FRFC    43.8%    16.50    65.0%
Security Bancorp              TN   06/30/97   P. Sheet  50.0%    15.25    52.5%
Sistersville Bancorp          WV   06/26/97   P. Sheet  38.8%    14.00    40.0%

                                             Averages:  46.0%   $18.66    51.7%
                                              Medians:  46.3%   $14.88    48.8%

                         Averages, Excluding 2nd Steps  53.6%   $20.30    59.3%
                         Medians, Excluding 2nd Steps   48.8%   $15.88    58.8%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
          "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                September 10, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.2
                           Market Pricing Comparatives
                         Prices As of September 12, 1997

                                           Market       Per Share Data            Pricing Ratios(3)                 Dividends(4)
                                       Capitalization   --------------  ------------------------------------  ----------------------
                                      ----------------   Core    Book
                                       Price/   Market  12-Mth   Value/                                       Amount/         Payout
Financial Institution                 Share(1)   Value   EPS(2)  Share   P/E    P/B    P/A    P/TB   P/CORE   Share  Yield  Ratio(5)
---------------------                 --------  ------  -------  -----   ---    ---    ---    ----   ------  ------  -----  --------
                                         ($)    ($Mil)    ($)     ($)    (X)    (%)    (%)     (%)     (x)     ($)    (%)      (%)
SAIF-Insured Thrifts                    22.79   159.57   1.16    15.73  21.39  144.36  17.61  148.03  18.79    0.38   1.71    29.78
Special Selection Grouping(8)           22.75    65.58   0.70    19.07  27.63  116.36  24.35  116.69  28.26    0.12   0.35    11.32

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CFBC  Community First Bnkg Co. of GA    34.75    83.89   1.06    28.74     NM  120.91  18.61  122.57     NM    0.60   1.73    56.60
FBNW  FirstBank Corp of Clarkston WA    17.00    33.73   0.44    14.00     NM  121.43  21.90  121.43     NM    0.00   0.00     0.00
FSPT  FirstSpartan Fin. Corp. of SC     35.75   158.37   1.16    27.63     NM  129.39  34.06  129.39     NM    0.00   0.00     0.00
GOSB  GSB Financial Corp. of NY         14.37    32.30   0.44    13.78  27.63  104.28  28.22  104.28     NM    0.00   0.00     0.00
MONT  Montgomery Fin. Corp. of IN       11.87    19.62   0.42    11.22     NM  105.79  18.95  105.79  28.26    0.00   0.00     0.00


                                                   Financial Characteristics(6)
                                       ------------------------------------------------------
                                                                  Reported         Core
                                        Total  Equity/  NPAs/  ---------------- -------------
Financial Institution                  Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  ------  ------  ------    ---     ---     ---     ---
                                       ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                    1,165   12.84    0.79    0.63    5.47    0.85    7.51
Special Selection Grouping(8)             258   20.95    1.67    0.73    3.44    0.75    3.59

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CFBC  Community First Bnkg Co. of GA      451   15.40    2.02    0.56    3.65    0.57    3.69
FBNW  FirstBank Corp of Clarkston WA      154   18.04    2.07    0.70    3.86    0.57    3.14
FSPT  FirstSpartan Fin. Corp. of SC       465   26.32      NA    0.95    3.62    1.11    4.20
GOSB  GSB Financial Corp. of NY           114   27.06      NA    1.02    3.77    0.86    3.19
MONT  Montgomery Fin. Corp. of IN         104   17.91    0.91    0.42    2.32    0.67    3.74

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.15


the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term. At the same time, the new issues are trading at nearly 33 times pro forma earnings, a level which is seemingly unsupported by fundamentals (the average industry multiple is 18.8 times and the pro forma ROE of new conversions is less than half the industry level). Furthermore, at such price levels, stock repurchases would be dilutive to both earnings per share and book value per share.

      C.    The Acquisition Market

            Also considered in the valuation was the potential impact on the Association's stock price of recently completed and pending acquisitions of other thrifts operating in the Association's market area. As shown in Exhibit IV-4, there were four Tennessee thrifts acquired in 1995, 1996 and year-to-date 1997, and there are currently no acquisitions pending of Tennessee thrifts. In light of the Association's extremely high pro forma capital position, which would tend to make the Association a less attractive acquisition candidate, acquisition speculation is not expected to have a material influence on the Association's initial trading price. However, at the same time, the acquisition market for Tennessee thrifts, as well as for thrifts in general, may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Tennessee, Southeast and Midwest based companies, which operate in markets that have experienced a comparable degree of acquisition activity as the Association's market area and, thus, are subject to the same type of acquisition speculation that may influence the Association's trading price.

      Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.    Management

      The Association's management team is characteristic of a small institution with senior management wearing many hats. Exhibit IV-5 provides summary resumes of the Association's Board of Directors and senior management. The financial characteristics and growth of the

RP Financial, LC.
Page 4.16


Association suggest that the Association is being effectively managed and there appears to be a well-defined organizational structure. The Association has no apparent executive/senior management vacancies. At the same time, as in the case of the Peer Group, there appears to be limited management depth, which is not unusual for small institutions. The returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which also have generally seasoned Boards and management teams.

      On balance, we concluded that no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.    Effect of Government Regulation and Regulatory Reform

      All of the Peer Group companies' deposits were impacted by the recently enacted SAIF rescue legislation, leading to a special assessment during 1996 and a reduced deposit insurance premium structure beginning in 1997. Currently, there are no significant differences between the Association and the Peer Group from a regulatory perspective, and the Peer Group members operate under the same regulatory scheme as the Association. On balance, no adjustment to the Association's value was warranted for this factor.

Summary of Adjustments

      Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows.

Key Valuation Parameters                                 Valuation Adjustment
------------------------                                 --------------------
Financial Condition                                      No Adjustment
Profitability, Growth and Viability of Earnings          Moderate Downward
Asset Growth                                             No Adjustment
Primary Market Area                                      Slight Downward
Dividends                                                No Adjustment
Liquidity of the Shares                                  No Adjustment
Marketing of the Issue                                   No Adjustment
Management                                               No Adjustment
Effect of Government Regulations and Regulatory Reform   No Adjustment

RP Financial, LC.
Page 4.17


Valuation Approaches

      In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Association's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Association's prospectus for offering expenses, reinvestment rate, the effective tax rate and stock benefit plans (summarized in Exhibits IV-6 and IV-7). Each of these assumptions are described more fully below.

o Conversion Expenses. The Association has estimated its fixed and variable conversion expenses over the range of value incorporating the appraised value determined herein, based on the financial arrangements with the various third parties engaged by the Association to assist in completing the conversion transaction.

o Effective Tax Rate. The Association, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 40 percent based on the statutory Federal and state income tax rates.

o Reinvestment Rate. The pro forma section in the draft prospectus incorporates a 5.82 percent reinvestment rate, equivalent to yield on the one-year Treasury bill as of June 30, 1997, the rate utilized herein. The arithmetic average of the yield on interest-earning assets and cost of deposits for the current fiscal year to date, indicating a reinvestment rate of 6.35 percent, appears to be less attainable initially in that the loans/deposits ratio declined with the deposit growth spurt over the last 18 months, suggesting that investment securities is a more realistic reinvestment option in the near term (as set forth in the business plan).

o Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Association's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

RP Financial, LC.
Page 4.18


      RP Financial's valuation considered each of the valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below.

o P/E Approach. The P/E approach is generally regarded as the best indicator of long-term value for a stock. Given the traditional thrift operating strategies employed by the Association and the Peer Group, which provided a certain degree of financial comparability between the Association and the Peer Group, the P/E approach was carefully considered in this valuation. Since reported earnings for both the Association and the Peer Group included certain unusual items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Recognizing that the pro forma P/B ratio will result in a below market ratio due to the pro forma nature of the P/B computation, RP Financial considered the P/B approach to be a reliable indicator in the context of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"), in that the investment community frequently makes this adjustment in its evaluation of the stock price level.

o P/A Approach. Investors typically do not place significant weight on simply the size of total assets as a determinant of market value without making risk adjustments. Investors generally place greater weight on book value and earnings for established publicly-traded institutions. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low. This approach as set forth in the regulatory valuation guidelines, does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.

      Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the earnings and book approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $11 million at the midpoint at this time.

      1. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio, derived from the Peer Group's P/B ratio, to the Association's pro forma book value. In applying the P/B approach, we considered both reported book value and tangible book value, but since the

RP Financial, LC.
Page 4.19


Association and the Peer Group had effectively no goodwill, there is no difference in the two figures. Based on the $11 million midpoint valuation, the Association's pro forma P/B and P/TB ratios were each 71 percent, respectively, compared to the median P/B and P/TB ratios for the Peer Group each at 115 percent, respectively, the Association's ratios were each discounted by 38.5 percent. RP Financial considered such discounts to be reasonable in light of the previously referenced valuation adjustments, the nature of the calculation of the pro forma P/TB ratio which mathematically results in a ratio discounted to book value, comparatively lower pro forma core ROE and the resulting pricing ratios under the earnings and assets approaches.

      2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple, derived from the Peer Group's P/E multiple, times the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating and extraordinary items, plus the estimated after-tax earnings benefit from reinvestment of net conversion proceeds. The Association's reported earnings were $0.450 million for the twelve months ended June 30, 1997. In deriving the Association's core earnings, the adjustment made to reported pre-tax earnings were the addback of the expense of the DRP ($0.151 million) and the special SAIF assessment ($0.317 million), and application of the effective statutory tax rate of 40.0 percent (to eliminate the impact of the recent unusual tax adjustments) to core pre-tax earnings. On a tax effected basis, adjusted earnings approximated $0.671 million. Similar types of adjustments were applied to the Peer Group in the calculation of their core earnings (Note: see
Exhibit IV-8).

            Based on the Association's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma reported and core P/E multiples at the $11 million midpoint value were 16.68 and 12.49 times, respectively, which provided for discounts of 15.4 and 27.8 percent relative to the Peer Group's median reported and core earnings multiples of 19.72 and 17.29 times, respectively. Such adjustments reflect the valuation adjustments outlined previously and the other pricing ratios. RP Financial also considered the impact of SOP 93-6 in examining the P/E ratios.

RP Financial, LC.
Page 4.20


      3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, the Association's value equaled 15.02 percent of pro forma assets, compared to the Peer Group median P/A ratio of 24.0 percent. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was considered in the valuation conclusion.

Comparison to Recent Conversions

      As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions (excluding second step conversions) on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating a median price/tangible book ratio of 71.7 percent. On average, the prices of recent conversions appreciated by nearly 49 percent during the first week of trading. In comparison, the Association's P/TB ratio at the appraised midpoint is comparable relative to the closing ratios (generally at their supermaximums), but a discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

Valuation Conclusion

      It is our opinion that, as of September 12, 1997, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $11 million. Based on this valuation, the Directors have established the Initial Purchase Price and the number

RP Financial, LC.
Page 4.21


of shares of Conversion Stock to be offered, including the range of value. Accordingly, the Board has established a range of value of 15 percent above and below the appraised value of $11 million (or "midpoint"), indicating a minimum value of $9.35 million and a maximum value of $12.65 million. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 935,000 shares at the minimum to 1,265,000 shares at the maximum, and 1,100,000 shares at the midpoint. In the event that the appraised value is subject to an increase, up to 1,454,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $14,547,500, without a resolicitation.

      The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.3, and the key valuation assumptions are detailed in Exhibit IV-6. The pro forma calculations for the range are detailed in Exhibit IV-7, and pro forma regulatory capital levels are presented in Exhibit IV-9.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.3
                              Public Market Pricing
                 Newport FS&LA of Newport TN and the Comparables
                            As of September 12, 1997

                                          Market
                                      Capitalization   Per Share Data             Pricing Ratios(3)                 Dividends(4)
                                      ---------------  --------------  -------------------------------------- ----------------------
                                                      Core    Book
                                      Price/  Market  12-Mth  Value/                                         Amount/         Payout
                                     Share(1)  Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE  Share    Yield Ratio(5)
                                     -------- ------  ------ -------  ------ ------- ------- ------- ------- ------- ------- -------
                                         ($)  ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)     ($)     (%)     (%)
Newport FS&LA of Newport TN
---------------------------
 Superrange                            10.00   14.55   0.66   12.75   19.86   78.41   19.07   78.41   15.26    0.30    3.00   45.78
 Range Maximum                         10.00   12.65   0.72   13.37   18.24   74.77   16.95   74.77   13.83    0.30    3.00   41.50
 Range Midpoint                        10.00   11.00   0.80   14.09   16.68   70.98   15.02   70.98   12.49    0.30    3.00   37.47
 Range Minimum                         10.00    9.35   0.91   15.05   14.94   66.43   13.02   66.43   11.04    0.30    3.00   33.12

SAIF-Insured Thrifts(7)
-----------------------
 Averages                              22.79  159.57   1.16   15.73   21.39  144.36   17.61  148.03   18.79    0.38    1.71   29.78
 Medians                                 ---    ---     ---     ---   21.29  137.43   15.90  139.93   18.09     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                              19.35   26.14   1.06   16.09   20.69  120.48   25.26  120.49   18.72    0.46    2.41   43.27
 Medians                                 ---    ---     ---     ---   19.72  115.32   23.97  115.32   17.29     ---     ---     ---

Comparable Group
----------------
BFSB  Bedford Bancshares of VA         25.25   28.84   1.46   16.80   22.15  150.30   21.29  150.30   17.29    0.56    2.22   38.36
CKFB  CKF Bancorp of Danville KY       19.00   17.58   0.86   15.75   16.24  120.63   28.90  120.63   22.09    0.50    2.63   58.14
CFFC  Community Fin. Corp. of VA       21.75   27.73   1.67   18.86   16.48  115.32   15.81  115.32   13.02    0.56    2.57   33.53
FFBS  FFBS Bancorp of Columbus MS      22.00   34.25   1.20   16.15   23.16  136.22   26.20  136.22   18.33    0.50    2.27   41.67
FFDF  FFD Financial Corp. of OH        15.63   22.74   0.61   14.50     NM   107.79   26.66  107.79   25.62    0.30    1.92   49.18
FBSI  First Bancshares of MO           24.00   26.30   1.56   20.26   18.60  118.46   16.04  118.64   15.38    0.20    0.83   12.82
FLKY  First Lancaster Bncshrs of KY    15.50   14.86   0.56   14.44     NM   107.34   36.75  107.34   27.68    0.50    3.23     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY   15.75   31.89   0.73   14.49   28.64  108.70   29.28  108.70   21.58    0.40    2.54   54.79
KSAV  KS Bancorp of Kenly NC           18.50   16.37   1.40   16.22   17.13  114.06   15.43  114.13   13.21    0.60    3.24   42.86
LOGN  Logansport Fin. Corp. of IN      15.75   19.85   0.96   12.67   21.28  124.31   23.87  124.31   16.41    0.40    2.54   41.67
LONF  London Financial Corp. of OH     15.00    7.73   0.73   14.60     NM   102.74   20.20  102.74   20.55    0.24    1.60   32.88
MARN  Marion Capital Holdings of IN    23.50   41.55   1.65   22.10   17.03  106.33   23.97  106.33   14.24    0.88    3.74   53.33
NEIB  Northeast Indiana Bncrp of IN    17.00   29.97   1.15   15.19   17.35  111.92   17.00  111.92   14.78    0.32    1.88   27.83
SCCB  S. Carolina Comm. Bnshrs of SC   23.00   16.19   0.70   17.11     NM   134.42   34.89  134.42     NM     0.60    2.61     NM
SSB   Scotland Bancorp of NC           18.62   35.64   0.62   13.44     NM   138.54   51.29  138.54     NM     0.30    1.61   48.39
SMBC  Southern Missouri Bncrp of MO    17.87   29.27   0.69   15.85   25.53  112.74   17.67  112.74   25.90    0.50    2.80   72.46
SSM   Stone Street Bancorp of NC       21.44   40.69   0.96   16.13   26.80  132.92   38.35  132.92   22.33    0.45    2.10   46.88
FTF   Texarkana Fst. Fin. Corp of AR   24.25   43.41   1.62   15.03   18.51  161.34   25.33  161.34   14.97    0.56    2.31   34.57
TWIN  Twin City Bancorp of TN          13.75   11.73   0.93   16.18   20.83   84.98   10.93   84.98   14.78    0.43    3.13   46.24


                                                 Financial Characteristics(6)
                                      -------------------------------------------------------
                                                                  Reported          Core
                                     Total   Equity/  NPAs/  --------------- ---------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------- ------- ------- ------- ------- ------- -------
                                     ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
Newport FS&LA of Newport TN
---------------------------
 Superrange                              76   24.32    0.77    0.96    3.95    1.25    5.14
 Range Maximum                           75   22.67    0.79    0.93    4.10    1.23    5.41
 Range Midpoint                          73   21.17    0.81    0.90    4.26    1.20    5.68
 Range Minimum                           72   19.60    0.82    0.87    4.45    1.18    6.02

SAIF-Insured Thrifts(7)
-----------------------
 Averages                             1,165   12.84    0.79    0.63    5.47    0.85    7.51
 Medians                                ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                               113   20.88    0.66    1.07    5.30    1.30    6.47
 Medians                                ---     ---     ---     ---     ---     ---     ---

Comparable Group
----------------
BFSB  Bedford Bancshares of VA          135   14.16    0.60    1.01    6.98    1.29    8.94
CKFB  CKF Bancorp of Danville KY         61   23.96    1.26    1.81    7.25    1.33    5.33
CFFC  Community Fin. Corp. of VA        175   13.71    0.39    1.01    7.32    1.28    9.26
FFBS  FFBS Bancorp of Columbus MS       131   19.23    0.37    1.16    5.96    1.47    7.53
FFDF  FFD Financial Corp. of OH          85   24.74     NA     0.78    3.42    1.08    4.74
FBSI  First Bancshares of MO            164   13.54    0.56    0.91    6.15    1.10    7.44
FLKY  First Lancaster Bncshrs of KY      40   34.23    0.75    1.15    3.72    1.40    4.52
HFFB  Harrodsburg 1st Fin Bcrp of KY    109   26.93    0.47    1.03    3.77    1.36    5.01
KSAV  KS Bancorp of Kenly NC            106   13.53    0.35    0.96    6.86    1.25    8.89
LOGN  Logansport Fin. Corp. of IN        83   19.20    0.61    1.17    5.64    1.52    7.31
LONF  London Financial Corp. of OH       38   19.66    0.80    0.66    3.18    1.00    4.83
MARN  Marion Capital Holdings of IN     173   22.55    0.81    1.39    6.09    1.67    7.28
NEIB  Northeast Indiana Bncrp of IN     176   15.19    0.40    1.04    6.33    1.22    7.42
SCCB  S. Carolina Comm. Bnshrs of SC     46   25.95    1.78    0.82    2.99    1.10    4.03
SSB   Scotland Bancorp of NC             69   37.02     NA     1.41    3.88    1.72    4.72
SMBC  Southern Missouri Bncrp of MO     166   15.67    1.10    0.71    4.42    0.70    4.35
SSM   Stone Street Bancorp of NC        106   28.85    0.27    1.43    4.18    1.71    5.02
FTF   Texarkana Fst. Fin. Corp of AR    171   15.70    0.46    1.41    8.40    1.74   10.38
TWIN  Twin City Bancorp of TN           107   12.86    0.16    0.53    4.13    0.75    5.82

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit
 Number                    Description
-------                    -----------

   I-1        Map of Office Locations

   I-2        Newport Federal's Audited Financial Statements

   I-3        Key Operating Ratios

   I-4        Investment Portfolio Composition

   I-5        Yields and Costs

   I-6        Loan Loss Allowance Activity

   I-7        Fixed Rate and Adjustable Rate Loans

   I-8        NPV Analysis

   I-9        Loan Portfolio Composition

  I-10        Loan Originations, Purchases, and Sales

  I-11        Contractual Maturity By Loan Type

  I-12        Non-Performing Assets

  I-13        Classified Assets

  I-14        Deposit Composition

  I-15        Deposit Rate/Maturity


  II-1        List of Branch Offices

  II-2        Historical Interest Rates

  II-3        Demographic/Economic Reports

  II-4        Sources of Personal Income/Employment Sectors

RP Financial, LC.

                                LIST OF EXHIBITS
                                   (continued)

Exhibit
 Number                    Description
-------                    -----------

 III-1        General Characteristics of Publicly-Traded Institutions

 III-2        Peer Group Market Area Comparative Analysis




 IV-1         Stock Prices:  September 12, 1997

 IV-2         Historical Stock Price Indices

 IV-3         Historical Thrift Stock Indices

 IV-4         Market Area Acquisition Activity

 IV-5         Directors and Management Summary Resumes

 IV-6         Pro Forma Analysis Sheet

 IV-7         Pro Forma Effect of Conversion Proceeds

 IV-8         Peer Group Core Earnings Analysis

 IV-9         Pro Forma Regulatory Capital Ratios


  V-1         Firm Qualifications Statement

                                   EXHIBIT I-1

                  Newport Federal Savings and Loan Association
                             Map of Office Locations

                           County-Town Tennessee Map

                               [GRAPHIC OMITTED]

                                   EXHIBIT I-2

                  Newport Federal Savings and Loan Association
                          Audited Financial Statements

                           [Incorporated by Reference]

                                   EXHIBIT I-3

                  Newport Federal Savings and Loan Association
                              Key Operating Ratios

                                  Exhibit I-3
                  Newport Federal Savings and Loan Association
                              Key Operating Ratios

                                                             At or for the
                                                           Six Months Ended
                                                               June 30,                 At or for the Year Ended December 31,
                                                           -----------------      --------------------------------------------------
                                                           1997         1996      1996        1995         1994      1993      1992
                                                           ----         ----      ----        ----         ----      ----      ----
Performance Ratios:
   Return on assets (net income divided
      by average total assets) .......................     0.76%        1.33%     1.01%       1.33%        1.60%     1.80%     1.14%
   Return on average equity (net income
      divided by average equity) .....................     7.51        13.18     10.19       14.75        20.92     28.03     22.10
   Interest rate spread (combined weighted
      average interest rate earned less combined
      weighted average interest rate cost) ...........     3.30         3.30      3.40        3.60         4.20      4.14      4.38
   Net interest margin (net interest income
      divided by average interest-earning assets) ....     3.80         3.79      3.83        3.93         4.42      4.84      4.26
   Ratio of average interest-earning assets
      to average interest-bearing liabilities ........   110.27       111.20    109.30      108.70       107.70    101.65    100.88
   Ratio of noninterest expense to average
      total assets) ..................................     2.32         2.01      2.57        2.02         1.97      1.83      1.73

Efficiency Ratio (noninterest expense
   divided by total net interest income
   and noninterest income) ...........................    64.67        50.27     64.65       48.50        44.42     40.74     45.00

Asset Quality Ratios:
   Nonperforming assets to total assets
      at end of period ...............................     0.99         0.58      0.63        0.54         0.96      0.81      1.87
   Nonperforming assets to total assets
      at end of period ...............................     1.24         0.73      0.84        0.72         1.28      1.20      2.70
   Allowance for loan losses to total
      loans at end of period .........................     1.20         1.06      1.10        1.21         1.34      1.36      1.18
   Allowance for loan losses to nonperforming
      loans at end of period .........................    96.40       146.49    129.93      168.86       104.40    113.86     43.58
   Provision for loan losses to total loans ..........     0.19         -         -           -            0.09      0.28      0.63
   Net charge-offs to average loans outstanding ......     0.02         0.01      0.01        0.01         0.03      0.01      0.07

Capital Ratios:
   Equity to total assets at end of period ...........    10.08         9.69     10.07       10.03         8.01      7.45      5.34
   Average equity to average assets ..................    10.09        10.10      9.95        9.05         7.63      6.42      5.18

                                   EXHIBIT I-4

                  Newport Federal Savings and Loan Association
                        Investment Portfolio Composition

                                   EXHIBIT I-4

                  Newport Federal Savings and Loan Association
                        Investment Portfolio Composition

                                                  At                At December 31,
                                               June 30,       ----------------------------
                                                 1997         1996        1995        1994
                                               --------       ----        ----        ----
                                                                     (In thousands)
Securities available for sale:
   Mortgage-backed securities .............   $   7,757    $   7,400   $   7,696   $   7,076
   U.S. government and agency securities ..       4,487        2,989       1,513       2,465
   FHLMC preferred stock ..................         981          774         585         354
   FHLB stock .............................         529          511         477         414
   Other ..................................          15           15          15          15

Securities held to maturity:
   Obligations of states and political
      subdivisions ........................       1,059        1,212       1,046       1,307
   Mortgage-backed securities .............          --           --          --       3,557
                                               --------     --------    --------    --------
      Total ...............................    $ 14,828     $ 12,901    $ 11,332    $ 15,188
                                               ========     ========    ========    ========

                                   EXHIBIT I-5

                  Newport Federal Savings and Loan Association
                                Yields and Costs

                                   EXHIBIT I-5

                  Newport Federal Savings and Loan Association
                                Yields and Costs

                                                                                        Six Months Ended June 30,
                                                                  ---------------------------------------------------------------
                                                  At June 30,                  1997                            1996
                                                     1997         -----------------------------   -------------------------------
                                               ----------------                         Average                           Average
                                                         Yield/   Average                Yield/   Average                  Yield/
                                               Balance    Cost    Balance    Interest     Cost    Balance    Interest       Cost
                                               -------    ----    -------    --------     ----    -------    --------       ----
Interest-earning assets:
   Loans receivable(1) .....................  $ 46,468     8.5%  $ 44,382   $   1,958      8.8%  $ 41,462   $   1,803        8.7%
   Investment securities ...................    14,298     6.8     14,290         438      6.1     11,840         329        5.6
   Other interest-earning assets ...........     2,029     5.8      2,429          68      5.6      1,440          39        5.4
                                              --------           --------   ---------            --------   ---------
      Total interest-earning assets ........    62,795     8.0     61,101       2,464      8.1     54,742       2,171        7.9
Noninterest-earning assets .................     1,394      --      1,464          --       --        829          --         --
                                              --------           --------   ---------            --------   ---------
      Total assets .........................  $ 64,189      --   $ 62,565   $   2,464       --   $ 55,571   $   2,171         --
                                              ========           ========   =========            ========   =========

Interest-bearing liabilities:
   Deposits ................................  $ 56,725     4.7   $ 55,412   $   1,303      4.7   $ 49,239   $   1,135        4.6
Noninterest-bearing liabilities ............       995      --        840          --       --        719          --         --
                                              --------           --------   ---------            --------   ---------
      Total liabilities ....................    57,720      --     56,252       1,303       --     49,958       1,135         --
Equity .....................................     6,469      --      6,313          --       --      5,613          --         --
                                              --------           --------   ---------            --------   ---------
      Total liabilities and equity .........  $ 64,189      --   $ 62,565   $   1,303       --   $ 55,571   $   1,135         --
                                              ========           ========   =========            ========   =========
Net interest income                                                         $   1,161                       $   1,036
Interest rate spread .......................               3.3%                            3.3%                              3.3%
                                                         =====                           =====                             =====
Net yield on interest-earning assets .......               3.7%                            3.8%                              3.8%
                                                         =====                           =====                             =====
Ratio of average interest-earning assets
   to average interest-bearing liabilities..             110.7%                          110.6%                            111.2%
                                                         =====                           =====                             =====

-------------
(1) Includes nonaccrual loans.

                  Newport Federal Savings and Loan Association
                                Yields and Costs

                                                                   Year Ended December 31,
                                              ---------------------------------------------------------------
                                                           1996                            1995
                                              -----------------------------   -------------------------------
                                                                    Average                         Average
                                              Average                Yield/    Average               Yield/
                                              Balance    Interest     Cost     Balance    Interest    Cost
                                              -------    --------     ----     -------    --------    ----
Interest-earning assets:
   Loans receivable(1) ....................  $ 42,426   $   3,720      8.8%    $ 38,262   $   3,383    8.8%
   Investment securities ..................    11,662         726      6.2       13,637         876    6.4
   Other interest-earning assets ..........     1,727          90      5.2          578          23    4.0
                                             --------  ----------              --------  ----------
      Total interest-earning assets .......    55,815       4,536      8.1       52,477       4,282    8.2
Noninterest-earning assets ................     1,748          --       --          991          --     --
                                             --------  ----------              --------  ----------
      Total assets ........................  $ 57,563   $   4,536       --     $ 53,468   $   4,282     --
                                             ========   =========              ========   =========

Interest-bearing liabilities:
   Deposits ...............................  $ 51,083   $   2,399      4.7     $ 48,259   $   2,218    4.6
Noninterest-bearing liabilities ...........       752          --       --          368          --     --
                                             --------  ----------              --------  ----------
      Total liabilities ...................    51,835       2,399       --       48,627       2,218     --
Equity ....................................     5,728          --       --        4,841          --     --
                                             --------  ----------              --------  ----------
      Total liabilities and equity ........  $ 57,563   $   2,399       --     $ 53,468   $   2,218     --
                                             ========   =========              ========   =========
Net interest income .......................             $   2,137                         $   2,064
                                                        =========                         =========
Interest rate spread ......................                            3.4%                            3.6%
                                                                     =====                           =====
Net yield on interest-earning assets ......                            3.8%                            3.9%
                                                                     =====                           =====
Ratio of average interest-earning assets
   to average interest-bearing liabilities.                 109.3%                            108.7%
                                                            =====                             =====


                                                Year Ended December 31,
                                            -------------------------------
                                                          1994
                                             ------------------------------
                                                                    Average
                                               Average               Yield/
                                               Balance    Interest    Cost
                                               -------    --------    ----
Interest-earning assets:
   Loans receivable(1) ....................   $ 35,863   $   3,019     8.4%
   Investment securities ..................     14,261         858     6.0
   Other interest-earning assets ..........        825          29     3.5
                                             ---------  ----------
      Total interest-earning assets .......     50,952       3,906     7.7
Noninterest-earning assets ................      1,827          --      --
                                             ---------  ----------
      Total assets ........................   $ 52,779   $   3,906      --
                                              ========   =========

Interest-bearing liabilities:
   Deposits ...............................   $ 47,313   $   1,655     3.5
Noninterest-bearing liabilities ...........      1,438          --      --
                                             ---------  ----------
      Total liabilities ...................     48,751       1,655      --
Equity ....................................      4,028          --      --
                                             ---------  ----------
      Total liabilities and equity ........   $ 52,779   $   1,655      --
                                              ========   =========
Net interest income .......................              $   2,251
                                                         =========
Interest rate spread ......................                            4.2%
                                                                     =====
Net yield on interest-earning assets ......                            4.4%
                                                                     =====
Ratio of average interest-earning assets
   to average interest-bearing liabilities.                  107.7%
                                                             =====

-----------------
(1) Includes nonaccrual loans.

                                   EXHIBIT I-6

                  Newport Federal Savings and Loan Association
                          Loan Loss Allowance Activity

                                   EXHIBIT I-6

                  Newport Federal Savings and Loan Association
                          Loan Loss Allowance Activity

                                       Six Months Ended
                                            June 30,     Year Ended December 31,
                                       ----------------  -----------------------
                                         1997     1996    1996     1995    1994
                                       -------   ------  ------   ------  ------
Balance at beginning of period .......  $ 494    $ 496   $ 496    $ 498   $ 475
Charge-offs:
   Consumer ..........................     (8)      (4)     (4)      (2)    (12)
Recoveries:
   Consumer ..........................     --        1       2       --       2
                                        -----    -----   -----    -----   -----
Net Charge-offs ......................     (8)      (3)     (2)      (2)    (10)
Provision for loan losses ............     90       --      --       --      33
                                        -----    -----   -----    -----   -----
Balance at end of period .............  $ 576    $ 493   $ 494    $ 496   $ 498
                                        =====    =====   =====    =====   =====
Ratio of net charge-offs to average
   loans outstanding during the period   0.02%    0.01%   0.01%    0.01%   0.03%
                                        =====    =====   =====    =====   =====

                                  EXHIBIT I-7

                  Newport Federal Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans

                                  Exhibit I-7

                  Newport Federal Savings and Loan Association
                      Fixed Rate and Adjustable Rate Loans

                                                 Predetermined     Floating or
                                                     Rate       Adjustable Rates
                                                 -------------  ----------------
                                                           (in thousands)
Real estate loans:
  One- to four-family residential ..........        $6,737             $32,772
  Commercial ...............................           608               1,657
  Construction .............................            --                  --
Consumer .................................           1,198                  --
                                                   -------            --------
    Total ..................................        $8,543             $34,429
                                                   =======            ========

                                  EXHIBIT I-8

                  Newport Federal Savings and Loan Association
                                  NPV Analysis

                                  Exhibit I-8
                  Newport Federal Savings and Loan Association
                                  NPV Analysis

                                         Change in NPV
    Change in                       -------------------------
Market Interest Rates               Policy       Computation
---------------------               ------       ------------
      +4%                           -90%              -39%
      +3%                           -50               -27
      +2%                           -25               -15
      +1%                           -10               -6
      0%                            --                --
      +1%                           -10               *
      +2%                           -25               *
      +3%                           -50               *
      +4%                           -90%              *

----------
* No loss calculated.

                                  EXHIBIT I-9

                  Newport Federal Savings and Loan Association
                           Loan Portfolio Composition

                                  Exhibit I-9
                  Newport Federal Savings and Loan Association
                           Loan Portfolio Composition

                                                                                           At December 31,
                                                   At June 30,       --------------------------------------------------------------
                                                       1997               1996                   1995                 1994
                                                -----------------    -----------------    ------------------    -------------------
                                                 Amount       %       Amount       %        Amount       %        Amount       %
                                                                              (Dollars in thousands)
Real estate loans:
  One- to four-family residential ..........    $39,663(1)   82.3%   $39,549      86.6%    $36,534      86.8%    $33,634      88.2%
  Commercial ...............................      3,285       6.8      2,265       5.0       1,370       3.3       1,215       3.2
  Construction .............................      3,024       6.3      1,889       4.1       2,341       5.6       1,540       4.0

Consumer loans:
  Automobile ...............................        708       1.5        664       1.4         514       1.2         331       0.9
  Loans to depositors, secured by deposits .        570       1.2        509       1.1         588       1.4         781       2.0
  Home equity and second mortgage ..........        242       0.5        234       0.5         233       0.5         152       0.4
  Other ....................................        698       1.4        565       1.3         512       1.2         467       1.3
                                                -------     -----    -------     -----     -------     -----     -------     -----
                                                 48,190     100.0%    45,675     100.0%     42,092     100.0%     38,120     100.0%
                                                -------     =====    -------     =====     -------     =====     -------     =====
Less:
  Loans in process .........................      1,722                  688                   980                   835
  Deferred fees and discounts ..............        267                  263                   251                   219
  Allowance for loan losses ................        576                  494                   496                   498
                                                -------              -------               -------               -------
    Total ..................................    $45,625              $44,230               $40,365               $36,568
                                                =======              =======               =======               =======

----------
(1) Includes $6,876 (in thousands) in loans secured by real estate with mobile homes permanently attached to the property.

                                  EXHIBIT I-10

                  Newport Federal Savings and Loan Association
                     Loan Originations, Purchases and Sales

                                  Exhibit I-10
                  Newport Federal Savings and Loan Association
                     Loan Originations, Purchases and Sales

                                                     Six Months Ended
                                                          June 30,               Year Ended December 31,
                                                    -------------------     -------------------------------
                                                      1997        1996       1996        1995        1994
                                                    -------     -------     -------     -------     -------
                                                                        (In thousands)
Real estate loans:
  One- to four-family residential ..........        $ 4,442     $ 4,338     $ 8,305     $ 6,459     $ 7,304
  Commercial ...............................            876         765       1,439       1,226         526
  Construction .............................          1,947       1,912       2,770       2,750       1,914
Consumer loans .............................            610         516       1,081       1,014         732
                                                    -------     -------     -------     -------     -------
    Total loans originated..................        $ 7,875     $ 7,531     $13,595     $11,449     $10,476
                                                    =======     =======     =======     =======     =======

                                  EXHIBIT I-11

                  Newport Federal Savings and Loan Association
                        Contractual Maturity By Loan Type

                                  EXHIBIT I-11

                  Newport Federal Savings and Loan Association
                        Contractual Maturity By Loan Type

                                                                 Due After      Due After       Due After
                                    Due During the Year Ending   3 Through      5 Through      10 Through     Due After 15
                                           December 31,        5 Years After  10 Years After  15 Years After  Years After
                                    -------------------------   December 31,   December 31,    December 31,   December 31,
                                    1997       1998      1999       1996           1996            1996          1996        Total
                                    ----       ----      ----  -------------  --------------  --------------  ------------   -----
                                                               (In Thousands)
Real estate loans:
  One- to four-family residential   $   40     $254      $392     $1,547          $4,134          $14,345        $18,837    $39,549
  Commercial ....................       --       38        19        255             524            1,003            426      2,265
  Construction ..................    1,889       --        --         --              --               --             --      1,889
Consumer ........................      774      212       324        536              52               74             --      1,972
                                    ------     ----      ----     ------          ------          -------        -------    -------
    Total .......................   $2,703     $504      $735     $2,338          $4,710          $15,422        $19,263    $45,675
                                    ======     ====      ====     ======          ======          =======        =======    =======

                                  EXHIBIT I-12

                  Newport Federal Savings and Loan Association
                              Non-Performing Assets

                                  Exhibit I-12
                  Newport Federal Savings and Loan Association
                              Non-Performing Assets

                                               At
                                            June 30,        At December 31,
                                              1997      1996     1995     1994
                                             ------    ------   ------   ------
                                                        (Dollars in thousands)
Accruing loans which are contractually
past due 90 days or more:
  Real estate:
    One- to four-family residential ........  $ 482     $ 375    $ 282    $ 398
    Commercial .............................     57        --       --       48
  Consumer .................................     10         5       11       31
                                              -----     -----    -----    -----
    Total ..................................  $ 549     $ 380    $ 293    $ 477
                                              =====     =====    =====    =====

Percentage of total loans ..................   1.24%      .84%     .72%    1.28%
                                              =====     =====    =====    =====

Other nonperforming assets(1) ..............  $  41     $  --    $  --    $  36
                                              =====     =====    =====    =====

Percentage of total assets .................    .06%       --%      --%     .07%
                                              =====     =====    =====    =====

----------
(1) Other nonperforming assets includes property acquired through foreclosure or repossession. This property is carried at the lower of its fair value less estimated selling costs or the principal balance of the related loan, whichever is lower.

                                  EXHIBIT I-13

                  Newport Federal Savings and Loan Association
                                Classified Assets

                                  Exhibit I-13
                  Newport Federal Savings and Loan Association
                                Classified Assets

      We regularly review our assets to determine whether assets require classification or re-classification, and the Board of Directors reviews and approves all classifications. As of June 30, 1997, we had no assets classified as loss or as doubtful, $646,000 of assets classified as substandard and no assets designated as special mention. Our total adversely classified assets represented approximately 1% of our total assets and 12% of our tangible regulatory capital at June 30, 1997. At that date, substantially all of our adversely classified or designated assets were one- to four-family residences in our primary market area, and none of such assets was in excess of $60,000. At June 30, 1997, we did not expect to incur any loss in excess of attributable existing reserves on any of our adversely classified or designated assets. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                  EXHIBIT I-14

                  Newport Federal Savings and Loan Association
                               Deposit Composition

                                  Exhibit I-14
                  Newport Federal Savings and Loan Association
                               Deposit Composition

Weighted
Average
Interest      Minimum                                                   Minimum                          Percentage of
  Rate         Term                    Category                         Amount           Balance         Total Savings
  ----         ----                    --------                         ------           -------         -------------
                                                                                      (In thousands)
                                  Demand deposits:
  2.36        None                  NOW accounts                        $   --           $ 3,896             6.87%
  3.24        None                  Money market                          2,500            1,835             3.23
  3.25        None                  Savings deposits-passbook               --             9,681            17.07
                                                                                         -------           ------
                                  Total demand deposits                                   15,412            27.17
                                                                                         -------           ------
                                  Certificates of Deposit
                                  -----------------------
  5.12        91 days             Fixed-term, fixed-rate                  2,500            5,082             8.96
  5.23        6 months-Regular    Fixed-term, fixed-rate                  2,500            8,225            14.50
  5.19        6 months-IRA        Fixed-term, fixed-rate                    100              543             0.96
  5.33        12 months           Fixed-term, fixed-rate                  1,000            6,325            11.15
  5.42        18 months-Regular   Fixed-term, fixed-rate                  1,000            2,552             4.50
  5.39        18 months-IRA       Fixed-term, fixed-rate                    100            3,930             6.93
  5.58        30 months           Fixed-term, fixed-rate                  1,000              857             1.51
  5.60        Jumbos              Fixed-term, fixed-rate                100,000           13,799            24.32
                                                                                         -------           ------
                                    Total certificates of deposit                         41,313            72.83
                                                                                         -------           ------
                                      Total deposits                                     $56,725           100.00%
                                                                                         =======           ======

                                  EXHIBIT I-15

                  Newport Federal Savings and Loan Association
                              Deposit Rate/Maturity

                                  EXHIBIT I-15

                  Newport Federal Savings and Loan Association
                              Deposit Rate/Maturity


                           At                     At December 31,
                        June 30,         ---------------------------------
                          1997             1996         1995         1994
                        -------          -------      -------      -------
                                                   (In thousands)
2.00-3.99% ...........  $    --          $    --      $   534      $ 5,158
4.00-5.99% ...........   41,279           37,298       31,963       25,880
6.00-7.99% ...........       34            1,114          453          480
                        -------          -------      -------      -------
                        $41,313          $38,412      $32,950      $31,518
                        =======          =======      =======      =======

      The following table sets forth information about amounts and maturities of our time deposits at June 30, 1997.

                                                Amount Due
                        -------------------------------------------------------
                        Less Than                          After
Rate                    One Year   1-2 Years  2-3 Years    3 Years       Total
----                    --------   ---------  ---------    -------       -----
                                           (In thousands)
4.00-5.99% ...........  $38,826     $2,225      $228        $  --       $41,279
6.00-7.99% ...........       34         --        --           --            34
                        -------     ------      ----        -----       -------
                        $38,860     $2,225      $228        $  --       $41,313
                        =======     ======      ====        =====       =======

                                  EXHIBIT II-1

                  Newport Federal Savings and Loan Association
                             List of Branch Offices

                                  EXHIBIT II-1

                  Newport Federal Savings and Loan Association
                             List of Branch Offices


                       Year   Owned or               Approximate
                      Opened   Leased   Book Value  Square Footage   Deposits
                      ------   ------   ----------  --------------   --------
                                                                  (In thousands)
Main Office:
  344 W. Broadway
  Newport, Tennessee   1973     Owned     $84,152       8,000         $37,819

Branch Office:
  263 E. Broadway
  Newport, Tennessee   1960     Owned     $   796       5,400         $18,906

                                  EXHIBIT II-2

                            Historical Interest Rates

                                  EXHIBIT II-2

                            Historical Interest Rates(1)

                        Prime     90 Day   One Year   30 Year
Year/Qtr. Ended         Rate      T-Bill    T-Bill     T-Bond
---------------         ----      ------    ------     ------
1991:  Quarter 1        8.75%      5.92%     6.24%      8.26%
       Quarter 2        8.50%      5.72%     6.35%      8.43%
       Quarter 3        8.00%      5.22%     5.38%      7.80%
       Quarter 4        6.50%      3.95%     4.10%      7.47%

1992:  Quarter 1        6.50%      4.15%     4.53%      7.97%
       Quarter 2        6.50%      3.65%     4.06%      7.79%
       Quarter 3        6.00%      2.75%     3.06%      7.38%
       Quarter 4        6.00%      3.15%     3.59%      7.40%

1993:  Quarter 1        6.00%      2.95%     3.18%      6.93%
       Quarter 2        6.00%      3.09%     3.45%      6.67%
       Quarter 3        6.00%      2.97%     3.36%      6.03%
       Quarter 4        6.00%      3.06%     3.59%      6.34%

1994:  Quarter 1        6.25%      3.56%     4.44%      7.09%
       Quarter 2        7.25%      4.22%     5.49%      7.61%
       Quarter 3        7.75%      4.79%     5.94%      7.82%
       Quarter 4        8.50%      5.71%     7.21%      7.88%

1995:  Quarter 1        9.00%      5.86%     6.47%      7.43%
       Quarter 2        9.00%      5.57%     5.63%      6.63%
       Quarter 3        8.75%      5.42%     5.68%      6.51%
       Quarter 4        8.50%      5.09%     5.14%      5.96%

1996:  Quarter 1        8.25%      5.14%     5.38%      6.67%
       Quarter 2        8.25%      5.16%     5.68%      6.87%
       Quarter 3        8.25%      5.03%     5.69%      6.92%
       Quarter 4        8.25%      5.18%     5.49%      6.64%

1997:  Quarter 1        8.50%      5.32%     6.00%      7.10%
       Quarter 2        8.50%      5.17%     5.66%      6.78%
September 12, 1997      8.50%      5.08%     5.53%      6.59%

(1) End of period data.

Source: SNL Securities.

                                  EXHIBIT II-3

                          Demographic/Economic Reports

                            STATE DEMOGRAPHIC REPORT

            State       00
            State Name  UNITED STATES

Population                           1997 Age Distribution
----------                           ---------------------
1980        226,542,204                  0-4       7.2
1990        248,709,873                  5-9       7.4
1997        267,805,150                 10-14      7.1
2002        281,208,757                 15-19      7.1
                                        20-24      6.5
Population Growth Rate    1             25-44     31.4
                                        45-64     20.5
Households                              65-84     11.3
----------                              85+        1.4
1990         91,947,410                 18+       74.3
1997         99,019,931
2002        104,000,643               Median Age
                                      ----------
                                      1990        32.9
Household Growth Rate     1           1997        34.8
Average Household Size 2.64
                                      Male/Female Ratio     95.9
Families
--------                              Per Capita Income  $18,100
1990        64,517,947
1997        68,999,546
                                      1997 Household Income*
Family Growth Rate      0.9           ----------------------
                                      Base        99,019,225
                                      %LESS THAN $15K   17.7
Race             1990  1997           % $15K-25K        14.4
----             ----  ----           % $25K-50k        33.5
% White          80.3  78.4           % $50K-100k       26.5
% Black          12.1  12.4           % $100K-150K       5.4
% Asian                               %GREATER THAN $150K2.6
  /Pacific Isl.   2.9   3.7
                                      Median Household Income
% Hispanic*         9  10.8           -----------------------
                                      1997           $36,961
                                      2002           $42,042

1997 Average Disposable Income
------------------------------
 Total                $35,584
 Householder
  LESS THAN 35        $30,999
 Householder 35-44    $40,281
 Householder 45-54    $45,940
 Householder 55-64    $39,611
 Householder 65+      $22,603


   Spending Potential Index*
   -------------------------
   Auto Loan            100
   Home Loan            100
   Investments          100
   Retirement Plans     100
   Home Repair          100
   Lawn & Garden        100
   Remodeling           100
   Appliances           100
   Electronics          100
   Furniture            100
   Restaurants          100
   Sporting Goods       100
   Theater/Concerts     100
   Toys & Hobbies       100
   Travel               100
   Video Rental         100
   Apparel              100
   Auto Aftermarket     100
   Health Insurance     100
   Pets & Supplies      100

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.

--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                6/12/97

                            STATE DEMOGRAPHIC REPORT

            State       47
            State Name  TENNESSEE

Population                           1997 Age Distribution
----------                           ---------------------
1980          4,591,023                  0-4       6.7
1990          4,877,185                  5-9       6.9
1997          5,394,298                 10-14      6.8
2002          5,750,901                 15-19        7
                                        20-24      6.4
Population Growth Rate  1.4             25-44     31.3
                                        45-64     21.7
Households                              65-84     11.7
----------                              85+        1.4
1990          1,853,725                 18+       75.6
1997          2,062,154
2002          2,208,424               Median Age
                                      ----------
                                      1990        33.6
Household Growth Rate   1.5           1997        35.6
Average Household Size 2.55
                                      Male/Female Ratio     93.9
Families
--------                              Per Capita Income  $16,636
1990         1,348,019
1997         1,509,207
                                      1997 Household Income*
Family Growth Rate      1.6           ----------------------
                                      Base         2,062,122
                                      %LESS THAN $15K   20.4
Race             1990  1997           % $15K-25K        16.2
----             ----  ----           % $25K-50K        34.4
% White            83  82.3           % $50K-100K       22.9
% Black            16  16.3           % $100K-150K       4.2
% Asian                               %GREATER THAN $150K1.9
  /Pacific Isl.   0.7   0.9
                                      Median Household Income
% Hispanic*       0.7     1           -----------------------
                                      1997           $32,965
                                      2002           $35,916

1997 Average Disposable Income
------------------------------
 Total                $34,411
 Householder
  LESS THAN 35        $29,779
 Householder 35-44    $41,005
 Householder 45-54    $44,301
 Householder 55-64    $37,675
 Householder 65+      $21,098


   Spending Potential Index*
   -------------------------
   Auto Loan             99
   Home Loan             89
   Investments           92
   Retirement Plans      93
   Home Repair           98
   Lawn & Garden         97
   Remodeling           104
   Appliances            99
   Electronics           97
   Furniture             94
   Restaurants           93
   Sporting Goods        98
   Theater/Concerts      95
   Toys & Hobbies        99
   Travel                91
   Video Rental          99
   Apparel               94
   Auto Aftermarket      96
   Health Insurance     100
   Pets & Supplies       99

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.

--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                 8/5/97

                            COUNTY DEMOGRAPHIC REPORT

            State/County  47029
            County Name   COCKE              TN

Population                           1997 Age Distribution
----------                           ---------------------
1980             28,792                  0-4       5.8
1990             29,141                  5-9       5.9
1997             32,048                 10-14      6.2
2002             34,053                 15-19      6.8
                                        20-24      6.1
Population Growth Rate  1.4             25-44     30.4
                                        45-64     24.6
Households                              65-84     12.9
----------                              85+        1.4
1990             11,191                 18+       78.2
1997             12,431
2002             13,292               Median Age
                                      ----------
                                      1990        35.2
Household Growth Rate   1.5           1997        37.8
Average Household Size 2.55
                                      Male/Female Ratio     92.5
Families
--------                              Per Capita Income  $11,826
1990             8,483
1997             9,411
                                      1997 Household Income*
Family Growth Rate      1.4           ----------------------
                                      Base            12,431
                                      %LESS THAN $15K     31
Race             1990  1997           % $15K-25K        20.9
----             ----  ----           % $25K-50K        34.4
% White          97.5  97.3           % $50K-100K       11.6
% Black           2.1   2.3           % $100K-150K       1.4
% Asian                               %GREATER THAN $150K0.8
  /Pacific Isl.   0.1   0.1
                                      Median Household Income
% Hispanic*       0.5   0.8           -----------------------
                                      1997           $23,706
                                      2002           $25,924

1997 Average Disposable Income
------------------------------
 Total                $25,061
 Householder
  LESS THAN 35        $20,988
 Householder 35-44    $29,150
 Householder 45-54    $33,673
 Householder 55-64    $27,481
 Householder 65+      $16,081


   Spending Potential Index*
   -------------------------
   Auto Loan             97
   Home Loan             68
   Investments           72
   Retirement Plans      76
   Home Repair           94
   Lawn & Garden         91
   Remodeling           109
   Appliances            97
   Electronics           92
   Furniture             80
   Restaurants           79
   Sporting Goods        94
   Theater/Concerts      82
   Toys & Hobbies        94
   Travel                78
   Video Rental          96
   Apparel               81
   Auto Aftermarket      88
   Health Insurance     102
   Pets & Supplies       95

--------------------------------------------------------------------------------
*     Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.

--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                 8/5/97

                                  EXHIBIT II-4

                 Sources of Personal Income/Employment Sectors

                                                                August 06, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY (1)
                       For Counties and Metropolitan Areas
                             (thousands of dollars)

(47-000)  TENNESSEE

------------------------------------------------------------------------------------------------------------------------
Item                                                1989        1990        1991        1992        1993        1994
------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Total personal income ($000)                     73,177,495  77,785,887  81,680,980  88,787,428  94,008,593  100,656,013
  Nonfarm personal income                        72,771,041  77,373,824  81,198,230  88,165,751  93,454,547   99,999,192
  Farm income (2)                                   406,454     412,063     482,750     621,677     554,046      656,821

  Population (thousands) (3)                        4,854.5     4,890.6     4,949.9     5,020.8     5,094.3      5,175.2
  Per capita personal income (dollars)               15,074      15,905      16,501      17,684      18,454       19,450

Derivation of total personal income
  Earnings by place of work                      55,195,242  58,392,711  61,142,233  66,602,989  71,039,512   76,659,750
  Less:  Personal cont. for social insur. (4)     3,391,604   3,731,627   4,065,344   4,101,720   4,400,339    4,819,243
  Plus: Adjustment for residence (5)               -662,258    -694,794    -678,327    -618,598    -722,451     -777,927
  Equals: Net earn. by place of residence        51,141,380  53,966,290  56,398,562  61,882,671  65,916,722   71,062,580
  Plus: Dividends, interest, and rent (6)        10,862,994  11,412,247  11,311,631  11,270,409  11,402,700   12,150,982
  Plus: Transfer payments                        11,173,121  12,407,350  13,970,787  15,634,348  16,689,171   17,442,451

       Earnings by place of work

Components of Earnings:
  Wages and salaries                             44,233,121  46,781,269  48,642,155  52,705,169  55,949,562   60,152,736
  Other labor income                              4,470,300   4,904,074   5,461,224   6,228,752   6,787,966    7,359,851
  Proprietors' income (7)                         6,491,821   6,707,368   7,038,854   7,669,068   8,301,984    9,147,163
    Farm proprietors' income                        289,423     276,891     351,529     494,831     419,551      528,846
    Nonfarm proprietors' income                   6,202,398   6,430,477   6,687,325   7,174,237   7,882,433    8,618,317

Earnings by Industry:
  Farm earnings                                     406,454     412,063     482,750     621,677     554,046      656,821
  Nonfarm earnings                               54,788,788  57,980,648  60,659,483  65,981,312  70,485,466   76,002,929
    Private earnings                             46,602,398  49,120,859  51,446,475  56,455,635  60,354,483   65,107,242
      Ag. serv., for., fish., and other (8)         190,318     226,388     260,297     272,902     297,148      340,278
      Mining                                        214,570     215,149     197,674     196,366     200,308      210,243
      Construction                                3,329,888        3,27     402,674     434,654     446,394      443,832
      State and local                             5,761,611   6,173,867   6,478,088   6,795,645   7,316,258    7,951,637

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05              June 1996           BUREAU OF ECONOMIC ANALYSIS

                                                                 August 06, 1997

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY (1)
                       For Counties and Metropolitan Areas
                             (thousands of dollars)

(47-029)  COCKE                             TENNESSEE
-------------------------------------------------------------------------------------------------
Item                                           1989     1990     1991     1992     1993     1994
-------------------------------------------------------------------------------------------------
      Income by place of residence
Total personal income ($000)                 300,637  328,532  353,162  390,024  414,805  435,511
  Nonfarm personal income                    296,459  322,817  347,491  383,202  407,901  429,934
  Farm income (2)                              4,178    5,715    5,671    6,822    6,904    5,577

Population (thousands) (3)                      29.1     29.2     29.2     29.4     29.7     30.8
Per capita personal income (dollars)          10,323   11,258   12,082   13,257   13,966   14,139

Derivation of total personal income
  Earnings by place of work                  150,770  168,485  182,823  205,879  218,378  227,559
  Less: Personal cont. for social insur. (4)   9,858   11,161   12,619   13,072   14,024   15,155
  Plus: Adjustment for residence (5)          50,139   52,815   52,411   57,251   61,848   65,722
  Equals: Net earn. by place of residence    191,051  210,139  222,615  250,058  266,202  278,126
  Plus: Dividends, interest, and rent (6)     38,025   37,939   37,252   33,044   32,793   35,029
  Plus: Transfer payments                     71,561   80,454   93,295  106,922  115,810  122,356

      Earnings by place of work

Components of Earnings:
  Wages and salaries                         111,693  125,354  135,976  153,839  161,979  167,665
  Other labor income                          12,275   14,138   16,462   19,011   20,501   22,186
  Proprietors' income (7)                     26,802   28,993   30,385   33,029   35,898   37,708
    Farm proprietors' income                   3,635    5,089    5,063    6,235    6,283    4,985
    Nonfarm proprietors' income               23,167   23,904   25,322   26,794   29,615   32,723

Earnings by Industry:
  Farm earnings                                4,178    5,715    5,671    6,822    6,904    5,577
  Nonfarm earnings                           146,592  162,770  177,152  199,057  211,474  221,982
    Private earnings                         123,880  138,341  151,060  167,472  177,946  190,134

      Ag. serv., for., fish., and other (8)      483      568      697      735      832      987
      Mining                                     105       93      102      121      155      164
      Construction                             5,634    6,887    6,127    5,966    7,303    8,281
      Manufacturing                           55,098   64,032   72,507   78,445   80,882   86,258
        Nondurable goods                      36,501   44,630   53,142   57,495   59,323   62,736
        Durable goods                         18,597   19,402   19,365   20,950   21,559   23,522
      Transportation and public utilities      5,890    5,860    6,291    7,394    7,518    7,999
      Wholesale trade                          2,244    2,300    2,462    4,730    6,071    6,739
      Retail trade                            22,451   22,930   24,524   26,419   28,406   31,065
      Finance, insurance, and real estate      4,005    4,617    4,629    4,903    4,719    4,068
      Services                                27,970   31,054   33,721   38,759   42,060   44,573
    Government and government enterprises     22,712   24,429   26,092   31,585   33,528   31,848
      Federal, civilian                        1,501    1,603    1,749    2,308    2,277    2,207
      Military                                 1,001    1,132    1,126    1,125    1,108    1,130
      State and local                         20,210   21,694   23,217   28,152   30,143   28,511

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05              June 1996           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

(1)   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on
      1987 SIC.

(2) Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

(3) Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

(4) Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

(5) U.S adjustment for residence consists of adjustments for border workers: income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

(6)   Includes the capital consumption adjustment for rental income of persons.

(7)   Includes the inventory valuation and capital consumption adjustments.

(8) "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

(13) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(14) Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

(15)  La Paz county, AZ was separated from Yuma county on January 1, 1983.

E The estimate shown here constitutes the major portion of the true estimate.

(D)   Not shown to avoid disclosure of confidential information.

(L)   Less than $50,000. Estimates are included in totals.

(N)   Data not available for this year.


                                            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05              June 1996           BUREAU OF ECONOMIC ANALYSIS

                                                                 August 06, 1997

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY (1)
                       For Counties and Metropolitan Areas
                                (number of jobs)

(47-000)  TENNESSEE

-------------------------------------------------------------------------------------------------------------------
Item                                            1989         1990        1991        1992        1993        1994
-------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment         2,732,196    2,776,716   2,774,700   2,841,059   2,924,175   3,027,710

By Type:
  Wage and salary employment                 2,290,173    2,318,245   2,305,718   2,366,557   2,446,218   2,543,658
  Proprietors' employment                      442,023      458,471     468,982     474,502     477,957     484,052
    Farm proprietors' employment                96,534       94,100      91,442      92,959      90,214      88,132
    Nonfarm proprietors' employment (2)        345,489      364,371     377,540     381,543     381,743     395,920

By Industry:
  Farm employment                              112,169      110,538     104,942     107,614     103,764      98,893
  Nonfarm employment                         2,620,027    2,666,178   2,669,758   2,733,445   2,820,411   2,928,817
    Private employment                       2,243,077    2,280,249   2,281,716   2,343,957   2,426,820   2,526,927
      Ag. serv., for., fish., and other (3)     17,709       19,186      20,354      19,867      21,825      23,908
      Mining                                     9,340        9,155       8,491       7,469       7,343       7,196
      Construction                             150,863      145,755     140,398     147,129     153,181     161,582
      Manufacturing                            534,219      532,217     516,171     527,981     542,314     554,372
      Transportation and public utilities      133,740      136,311     138,763     140,408     148,746     157,541
      Wholesale trade                          137,786      139,308     139,587     142,178     141,716     147,836
      Retail trade                             452,424      463,867     462,873     474,134     489,742     513,503
      Finance, insurance, and real estate      167,514      164,483     161,877     157,316     161,702     166,548
      Services                                 639,482      669,967     693,202     727,475     760,251     794,439
    Government and government enterprises      376,950      385,929     388,042     389,488     393,591     401,890
      Federal, civilian                         61,847       64,190      62,849      57,813      56,085      55,704
      Military                                  38,335       39,916      39,547      37,728      34,789      33,154
      State and local                          276,768      281,823     285,646     293,947     302,717     313,032


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25              June 1996           BUREAU OF ECONOMIC ANALYSIS

                                                                 August 06, 1997
             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY (1)
                       For Counties and Metropolitan Areas
                                (number of jobs)

(47-029)  COCKE              TENNESSEE

-----------------------------------------------------------------------------------------------------------------------------------
    Item                                            1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
    Employment by Place of Work
      Total full- & part-time employment            10,630        11,177        11,308        11,676        12,119        12,370
    By Type:
      Wage and salary employment                     7,636         8,127         8,227         8,521         8,958         9,191
      Proprietors' employment                        2,994         3,050         3,081         3,155         3,161         3,179
      Farm proprietors' employment                   1,333         1,298         1,261         1,282         1,244         1,215
      Nonfarm proprietors' employment (2)            1,661         1,752         1,820         1,873         1,917         1,964
    By Industry:
      Farm employment                                1,414         1,383         1,331         1,358         1,314         1,271
      Nonfarm employment                             9,216         9,794         9,977        10,318        10,805        11,099
      Private employment                             7,890         8,516         8,700         8,958         9,452         9,674
        Ag. serv., for., fish., and other (3)           77            82            94            95           101           117
        Mining                                         (L)           (L)           (L)           (L)           (L)           (L)
        Construction                                   417           449           418           410           452           458
        Manufacturing                                2,517         2,942         3,055         3,022         3,228         3,331
        Transportation and public utilities            262           265           301           324           355           363
        Wholesale trade                                158           137           151           281           385           384
        Retail trade                                 2,033         2,145         2,164         2,182         2,270         2,356
        Finance, insurance, and real estate            404           432           401           421           402           365
        Services                                     2,017         2,060         2,110         2,216         2,251         2,292
      Government and government enterprises          1,326         1,278         1,277         1,360         1,353         1,425
        Federal, civilian                               53            51            50            61            58            58
        Military                                       164           175           173           165           151           145
        State and local                              1,109         1,052         1,054         1,134         1,144         1,221


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

(1)   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on
      1987 SIC.

(2)   Excludes limited partners.

(3) Other consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

(4) Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

(5)   La Paz county, AZ was separated from Yuma county on January 1, 1983.

(6) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E     Estimate shown constitutes the major portion of the true estimate.

(D)   Not shown to avoid disclosure of confidential information.

(L)   Less than 10 jobs. Estimates are included in totals.

(N)   Data not available for this year.

                                            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 06, 1997

                            REGIONAL ECONOMIC PROFILE
                       For Counties and Metropolitan Areas

(47-000)  TENNESSEE
---------------------------------------------------------------------------------------------------------------------
  Item                                           1989        1990        1991        1992        1993         1994
---------------------------------------------------------------------------------------------------------------------
 Place of Residence Profile

Total personal income ($000)                  73,177,495  77,785,887  81,680,980  88,787,428  94,008,593  100,656,013
 Nonfarm personal income                      72,711,041  77,373,824  81,198,230  88,165,751  93,454,547   99,999,192
 Farm income                                     406,454     412,063     482,750     621,677     554,046      656,821

Derivation of Total Personal Income
 Net earnings (1)                             51,141,380  53,966,290  56,398,562  61,882,611  65,916,722   71,062,580
 Transfer payments                            11,173,121  12,407,350  13,970,787  15,634,348  16,689,171   17,442,451
  Income maintenance (2)                         965,427   1,121,161   1,297,047   1,584,859   1,706,181    1,726,063
  Unemployment insurance                         221,146     290,031     388,773     494,911     407,222      296,154
  Retirement and other                         9,985,548  10,996,158  12,284,967  13,554,578  14,575,768   15,420,234
 Dividends, interest, and rent                10,862,994  11,412,247  11,311,631  11,270,409  11,402,700   12,150,982

 Population (thousands) (3)                      4,854.5     4,890.6     4,949.9     5,020.8     5,094.3      5,175.2

Per Capita Incomes ($) (4)
 Per capita personal income                       15,074      15,905      16,501      17,684      18,454       19,450
 Per capita net earnings                          10,535      11,035      11,394      12,325      12,939       13,731
 Per capita transfer payments                      2,302       2,537       2,822       3,114       3,276        3,370
  Per capita income maintenance                      199         229         262         316         335          334
  Per capita unemployment insurance                   46          59          79          99          80           57
  Per capita retirement & other                    2,057       2,248       2,482       2,700       2,861        2,980
 Per capita dividends, interest, & rent            2,238       2,334       2,285       2,245       2,238        2,348

 Place of Work Profile

 Total earnings (place of work, $000)         55,195,242  58,392,711  61,142,233  66,602,989  71,039,512   76,659,750
  Wages and salaries                          44,233,121  46,781,269  48,642,155  52,705,169  55,949,562   60,152,736
  Other labor income                           4,470,300   4,904,074   5,461,224   6,228,752   6,787,966    7,359,851
  Proprietors' income                          6,491,821   6,707,368   7,038,854   7,669,068   8,301,984    9,147,163
   Nonfarm proprietors' income                 6,202,398   6,430,477   6,687,325   7,174,237   7,882,433    8,618,317
   Farm proprietors' income                      289,423     276,891     351,529     494,831     419,551      528,846

 Total employment (full & part-time)           2,732,196   2,776,716   2,774,700   2,841,059   2,924,175    3,027,710
  Wage and salary jobs                         2,290,173   2,318,245   2,305,718   2,366,557   2,446,218    2,543,658
  Number of proprietors                          442,023     458,471     468,982     474,502     477,957      484,052
   Number of nonfarm proprietors (5)             345,489     364,371     377,540     381,543     387,743      395,920
   Number of farm proprietors                     96,534      94,100      91,442      92,959      90,214       88,132

Average earnings per job ($)                      20,202      21,029      22,036      23,443      24,294       25,319
 Wage & salary earnings per job ($)               19,314      20,180      21,096      22,271      22,872       23,648
 Average earnings per nonfarm proprietor ($)      17,953      17,648      17,713      18,803      20,329       21,768

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 06, 1997

                            REGIONAL ECONOMIC PROFILE
                       For Counties and Metropolitan Areas

(47-029) COCKE                                TENNESSEE
--------------------------------------------------------------------------------------------------
  Item                                          1989     1990     1991     1992     1993     1994
--------------------------------------------------------------------------------------------------
 Place of Residence Profile

Total personal income ($000)                  300,637  328,532  353,162  390,024  414,805  435,511
 Nonfarm personal income                      296,459  322,817  347,491  383,202  407,901  429,934
 Farm income                                    4,178    5,715    5,671    6,822    6,904    5,577

Derivation of Total Personal Income
 Net earnings (1)                             191,051  210,139  222,615  250,058  266,202  278,126
 Transfer payments                             71,561   80,454   93,295  106,922  115,810  122,356
  Income maintenance (2)                       10,286   11,349   13,240   16,289   16,941   17,267
  Unemployment insurance                        2,911    3,477    4,589    5,769    4,724    3,969
  Retirement and other                         58,364   65,628   75,466   84,864   94,145  101,120
 Dividends, interest, and rent                 38,025   37,939   37,252   33,044   32,793   35,029

 Population (thousands) (3)                      29.1     29.2     29.2     29.4     29.7     30.8

Per Capita Incomes ($) (4)
 Per capita personal income                    10,323   11,258   12,082   13,257   13,966   14,139
 Per capita net earnings                        6,560    7,201    7,616    8,500    8,953    9,029
 Per capita transfer payments                   2,457    2,757    3,192    3,634    3,899    3,972
  Per capita income maintenance                   353      389      453      554      570      561
  Per capita unemployment insurance               100      119      157      196      159      129
  Per capita retirement & other                 2,004    2,249    2,582    2,885    3,170    3,283
 Per capita dividends, interest, & rent         1,306    1,300    1,274    1,123    1,104    1,137

 Place of Work Profile

 Total earnings (place of work, $000)         150,770  168,485  182,823  205,879  218,378  227,559
  Wages and salaries                          111,693  125,354  135,976  153,839  161,979  167,655
  Other labor income                           12,275   14,138   16,462   19,011   20,501   22,186
  Proprietors' income                          26,802   28,993   30,385   33,029   35,898   37,708
   Nonfarm proprietors' income                 23,167   23,904   25,322   26,794   29,615   32,723
   Farm proprietors' income                     3,635    5,089    5,063    6,235    6,283    4,985

 Total employment (full & part-time)           10,630   11,177   11,308   11,676   12,119   12,370
  Wage and salary jobs                          7,636    8,127    8,227    8,521    8,958    9,191
  Number of proprietors                         2,994    3,050    3,081    3,155    3,161    3,179
   Number of nonfarm proprietors (5)            1,661    1,752    1,820    1,873    1,917    1,964
   Number of farm proprietors                   1,333    1,298    1,261    1,282    1,244    1,215

Average earnings per job ($)                   14,183   15,074   16,168   17,633   18,019   18,396
 Wage & salary earnings per job ($)            14,627   15,424   16,528   18,054   18,082   18,242
 Average earnings per nonfarm proprietor ($)   13,948   13,644   13,913   14,305   15,449   16,661

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                       June 1996  BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA3O

(1) Total earnings less personal contributions for social insurance adjusted to place of residence.

(2) Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

(3) Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

(4) Type of income divided by population yields a per capita for that type of income.

(5)   Excludes limited partners.

(6) Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

(7)   La Paz county, AZ was separated from Yuma county on January 1, 1983.

(8) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decenniel Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)   Data not available for this year.

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                  EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532      391   12-31   10/72  54.62  5,316
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095      246   12-31   05/59  86.00  4,880
GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218      154   06-30   10/83  30.81  1,551
CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,103       92   12-31   12/85  48.62    905
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886       82   12-31   01/71  23.00    615
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193       25   12-31   12/83  33.69    356
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678       26   12-31   05/86  21.19    555
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534       33   12-31     /    11.37    220
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096       45   12-31   05/86  26.50    344
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631       23   03-31   03/96  19.37    363
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295       18   12-31   10/91  36.12    207
FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,238       13   12-31     /    27.62    268
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191       36   12-31     /    40.37    243
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  14.87     93
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     912       14   12-31   04/94  16.37    117
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     863        6   12-31     /    17.25     52
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       850        9   12-31     /    18.00    141
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       801        8   06-30   12/93  21.94    103
PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615        9   06-30   06/96  19.87     98
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504        8   12-31     /    30.25     70
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     413        7   12-31   02/95  16.87     55
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  17.87     42
PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371        3   12-31     /    15.75     46
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     122        3   12-31   01/96  11.00      9
PAMM   PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  22.75     43

Florida Companies
-----------------

OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,787        1   12-31     /    43.31  1,161
BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730       56   12-31   11/83  12.56    282

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Florida Companies (continued)
-----------------------------
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807       14   09-30   12/85  12.87    114
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,666       40   09-30   09/93  35.00    176
HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,117       23   09-30   01/94  57.25    285
FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999       20   12-31   01/94  27.25    185
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     700       19   12-31   10/94  31.12    158
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387        9   12-31   01/94  32.25     75
FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   6.62     56

Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087       86   12-31   08/86  20.50  2,126
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300       74   12-31   01/94  58.69  2,644
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898      120   12-31   08/86  16.19  1,133
ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,665       45   12-31   11/93  48.37  1,015
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909       36   09-30   04/94  43.56  1,044
RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     36   11-30   04/86  51.00    744
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,602       70   12-30   04/92  44.25    568
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552       15   12-31   06/93  27.12    475
NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,284       29   09-30   01/88  30.31    654
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159        6   12-31   01/97  22.25    971
GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  22.75    312
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289       39   06-30   06/96  17.62    301
NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,091       53   06-30   11/94  25.25    590
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071       18   03-31   08/94  21.25    225
HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,044       31   12-31   01/94  44.25    497
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,977       28   06-30   03/94  31.87    280
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782       20   12-31   09/93  41.75    183
JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531       13   12-31   06/90  47.94    472
WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509       16   12-31   11/86  15.00    186
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467       13   12-31   11/93  53.13    541
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448       10   12-31   07/96  34.06    293
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,322       17   06-30   07/94  30.75    148

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------
DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,315       15   06-30   06/96  19.50    255
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,162       22   06-30   02/84  24.37    171
MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157       25   02-28   06/87  49.00    157
FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,033       16   12-31   07/92  34.00    247
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     991       28   06-30   07/87  31.00    126
PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     880       13   12-31   11/85   7.87     99
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     879       17   12-31   08/84  33.12    127
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     860        7   12-31   11/95  21.88    175
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     817        9   12-31   06/90  15.87     84
MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814       16   12-31   09/92  23.87     68
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750       13   12-31   03/96  17.87    143
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     733       10   09-30   10/94  16.62    183
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     714        7   12-31   06/95  15.87    103
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     673       16   12-31   10/95  20.12     95
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641       14   06-30   07/94  20.25     83
TSBS   Trenton SB,FSB MHC of NJ(35.9)      OTC    Central NJ         Thrift     631       14   12-31   08/95  30.00    271
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     577 M      4   03-31   01/95  12.56     38
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     555       18   12-31   12/88  27.25     65
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     522       10   12-31   04/87  20.37     55
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     520        4   09-30   09/86  21.37     66
ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       505 M     10   07-31   10/95  20.00     72
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485        9   12-31   12/95  15.12     66
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     482 M      8   07-31   12/93  36.00     83
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       419        9   12-31   07/83  13.75     52
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     414        7   03-31   10/94  12.00     28
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     411        4   12-31   04/93  31.75     66
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     379        6   12-31   03/87  22.25     54
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     371        8   12-31   11/89  23.75     68
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363        8   09-30   06/88  21.25     33
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     357        9   12-31   01/95  20.25     48
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     337        4   09-30   08/87  27.00     45
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     324        6   06-30   03/87  21.37     44
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321        5   09-30   01/95  28.75     35

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-Atlantic Companies (continued)
----------------------------------
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308        4   09-30   09/93  40.00     24
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300        6   12-31   01/96  16.87     46
WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295        5   06-30   11/93  27.50     48
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288        4   09-30   04/96  19.25     58
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  17.87     54
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        4   09-30   04/96  16.75     79
FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282        5   09-30   08/94  22.75     39
LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  31.25    108
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  13.87     18
WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261        0   12-31   06/96  24.50     52
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     6.94     29
PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  18.62     37
GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244        7   12-31   03/95  24.25     79
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  16.87     47
ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  25.50     18
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217        4   04-30   11/94  24.25     43
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  20.00     34
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     212        6   06-30   02/87  24.50     35
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  16.50     53
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177        6   12-31   04/97  16.25     34
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  21.50     27
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159        4   09-30   10/96  17.25     25
SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  16.25     37
PRBC   Prestige Bancorp of PA              OTC                       Thrift     136        0   12-31   06/96  17.00     16
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  17.37     26
GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  14.37     32
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111        2   03-31   06/96  27.16     18
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  15.87     17
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.75     23
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      69        2   09-30   07/93  23.25      6
PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      50        3   12-31   07/96  16.25      9

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,565      155   12-31   01/88  56.19  2,595
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,097      107   06-30   12/84  45.00    970
FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,931      129   12-31   12/80  33.25  1,204
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,611       52   12-31   05/87  23.87    811
SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,673       42   06-30   01/94 107.75    992
MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236 M     20   12-31   01/90  31.75    489
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,098       33   03-31   01/92  47.50    410
GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,046       45   12-31   03/94  42.75    590
STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,575       14   12-31   08/94  25.62    415
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,926       33   03-31   07/92  27.75    251
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646       13   09-30   06/93  37.25    198
DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,609       37   12-31   02/85  20.37    167
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530 M     44   12-31   11/89  24.37    223
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,521       28   12-31   08/83  23.50    248
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   1,519 M     15   12/31     /    20.37    278
ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,404       14   09-30   07/92  34.00    182
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  36.00    180
AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,020       15   09-30   03/92  47.75    154
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     861       26   12-31   08/94  25.00    123
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     845       17   12-31   06/90  26.00    132
NASB   North American SB of MO             OTC    KS,MO              M.B.       737        7   09-30   09/85  52.00    116
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     708       25   06-30   12/89  19.00    154
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     683       16   06-30   01/88  31.50    107
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       673       22   12-31   07/92  14.00     60
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       653       13   03-31   01/88  17.75    134
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     638       20   12-31   12/83  13.31    118
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5   12-31   04/95  16.87     59
EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     603       13   12-31     /    15.00     76
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  26.87    111
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     567        7   12-31   06/94  25.00    105
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     562       19   06-30   04/92  24.12     72
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     552        9   06-30   10/95  15.37    144
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     535       12   12-31   05/96  21.12    103
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     525        4   12-31   03/96  16.00     89
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     497        5   06-30   02/92  44.25     93

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  23.87     67
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       490        7   12-31     /    18.25     59
FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     469       13   06-30   07/92  28.00     79
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     447        3   06-30     /    12.56     41
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     433       12   03-31   04/94  23.00     46
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427       12   12-31   03/92  27.50     35
FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     418       12   12-31   07/95  15.25     53
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     410        3   06-30   01/94  23.37     34
MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409        9   09-30   06/94  37.25     73
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     398        8   12-31   03/87  21.62     70
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     397        5   12-31   03/94  21.50     40
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     396        6   12-31   07/94  24.50     57
CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393        8   09-30   12/95  21.25     88
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     379        6   09-30   04/94  28.00     46
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     378        6   12-31   06/92  21.06     56
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     378       11   09-30   10/94  17.75     54
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     377        8   06-30   07/87  22.75     95
CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       375       12   09-30   09/93  18.75     51
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356 M      9   06-30   12/92  20.50     52
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        5   12-31   09/96  18.12    124
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347       10   12-31   08/95  14.87     78
HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     346       10   12-31   03/85  27.50     52
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342        9   12-31   01/93  30.37     43
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335        9   09-30   03/95  24.75     62
HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     332        9   12-31   06/90  17.00     29
SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     329        8   12-31   07/94  40.25     60
WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317        4   09-30   08/88  15.75     31
WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312        1   12-31   06/92  26.97     67
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288        6   09-30   07/87  25.00     57
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     287        6   06-30   11/90  27.75     32
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  18.25     47
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  26.75    109
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       270        1   06-30   04/87  36.50     25

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     257 M      5   09-30   10/94  24.00     48
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     254        6   03-31   06/93  24.00     54
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250 M      4   06-30   08/87   9.25     23
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     248        4   09-30   03/94  23.50     40
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     243        7   06-30   12/93  16.37     31
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     235        2   06-30   06/93  24.75     32
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230        4   12-31   02/93  24.75     30
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228        5   09-30   03/94  25.75     44
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     227        7   12-31   01/88  19.75     24
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     213        4   12-31   03/96  17.00     55
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     212 M      3   07-31   12/96  17.00     43
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208        3   09-30   04/95  18.00     47
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207        9   12-31   07/92  21.75     35
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  16.00     31
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     201        6   09-30   06/92  18.25     29
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     200        2   09-30   10/94  14.37     33
GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     200        4   06-30   04/95  22.00     69
HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      6   06-30   05/97  13.62     36
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     194        4   12-31   02/95  21.50     20
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     180        3   06-30   04/93  29.87     21
PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     178 M      5   09-30   05/94  25.62     54
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     176        3   12-31   06/95  17.00     30
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     176        3   12-31   08/96  16.75     41
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174        3   12-31   07/96  17.00     21
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173        2   06-30   03/93  23.50     42
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.87     29
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     165        3   12-31   04/97  15.12     31
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     164        6   06-30   12/93  24.00     26
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     164        6   06-30   08/93  17.00     36
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     163        4   12-31   04/95  22.50     29
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     156        3   06-30   03/95  18.62     33
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     150 M      2   06-30   04/95  25.00     36
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     147        4   12-31   11/92  36.50     13

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140        3   12-31   12/96  16.50     20
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137        3   12-31   06/95  18.00     32
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135        2   12-31   09/96  15.25     43
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     132        3   06-30   07/95  10.62     35
CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.00     18
MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128        3   09-30   03/94  16.87     24
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126        6   09-30   10/92   9.62     16
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121        4   12-31   12/93  24.75     12
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   12-31   12/93  22.62     23
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.00     22
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111        2   09-30   10/93  14.62     15
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  21.00     14
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.75     32
PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  15.50     28
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108        3   03-31   09/95  16.87     14
DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  17.37     35
MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  11.87     20
FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  24.00     41
CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  17.00     28
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97        2   09-30   06/95  12.25     18
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  16.00     13
CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  18.00     18
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  18.50     39
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  14.50     14
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      92        3   06-30   02/95  15.50     14
GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      92        1   06-30   01/94  14.25     14
INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  15.75     15
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  16.19     13
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89        2   06-30   08/95  12.75     17
PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86        2   09-30   09/96  17.00     25
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86        3   06-30   06/94  18.87      8
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86        2   06-30   01/94  22.00     17
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.63     23

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Mid-West Companies (continued)
------------------------------
FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85        2   12-31   10/93  19.25      8
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  15.75     20
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  12.00     11
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83        1   12-31   11/96  15.25     33
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      82        3   06-30   03/95  17.00     13
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81        1   09-30   02/95  20.87     17
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75        2   06-30   02/95  15.50     19
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  12.87      7
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.87     13
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.50     15
GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64        2   12-31   01/95  17.94     19
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  19.00     18
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2   09-30   06/95  19.12     14
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59        1   09-30   06/96  15.75     18
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  14.62     20
CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  11.87     11
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   June    04/96   8.50     21
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  20.50      6
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      43        1   06-30   07/96  17.00      8
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.50     15
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  14.50     10

New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,870       97   12-31   07/88  31.25  1,908
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944       77   12-31   12/86  57.75    692
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591      132   12-31   12/86  39.75  1,088
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013       19   09-30   02/87  36.37    228
CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859       43   12-31   02/87  21.25    279
SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435       24   12-31   02/95  33.00    184
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251       12   12-31   05/86  32.56    168

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

New England Companies (continued)
---------------------------------
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245       15   12-31   08/87  18.62    140
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090       11   12-31   10/95  26.50    171
MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  34.00    154
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021       12   03-31   01/97  20.12    175
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984       12   12-31   06/87  34.62     93
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       976       10   12-31   10/95  19.62    117
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905       14   12-31   05/86  53.31    143
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874       11   12-31   07/86  29.62    152
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824       14   12-31   06/96  24.50    130
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713       19   12-31   11/86  28.37    154
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  36.00     87
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606       15   12-31   12/81  35.75     82
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566       11   12-31   10/86   6.37     89
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  17.00     61
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515        5   12-31   07/86   3.97     66
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     502       11   12-31   07/86  39.00     75
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501        7   12-31   06/86  31.87     59
PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432        9   12-31   10/93  26.50     55
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428        3   12-31   07/86  31.75     80
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  24.50     55
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366        5   12-31   05/86  12.69     54
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358        6   12-31   07/86  18.37     69
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  12.25     47
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  20.87     41
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     315       10   12-31   05/86  19.37     40
NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  17.62     22
TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  17.37     27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218        5   12-31   12/88  25.75     34
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199        2   12-31   08/88  22.75     42
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  14.12     34
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187        5   12-31   11/86   5.06     33
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     152        7   12-31     /    11.00     15
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       140 M      8   12-31   06/93  12.50     15

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

New England Companies (continued)
---------------------------------
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     126        4   04-30   12/87  20.00     18
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       102        3   12-31     /    10.25      8
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94        2   09-30   03/96  17.62     26
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60        2   03-31   11/89  25.00      6


North-West Companies
--------------------

WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    48,764      290   12-31   03/83  64.00  8,087
WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,760       89   09-30   11/82  28.00  1,329
IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,833       31   12-31     /    38.75    311
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,686       41   06-30     /    19.62    109
FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  24.25    255
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728        7   09-30   10/95  19.87    199
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     519       12   03-31   08/86  15.87    118
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       432        6   12-31   12/85  20.50     55
CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352 M      6   06-30   08/92  12.75     33
RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       230        9   03-31   10/93  29.25     71
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     154 P      5   03-31   07/97  17.00     34
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  15.63     41


South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,667       32   09-30   11/83  36.00    229
LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,488       20   12-31   10/94  25.75    254
MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,353       63   06-30   03/91  27.37    376
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289       31    9-30   12/83  22.12    171
ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     939 M     25   12-31   04/95  25.37    175
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     895        8   06-30   12/95  16.81    289
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     848       10   03-31   04/86  17.50     99
VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  23.94    139
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710       15   12-31   08/92  50.37     83

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

South-East Companies (continued)
--------------------------------
PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665       19   12-31   12/85  21.50    114
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618       12   12-31   11/80  16.00     80
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559       11   12-31   10/94  32.00    145
CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503        9   09-30   09/90  25.00    116
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.75    158
CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     451       12   12-31   07/97  34.75     84
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406        9   09-30   04/95  18.37     63
COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352       17   03-31   08/91  27.50     41
FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  15.50     68
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  33.00     60
SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294        5   06-30   01/94  20.50     75
UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276        9   12-31   07/80  11.75     36
ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.75     59
PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256        5   09-30   10/96  52.50     79
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242        2   09-30   10/96  18.87     85
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    43.50     34
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222        4   12-31   12/86  15.50     32
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     209        1   09-30   03/96  17.25     80
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190       12   12-31     /     4.44      5
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  21.75     28
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175        3   09-30   04/96  18.62     80
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  24.25     43
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156        9   09-30   02/87   7.75     24
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  25.25     29
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     131        3   06-30   07/93  22.00     34
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123        3   12-31   04/97  16.00     55
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123        2   06-30   12/95  10.56     29
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     112        4   06-30   11/96  17.50     32
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.75     12
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.44     41
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 M      4   06-30   10/95  16.12     20
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     101        4   12-31   07/95  16.50     14

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

South-East Companies (continued)
--------------------------------
CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100 M      1   06-30   12/96  79.50     32
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97        2   09-30   02/95  16.75     14
SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79        1   12-31     /    12.00    103
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 M      1   09-30   12/96  16.25     18
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  18.62     36
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  23.00     16
MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      33        1   12-31   07/96  17.25     16

South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,964       40   12-31     /    32.50    162
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  33.75     28
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226        6   09-30   04/96  16.94     42
FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     177        7   03-31   11/91  17.75     20
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     113        2   09-30   01/95  19.53     20
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     105        3   12-31   08/86   6.50      8
GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87 M      1   06-30   06/95  18.75     16

Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,510       26   12-31   01/96  18.87    313
WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     956       35   06-30   01/94  23.25    129
GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       568       16   12-31   03/84  18.69    127
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 M      4   12-31   09/86  24.12     29
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89        2   12-31   09/93  23.50     14
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      54        1   09-30   03/96  14.87     14

Other Areas
-----------

NOTES: (1)  Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)

       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 18, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock   Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price   Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 09/18/97

                                 EXHIBIT III-2

                  Peer Group Market Area Comparative Analysis

                                  Exhibit III-2
                   Peer Group Market Area Comparative Analysis

                                                                                                                   1997 Estimated
                                                                                                                  Per Capita Income
                                                            Population      Proj.                         1997    ------------------
                                                           -------------    Pop.   1990-97    1997-2002  Median              % State
Institution                                County          1990     1997    2002   % Change   % Change    Age     Amount     Average
-----------                                ------          ----     ----    ----   --------   --------    ---     ------     -------
                                                          (000)    (000)


Bedford Bancshares of Bedford,VA           Bedford City      6        7        7        8.2%       4.1%    40.6   13,850       78.8%
CKF Bancorp of Danville, KY                Boyle            26       27       28        6.0%       3.9%    37.4   17,491      104.3%
Community Fin. Corp. of Staunton, VA       Staunton City    24       25       25        2.0%       1.4%    39.2   13,224       75.3%
FFBS Bancorp of Columbus, MS               Lowndes          59       62       63        3.9%       2.6%    31.5   15,528      115.6%
FFD Financial Corp. of Dover, OH           Tuscarawas       84       88       91        5.1%       3.4%    37.1   14,242       82.6%
First Bncshrs of Mountain Grove, MO        Wright           17       20       22       18.4%      10.7%    36.9   10,145       57.4%
First Lancaster Bncshrs of Lancaster, KY   Garrard          12       14       15       17.0%      10.0%    38.6   14,961       89.2%
Harrodsburg 1st Fin Bcrp of KY             Mercer           19       21       22        8.0%       5.1%    38.2   17,737      105.8%
KS Bancorp of Kenly NC                     Johnston         81      102      116       24.9%      13.8%    36.3   17,233       98.4%
Logansport Fin. Corp. of Logansport, IN    Cass             38       39       39        1.4%       1.0%    37.2   15,147       85.5%
London Financial Corp. of London, OH       Madison          37       42       45       12.4%       7.6%    35.9   16,029       93.0%
Marion Capital Holdings of Marion, IN      Grant            74       73       73       -1.2%      -0.8%    36.9   16,040       90.6%
Northeast Indiana Bncrp of IN              Huntington       35       37       39        5.3%       3.4%    34.8   17,522       98.9%
S. Carolina Comm. Bnshrs of SC             Fairfield        22       22       22       -0.1%      -0.1%    32.4   12,525       80.9%
Scotland Bancorp of Laurinburg, NC         Scotland         34       36       37        5.7%       3.7%    32.9   14,062       80.3%
Southern MO Bncrp of Popular Bluff, MO     Butler           39       40       41        4.0%       2.6%    38.0   12,411       70.3%
Stone Street Bancorp of Mocksville, NC     Davie            28       31       33       10.4%       6.5%    38.7   18,754      107.1%
Texarkana Fst. Fin. Corp of AR             Miller           38       39       39        1.2%       0.8%    33.9   12,612       93.4%
Twin City Bancorp of Bristol, TN           Sullivan        144      151      156        5.0%       3.3%    38.9   16,588       99.7%
                                                           ---      ---      ---        ----       ----    ----   ------       -----

                                           Averages:        43       46       48        7.2%       4.4%    36.6   15,058       89.8%
                                           Medians:         35       37       39        5.3%       3.4%    37.1   15,147       90.6%

Newport FS&LA of TN                        Cocke            29       32       34       10.0%       6.3%    37.8  $11,826       71.1%

                                                Deposit
                                                 Market         July 1997
Institution                                     Share(1)   Unemployment Rates
-----------                                     --------   ------------------
                                                           State      County
                                                           -----      ------
Bedford Bancshares of Bedford,VA                   22.9%    4.3%        3.8%
CKF Bancorp of Danville, KY                        12.3%    5.2%        3.4%
Community Fin. Corp. of Staunton, VA               18.1%    4.3%        2.8%
FFBS Bancorp of Columbus, MS                       17.7%    5.4%        6.7%
FFD Financial Corp. of Dover, OH                    5.3%    4.1%        3.9%
First Bncshrs of Mountain Grove, MO                30.0%    3.9%        7.5%
First Lancaster Bncshrs of Lancaster, KY           20.3%    5.2%        3.2%
Harrodsburg 1st Fin Bcrp of KY                     29.5%    5.2%        3.8%
KS Bancorp of Kenly NC                              9.0%    4.0%        2.3%
Logansport Fin. Corp. of Logansport, IN            11.5%    3.3%        3.6%
London Financial Corp. of London, OH                9.9%    4.1%        2.3%
Marion Capital Holdings of Marion, IN              18.1%    3.3%        4.6%
Northeast Indiana Bncrp of IN                      18.2%    3.3%        3.6%
S. Carolina Comm. Bnshrs of SC                     27.1%    5.1%       11.4%
Scotland Bancorp of Laurinburg, NC                 17.5%    4.0%        6.9%
Southern MO Bncrp of Popular Bluff, MO             14.1%    3.9%        4.5%
Stone Street Bancorp of Mocksville, NC             25.7%    4.0%        2.3%
Texarkana Fst. Fin. Corp of AR                     16.8%    5.8%        5.8%
Twin City Bancorp of Bristol, TN                    5.2%    5.9%        4.7%
                                                    ----    ----        ----

                                                   17.3%    4.4%        4.6%
                                                   17.7%    4.1%        3.8%

Newport FS&LA of TN                                19.1%    5.9%        5.4%

(1) Total institution deposits in headquarters county as percent of total county deposits at 6/30/97, excluding credit unions.

Sources:  CACI, Inc, SNL Securities

                                  EXHIBIT IV-1

                                 Stock Prices:
                            As of September 12, 1997

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                  Exhibit IV-1A
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(304)                     22.62   5,545   165.7        23.47   15.21   22.25    1.52  208.08    31.77
     NYSE Traded Companies(9)                      41.47  36,632 1,755.9        42.64   24.40   41.81   -1.06  298.48    37.75
     AMEX Traded Companies(17)                     18.99   3,580    80.4        20.59   13.56   18.80    0.82  266.94    24.14
     NASDAQ Listed OTC Companies(278)              22.19   4,589   115.8        22.99   15.00   21.79    1.66  196.02    32.01
     California Companies(21)                      27.88  18,905   797.6        28.76   16.71   27.90    0.21  141.74    37.81
     Florida Companies(6)                          27.20  13,098   361.6        28.40   16.22   26.97    1.34  169.47    36.55
     Mid-Atlantic Companies(59)                    23.64   6,380   160.9        24.39   15.08   23.20    1.45  186.85    40.12
     Mid-West Companies(147)                       21.14   3,474    93.8        21.92   14.60   20.71    1.96  231.07    28.48
     New England Companies(9)                      27.73   5,009   169.9        28.30   17.22   27.54   -0.04  383.42    42.08
     North-West Companies(7)                       23.15  12,610   337.1        24.17   17.08   23.37   -1.01  165.08    25.37
     South-East Companies(42)                      22.43   3,474    76.9        23.86   16.33   22.13    1.49  183.94    27.90
     South-West Companies(7)                       20.82   1,785    42.2        21.31   13.41   20.36    1.82   -3.70    26.85
     Western Companies (Excl CA)(6)                20.55   5,288   104.5        21.19   15.39   20.28    1.34  296.16    22.10
     Thrift Strategy(240)                          21.47   3,619    86.1        22.31   14.77   21.13    1.52  184.28    30.11
     Mortgage Banker Strategy(37)                  28.21  13,794   539.2        28.99   17.50   27.50    2.42  273.89    41.52
     Real Estate Strategy(11)                      24.29   7,817   213.7        25.39   14.90   24.55   -1.02  211.66    39.60
     Diversified Strategy(12)                      33.60  25,590   917.6        34.78   20.47   33.59   -0.11  197.51    34.00
     Retail Banking Strategy(4)                    16.72   3,472    64.5        18.31   11.88   16.22    3.46  363.15    22.61
     Companies Issuing Dividends(257)              22.78   5,402   165.4        23.66   15.40   22.38    1.64  219.48    30.80
     Companies Without Dividends(47)               21.66   6,391   167.0        22.35   14.12   21.51    0.83  131.74    38.30
     Equity/Assets LESS THAN 6%(23)                26.48  17,616   569.6        27.41   15.88   26.17    1.11  169.89    39.45
     Equity/Assets 6-12%(146)                      25.11   5,917   196.2        25.90   16.13   24.63    1.84  222.39    36.45
     Equity/Assets GREATER THAN 12%(135)           19.45   3,142    67.0        20.37   14.17   19.20    1.28  172.85    25.22
     Converted Last 3 Mths (no MHC)(5)             22.75   2,546    65.6        23.95   21.52   22.77   -0.53    0.00    -8.69
     Actively Traded Companies(41)                 31.74  17,223   676.0        32.52   19.66   31.25    1.96  233.64    42.37
     Market Value Below $20 Million(59)            16.75     892    14.0        17.49   12.35   16.66    0.66  227.31    24.20
     Holding Company Structure(269)                22.64   5,342   165.3        23.49   15.33   22.27    1.60  191.52    30.66
     Assets Over $1 Billion(62)                    32.92  17,408   628.7        33.87   20.44   32.30    1.77  243.47    36.81
     Assets $500 Million-$1 Billion(49)            21.86   5,578   108.9        22.77   13.99   21.44    2.06  235.79    39.54
     Assets $250-$500 Million(68)                  22.76   2,547    54.6        23.52   15.32   22.28    2.07  184.53    34.97
     Assets less than $250 Million(125)            17.93   1,446    24.9        18.78   13.14   17.77    0.92  128.41    24.32
     Goodwill Companies(124)                       26.37   9,162   284.3        27.21   16.89   25.86    1.73  235.83    35.21
     Non-Goodwill Companies(178)                   20.08   3,074    84.8        20.96   14.09   19.81    1.42  166.44    29.29
     Acquirors of FSLIC Cases(10)                  35.94  33,589 1,575.3        36.72   21.70   36.02   -0.12  288.24    40.79

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                             Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     --------------------------------------------
     SAIF-Insured Thrifts(304)                        0.85    1.17   15.92   15.45   156.64
     NYSE Traded Companies(9)                         1.96    2.77   20.08   19.19   358.54
     AMEX Traded Companies(17)                        0.55    0.84   15.57   15.39   109.25
     NASDAQ Listed OTC Companies(278)                 0.84    1.14   15.80   15.32   152.57
     California Companies(21)                         0.96    1.43   17.01   16.41   262.00
     Florida Companies(6)                             0.98    0.88   13.56   12.84   185.50
     Mid-Atlantic Companies(59)                       0.98    1.39   16.30   15.66   172.56
     Mid-West Companies(147)                          0.82    1.09   15.77   15.43   136.67
     New England Companies(9)                         0.81    1.40   17.48   16.28   242.59
     North-West Companies(7)                          0.91    1.21   14.25   13.72   140.82
     South-East Companies(42)                         0.74    1.00   15.43   15.10   123.57
     South-West Companies(7)                          0.66    1.19   16.36   15.47   218.19
     Western Companies (Excl CA)(6)                   0.89    1.05   15.96   15.27   106.34
     Thrift Strategy(240)                             0.80    1.11   16.06   15.66   141.09
     Mortgage Banker Strategy(37)                     1.16    1.51   16.17   15.15   236.48
     Real Estate Strategy(11)                         0.90    1.39   14.30   14.00   220.08
     Diversified Strategy(12)                         1.60    1.86   14.01   13.46   198.90
     Retail Banking Strategy(4)                       0.18   -0.01   13.11   12.67   168.59
     Companies Issuing Dividends(257)                 0.92    1.23   16.03   15.51   153.37
     Companies Without Dividends(47)                  0.48    0.81   15.28   15.05   176.09
     Equity/Assets LESS THAN 6%(23)                   0.97    1.57   13.79   12.92   286.58
     Equity/Assets 6-12%(146)                         1.03    1.39   16.35   15.63   197.33
     Equity/Assets GREATER THAN 12%(135)              0.66    0.88   15.84   15.68    93.82
     Converted Last 3 Mths (no MHC)(5)                0.67    0.70   19.07   19.00    96.56
     Actively Traded Companies(41)                    1.46    2.01   17.59   16.95   236.50
     Market Value Below $20 Million(59)               0.51    0.81   15.19   15.11   115.95
     Holding Company Structure(269)                   0.83    1.15   16.18   15.73   154.08
     Assets Over $1 Billion(62)                       1.33    1.84   17.92   16.65   253.12
     Assets $500 Million-$1 Billion(49)               0.90    1.12   14.23   13.75   156.24
     Assets $250-$500 Million(68)                     0.85    1.19   16.63   16.12   167.04
     Assets less than $250 Million(125)               0.61    0.86   15.25   15.18   105.59
     Goodwill Companies(124)                          1.09    1.43   16.57   15.41   204.49
     Non-Goodwill Companies(178)                      0.70    1.00   15.49   15.49   124.55
     Acquirors of FSLIC Cases(10)                     1.66    2.43   18.85   17.79   305.74

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(66)                       25.14   7,838   213.1        25.93   15.68   24.85    1.42  217.77    39.74
     NYSE Traded Companies(3)                      35.60  52,819 1,679.2        38.23   21.66   35.75    3.44  308.78    42.48
     AMEX Traded Companies(6)                      22.94   4,007    90.3        23.74   14.63   23.04    0.04  111.88    43.33
     NASDAQ Listed OTC Companies(57)               24.77   5,554   138.3        25.45   15.44   24.41    1.46  226.71    39.12
     California Companies(4)                       21.03   5,592   124.6        21.94   11.59   19.89    5.22  513.78    44.69
     Mid-Atlantic Companies(17)                    26.60  17,448   505.8        28.02   16.41   27.06   -1.07  136.67    34.71
     Mid-West Companies(2)                         11.87     942    11.2        12.50    9.12   11.87    0.00    0.00    17.29
     New England Companies(34)                     24.92   4,618   120.3        25.45   15.18   24.30    2.49  235.38    44.40
     North-West Companies(4)                       20.21   6,879   142.7        21.21   13.31   20.21    0.41  101.74    32.01
     South-East Companies(5)                       30.97   2,083    45.0        31.27   22.47   30.92    0.30    0.00    31.06
     Thrift Strategy(44)                           25.61   4,837   154.3        26.41   16.25   25.48    0.88  209.00    39.05
     Mortgage Banker Strategy(9)                   25.22  25,700   560.9        25.93   15.22   24.26    3.87  240.82    43.39
     Real Estate Strategy(6)                       19.16   4,200    78.0        19.75   11.55   19.12    0.76  333.31    33.14
     Diversified Strategy(7)                       25.82  10,955   328.3        26.85   14.80   24.95    3.05  158.95    46.46
     Companies Issuing Dividends(54)               26.51   8,326   234.0        27.34   16.72   26.29    1.04  209.89    38.93
     Companies Without Dividends(12)               17.69   5,184    99.4        18.28   10.01   17.01    3.49  296.52    44.09
     Equity/Assets LESS THAN 6%(5)                 16.66  30,528   601.8        16.87    8.97   16.48    1.25  132.29    70.40
     Equity/Assets 6-12%(45)                       26.97   6,117   204.4        27.80   16.40   26.56    1.95  232.78    40.00
     Equity/Assets GREATER THAN 12%(16)            22.63   6,264   131.9        23.48   15.60   22.63    0.08   38.97    30.28
     Actively Traded Companies(20)                 27.47  11,723   292.4        27.75   16.59   26.37    4.24  270.43    41.77
     Market Value Below $20 Million(7)             16.98     901    14.6        17.21   11.17   16.46    2.73  188.73    25.97
     Holding Company Structure(43)                 25.27   6,631   172.0        25.95   16.00   25.03    1.10  217.60    37.54
     Assets Over $1 Billion(17)                    30.55  22,573   677.1        31.60   18.31   30.08    2.59  220.20    42.47
     Assets $500 Million-$1 Billion(16)            27.64   4,964   110.6        28.39   17.06   27.26    1.11  200.95    40.66
     Assets $250-$500 Million(14)                  20.00   3,098    58.1        20.99   12.71   20.24   -0.80  249.78    33.77
     Assets less than $250 Million(19)             22.23   1,492    29.0        22.68   14.50   21.76    2.49  202.68    41.53
     Goodwill Companies(31)                        26.30  12,018   344.7        27.21   16.36   26.00    1.67  212.06    40.61
     Non-Goodwill Companies(35)                    24.13   4,198    98.4        24.81   15.08   23.85    1.20  227.76    39.02

                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                              Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(66)                          1.63    1.62   15.80   14.99   155.94
     NYSE Traded Companies(3)                         1.93    1.92   19.07   14.47   239.94
     AMEX Traded Companies(6)                         1.14    1.11   16.02   13.92   167.23
     NASDAQ Listed OTC Companies(57)                  1.67    1.66   15.57   15.16   149.42
     California Companies(4)                          1.94    1.87   12.67   12.66   131.21
     Mid-Atlantic Companies(17)                       1.27    1.35   16.32   14.46   170.61
     Mid-West Companies(2)                            0.21    0.32   12.77   12.04    50.95
     New England Companies(34)                        1.92    1.86   14.64   14.08   169.78
     North-West Companies(4)                          1.17    1.14   11.98   11.61   108.54
     South-East Companies(5)                          1.28    1.33   26.59   26.59    98.18
     Thrift Strategy(44)                              1.57    1.55   16.80   15.86   152.52
     Mortgage Banker Strategy(9)                      1.51    1.57   14.44   14.00   187.42
     Real Estate Strategy(6)                          1.52    1.45   11.02   11.01   129.69
     Diversified Strategy(7)                          2.42    2.39   13.09   12.28   161.61
     Companies Issuing Dividends(54)                  1.56    1.55   16.59   15.65   163.14
     Companies Without Dividends(12)                  2.01    1.97   11.50   11.41   116.75
     Equity/Assets LESS THAN 6%(5)                    1.13    1.04    7.41    7.19   136.87
     Equity/Assets 6-12%(45)                          1.92    1.89   15.68   14.56   185.36
     Equity/Assets GREATER THAN 12%(16)               1.00    1.07   18.34   18.21    84.55
     Actively Traded Companies(20)                    1.93    1.86   15.82   15.06   184.62
     Market Value Below $20 Million(7)                1.39    1.44   14.59   14.29   124.77
     Holding Company Structure(43)                    1.60    1.59   16.19   15.52   142.25
     Assets Over $1 Billion(17)                       1.85    1.85   15.65   14.14   186.03
     Assets $500 Million-$1 Billion(16)               1.91    1.84   16.93   15.63   189.48
     Assets $250-$500 Million(14)                     1.21    1.21   13.12   12.96   128.07
     Assets less than $250 Million(19)                1.52    1.54   17.04   16.80   120.83
     Goodwill Companies(31)                           1.60    1.58   15.68   13.95   187.78
     Non-Goodwill Companies(35)                       1.65    1.65   15.91   15.91   128.22

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)                      25.84   4,892    51.2        26.96   13.73   25.93   -0.44  279.90    71.05
     BIF-Insured Thrifts(2)                        27.75  32,163   390.0        28.00   12.29   26.85    3.02  297.08    98.09
     NASDAQ Listed OTC Companies(23)               26.05   7,922    88.8        27.08   13.57   26.03   -0.06  285.62    74.66
     Florida Companies(3)                          29.19   5,931    82.4        30.50   15.63   30.31   -3.60    0.00    52.66
     Mid-Atlantic Companies(10)                    25.85   6,389    60.0        26.54   12.56   25.69    0.11  240.00   103.44
     Mid-West Companies(7)                         24.44   2,029    21.7        26.04   14.11   24.58   -0.31  319.79    55.27
     New England Companies(1)                      31.25  61,053   764.2        31.25   15.33   29.19    7.06  297.08    62.34
     Thrift Strategy(21)                           25.74   4,796    49.1        26.83   13.47   25.84   -0.48  279.90    75.54
     Diversified Strategy(1)                       31.25  61,053   764.2        31.25   15.33   29.19    7.06  297.08    62.34
     Companies Issuing Dividends(22)               26.59   8,225    92.8        27.68   13.57   26.60   -0.24  285.62    74.66
     Companies Without Dividends(1)                16.87   2,760    21.0        16.87   13.62   16.37    3.05    0.00     0.00
     Equity/Assets 6-12%(16)                       27.72   9,991   114.5        28.88   13.87   27.78   -0.52  285.62    76.11
     Equity/Assets >12%(7)                         21.70   2,542    22.1        22.37   12.80   21.47    1.15    0.00    68.85
     Actively Traded Companies(1)                  34.00   7,264   115.7        34.00   14.77   31.00    9.68  240.00    83.78
     Holding Company Structure(1)                  34.00   7,264   115.7        34.00   14.77   31.00    9.68  240.00    83.78
     Assets Over $1 Billion(5)                     33.69  25,729   295.4        34.13   14.09   32.58    3.58  268.54    94.36
     Assets $500 Million-$1 Billion(3)             29.19   5,931    82.4        30.50   15.63   30.31   -3.60    0.00    52.66
     Assets $250-$500 Million(5)                   27.81   2,541    30.8        30.00   15.23   27.75    0.13  319.79    61.47
     Assets less than $250 Million(10)             20.56   2,207    16.2        21.23   11.97   20.83   -1.09    0.00    78.25
     Goodwill Companies(9)                         31.67  18,753   217.7        33.29   15.35   31.03    2.02  285.62    79.09
     Non-Goodwill Companies(14)                    23.24   2,507    24.4        23.97   12.68   23.53   -1.10    0.00    71.70
     MHC Institutions(23)                          26.05   7,922    88.8        27.08   13.57   26.03   -0.06  285.62    74.66
     MHC Converted Last 3 Months(1)                16.87   2,760    21.0        16.87   13.62   16.37    3.05    0.00     0.00

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)                          0.55    0.87   12.37   12.12   119.03
     BIF-Insured Thrifts(2)                            0.81    0.73    9.79    9.78   101.80
     NASDAQ Listed OTC Companies(23)                   0.58    0.86   12.08   11.86   117.12
     Florida Companies(3)                              0.62    0.94   13.91   13.87   142.53
     Mid-Atlantic Companies(10)                        0.44    0.71   11.63   11.22   102.82
     Mid-West Companies(7)                             0.64    1.02   12.33   12.31   128.13
     New England Companies(1)                          1.39    1.03   10.93   10.92   128.90
     Thrift Strategy(21)                               0.53    0.85   12.15   11.91   116.42
     Diversified Strategy(1)                           1.39    1.03   10.93   10.92   128.90
     Companies Issuing Dividends(22)                   0.59    0.87   11.94   11.71   119.13
     Companies Without Dividends(1)                    0.32    0.67   14.36   14.36    82.97
     Equity/Assets 6-12%(16)                           0.63    0.93   12.16   11.85   134.48
     Equity/Assets >12%(7)                             0.45    0.68   11.87   11.87    71.96
     Actively Traded Companies(1)                      0.80    1.25   13.39   11.94   142.18
     Holding Company Structure(1)                      0.80    1.25   13.39   11.94   142.18
     Assets Over $1 Billion(5)                         0.89    1.02   11.85   10.91   135.68
     Assets $500 Million-$1 Billion(3)                 0.62    0.94   13.91   13.87   142.53
     Assets $250-$500 Million(5)                       0.76    1.19   13.04   13.01   148.11
     Assets less than $250 Million(10)                 0.32    0.59   11.26   11.26    85.99
     Goodwill Companies(9)                             0.79    1.01   12.25   11.59   142.66
     Non-Goodwill Companies(14)                        0.47    0.78   11.99   11.99   104.34
     MHC Institutions(23)                              0.58    0.86   12.08   11.86   117.12
     MHC Converted Last 3 Months(1)                    0.32    0.67   14.36   14.36    82.97


(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             54.62  97,336 5,316.5        55.12   26.00   54.56    0.11  191.31    68.06
     CSA   Coast Savings Financial of CA           48.62  18,616   905.1        49.87   31.12   49.50   -1.78  320.59    32.77
     CFB   Commercial Federal Corp. of NE          45.00  21,553   969.9        46.00   26.42   45.12   -0.27  ***.**    40.63
     DME   Dime Bancorp, Inc. of NY*               20.50 103,719 2,126.2        20.50   12.87   20.19    1.54  103.78    38.98
     DSL   Downey Financial Corp. of CA            23.00  26,733   614.9        23.75   15.40   22.75    1.10  111.79    23.06
     FRC   First Republic Bancorp of CA*           27.62   9,693   267.7        27.62   14.87   23.81   16.00  513.78    64.90
     FED   FirstFed Fin. Corp. of CA               33.69  10,575   356.3        34.87   19.25   34.38   -2.01  108.61    53.14
     GSB   Glendale Fed. Bk, FSB of CA             30.81  50,349 1,551.3        30.94   17.50   30.94   -0.42   89.60    32.52
     GDW   Golden West Fin. Corp. of CA            86.00  56,739 4,879.6        87.37   55.50   85.75    0.29  228.37    36.25
     GPT   GreenPoint Fin. Corp. of NY*            58.69  45,044 2,643.6        66.56   37.25   63.25   -7.21    N.A.    23.56
     NYB   New York Bancorp, Inc. of NY            30.31  21,591   654.4        32.00   15.12   31.37   -3.38  327.50    56.48
     WES   Westcorp Inc. of Orange CA              21.19  26,195   555.1        23.87   13.25   21.88   -3.15  189.09    -3.15


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              21.75   2,731    59.4        22.25   13.12   21.88   -0.59    N.A.    46.27
     BKC   American Bank of Waterbury CT*          35.75   2,306    82.4        39.00   25.87   37.25   -4.03   90.67    27.68
     BFD   BostonFed Bancorp of MA                 19.62   5,947   116.7        19.94   12.87   18.87    3.97    N.A.    33.02
     CFX   CFX Corp of NH*                         21.25  13,144   279.3        21.25   13.81   20.69    2.71   78.57    37.10
     CNY   Carver Bancorp, Inc. of NY              12.00   2,314    27.8        13.37    7.37   12.00    0.00   92.00    45.45
     CBK   Citizens First Fin.Corp. of IL          18.25   2,594    47.3        18.25   11.12   17.37    5.07    N.A.    27.00
     ESX   Essex Bancorp of VA(8)                   4.44   1,057     4.7         4.44    1.00    1.94  128.87  -73.49   102.74
     FCB   Falmouth Co-Op Bank of MA*              17.62   1,455    25.6        17.75   11.25   17.25    2.14    N.A.    34.30
     FAB   FirstFed America Bancorp of MA          20.12   8,707   175.2        20.50   13.62   20.00    0.60    N.A.     N.A.
     GAF   GA Financial Corp. of PA                17.87   7,985   142.7        19.50   12.37   18.50   -3.41    N.A.    18.19
     JSB   JSB Financial, Inc. of NY               47.94   9,845   472.0        49.37   35.00   47.19    1.59  316.87    26.16
     KNK   Kankakee Bancorp of IL                  30.37   1,425    43.3        30.75   20.37   30.00    1.23  203.70    22.71
     KYF   Kentucky First Bancorp of KY            12.75   1,319    16.8        15.12   10.56   12.87   -0.93    N.A.    17.30
     MBB   MSB Bancorp of Middletown NY*           23.87   2,844    67.9        24.19   15.50   23.69    0.76  138.70    21.66
     PDB   Piedmont Bancorp of NC                  10.56   2,751    29.1        19.12    9.25   10.69   -1.22    N.A.     0.57
     SSB   Scotland Bancorp of NC                  18.62   1,914    35.6        19.25   12.62   18.25    2.03    N.A.    31.87
     SZB   SouthFirst Bancshares of AL             16.75     848    14.2        17.25   12.25   16.00    4.69    N.A.    26.42
     SRN   Southern Banc Company of AL             16.12   1,230    19.8        16.37   12.25   16.00    0.75    N.A.    22.87
     SSM   Stone Street Bancorp of NC              21.44   1,898    40.7        27.25   17.50   21.31    0.61    N.A.     4.59
     TSH   Teche Holding Company of LA             18.37   3,438    63.2        19.37   12.87   18.50   -0.70    N.A.    27.84
     FTF   Texarkana Fst. Fin. Corp of AR          24.25   1,790    43.4        24.87   13.62   24.75   -2.02    N.A.    55.15
     THR   Three Rivers Fin. Corp. of MI           16.19     824    13.3        16.62   12.62   16.25   -0.37    N.A.    15.64
     TBK   Tolland Bank of CT*                     17.37   1,560    27.1        18.00    8.25   17.50   -0.74  139.59    93.00
     WSB   Washington SB, FSB of MD                 6.94   4,247    29.5         7.37    4.38    7.00   -0.86  455.20    42.51


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             36.50     698    25.5        36.50   27.14   35.00    4.29    N.A.    28.07
     AFED  AFSALA Bancorp, Inc. of NY              17.25   1,455    25.1        17.25   11.31   16.50    4.55    N.A.    43.75
     ALBK  ALBANK Fin. Corp. of Albany NY          44.25  12,825   567.5        44.75   27.37   39.87   10.99   90.32    41.06
     AMFC  AMB Financial Corp. of IN               14.50     964    14.0        15.00   10.50   14.50    0.00    N.A.     9.43
     ASBP  ASB Financial Corp. of OH               13.00   1,721    22.4        18.25   11.50   13.12   -0.91    N.A.     0.00
     ABBK  Abington Savings Bank of MA*            31.87   1,852    59.0        33.00   16.75   31.75    0.38  381.42    63.44
     AABC  Access Anytime Bancorp of NM             6.50   1,193     7.8         6.88    5.25    6.50    0.00   -3.70    18.18
     AFBC  Advance Fin. Bancorp of WV              15.87   1,084    17.2        16.25   12.75   15.75    0.76    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 47.75   3,234   154.4        49.00   31.25   43.50    9.77  419.02    48.06
     AFCB  Affiliated Comm BC, Inc of MA           26.50   6,465   171.3        27.12   16.00   26.87   -1.38    N.A.    54.97
     ALBC  Albion Banc Corp. of Albion NY          23.25     250     5.8        24.25   16.50   23.25    0.00   78.85    38.81

                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                              Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                1.98    3.16   20.35   17.34   488.33
     CSA   Coast Savings Financial of CA              0.99    2.48   24.06   23.76   488.97
     CFB   Commercial Federal Corp. of NE             2.05    2.89   19.77   17.53   329.27
     DME   Dime Bancorp, Inc. of NY*                  1.05    1.33   10.21    9.74   193.67
     DSL   Downey Financial Corp. of CA               0.86    1.43   15.26   15.05   220.16
     FRC   First Republic Bancorp of CA*              1.56    1.33   16.56   16.55   230.89
     FED   FirstFed Fin. Corp. of CA                  1.13    2.07   19.14   18.93   396.52
     GSB   Glendale Fed. Bk, FSB of CA                0.79    1.85   17.81   15.83   322.12
     GDW   Golden West Fin. Corp. of CA               6.74    8.22   43.90   43.90   689.03
     GPT   GreenPoint Fin. Corp. of NY*               3.17    3.09   30.44   17.11   295.27
     NYB   New York Bancorp, Inc. of NY               1.98    2.32    7.73    7.73   152.08
     WES   Westcorp Inc. of Orange CA                 1.11    0.55   12.71   12.67   140.42


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                 0.47    0.47   16.70   16.70    95.82
     BKC   American Bank of Waterbury CT*             3.13    2.69   21.77   20.90   262.73
     BFD   BostonFed Bancorp of MA                    0.74    0.96   14.42   13.94   164.10
     CFX   CFX Corp of NH*                            1.10    1.31   10.52    9.84   141.44
     CNY   Carver Bancorp, Inc. of NY                -0.74    0.01   14.93   14.32   178.81
     CBK   Citizens First Fin.Corp. of IL             0.30    0.59   14.74   14.74   104.69
     ESX   Essex Bancorp of VA(8)                    -0.05    0.05    0.49    0.31   179.83
     FCB   Falmouth Co-Op Bank of MA*                 0.52    0.49   15.40   15.40    64.49
     FAB   FirstFed America Bancorp of MA            -0.21    0.50   14.26   14.26   117.25
     GAF   GA Financial Corp. of PA                   0.80    1.02   14.25   14.10    93.89
     JSB   JSB Financial, Inc. of NY                  2.78    2.65   35.54   35.54   155.52
     KNK   Kankakee Bancorp of IL                     1.62    2.02   26.59   24.99   239.77
     KYF   Kentucky First Bancorp of KY               0.58    0.75   11.17   11.17    67.44
     MBB   MSB Bancorp of Middletown NY*              0.49    0.51   21.15   10.38   286.18
     PDB   Piedmont Bancorp of NC                    -0.19    0.30    7.42    7.42    44.62
     SSB   Scotland Bancorp of NC                     0.51    0.62   13.44   13.44    36.30
     SZB   SouthFirst Bancshares of AL               -0.03    0.25   16.06   16.06   114.72
     SRN   Southern Banc Company of AL                0.13    0.44   14.42   14.27    85.35
     SSM   Stone Street Bancorp of NC                 0.80    0.96   16.13   16.13    55.91
     TSH   Teche Holding Company of LA                0.78    1.08   15.53   15.53   118.17
     FTF   Texarkana Fst. Fin. Corp of AR             1.31    1.62   15.03   15.03    95.73
     THR   Three Rivers Fin. Corp. of MI              0.61    0.88   15.22   15.22   110.64
     TBK   Tolland Bank of CT*                        1.11    1.16   10.60   10.30   152.71
     WSB   Washington SB, FSB of MD                   0.30    0.44    5.05    5.05    60.83


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                1.18    0.50   32.00   31.34   387.52
     AFED  AFSALA Bancorp, Inc. of NY                 0.82    0.82   14.74   14.74   109.40
     ALBK  ALBANK Fin. Corp. of Albany NY             2.29    2.82   25.85   22.59   280.88
     AMFC  AMB Financial Corp. of IN                  0.66    0.73   14.61   14.61    97.70
     ASBP  ASB Financial Corp. of OH                  0.39    0.56   10.15   10.15    65.23
     ABBK  Abington Savings Bank of MA*               2.16    1.92   18.73   16.87   270.66
     AABC  Access Anytime Bancorp of NM              -0.45   -0.11    6.53    6.53    87.72
     AFBC  Advance Fin. Bancorp of WV                 0.35    0.71   14.76   14.76    95.55
     AADV  Advantage Bancorp of WI                    1.27    2.81   29.05   27.16   315.25
     AFCB  Affiliated Comm BC, Inc of MA              1.53    1.74   16.49   16.40   168.67
     ALBC  Albion Banc Corp. of Albion NY             0.27    0.96   23.96   23.96   274.51

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                    34.00   5,345   181.7        34.00   23.25   33.62    1.13  240.00    36.00
     ATSB  AmTrust Capital Corp. of IN             12.87     526     6.8        13.00    8.75   12.75    0.94    N.A.    28.70
     AHCI  Ambanc Holding Co., Inc. of NY*         15.12   4,392    66.4        16.62    9.75   15.63   -3.26    N.A.    34.40
     ASBI  Ameriana Bancorp of IN                  21.62   3,230    69.8        22.00   13.50   22.00   -1.73  134.24    35.13
     AFFFZ America First Fin. Fund of CA(8)        40.37   6,011   242.7        40.37   28.00   40.12    0.62  115.31    33.45
     ANBK  American Nat'l Bancorp of MD(8)         20.00   3,613    72.3        20.00   11.37   19.62    1.94    N.A.    65.02
     ABCW  Anchor Bancorp Wisconsin of WI          27.75   9,049   251.1        27.75   16.50   27.37    1.39   88.90    55.29
     ANDB  Andover Bancorp, Inc. of MA*            32.56   5,148   167.6        32.56   20.52   30.75    5.89  202.88    27.09
     ASFC  Astoria Financial Corp. of NY           48.37  20,978 1,014.7        49.37   27.37   48.50   -0.27   84.27    31.19
     AVND  Avondale Fin. Corp. of IL               16.87   3,495    59.0        18.50   12.75   14.62   15.39    N.A.    -1.46
     BKCT  Bancorp Connecticut of CT*              31.75   2,534    80.5        32.75   21.25   32.00   -0.78  262.86    41.11
     BPLS  Bank Plus Corp. of CA                   11.37  19,308   219.5        13.75    9.62   11.62   -2.15    N.A.    -1.13
     BWFC  Bank West Fin. Corp. of MI              18.62   1,753    32.6        18.62   10.25   18.25    2.03    N.A.    75.33
     BANC  BankAtlantic Bancorp of FL              12.56  22,473   282.3        17.12   12.12   12.50    0.48  201.92    -6.06
     BKUNA BankUnited SA of FL                     12.87   8,869   114.1        12.87    7.75   12.37    4.04  137.02    28.70
     BVCC  Bay View Capital Corp. of CA            26.50  12,979   343.9        28.62   17.50   26.56   -0.23   34.18    25.06
     FSNJ  Bayonne Banchsares of NJ                12.56   3,064    17.6        12.75    5.11   12.22    2.78    N.A.    60.20
     BFSB  Bedford Bancshares of VA                25.25   1,142    28.8        25.25   16.50   24.00    5.21  140.48    43.30
     BFFC  Big Foot Fin. Corp. of IL               17.00   2,513    42.7        17.75   12.31   17.12   -0.70    N.A.    30.77
     BSBC  Branford SB of CT(8)*                    5.06   6,559    33.2         5.12    3.19    5.06    0.00  138.68    30.75
     BYFC  Broadway Fin. Corp. of CA               11.00     835     9.2        11.25    9.00   10.75    2.33    N.A.    18.92
     CBES  CBES Bancorp of MO                      18.00   1,025    18.5        18.00   12.62   17.75    1.41    N.A.    26.32
     CCFH  CCF Holding Company of GA               16.50     820    13.5        17.12   12.50   17.00   -2.94    N.A.    11.86
     CENF  CENFED Financial Corp. of CA            36.12   5,729   206.9        36.12   21.82   36.00    0.33  130.36    35.84
     CFSB  CFSB Bancorp of Lansing MI              26.00   5,096   132.5        27.00   16.36   26.50   -1.89  188.89    46.64
     CKFB  CKF Bancorp of Danville KY              19.00     925    17.6        20.75   17.50   19.00    0.00    N.A.    -6.17
     CNSB  CNS Bancorp of MO                       17.00   1,653    28.1        17.50   12.50   17.00    0.00    N.A.    12.43
     CSBF  CSB Financial Group Inc of IL*          11.87     942    11.2        12.50    9.12   11.87    0.00    N.A.    17.29
     CBCI  Calumet Bancorp of Chicago IL           44.25   2,111    93.4        44.25   27.75   43.37    2.03  118.52    33.08
     CAFI  Camco Fin. Corp. of OH                  18.25   3,214    58.7        19.25   14.05   17.75    2.82    N.A.    20.70
     CMRN  Cameron Fin. Corp. of MO                18.00   2,627    47.3        18.00   14.50   17.75    1.41    N.A.    12.50
     CAPS  Capital Savings Bancorp of MO           16.37   1,892    31.0        18.25    9.62   15.75    3.94   23.55    25.92
     CFNC  Carolina Fincorp of NC*                 17.50   1,851    32.4        17.87   13.00   17.62   -0.68    N.A.    30.89
     CASB  Cascade SB of Everett WA(8)             12.75   2,571    32.8        16.80   10.40   12.75    0.00   -0.39    -1.16
     CATB  Catskill Fin. Corp. of NY*              16.75   4,720    79.1        17.00   11.50   16.25    3.08    N.A.    19.64
     CNIT  Cenit Bancorp of Norfolk VA             50.37   1,650    83.1        52.75   38.50   49.75    1.25  217.19    21.37
     CEBK  Central Co-Op. Bank of MA*              20.87   1,965    41.0        21.25   14.75   21.00   -0.62  297.52    19.26
     CENB  Century Bancshares of NC*               79.50     407    32.4        79.50   62.00   79.50    0.00    N.A.    22.31
     CBSB  Charter Financial Inc. of IL            21.25   4,150    88.2        21.50   11.87   21.00    1.19    N.A.    70.00
     COFI  Charter One Financial of OH             56.19  46,186 2,595.2        57.94   37.12   56.25   -0.11  221.09    33.79
     CVAL  Chester Valley Bancorp of PA            21.37   2,059    44.0        23.00   13.90   21.00    1.76   88.61    51.56
     CTZN  CitFed Bancorp of Dayton OH             47.50   8,638   410.3        47.50   25.00   45.75    3.83  427.78    43.94
     CLAS  Classic Bancshares of KY                14.00   1,305    18.3        15.00   11.25   14.25   -1.75    N.A.    20.48
     CMSB  Cmnwealth Bancorp of PA                 17.62  17,096   301.2        17.62   10.87   17.19    2.50    N.A.    17.47
     CBSA  Coastal Bancorp of Houston TX           32.50   4,972   161.6        32.50   19.62   30.12    7.90    N.A.    42.11
     CFCP  Coastal Fin. Corp. of SC                25.00   4,641   116.0        27.75   14.25   23.37    6.97  150.00    58.73
     CMSV  Commty. Svgs, MHC of FL (48.5)          31.12   5,090    76.9        32.75   16.25   32.75   -4.98    N.A.    51.80
     CFTP  Community Fed. Bancorp of MS            17.25   4,629    79.9        20.00   13.37   17.75   -2.82    N.A.     1.47
     CFFC  Community Fin. Corp. of VA              21.75   1,275    27.7        23.50   20.50   21.75    0.00  210.71     4.82
     CFBC  Community First Bnkg Co. of GA          34.75   2,414    83.9        34.87   31.87   34.38    1.08    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            15.50     929    14.4        16.00   10.33   15.50    0.00    N.A.    36.80
     COOP  Cooperative Bk.for Svgs. of NC          27.50   1,492    41.0        28.00   18.00   28.00   -1.79  175.00    35.80
     CRZY  Crazy Woman Creek Bncorp of WY          14.87     955    14.2        14.87   11.00   14.62    1.71    N.A.    23.92
     DNFC  D&N Financial Corp. of MI               20.37   8,191   166.9        21.00   13.75   20.50   -0.63  132.80    21.61
     DCBI  Delphos Citizens Bancorp of OH          17.37   2,039    35.4        17.37   11.75   16.75    3.70    N.A.    44.75

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                        0.91    1.33   23.40   23.11   262.72
     ATSB  AmTrust Capital Corp. of IN                 0.40    0.26   13.73   13.58   135.04
     AHCI  Ambanc Holding Co., Inc. of NY*            -0.64   -0.67   14.29   14.29   110.42
     ASBI  Ameriana Bancorp of IN                      0.75    1.05   13.49   13.48   123.14
     AFFFZ America First Fin. Fund of CA(8)            5.51    6.76   30.76   30.38   364.44
     ANBK  American Nat'l Bancorp of MD(8)             0.37    0.86   12.54   12.54   139.86
     ABCW  Anchor Bancorp Wisconsin of WI              1.55    2.00   13.24   13.00   212.83
     ANDB  Andover Bancorp, Inc. of MA*                2.57    2.65   19.59   19.59   243.00
     ASFC  Astoria Financial Corp. of NY               1.96    2.80   28.59   24.01   365.36
     AVND  Avondale Fin. Corp. of IL                  -0.85   -2.63   15.85   15.85   173.75
     BKCT  Bancorp Connecticut of CT*                  2.15    2.03   17.32   17.32   169.05
     BPLS  Bank Plus Corp. of CA                      -0.46    0.04    9.27    9.26   183.03
     BWFC  Bank West Fin. Corp. of MI                  0.53    0.47   12.89   12.89    88.80
     BANC  BankAtlantic Bancorp of FL                  0.98    0.71    6.83    5.61   121.50
     BKUNA BankUnited SA of FL                         0.29    0.48    7.59    6.15   203.77
     BVCC  Bay View Capital Corp. of CA                0.97    1.58   15.12   12.69   238.56
     FSNJ  Bayonne Banchsares of NJ                   -1.05    0.58   15.69   15.69   188.32
     BFSB  Bedford Bancshares of VA                    1.14    1.46   16.80   16.80   118.61
     BFFC  Big Foot Fin. Corp. of IL                   0.04    0.35   14.34   14.34    84.46
     BSBC  Branford SB of CT(8)*                       0.32    0.32    2.64    2.64    28.44
     BYFC  Broadway Fin. Corp. of CA                  -0.19    0.29   14.65   14.65   146.40
     CBES  CBES Bancorp of MO                          0.69    0.86   17.08   17.08    92.90
     CCFH  CCF Holding Company of GA                   0.05    0.07   14.36   14.36   122.93
     CENF  CENFED Financial Corp. of CA                1.98    2.82   20.85   20.81   400.68
     CFSB  CFSB Bancorp of Lansing MI                  1.37    1.73   12.65   12.65   165.90
     CKFB  CKF Bancorp of Danville KY                  1.17    0.86   15.75   15.75    65.74
     CNSB  CNS Bancorp of MO                           0.25    0.46   14.84   14.84    59.50
     CSBF  CSB Financial Group Inc of IL*              0.21    0.32   12.77   12.04    50.95
     CBCI  Calumet Bancorp of Chicago IL               2.72    3.45   36.46   36.46   235.23
     CAFI  Camco Fin. Corp. of OH                      1.11    1.24   14.58   13.45   152.41
     CMRN  Cameron Fin. Corp. of MO                    0.78    0.97   17.18   17.18    79.22
     CAPS  Capital Savings Bancorp of MO               0.82    1.15   11.28   11.28   128.18
     CFNC  Carolina Fincorp of NC*                     0.68    0.65   13.75   13.75    60.25
     CASB  Cascade SB of Everett WA(8)                 0.61    0.77    8.46    8.46   137.04
     CATB  Catskill Fin. Corp. of NY*                  0.85    0.86   15.08   15.08    60.22
     CNIT  Cenit Bancorp of Norfolk VA                 3.75    3.44   31.12   28.58   430.03
     CEBK  Central Co-Op. Bank of MA*                  1.44    1.46   17.07   15.20   163.33
     CENB  Century Bancshares of NC*                   4.31    4.36   73.51   73.51   245.57
     CBSB  Charter Financial Inc. of IL                1.05    1.47   13.71   12.13    94.76
     COFI  Charter One Financial of OH                 2.98    3.73   21.15   19.80   315.35
     CVAL  Chester Valley Bancorp of PA                0.94    1.33   13.14   13.14   157.20
     CTZN  CitFed Bancorp of Dayton OH                 1.94    2.73   22.83   20.57   358.59
     CLAS  Classic Bancshares of KY                    0.45    0.63   14.84   12.52   100.81
     CMSB  Cmnwealth Bancorp of PA                     0.69    0.88   12.89   10.08   133.89
     CBSA  Coastal Bancorp of Houston TX               1.45    2.52   19.85   16.50   596.15
     CFCP  Coastal Fin. Corp. of SC                    0.95    1.04    6.68    6.68   108.33
     CMSV  Commty. Svgs, MHC of FL (48.5)              0.73    1.09   15.46   15.46   137.48
     CFTP  Community Fed. Bancorp of MS                0.59    0.72   12.40   12.40    45.16
     CFFC  Community Fin. Corp. of VA                  1.32    1.67   18.86   18.86   137.58
     CFBC  Community First Bnkg Co. of GA              1.05    1.06   28.74   28.35   186.68
     CIBI  Community Inv. Bancorp of OH                0.63    0.96   11.96   11.96    99.36
     COOP  Cooperative Bk.for Svgs. of NC             -1.80    0.45   18.03   18.03   236.22
     CRZY  Crazy Woman Creek Bncorp of WY              0.58    0.71   14.67   14.67    56.83
     DNFC  D&N Financial Corp. of MI                   1.10    1.45   10.95   10.84   196.42
     DCBI  Delphos Citizens Bancorp of OH              0.72    0.72   14.93   14.93    52.56

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DIME  Dime Community Bancorp of NY            19.50  13,093   255.3        20.00   13.25   19.50    0.00    N.A.    32.20
     DIBK  Dime Financial Corp. of CT*             29.62   5,147   152.5        29.87   16.25   29.50    0.41  182.10    71.71
     EGLB  Eagle BancGroup of IL                   17.00   1,238    21.0        17.00   12.25   16.75    1.49    N.A.    14.32
     EBSI  Eagle Bancshares of Tucker GA           17.50   5,660    99.1        18.50   13.62   16.75    4.48  141.38    12.90
     EGFC  Eagle Financial Corp. of CT             36.37   6,279   228.4        37.12   25.25   35.87    1.39  315.66    19.25
     ETFS  East Texas Fin. Serv. of TX             19.53   1,025    20.0        19.53   14.50   19.12    2.14    N.A.    19.30
     EMLD  Emerald Financial Corp of OH            15.00   5,062    75.9        15.00   10.50   13.75    9.09    N.A.    33.33
     EIRE  Emerald Island Bancorp, MA*             24.50   2,246    55.0        25.87   12.30   25.50   -3.92  221.52    53.13
     EFBC  Empire Federal Bancorp of MT            15.63   2,592    40.5        15.75   12.50   15.63    0.00    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           24.00   2,001    48.0        24.00   13.50   19.75   21.52    N.A.    65.52
     EQSB  Equitable FSB of Wheaton MD             40.00     602    24.1        40.78   24.75   37.50    6.67    N.A.    41.59
     FFFG  F.F.O. Financial Group of FL(8)          6.62   8,446    55.9         6.88    2.62    5.94   11.45  -20.34    96.44
     FCBF  FCB Fin. Corp. of Neenah WI             26.75   4,073   109.0        28.00   17.00   26.75    0.00    N.A.    44.59
     FFBS  FFBS Bancorp of Columbus MS             22.00   1,557    34.3        26.00   21.00   23.00   -4.35    N.A.    -4.35
     FFDF  FFD Financial Corp. of OH               15.63   1,455    22.7        15.63   10.50   14.75    5.97    N.A.    17.96
     FFLC  FFLC Bancorp of Leesburg FL             32.25   2,318    74.8        32.25   18.25   31.37    2.81    N.A.    50.00
     FFFC  FFVA Financial Corp. of VA              32.00   4,521   144.7        32.00   17.50   30.25    5.79    N.A.    56.10
     FFWC  FFW Corporation of Wabash IN            29.87     711    21.2        29.87   19.50   29.50    1.25    N.A.    36.52
     FFYF  FFY Financial Corp. of OH               26.87   4,145   111.4        28.25   24.00   27.19   -1.18    N.A.     6.16
     FMCO  FMS Financial Corp. of NJ               27.25   2,388    65.1        31.50   15.50   27.25    0.00  202.78    49.32
     FFHH  FSF Financial Corp. of MN               17.75   3,033    53.8        18.50   12.12   18.50   -4.05    N.A.    17.39
     FOBC  Fed One Bancorp of Wheeling WV          20.25   2,373    48.1        22.00   15.37   20.00    1.25  102.50    28.57
     FBCI  Fidelity Bancorp of Chicago IL          23.87   2,792    66.6        24.00   16.25   22.37    6.71    N.A.    40.41
     FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        22.00   16.14   22.00   -3.41  174.90    16.89
     FFFL  Fidelity FSB, MHC of FL (47.7)          27.25   6,771    87.9        28.25   15.00   27.87   -2.22    N.A.    53.52
     FFED  Fidelity Fed. Bancorp of IN              9.25   2,490    23.0        11.75    7.50    8.50    8.82   31.21    -5.13
     FFOH  Fidelity Financial of OH                16.00   5,579    89.3        16.37    9.62   16.00    0.00    N.A.    39.13
     FIBC  Financial Bancorp, Inc. of NY           22.75   1,722    39.2        23.25   14.00   22.87   -0.52    N.A.    51.67
     FBSI  First Bancshares of MO                  24.00   1,096    26.3        25.25   15.00   23.75    1.05   88.24    44.40
     FBBC  First Bell Bancorp of PA                15.87   6,511   103.3        17.37   13.12   15.94   -0.44    N.A.    19.77
     FBER  First Bergen Bancorp of NJ              17.87   3,000    53.6        19.50   10.00   18.37   -2.72    N.A.    55.39
     SKBO  First Carnegie,MHC of PA(45.0)          16.25   2,300    16.8        16.75   11.62   16.50   -1.52    N.A.     N.A.
     FSTC  First Citizens Corp of GA               33.00   1,833    60.5        33.00   20.75   33.00    0.00  164.00    30.69
     FCME  First Coastal Corp. of ME*              11.00   1,359    14.9        11.25    6.25   10.75    2.33    N.A.    41.94
     FFBA  First Colorado Bancorp of Co            18.87  16,561   312.5        20.12   14.87   18.56    1.67  471.82    11.00
     FDEF  First Defiance Fin.Corp. of OH          15.37   9,341   143.6        15.50   10.62   14.75    4.20    N.A.    24.25
     FESX  First Essex Bancorp of MA*              18.62   7,504   139.7        18.75   11.50   17.87    4.20  210.33    41.92
     FFES  First FS&LA of E. Hartford CT           34.62   2,676    92.6        35.00   18.75   34.50    0.35  432.62    50.52
     FFSX  First FS&LA. MHC of IA (46.1)           28.00   2,828    36.5        35.00   20.75   28.00    0.00  319.79    43.59
     BDJI  First Fed. Bancorp. of MN               21.00     683    14.3        22.00   15.12   22.00   -4.55    N.A.    13.51
     FFBH  First Fed. Bancshares of AR             21.12   4,896   103.4        21.62   14.75   21.12    0.00    N.A.    33.08
     FTFC  First Fed. Capital Corp. of WI          24.37   9,141   222.8        26.50   13.67   24.50   -0.53  224.93    55.52
     FFKY  First Fed. Fin. Corp. of KY             22.75   4,170    94.9        23.00   17.75   21.75    4.60   44.44    12.35
     FFBZ  First Federal Bancorp of OH             18.25   1,572    28.7        19.75   12.50   18.50   -1.35   82.50    14.06
     FFCH  First Fin. Holdings Inc. of SC          36.00   6,357   228.9        36.00   19.25   33.62    7.08  193.88    60.00
     FFBI  First Financial Bancorp of IL           19.25     415     8.0        19.25   15.50   18.87    2.01    N.A.    21.30
     FFHC  First Financial Corp. of WI(8)          33.25  36,209 1,203.9        33.25   18.70   32.69    1.71  111.11    35.71
     FFHS  First Franklin Corp. of OH              19.75   1,192    23.5        21.00   14.25   19.75    0.00   50.53    19.70
     FGHC  First Georgia Hold. Corp of GA           7.75   3,052    23.7         8.25    4.17    7.75    0.00  102.35    36.68
     FSPG  First Home Bancorp of NJ                20.37   2,708    55.2        20.37   13.50   20.12    1.24  239.50    46.86
     FFSL  First Independence Corp. of KS          14.62     997    14.6        14.62    9.50   13.75    6.33    N.A.    40.98
     FISB  First Indiana Corp. of IN               23.50  10,561   248.2        24.30   17.37   22.25    5.62   74.07     9.81
     FKFS  First Keystone Fin. Corp of PA          28.75   1,228    35.3        28.75   17.75   28.50    0.88    N.A.    49.35
     FLKY  First Lancaster Bncshrs of KY           15.50     959    14.9        16.25   13.87   15.69   -1.21    N.A.     6.02
     FLFC  First Liberty Fin. Corp. of GA          22.12   7,725   170.9        23.75   16.50   22.50   -1.69  335.43    20.41

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DIME  Dime Community Bancorp of NY                0.94    1.01   14.58   12.56   100.44
     DIBK  Dime Financial Corp. of CT*                 2.82    2.83   13.52   13.08   169.78
     EGLB  Eagle BancGroup of IL                      -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA               0.64    0.87   12.45   12.45   149.91
     EGFC  Eagle Financial Corp. of CT                 0.19    1.13   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX                 0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH                0.81    1.00    9.03    8.89   119.14
     EIRE  Emerald Island Bancorp, MA*                 1.52    1.60   13.39   13.39   189.23
     EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH               0.82    0.91   15.82   15.80   128.29
     EQSB  Equitable FSB of Wheaton MD                 2.20    3.51   25.80   25.80   511.96
     FFFG  F.F.O. Financial Group of FL(8)             0.25    0.36    2.46    2.46    37.89
     FCBF  FCB Fin. Corp. of Neenah WI                 0.60    0.71   11.65   11.65    66.58
     FFBS  FFBS Bancorp of Columbus MS                 0.95    1.20   16.15   16.15    83.98
     FFDF  FFD Financial Corp. of OH                   0.44    0.61   14.50   14.50    58.62
     FFLC  FFLC Bancorp of Leesburg FL                 1.06    1.53   22.51   22.51   167.00
     FFFC  FFVA Financial Corp. of VA                  1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN                1.89    2.36   24.11   21.72   253.24
     FFYF  FFY Financial Corp. of OH                   1.28    1.82   19.82   19.82   144.57
     FMCO  FMS Financial Corp. of NJ                   1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                   0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV              0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL              0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA                1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.7)              0.50    0.79   12.36   12.27   147.58
     FFED  Fidelity Fed. Bancorp of IN                 0.17    0.30    5.17    5.17   100.52
     FFOH  Fidelity Financial of OH                    0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY               0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                      1.29    1.56   20.26   20.23   149.61
     FBBC  First Bell Bancorp of PA                    1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                  0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)              0.24    0.35   10.21   10.21    65.23
     FSTC  First Citizens Corp of GA                   1.45    1.43   16.26   12.20   178.05
     FCME  First Coastal Corp. of ME*                  4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co                0.81    0.80   11.79   11.63    91.20
     FDEF  First Defiance Fin.Corp. of OH              0.43    0.59   12.60   12.60    59.12
     FESX  First Essex Bancorp of MA*                  1.32    1.15   11.57   10.05   165.97
     FFES  First FS&LA of E. Hartford CT               1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.1)               0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                   0.47    1.00   17.60   17.60   161.92
     FFBH  First Fed. Bancshares of AR                 0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI              1.18    1.37   10.64    9.97   167.40
     FFKY  First Fed. Fin. Corp. of KY                 1.14    1.36   12.40   11.68    90.50
     FFBZ  First Federal Bancorp of OH                 0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC              1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL              -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)              1.51    2.03   11.67   11.37   163.81
     FFHS  First Franklin Corp. of OH                  0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA              0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                    1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS              0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                   1.17    1.43   13.77   13.60   144.00
     FKFS  First Keystone Fin. Corp of PA              1.35    1.93   19.09   19.09   261.24
     FLKY  First Lancaster Bncshrs of KY               0.46    0.56   14.44   14.44    42.18
     FLFC  First Liberty Fin. Corp. of GA              1.32    1.08   12.30   11.09   166.85

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CASH  First Midwest Fin. Corp. of IA          18.75   2,734    51.3        19.87   15.00   18.87   -0.64    N.A.    22.31
     FMBD  First Mutual Bancorp of IL              15.25   3,507    53.5        16.12   13.00   15.25    0.00    N.A.     1.67
     FMSB  First Mutual SB of Bellevue WA*         20.50   2,702    55.4        22.25   12.73   20.50    0.00  164.52    28.85
     FNGB  First Northern Cap. Corp of WI          13.31   8,834   117.6        14.00    7.62   13.50   -1.41   83.33    63.71
     FFPB  First Palm Beach Bancorp of FL          35.00   5,031   176.1        35.00   22.75   34.87    0.37    N.A.    48.18
     FSLA  First SB SLA MHC of NJ (47.5)           34.00   7,264   115.7        34.00   14.77   31.00    9.68  240.00    83.78
     SOPN  First SB, SSB, Moore Co. of NC          20.50   3,679    75.4        24.00   17.00   21.00   -2.38    N.A.     9.33
     FWWB  First Savings Bancorp of WA*            24.25  10,519   255.1        24.87   16.56   24.75   -2.02    N.A.    32.01
     SHEN  First Shenango Bancorp of PA            31.75   2,072    65.8        31.75   20.25   29.00    9.48    N.A.    41.11
     FSFC  First So.east Fin. Corp. of SC(8)       15.50   4,388    68.0        15.63    9.12   15.63   -0.83    N.A.    65.25
     FBNW  FirstBank Corp of Clarkston WA          17.00   1,984    33.7        19.00   15.50   17.37   -2.13    N.A.     N.A.
     FFDB  FirstFed Bancorp of AL                  17.75   1,148    20.4        18.50   12.50   17.75    0.00    N.A.    42.00
     FSPT  FirstSpartan Fin. Corp. of SC           35.75   4,430   158.4        37.00   35.00   35.62    0.36    N.A.     N.A.
     FLAG  Flag Financial Corp of GA               15.50   2,037    31.6        15.50   10.00   14.50    6.90   58.16    44.19
     FLGS  Flagstar Bancorp, Inc of MI             20.37  13,670   278.5        20.37   13.00   19.12    6.54    N.A.     N.A.
     FFIC  Flushing Fin. Corp. of NY*              21.88   7,979   174.6        23.50   17.37   22.12   -1.08    N.A.    20.75
     FBHC  Fort Bend Holding Corp. of TX           33.75     827    27.9        35.00   17.00   33.75    0.00    N.A.    32.35
     FTSB  Fort Thomas Fin. Corp. of KY            12.25   1,495    18.3        14.75    9.25   11.75    4.26    N.A.   -16.21
     FKKY  Frankfort First Bancorp of KY           10.62   3,280    34.8        12.25    8.00   11.12   -4.50    N.A.    -6.60
     FTNB  Fulton Bancorp of MO                    24.00   1,719    41.3        24.00   12.50   21.00   14.29    N.A.    56.15
     GFSB  GFS Bancorp of Grinnell IA              14.25     988    14.1        14.50   10.12   14.25    0.00    N.A.    34.18
     GUPB  GFSB Bancorp of Gallup NM               18.75     839    15.7        19.75   13.50   18.75    0.00    N.A.    18.15
     GSLA  GS Financial Corp. of LA                16.00   3,438    55.0        16.12   13.37   16.00    0.00    N.A.     N.A.
     GOSB  GSB Financial Corp. of NY               14.37   2,248    32.3        14.87   14.25   14.50   -0.90    N.A.     N.A.
     GWBC  Gateway Bancorp of KY(8)                17.94   1,076    19.3        18.25   13.25   17.87    0.39    N.A.    25.89
     GBCI  Glacier Bancorp of MT                   18.69   6,812   127.3        20.25   15.33   18.87   -0.95  286.96    14.45
     GFCO  Glenway Financial Corp. of OH           27.75   1,140    31.6        27.75   18.25   25.00   11.00    N.A.    35.37
     GTPS  Great American Bancorp of IL            18.00   1,760    31.7        18.00   13.50   17.75    1.41    N.A.    21.54
     GTFN  Great Financial Corp. of KY             42.75  13,791   589.6        42.87   27.62   34.87   22.60    N.A.    46.81
     GSBC  Great Southern Bancorp of MO            19.00   8,105   154.0        19.00   14.37   17.37    9.38  550.68     6.68
     GDVS  Greater DV SB,MHC of PA (19.9)*         24.25   3,272    15.8        24.75    9.25   24.50   -1.02    N.A.   133.85
     GSFC  Green Street Fin. Corp. of NC           18.62   4,298    80.0        19.00   14.00   18.62    0.00    N.A.    20.13
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       22.00   3,125    21.3        22.00    9.75   19.12   15.06    N.A.    82.42
     HCBB  HCB Bancshares of AR                    13.62   2,645    36.0        14.12   12.62   13.50    0.89    N.A.     N.A.
     HEMT  HF Bancorp of Hemet CA                  14.87   6,282    93.4        15.87    9.50   14.87    0.00    N.A.    33.72
     HFFC  HF Financial Corp. of SD                24.12   2,979    71.9        24.62   14.75   24.06    0.25  382.40    39.34
     HFNC  HFNC Financial Corp. of NC              16.81  17,192   289.0        22.06   14.87   16.12    4.28    N.A.    -5.93
     HMNF  HMN Financial, Inc. of MN               25.00   4,212   105.3        25.75   16.00   24.50    2.04    N.A.    37.97
     HALL  Hallmark Capital Corp. of WI            23.37   1,443    33.7        24.00   15.75   22.12    5.65    N.A.    31.66
     HARB  Harbor FSB, MHC of FL (46.6)(8)         57.25   4,970   132.6        58.22   29.00   57.75   -0.87    N.A.    60.14
     HRBF  Harbor Federal Bancorp of MD            20.00   1,693    33.9        20.00   13.87   19.75    1.27  100.00    26.98
     HFSA  Hardin Bancorp of Hardin MO             16.87     859    14.5        17.00   11.25   16.50    2.24    N.A.    34.96
     HARL  Harleysville SA of PA                   27.00   1,652    44.6        27.25   14.00   25.75    4.85   52.11    70.89
     HFGI  Harrington Fin. Group of IN             12.56   3,257    40.9        13.00    9.75   12.12    3.63    N.A.    16.84
     HARS  Harris SB, MHC of PA (24.3)             44.25  11,223   120.5        45.00   14.87   44.25    0.00    N.A.   142.47
     HFFB  Harrodsburg 1st Fin Bcrp of KY          15.75   2,025    31.9        19.00   14.75   15.25    3.28    N.A.   -16.53
     HHFC  Harvest Home Fin. Corp. of OH           12.00     915    11.0        13.00    9.25   12.00    0.00    N.A.    23.08
     HAVN  Haven Bancorp of Woodhaven NY           41.75   4,377   182.7        41.75   25.56   40.00    4.37    N.A.    45.88
     HVFD  Haverfield Corp. of OH(8)               27.50   1,906    52.4        27.94   17.00   27.50    0.00   77.42    43.83
     HTHR  Hawthorne Fin. Corp. of CA              17.25   3,035    52.4        17.75    6.62   17.37   -0.69  -37.27   112.18
     HMLK  Hemlock Fed. Fin. Corp. of IL           15.12   2,076    31.4        15.50   12.50   15.12    0.00    N.A.     N.A.
     HBNK  Highland Federal Bank of CA             30.25   2,300    69.6        30.50   14.25   30.25    0.00    N.A.    77.94
     HIFS  Hingham Inst. for Sav. of MA*           25.75   1,303    33.6        25.75   15.00   23.87    7.88  464.69    37.33
     HBEI  Home Bancorp of Elgin IL                18.12   6,856   124.2        19.31   11.81   17.62    2.84    N.A.    34.22
     HBFW  Home Bancorp of Fort Wayne IN           24.75   2,525    62.5        24.75   15.87   22.37   10.64    N.A.    30.26

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CASH  First Midwest Fin. Corp. of IA              1.00    1.27   15.62   13.84   137.10
     FMBD  First Mutual Bancorp of IL                  0.10    0.32   15.30   11.59   119.10
     FMSB  First Mutual SB of Bellevue WA*             1.56    1.52   10.91   10.91   159.89
     FNGB  First Northern Cap. Corp of WI              0.44    0.63    8.14    8.14    72.19
     FFPB  First Palm Beach Bancorp of FL             -0.09    0.08   21.76   21.23   331.23
     FSLA  First SB SLA MHC of NJ (47.5)               0.80    1.25   13.39   11.94   142.18
     SOPN  First SB, SSB, Moore Co. of NC              1.06    1.27   18.26   18.26    79.97
     FWWB  First Savings Bancorp of WA*                0.89    0.84   14.13   13.00    95.79
     SHEN  First Shenango Bancorp of PA                1.69    2.20   21.75   21.75   198.56
     FSFC  First So.east Fin. Corp. of SC(8)           0.01    0.70    7.80    7.80    76.29
     FBNW  FirstBank Corp of Clarkston WA              0.54    0.44   14.00   14.00    77.62
     FFDB  FirstFed Bancorp of AL                      0.95    1.45   14.48   13.20   153.77
     FSPT  FirstSpartan Fin. Corp. of SC               1.00    1.16   27.63   27.63   104.97
     FLAG  Flag Financial Corp of GA                  -0.03    0.17   10.44   10.44   108.95
     FLGS  Flagstar Bancorp, Inc of MI                 0.00    0.00    6.07    6.07   111.13
     FFIC  Flushing Fin. Corp. of NY*                  0.93    0.97   16.68   16.68   107.79
     FBHC  Fort Bend Holding Corp. of TX               0.74    1.71   23.24   21.64   385.33
     FTSB  Fort Thomas Fin. Corp. of KY                0.33    0.50   10.40   10.40    64.84
     FKKY  Frankfort First Bancorp of KY              -0.11    0.22    6.94    6.94    40.38
     FTNB  Fulton Bancorp of MO                        0.41    0.58   14.47   14.47    57.86
     GFSB  GFS Bancorp of Grinnell IA                  0.88    1.08   10.66   10.66    93.18
     GUPB  GFSB Bancorp of Gallup NM                   0.69    0.87   16.88   16.88   103.59
     GSLA  GS Financial Corp. of LA                    0.34    0.34   16.36   16.36    35.85
     GOSB  GSB Financial Corp. of NY                   0.52    0.44   13.78   13.78    50.92
     GWBC  Gateway Bancorp of KY(8)                    0.52    0.72   16.04   16.04    59.32
     GBCI  Glacier Bancorp of MT                       1.10    1.23    8.12    7.90    83.33
     GFCO  Glenway Financial Corp. of OH               1.06    1.78   23.89   23.57   251.83
     GTPS  Great American Bancorp of IL                0.19    0.24   16.68   16.68    77.83
     GTFN  Great Financial Corp. of KY                 1.59    1.51   20.40   19.53   220.89
     GSBC  Great Southern Bancorp of MO                1.15    1.30    7.45    7.45    87.33
     GDVS  Greater DV SB,MHC of PA (19.9)*             0.23    0.42    8.64    8.64    74.69
     GSFC  Green Street Fin. Corp. of NC               0.56    0.68   14.73   14.73    40.62
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           0.37    0.56    8.80    8.80    63.86
     HCBB  HCB Bancshares of AR                       -0.08    0.29   13.73   13.16    75.24
     HEMT  HF Bancorp of Hemet CA                     -0.40   -2.74   12.87   10.53   156.71
     HFFC  HF Financial Corp. of SD                    1.23    1.67   17.78   17.78   188.54
     HFNC  HFNC Financial Corp. of NC                  0.43    0.59    9.37    9.37    52.08
     HMNF  HMN Financial, Inc. of MN                   0.94    1.17   19.42   19.42   134.58
     HALL  Hallmark Capital Corp. of WI                1.33    1.68   20.56   20.56   284.01
     HARB  Harbor FSB, MHC of FL (46.6)(8)             2.05    2.64   18.85   18.23   224.69
     HRBF  Harbor Federal Bancorp of MD                0.58    0.90   16.48   16.48   127.80
     HFSA  Hardin Bancorp of Hardin MO                 0.58    0.89   15.69   15.69   125.75
     HARL  Harleysville SA of PA                       1.46    2.00   13.31   13.31   203.79
     HFGI  Harrington Fin. Group of IN                 0.61    0.51    7.67    7.67   137.18
     HARS  Harris SB, MHC of PA (24.3)                 0.79    0.99   14.59   12.76   182.15
     HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73   14.49   14.49    53.80
     HHFC  Harvest Home Fin. Corp. of OH               0.23    0.50   11.35   11.35    90.82
     HAVN  Haven Bancorp of Woodhaven NY               2.09    3.11   24.20   24.12   407.02
     HVFD  Haverfield Corp. of OH(8)                   1.02    1.94   15.52   15.52   181.61
     HTHR  Hawthorne Fin. Corp. of CA                  0.64    1.38   13.07   13.07   284.38
     HMLK  Hemlock Fed. Fin. Corp. of IL               0.10    0.55   14.57   14.57    79.44
     HBNK  Highland Federal Bank of CA                 0.96    1.41   16.39   16.39   219.30
     HIFS  Hingham Inst. for Sav. of MA*               1.86    1.86   15.62   15.62   166.99
     HBEI  Home Bancorp of Elgin IL                    0.25    0.43   13.73   13.73    51.43
     HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15   17.62   17.62   132.62

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HBBI  Home Building Bancorp of IN             20.50     312     6.4        22.00   17.00   20.50    0.00    N.A.     3.80
     HCFC  Home City Fin. Corp. of OH              15.50     952    14.8        16.25   12.00   15.50    0.00    N.A.    16.98
     HOMF  Home Fed Bancorp of Seymour IN          31.50   3,396   107.0        31.50   17.83   30.75    2.44  213.43    22.33
     HWEN  Home Financial Bancorp of IN            17.00     470     8.0        17.00   12.00   16.44    3.41    N.A.    33.33
     HPBC  Home Port Bancorp, Inc. of MA*          22.75   1,842    41.9        23.50   15.37   22.50    1.11  184.38    37.88
     HMCI  Homecorp, Inc. of Rockford IL           17.00   1,693    28.8        17.50   11.83   17.00    0.00   70.00    33.33
     HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.12   18.87    0.00    N.A.    24.80
     HRZB  Horizon Financial Corp. of WA*          15.87   7,417   117.7        16.50   10.65   15.37    3.25   38.97    35.18
     IBSF  IBS Financial Corp. of NJ               16.62  11,012   183.0        18.75   12.61   17.25   -3.65    N.A.    22.30
     ISBF  ISB Financial Corp. of LA               25.37   6,901   175.1        26.25   14.87   25.00    1.48    N.A.    40.94
     ITLA  Imperial Thrift & Loan of CA*           18.00   7,836   141.0        18.37   13.00   17.87    0.73    N.A.    20.00
     IFSB  Independence FSB of DC                  13.87   1,281    17.8        14.75    6.75   14.00   -0.93  593.50    73.37
     INCB  Indiana Comm. Bank, SB of IN            15.75     922    14.5        19.00   14.25   15.75    0.00    N.A.    -3.08
     INBI  Industrial Bancorp of OH                14.87   5,277    78.5        15.37   11.00   14.87    0.00    N.A.    16.63
     IWBK  Interwest SB of Oak Harbor WA           38.75   8,036   311.4        40.12   27.62   39.25   -1.27  287.50    20.16
     IPSW  Ipswich SB of Ipswich MA*               14.12   2,376    33.5        14.12    4.87   13.25    6.57    N.A.   135.33
     JXVL  Jacksonville Bancorp of TX              16.94   2,490    42.2        17.00   11.50   16.50    2.67    N.A.    15.87
     JXSB  Jcksnville SB,MHC of IL (45.6)          22.50   1,272    13.1        22.50   11.50   22.50    0.00    N.A.    69.81
     JSBA  Jefferson Svgs Bancorp of MO            36.00   5,005   180.2        36.50   22.25   34.75    3.60    N.A.    38.46
     JOAC  Joachim Bancorp of MO                   14.50     722    10.5        15.25   12.75   14.62   -0.82    N.A.     0.00
     KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
     KSBK  KSB Bancorp of Kingfield ME(8)*         12.50   1,238    15.5        16.00    7.00   12.50    0.00    N.A.    62.97
     KFBI  Klamath First Bancorp of OR             19.87  10,019   199.1        20.50   13.94   20.12   -1.24    N.A.    26.16
     LSBI  LSB Fin. Corp. of Lafayette IN          21.50     932    20.0        22.25   15.71   22.25   -3.37    N.A.    15.78
     LVSB  Lakeview SB of Paterson NJ              36.00   2,302    82.9        37.75   20.68   35.50    1.41    N.A.    44.75
     LARK  Landmark Bancshares of KS               25.75   1,711    44.1        27.25   15.75   27.25   -5.50    N.A.    43.06
     LARL  Laurel Capital Group of PA              24.50   1,443    35.4        24.50   14.75   23.50    4.26   91.41    48.48
     LSBX  Lawrence Savings Bank of MA*            12.69   4,274    54.2        12.87    6.75   11.81    7.45  268.90    56.09
     LFED  Leeds FSB, MHC of MD (36.3)             31.25   3,455    39.2        32.25   13.25   30.25    3.31    N.A.    95.31
     LXMO  Lexington B&L Fin. Corp. of MO          15.75   1,138    17.9        16.62   10.25   16.00   -1.56    N.A.    16.67
     LIFB  Life Bancorp of Norfolk VA              25.75   9,847   253.6        26.62   15.25   25.25    1.98    N.A.    43.06
     LFBI  Little Falls Bancorp of NJ              16.87   2,745    46.3        17.50   10.37   17.50   -3.60    N.A.    32.31
     LOGN  Logansport Fin. Corp. of IN             15.75   1,260    19.8        16.00   11.12   15.50    1.61    N.A.    40.00
     LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.87   15.00    0.00    N.A.     6.23
     LISB  Long Island Bancorp, Inc of NY          43.56  23,968 1,044.0        44.25   28.19   42.50    2.49    N.A.    24.46
     MAFB  MAF Bancorp of IL                       31.75  15,393   488.7        34.75   17.17   31.59    0.51  273.53    37.03
     MBLF  MBLA Financial Corp. of MO              24.75   1,298    32.1        24.75   19.00   23.25    6.45    N.A.    30.26
     MFBC  MFB Corp. of Mishawaka IN               23.50   1,690    39.7        23.50   15.50   23.00    2.17    N.A.    41.40
     MLBC  ML Bancorp of Villanova PA              21.25  10,566   224.5        21.25   13.12   20.87    1.82    N.A.    50.50
     MSBF  MSB Financial Corp. of MI               15.50   1,249    19.4        16.50    9.12   13.25   16.98    N.A.    63.16
     MGNL  Magna Bancorp of MS(8)                  27.37  13,754   376.4        27.50   16.75   27.12    0.92  447.40    56.40
     MARN  Marion Capital Holdings of IN           23.50   1,768    41.5        23.75   19.25   23.50    0.00    N.A.    22.08
     MRKF  Market Fin. Corp. of OH                 14.62   1,336    19.5        14.75   12.25   14.19    3.03    N.A.     N.A.
     MFCX  Marshalltown Fin. Corp. of IA(8)        16.87   1,411    23.8        16.87   14.25   16.75    0.72    N.A.    13.45
     MFSL  Maryland Fed. Bancorp of MD             49.00   3,210   157.3        50.50   28.45   45.00    8.89  366.67    41.01
     MASB  MassBank Corp. of Reading MA*           53.31   2,681   142.9        53.31   32.75   52.50    1.54  332.36    39.85
     MFLR  Mayflower Co-Op. Bank of MA*            20.00     890    17.8        20.00   14.75   18.00   11.11  300.00    17.65
     MECH  Mechanics SB of Hartford CT*            24.50   5,290   129.6        24.75   13.50   23.75    3.16    N.A.    55.56
     MDBK  Medford Bank of Medford, MA*            34.00   4,541   154.4        34.00   23.00   32.50    4.62  385.71    32.04
     MERI  Meritrust FSB of Thibodaux LA           43.50     774    33.7        43.87   30.75   43.87   -0.84    N.A.    37.57
     MWBX  MetroWest Bank of MA*                    6.37  13,953    88.9         6.81    3.87    6.62   -3.78   54.61    18.62
     MCBS  Mid Continent Bancshares of KS(8)       37.25   1,958    72.9        37.75   18.62   37.50   -0.67    N.A.    59.39
     MIFC  Mid Iowa Financial Corp. of IA           9.62   1,676    16.1        10.00    6.00    9.62    0.00   92.40    51.02
     MCBN  Mid-Coast Bancorp of ME                 25.00     233     5.8        25.75   18.00   25.00    0.00  337.83    31.58
     MWBI  Midwest Bancshares, Inc. of IA          36.50     348    12.7        36.50   24.62   36.00    1.39  265.00    37.74

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                             Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HBBI  Home Building Bancorp of IN               0.29    0.74   18.51   18.51   144.44
     HCFC  Home City Fin. Corp. of OH                0.51    0.77   14.77   14.77    71.68
     HOMF  Home Fed Bancorp of Seymour IN            2.02    2.35   17.05   16.53   201.06
     HWEN  Home Financial Bancorp of IN              0.54    0.68   15.31   15.31    90.44
     HPBC  Home Port Bancorp, Inc. of MA*            1.72    1.71   11.39   11.39   107.90
     HMCI  Homecorp, Inc. of Rockford IL             0.27    0.85   12.81   12.81   195.87
     HZFS  Horizon Fin'l. Services of IA             0.65    1.04   19.75   19.75   201.81
     HRZB  Horizon Financial Corp. of WA*            1.07    1.05   10.91   10.91    69.93
     IBSF  IBS Financial Corp. of NJ                 0.33    0.58   11.59   11.59    66.59
     ISBF  ISB Financial Corp. of LA                 0.77    1.04   16.58   14.06   136.06
     ITLA  Imperial Thrift & Loan of CA*             1.45    1.45   11.92   11.87   108.50
     IFSB  Independence FSB of DC                    0.29    0.66   13.38   11.73   205.12
     INCB  Indiana Comm. Bank, SB of IN              0.16    0.50   12.27   12.27    99.06
     INBI  Industrial Bancorp of OH                  0.45    0.88   11.63   11.63    65.68
     IWBK  Interwest SB of Oak Harbor WA             1.82    2.47   15.46   15.12   228.05
     IPSW  Ipswich SB of Ipswich MA*                 0.84    0.66    4.55    4.55    79.70
     JXVL  Jacksonville Bancorp of TX                0.90    1.18   13.55   13.55    90.84
     JXSB  Jcksnville SB,MHC of IL (45.6)            0.36    0.79   13.43   13.43   127.94
     JSBA  Jefferson Svgs Bancorp of MO              0.69    1.63   21.24   16.18   259.13
     JOAC  Joachim Bancorp of MO                     0.23    0.38   13.63   13.63    48.39
     KSAV  KS Bancorp of Kenly NC                    1.08    1.40   16.22   16.21   119.91
     KSBK  KSB Bancorp of Kingfield ME(8)*           1.04    1.08    8.10    7.62   113.08
     KFBI  Klamath First Bancorp of OR               0.55    0.83   14.20   14.20    72.65
     LSBI  LSB Fin. Corp. of Lafayette IN            1.51    1.33   18.44   18.44   208.28
     LVSB  Lakeview SB of Paterson NJ                2.78    1.93   19.91   15.92   209.23
     LARK  Landmark Bancshares of KS                 1.13    1.33   18.38   18.38   133.31
     LARL  Laurel Capital Group of PA                1.61    2.03   14.73   14.73   146.91
     LSBX  Lawrence Savings Bank of MA*              1.40    1.38    7.45    7.45    85.71
     LFED  Leeds FSB, MHC of MD (36.3)               0.63    0.90   13.20   13.20    81.59
     LXMO  Lexington B&L Fin. Corp. of MO            0.55    0.71   14.74   14.74    52.05
     LIFB  Life Bancorp of Norfolk VA                1.01    1.23   15.94   15.49   151.14
     LFBI  Little Falls Bancorp of NJ                0.29    0.51   14.51   13.40   109.29
     LOGN  Logansport Fin. Corp. of IN               0.74    0.96   12.67   12.67    65.99
     LONF  London Financial Corp. of OH              0.48    0.73   14.60   14.60    74.25
     LISB  Long Island Bancorp, Inc of NY            1.44    1.67   22.17   21.95   246.53
     MAFB  MAF Bancorp of IL                         1.51    2.10   16.57   14.39   210.25
     MBLF  MBLA Financial Corp. of MO                1.11    1.42   21.98   21.98   180.91
     MFBC  MFB Corp. of Mishawaka IN                 0.77    1.16   20.05   20.05   146.89
     MLBC  ML Bancorp of Villanova PA                1.36    1.23   13.68   13.44   196.03
     MSBF  MSB Financial Corp. of MI                 0.65    0.80   10.16   10.16    59.81
     MGNL  Magna Bancorp of MS(8)                    1.35    1.49   10.06    9.79    98.39
     MARN  Marion Capital Holdings of IN             1.38    1.65   22.10   22.10    98.02
     MRKF  Market Fin. Corp. of OH                   0.32    0.32   14.82   14.82    42.35
     MFCX  Marshalltown Fin. Corp. of IA(8)          0.30    0.65   14.23   14.23    90.38
     MFSL  Maryland Fed. Bancorp of MD               2.17    3.14   30.22   29.84   360.57
     MASB  MassBank Corp. of Reading MA*             3.64    3.45   35.92   35.92   337.72
     MFLR  Mayflower Co-Op. Bank of MA*              1.39    1.31   13.67   13.44   141.20
     MECH  Mechanics SB of Hartford CT*              2.76    2.76   15.93   15.93   155.69
     MDBK  Medford Bank of Medford, MA*              2.45    2.29   21.24   19.79   236.19
     MERI  Meritrust FSB of Thibodaux LA             1.99    3.10   24.22   24.22   295.20
     MWBX  MetroWest Bank of MA*                     0.52    0.52    3.02    3.02    40.60
     MCBS  Mid Continent Bancshares of KS(8)         1.87    2.12   19.59   19.59   208.68
     MIFC  Mid Iowa Financial Corp. of IA            0.71    1.00    7.00    7.00    74.91
     MCBN  Mid-Coast Bancorp of ME                   1.06    1.66   22.06   22.06   256.39
     MWBI  Midwest Bancshares, Inc. of IA            1.81    3.01   29.09   29.09   421.10

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MWFD  Midwest Fed. Fin. Corp of WI            21.75   1,628    35.4        24.50   16.75   21.25    2.35  335.00    17.57
     MFFC  Milton Fed. Fin. Corp. of OH            14.37   2,310    33.2        16.00   12.75   13.75    4.51    N.A.    -0.90
     MIVI  Miss. View Hold. Co. of MN              15.87     819    13.0        15.87   11.75   15.87    0.00    N.A.    32.25
     MBSP  Mitchell Bancorp of NC*                 17.25     931    16.1        17.25   12.12   17.12    0.76    N.A.    21.05
     MBBC  Monterey Bay Bancorp of CA              16.87   3,242    54.7        18.25   13.37   16.62    1.50    N.A.    14.37
     MONT  Montgomery Fin. Corp. of IN             11.87   1,653    19.6        14.00   11.00   12.00   -1.08    N.A.    -8.69
     MSBK  Mutual SB, FSB of Bay City MI           14.00   4,274    59.8        14.37    5.12   13.87    0.94   60.00   154.55
     NHTB  NH Thrift Bancshares of NH              19.37   2,048    39.7        19.75   10.00   19.62   -1.27  319.26    53.49
     NSLB  NS&L Bancorp of Neosho MO               19.12     707    13.5        19.12   12.00   18.75    1.97    N.A.    40.38
     NMSB  Newmil Bancorp. of CT*                  12.25   3,834    47.0        13.75    7.00   13.44   -8.85   92.31    25.64
     NASB  North American SB of MO                 52.00   2,229   115.9        55.00   30.75   49.00    6.12  ***.**    51.82
     NBSI  North Bancshares of Chicago IL          22.62     997    22.6        22.75   15.75   22.00    2.82    N.A.    37.09
     FFFD  North Central Bancshares of IA          17.00   3,258    55.4        17.00   12.00   16.87    0.77    N.A.    25.37
     NBN   Northeast Bancorp of ME*                17.62   1,275    22.5        17.62   12.75   16.75    5.19   49.96    25.86
     NEIB  Northeast Indiana Bncrp of IN           17.00   1,763    30.0        18.00   12.00   17.50   -2.86    N.A.    24.82
     NWEQ  Northwest Equity Corp. of WI            16.00     839    13.4        16.75   10.25   16.12   -0.74    N.A.    32.01
     NWSB  Northwest SB, MHC of PA (30.7)          25.25  23,376   181.2        26.25   11.37   25.87   -2.40    N.A.    88.86
     NSSY  Norwalk Savings Society of CT*          36.00   2,410    86.8        37.00   22.50   36.75   -2.04    N.A.    54.04
     NSSB  Norwich Financial Corp. of CT*          28.37   5,413   153.6        29.00   16.12   27.81    2.01  305.29    44.60
     NTMG  Nutmeg FS&LA of CT                      10.25     738     7.6        11.00    7.00   11.00   -6.82    N.A.    36.67
     OHSL  OHSL Financial Corp. of OH              24.75   1,196    29.6        25.25   19.50   24.12    2.61    N.A.    15.82
     OCFC  Ocean Fin. Corp. of NJ                  34.06   8,606   293.1        35.75   22.37   34.25   -0.55    N.A.    33.57
     OCN   Ocwen Financial Corp. of FL             43.31  26,800 1,160.7        44.75   20.25   43.75   -1.01    N.A.    61.91
     OFCP  Ottawa Financial Corp. of MI            25.00   4,911   122.8        25.00   14.54   25.75   -2.91    N.A.    63.51
     PFFB  PFF Bancorp of Pomona CA                19.37  18,716   362.5        19.87   12.00   19.87   -2.52    N.A.    30.26
     PSFI  PS Financial of Chicago IL              15.25   2,182    33.3        15.75   11.62   15.50   -1.61    N.A.    29.79
     PVFC  PVF Capital Corp. of OH                 20.50   2,556    52.4        21.75   13.18   21.25   -3.53  365.91    43.16
     PCCI  Pacific Crest Capital of CA*            15.75   2,938    46.3        15.75    8.13   15.12    4.17    N.A.    36.96
     PAMM  PacificAmerica Money Ctr of CA*         22.75   1,900    43.2        26.00   10.37   22.75    0.00    N.A.    56.90
     PALM  Palfed, Inc. of Aiken SC(8)             21.50   5,284   113.6        21.50   13.00   17.75   21.13   39.88    53.57
     PBCI  Pamrapo Bancorp, Inc. of NJ             23.75   2,843    67.5        23.75   18.50   21.00   13.10  321.85    18.75
     PFED  Park Bancorp of Chicago IL              16.75   2,431    40.7        17.00   10.37   16.87   -0.71    N.A.    28.85
     PVSA  Parkvale Financial Corp of PA           31.00   4,055   125.7        31.00   21.40   30.62    1.24  274.40    19.23
     PEEK  Peekskill Fin. Corp. of NY              16.50   3,193    52.7        17.00   13.25   16.87   -2.19    N.A.    15.79
     PFSB  PennFed Fin. Services of NJ             30.75   4,822   148.3        30.75   17.62   30.00    2.50    N.A.    51.85
     PWBC  PennFirst Bancorp of PA                 15.87   5,306    84.2        16.59   12.27   15.63    1.54   98.87    28.09
     PWBK  Pennwood SB of PA*                      16.25     580     9.4        16.75   10.00   16.75   -2.99    N.A.    18.18
     PBKB  People's SB of Brockton MA*             17.00   3,595    61.1        17.50   10.00   17.12   -0.70  186.20    60.08
     PFDC  Peoples Bancorp of Auburn IN            25.00   2,274    56.9        27.00   19.25   25.00    0.00   42.86    23.46
     PBCT  Peoples Bank, MHC of CT (40.1)*         31.25  61,053   764.2        31.25   15.33   29.19    7.06  297.08    62.34
     PFFC  Peoples Fin. Corp. of OH                17.00   1,491    25.3        17.37   10.87   17.25   -1.45    N.A.    25.93
     PHBK  Peoples Heritage Fin Grp of ME*         39.75  27,371 1,088.0        40.25   22.50   39.50    0.63  159.63    41.96
     PSFC  Peoples Sidney Fin. Corp of OH          15.50   1,785    27.7        16.50   12.56   16.25   -4.62    N.A.     N.A.
     PERM  Permanent Bancorp of IN                 23.00   2,011    46.3        26.50   16.25   23.00    0.00    N.A.    13.58
     PMFI  Perpetual Midwest Fin. of IA            21.50   1,883    40.5        22.00   17.75   20.87    3.02    N.A.    11.69
     PERT  Perpetual of SC, MHC (46.8)(8)          52.50   1,505    37.0        53.00   20.25   53.00   -0.94    N.A.   116.49
     PCBC  Perry Co. Fin. Corp. of MO              20.87     828    17.3        22.25   17.00   21.25   -1.79    N.A.    22.76
     PHFC  Pittsburgh Home Fin. of PA              18.62   1,969    36.7        19.50   10.81   18.75   -0.69    N.A.    39.27
     PFSL  Pocahnts Fed, MHC of AR (47.0)          28.00   1,632    21.5        28.50   14.25   28.50   -1.75    N.A.    60.00
     PTRS  Potters Financial Corp of OH            24.75     487    12.1        24.75   15.50   24.75    0.00    N.A.    23.75
     PKPS  Poughkeepsie Fin. Corp. of NY            7.87  12,595    99.1         8.13    4.87    7.72    1.94    1.55    49.90
     PHSB  Ppls Home SB, MHC of PA (45.0)          16.87   2,760    21.0        16.87   13.62   16.37    3.05    N.A.     N.A.
     PRBC  Prestige Bancorp of PA                  17.00     915    15.6        17.50   11.00   17.00    0.00    N.A.    25.93
     PETE  Primary Bank of NH(8)*                  26.50   2,089    55.4        26.87   11.67   26.25    0.95    N.A.    73.88
     PFNC  Progress Financial Corp. of PA          13.75   3,814    52.4        15.12    5.95   14.62   -5.95   24.89    72.31

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                             Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MWFD  Midwest Fed. Fin. Corp of WI              1.79    1.37   11.21   10.81   127.18
     MFFC  Milton Fed. Fin. Corp. of OH              0.39    0.54   11.37   11.37    86.53
     MIVI  Miss. View Hold. Co. of MN                0.59    0.88   16.08   16.08    85.20
     MBSP  Mitchell Bancorp of NC*                   0.51    0.60   15.39   15.39    35.49
     MBBC  Monterey Bay Bancorp of CA                0.29    0.55   14.43   13.30   127.33
     MONT  Montgomery Fin. Corp. of IN               0.26    0.42   11.22   11.22    62.63
     MSBK  Mutual SB, FSB of Bay City MI             0.18    0.07    9.57    9.57   157.56
     NHTB  NH Thrift Bancshares of NH                0.54    0.80   11.78   10.03   153.95
     NSLB  NS&L Bancorp of Neosho MO                 0.41    0.64   16.52   16.52    84.46
     NMSB  Newmil Bancorp. of CT*                    0.68    0.65    8.27    8.27    84.26
     NASB  North American SB of MO                   4.10    3.86   25.37   24.52   330.46
     NBSI  North Bancshares of Chicago IL            0.58    0.81   16.95   16.95   119.95
     FFFD  North Central Bancshares of IA            1.02    1.18   14.81   14.81    65.34
     NBN   Northeast Bancorp of ME*                  0.93    0.86   13.49   11.66   194.14
     NEIB  Northeast Indiana Bncrp of IN             0.98    1.15   15.19   15.19   100.01
     NWEQ  Northwest Equity Corp. of WI              0.88    1.11   13.22   13.22   115.48
     NWSB  Northwest SB, MHC of PA (30.7)            0.58    0.82    8.49    8.00    89.47
     NSSY  Norwalk Savings Society of CT*            2.42    2.76   20.64   19.90   256.17
     NSSB  Norwich Financial Corp. of CT*            1.42    1.35   14.70   13.27   131.66
     NTMG  Nutmeg FS&LA of CT                        0.33    0.45    7.72    7.72   138.80
     OHSL  OHSL Financial Corp. of OH                1.12    1.57   21.21   21.21   192.34
     OCFC  Ocean Fin. Corp. of NJ                    0.04    1.49   27.35   27.35   168.27
     OCN   Ocwen Financial Corp. of FL               2.65    1.60    9.10    8.69   103.99
     OFCP  Ottawa Financial Corp. of MI              0.82    1.32   15.31   12.29   175.39
     PFFB  PFF Bancorp of Pomona CA                  0.21    0.61   14.51   14.36   140.60
     PSFI  PS Financial of Chicago IL                0.70    0.71   14.66   14.66    37.88
     PVFC  PVF Capital Corp. of OH                   1.40    1.80    9.79    9.79   139.38
     PCCI  Pacific Crest Capital of CA*              1.11    1.04    8.95    8.95   126.32
     PAMM  PacificAmerica Money Ctr of CA*           3.64    3.64   13.26   13.26    59.13
     PALM  Palfed, Inc. of Aiken SC(8)               0.13    0.76   10.37   10.37   125.83
     PBCI  Pamrapo Bancorp, Inc. of NJ               1.16    1.60   16.62   16.49   130.49
     PFED  Park Bancorp of Chicago IL                0.62    0.86   16.27   16.27    72.22
     PVSA  Parkvale Financial Corp of PA             1.72    2.54   18.54   18.40   244.45
     PEEK  Peekskill Fin. Corp. of NY                0.57    0.75   14.71   14.71    57.18
     PFSB  PennFed Fin. Services of NJ               1.43    2.09   20.17   16.87   274.11
     PWBC  PennFirst Bancorp of PA                   0.63    0.91   12.44   11.63   153.97
     PWBK  Pennwood SB of PA*                        0.57    0.92   15.04   15.04    86.17
     PBKB  People's SB of Brockton MA*               1.16    0.69    8.56    8.20   152.65
     PFDC  Peoples Bancorp of Auburn IN              1.39    1.82   19.23   19.23   126.46
     PBCT  Peoples Bank, MHC of CT (40.1)*           1.39    1.03   10.93   10.92   128.90
     PFFC  Peoples Fin. Corp. of OH                  0.53    0.53   15.78   15.78    58.01
     PHBK  Peoples Heritage Fin Grp of ME*           2.36    2.39   15.77   13.29   204.27
     PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.73   14.09   14.09    60.57
     PERM  Permanent Bancorp of IN                   0.72    1.30   19.74   19.45   215.43
     PMFI  Perpetual Midwest Fin. of IA              0.25    0.61   18.00   18.00   210.96
     PERT  Perpetual of SC, MHC (46.8)(8)            1.00    1.41   20.13   20.13   170.24
     PCBC  Perry Co. Fin. Corp. of MO                0.90    1.04   18.80   18.80    97.95
     PHFC  Pittsburgh Home Fin. of PA                0.69    0.88   14.21   14.06   130.15
     PFSL  Pocahnts Fed, MHC of AR (47.0)            1.39    1.93   14.76   14.76   232.05
     PTRS  Potters Financial Corp of OH              1.16    2.06   21.97   21.97   248.85
     PKPS  Poughkeepsie Fin. Corp. of NY             0.24    0.37    5.85    5.85    69.88
     PHSB  Ppls Home SB, MHC of PA (45.0)            0.32    0.67   14.36   14.36    82.97
     PRBC  Prestige Bancorp of PA                    0.47    0.83   16.51   16.51   148.33
     PETE  Primary Bank of NH(8)*                    1.24    1.47   14.33   14.31   206.65
     PFNC  Progress Financial Corp. of PA            0.54    0.65    5.78    5.10   109.77

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PSBK  Progressive Bank, Inc. of NY*           33.12   3,821   126.6        34.00   20.00   33.12    0.00  147.72    45.58
     PROV  Provident Fin. Holdings of CA           19.87   4,920    97.8        20.12   11.50   20.00   -0.65    N.A.    41.93
     PULB  Pulaski SB, MHC of MO (29.8)            25.62   2,094    16.0        27.50   12.75   26.50   -3.32    N.A.    76.69
     PLSK  Pulaski SB, MHC of NJ (46.0)            16.25   2,070    15.5        17.50   11.50   17.50   -7.14    N.A.     N.A.
     PULS  Pulse Bancorp of S. River NJ            21.37   3,071    65.6        21.50   15.50   20.50    4.24   72.76    35.68
     QCFB  QCF Bancorp of Virginia MN              25.00   1,426    35.7        26.25   15.00   25.00    0.00    N.A.    36.99
     QCBC  Quaker City Bancorp of CA               21.94   4,703   103.2        21.94   11.40   21.25    3.25  192.53    44.34
     QCSB  Queens County Bancorp of NY*            53.13  10,181   540.9        54.25   24.50   54.25   -2.06    N.A.    68.24
     RCSB  RCSB Financial, Inc. of NY(8)*          51.00  14,591   744.1        51.75   26.62   50.84    0.31  314.30    75.86
     RARB  Raritan Bancorp. of Raritan NJ*         22.25   2,412    53.7        25.50   14.17   24.00   -7.29  245.50    43.55
     REDF  RedFed Bancorp of Redlands CA           16.37   7,174   117.4        17.50   10.75   17.50   -6.46    N.A.    21.26
     RELY  Reliance Bancorp, Inc. of NY            31.87   8,776   279.7        32.31   17.50   32.00   -0.41    N.A.    63.44
     RELI  Reliance Bancshares Inc of WI(8)*        8.50   2,528    21.5        10.12    6.50    8.62   -1.39    N.A.    25.93
     RIVR  River Valley Bancorp of IN              16.50   1,190    19.6        17.25   13.25   16.50    0.00    N.A.    20.00
     RSLN  Roslyn Bancorp, Inc. of NY*             22.25  43,642   971.0        24.31   15.00   22.12    0.59    N.A.     N.A.
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       29.25   2,419    26.8        29.25   13.64   27.75    5.41    N.A.    83.85
     SCCB  S. Carolina Comm. Bnshrs of SC          23.00     704    16.2        25.25   15.00   23.50   -2.13    N.A.    53.33
     SBFL  SB Fngr Lakes MHC of NY (33.1)          24.25   1,785    14.3        25.50   12.75   25.00   -3.00    N.A.    76.36
     SFED  SFS Bancorp of Schenectady NY           21.50   1,236    26.6        21.50   12.50   19.25   11.69    N.A.    45.76
     SGVB  SGV Bancorp of W. Covina CA             17.87   2,342    41.9        17.87    8.75   15.50   15.29    N.A.    58.84
     SISB  SIS Bancorp Inc of MA*                  33.00   5,577   184.0        33.87   21.50   29.25   12.82    N.A.    44.29
     SWCB  Sandwich Co-Op. Bank of MA*             39.00   1,915    74.7        39.00   21.75   33.62   16.00  352.44    31.09
     SECP  Security Capital Corp. of WI(8)        107.75   9,208   992.2       107.75   62.62  105.25    2.38    N.A.    46.10
     SFSL  Security First Corp. of OH              17.75   7,574   134.4        19.25    9.00   17.50    1.43   70.67    46.94
     SFNB  Security First Netwrk Bk of GA(8)       12.00   8,620   103.4        25.50    5.50   11.37    5.54    N.A.    17.07
     SMFC  Sho-Me Fin. Corp. of MO(8)              40.25   1,499    60.3        40.37   18.87   39.37    2.24    N.A.    85.06
     SOBI  Sobieski Bancorp of S. Bend IN          17.00     775    13.2        17.00   12.25   16.25    4.62    N.A.    17.24
     SOSA  Somerset Savings Bank of MA(8)*          3.97  16,652    66.1         4.03    1.91    3.97    0.00  -22.46   101.52
     SSFC  South Street Fin. Corp. of NC*          18.87   4,496    84.8        19.50   12.12   18.50    2.00    N.A.    34.79
     SCBS  Southern Commun. Bncshrs of AL          16.25   1,137    18.5        16.25   13.00   15.87    2.39    N.A.    22.64
     SMBC  Southern Missouri Bncrp of MO           17.87   1,638    29.3        18.00   14.00   17.12    4.38    N.A.    19.13
     SWBI  Southwest Bancshares of IL              21.06   2,652    55.9        21.75   17.92   20.25    4.00  110.60    15.40
     SVRN  Sovereign Bancorp of PA                 16.19  70,010 1,133.5        16.50    8.96   15.50    4.45  262.19    47.99
     STFR  St. Francis Cap. Corp. of WI            37.25   5,308   197.7        38.75   25.00   36.12    3.13    N.A.    43.27
     SPBC  St. Paul Bancorp, Inc. of IL            23.87  33,988   811.3        24.37   13.47   24.12   -1.04  114.47    52.33
     STND  Standard Fin. of Chicago IL(8)          25.62  16,210   415.3        25.87   16.25   25.62    0.00    N.A.    30.58
     SFFC  StateFed Financial Corp. of IA          22.00     784    17.2        22.75   16.00   22.00    0.00    N.A.    33.33
     SFIN  Statewide Fin. Corp. of NJ              20.12   4,710    94.8        20.12   12.50   19.25    4.52    N.A.    40.01
     STSA  Sterling Financial Corp. of WA          19.62   5,567   109.2        20.37   13.00   20.00   -1.90  115.84    38.95
     SFSB  SuburbFed Fin. Corp. of IL              27.50   1,262    34.7        27.50   16.25   27.50    0.00  312.29    44.74
     ROSE  T R Financial Corp. of NY*              27.12  17,519   475.1        28.25   14.31   26.87    0.93    N.A.    52.79
     THRD  TF Financial Corp. of PA                20.25   4,083    82.7        20.50   14.50   20.12    0.65    N.A.    24.62
     TPNZ  Tappan Zee Fin., Inc. of NY             17.37   1,497    26.0        17.87   12.00   17.87   -2.80    N.A.    27.53
     ESBK  The Elmira SB FSB of Elmira NY*         25.50     706    18.0        25.50   14.75   24.25    5.15   77.45    39.73
     GRTR  The Greater New York SB of NY(8)*       22.75  13,717   312.1        23.37   12.00   23.06   -1.34  144.36    67.03
     TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)       30.00   9,037    97.4        30.25   14.00   29.87    0.44    N.A.    87.50
     TRIC  Tri-County Bancorp of WY                23.50     609    14.3        24.25   18.00   23.50    0.00    N.A.    30.56
     TWIN  Twin City Bancorp of TN                 13.75     853    11.7        13.75   11.17   13.51    1.78    N.A.    19.57
     UFRM  United FS&LA of Rocky Mount NC          11.75   3,074    36.1        12.50    7.00   11.50    2.17  261.54    38.24
     UBMT  United Fin. Corp. of MT                 24.12   1,223    29.5        24.12   18.00   24.00    0.50  129.71    25.30
     VABF  Va. Beach Fed. Fin. Corp of VA          16.00   4,976    79.6        16.25    8.00   14.12   13.31  241.15    69.49
     VFFC  Virginia First Savings of VA(8)         23.94   5,805   139.0        24.50   12.37   23.87    0.29  ***.**    87.76
     WHGB  WHG Bancshares of MD                    15.75   1,462    23.0        15.87   11.62   15.75    0.00    N.A.    20.05
     WSFS  WSFS Financial Corp. of DE*             15.00  12,421   186.3        15.37    8.13   15.37   -2.41  106.90    47.20
     WVFC  WVS Financial Corp. of PA*              27.50   1,747    48.0        28.00   21.00   28.00   -1.79    N.A.    11.70

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                               Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PSBK  Progressive Bank, Inc. of NY*               2.30    2.26   19.67   17.57   230.00
     PROV  Provident Fin. Holdings of CA               0.39    0.34   17.37   17.37   125.10
     PULB  Pulaski SB, MHC of MO (29.8)                0.59    0.82   11.04   11.04    84.92
     PLSK  Pulaski SB, MHC of NJ (46.0)                0.21    0.51   10.20   10.20    85.68
     PULS  Pulse Bancorp of S. River NJ                1.20    1.80   13.63   13.63   169.39
     QCFB  QCF Bancorp of Virginia MN                  1.41    1.41   18.98   18.98   104.93
     QCBC  Quaker City Bancorp of CA                   0.60    0.98   14.94   14.93   170.40
     QCSB  Queens County Bancorp of NY*                2.15    2.18   17.08   17.08   144.08
     RCSB  RCSB Financial, Inc. of NY(8)*              2.64    2.61   21.69   21.14   276.36
     RARB  Raritan Bancorp. of Raritan NJ*             1.46    1.55   12.48   12.27   157.31
     REDF  RedFed Bancorp of Redlands CA               0.31    0.80   10.75   10.71   127.16
     RELY  Reliance Bancorp, Inc. of NY                1.25    1.85   18.54   13.36   225.25
     RELI  Reliance Bancshares Inc of WI(8)*           0.16    0.17    9.08    9.08    18.60
     RIVR  River Valley Bancorp of IN                  0.46    0.62   14.63   14.41   118.02
     RSLN  Roslyn Bancorp, Inc. of NY*                 0.59    0.93   14.58   14.51    72.39
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)           0.88    1.10   10.67    9.74    94.94
     SCCB  S. Carolina Comm. Bnshrs of SC              0.52    0.70   17.11   17.11    65.93
     SBFL  SB Fngr Lakes MHC of NY (33.1)              0.15    0.51   11.63   11.63   121.40
     SFED  SFS Bancorp of Schenectady NY               0.60    1.07   17.44   17.44   139.85
     SGVB  SGV Bancorp of W. Covina CA                 0.31    0.75   12.77   12.56   174.78
     SISB  SIS Bancorp Inc of MA*                      3.31    3.29   18.52   18.52   257.23
     SWCB  Sandwich Co-Op. Bank of MA*                 2.34    2.39   20.83   19.94   262.09
     SECP  Security Capital Corp. of WI(8)             4.88    5.82   64.62   64.62   398.94
     SFSL  Security First Corp. of OH                  0.88    1.10    8.13    7.99    86.25
     SFNB  Security First Netwrk Bk of GA(8)          -3.30   -3.38    3.02    2.97     9.12
     SMFC  Sho-Me Fin. Corp. of MO(8)                  2.08    2.35   19.81   19.81   219.35
     SOBI  Sobieski Bancorp of S. Bend IN              0.32    0.61   15.95   15.95   105.49
     SOSA  Somerset Savings Bank of MA(8)*             0.25    0.24    1.96    1.96    30.90
     SSFC  South Street Fin. Corp. of NC*              0.45    0.57   13.58   13.58    53.77
     SCBS  Southern Commun. Bncshrs of AL              0.19    0.47   13.54   13.54    61.66
     SMBC  Southern Missouri Bncrp of MO               0.70    0.69   15.85   15.85   101.15
     SWBI  Southwest Bancshares of IL                  1.05    1.44   15.69   15.69   142.66
     SVRN  Sovereign Bancorp of PA                     0.62    0.96    6.25    4.71   155.67
     STFR  St. Francis Cap. Corp. of WI                1.77    1.95   24.43   21.59   310.01
     SPBC  St. Paul Bancorp, Inc. of IL                0.93    1.34   11.67   11.64   135.68
     STND  Standard Fin. of Chicago IL(8)              0.74    1.07   17.11   17.08   158.83
     SFFC  StateFed Financial Corp. of IA              1.17    1.42   19.43   19.43   109.28
     SFIN  Statewide Fin. Corp. of NJ                  0.76    1.29   13.90   13.88   142.93
     STSA  Sterling Financial Corp. of WA              0.28    0.90   12.41   10.82   302.93
     SFSB  SuburbFed Fin. Corp. of IL                  1.23    1.79   21.92   21.84   338.12
     ROSE  T R Financial Corp. of NY*                  1.84    1.66   12.58   12.58   202.74
     THRD  TF Financial Corp. of PA                    0.84    1.13   17.44   15.30   156.93
     TPNZ  Tappan Zee Fin., Inc. of NY                 0.53    0.49   14.35   14.35    80.07
     ESBK  The Elmira SB FSB of Elmira NY*             1.13    1.10   20.32   19.48   322.70
     GRTR  The Greater New York SB of NY(8)*           1.38    0.74   11.75   11.75   187.40
     TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)           0.86    0.73   11.79   10.81    69.82
     TRIC  Tri-County Bancorp of WY                    1.10    1.40   22.50   22.50   146.89
     TWIN  Twin City Bancorp of TN                     0.66    0.93   16.18   16.18   125.84
     UFRM  United FS&LA of Rocky Mount NC              0.19    0.33    6.70    6.70    89.63
     UBMT  United Fin. Corp. of MT                     0.94    1.16   19.95   19.95    88.08
     VABF  Va. Beach Fed. Fin. Corp of VA              0.26    0.58    8.50    8.50   124.16
     VFFC  Virginia First Savings of VA(8)             1.81    1.66   11.35   10.96   140.79
     WHGB  WHG Bancshares of MD                        0.34    0.34   14.16   14.16    68.56
     WSFS  WSFS Financial Corp. of DE*                 1.47    1.48    6.32    6.27   121.45
     WVFC  WVS Financial Corp. of PA*                  1.69    2.11   18.83   18.83   168.69

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 12, 1997

                                                                                            Price Change Data
                                                   Market Capitalization      -----------------------------------------------
                                                  -----------------------        52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WRNB  Warren Bancorp of Peabody MA*           18.37   3,781    69.5        19.00   12.75   18.00    2.06  445.10    22.47
     WFSL  Washington FS&LA of Seattle WA          28.00  47,462 1,328.9        29.25   19.89   27.87    0.47   91.91    16.23
     WAMU  Washington Mutual Inc. of WA(8)*        64.00 126,357 8,086.8        69.12   35.00   63.75    0.39  244.83    47.77
     WYNE  Wayne Bancorp of NJ                     24.50   2,120    51.9        24.87   13.50   24.25    1.03    N.A.    60.66
     WAYN  Wayne S&L Co. MHC of OH (47.8)          24.00   2,248    25.8        24.25   12.67   24.25   -1.03    N.A.    46.97
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          18.50   2,100    17.6        18.50   12.75   17.75    4.23    N.A.    34.55
     WBST  Webster Financial Corp. of CT           57.75  11,985   692.1        58.50   33.50   56.16    2.83  511.76    57.14
     WEFC  Wells Fin. Corp. of Wells MN            16.00   1,959    31.3        16.50   12.00   16.50   -3.03    N.A.    21.95
     WCBI  WestCo Bancorp of IL                    26.97   2,476    66.8        26.97   20.00   26.50    1.77  169.70    25.44
     WSTR  WesterFed Fin. Corp. of MT              23.25   5,565   129.4        23.50   15.12   22.12    5.11    N.A.    27.40
     WOFC  Western Ohio Fin. Corp. of OH           24.50   2,339    57.3        24.50   19.62   23.75    3.16    N.A.    12.64
     WWFC  Westwood Fin. Corp. of NJ(8)            27.16     645    17.5        27.16   11.00   24.00   13.17    N.A.    64.61
     WEHO  Westwood Hmstd Fin Corp of OH           15.25   2,795    42.6        16.00   10.37   15.25    0.00    N.A.    25.83
     WFI   Winton Financial Corp. of OH            15.75   1,986    31.3        16.75   11.25   16.37   -3.79    N.A.    36.96
     FFWD  Wood Bancorp of OH                      17.00   2,119    36.0        17.75   10.00   15.25   11.48    N.A.    50.04
     YFCB  Yonkers Fin. Corp. of NY                19.25   3,036    58.4        19.87   12.00   19.37   -0.62    N.A.    49.57
     YFED  York Financial Corp. of PA              24.37   7,008   170.8        26.75   15.23   24.50   -0.53  157.88    49.97

                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                             Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WRNB  Warren Bancorp of Peabody MA*             2.01    1.71    9.82    9.82    94.69
     WFSL  Washington FS&LA of Seattle WA            1.94    2.14   14.66   13.39   121.37
     WAMU  Washington Mutual Inc. of WA(8)*          1.14    2.42   19.30   18.32   385.92
     WYNE  Wayne Bancorp of NJ                       0.50    0.50   16.44   16.44   123.13
     WAYN  Wayne S&L Co. MHC of OH (47.8)            0.35    0.74   10.46   10.46   113.09
     WCFB  Wbstr Cty FSB MHC of IA (45.2)            0.48    0.64   10.53   10.53    45.09
     WBST  Webster Financial Corp. of CT             1.60    2.86   24.91   21.28   495.93
     WEFC  Wells Fin. Corp. of Wells MN              0.73    1.08   14.64   14.64   103.13
     WCBI  WestCo Bancorp of IL                      1.41    1.78   19.18   19.18   125.85
     WSTR  WesterFed Fin. Corp. of MT                0.81    1.02   18.73   14.99   171.72
     WOFC  Western Ohio Fin. Corp. of OH             0.52    0.72   23.38   21.79   169.51
     WWFC  Westwood Fin. Corp. of NJ(8)              0.78    1.34   15.76   14.04   172.70
     WEHO  Westwood Hmstd Fin Corp of OH             0.30    0.45   14.17   14.17    48.18
     WFI   Winton Financial Corp. of OH              1.60    1.34   11.36   11.12   159.81
     FFWD  Wood Bancorp of OH                        0.79    0.94    9.52    9.52    77.36
     YFCB  Yonkers Fin. Corp. of NY                  0.76    1.02   14.14   14.14    94.89
     YFED  York Financial Corp. of PA                1.01    1.29   14.28   14.28   165.87

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                 Key Financial Ratios                         Asset Quality Ratios
                                                ----------------------------------------------------------  -----------------------
                                                         Tang.      Reported Earnings       Core Earnings
                                                Equity/ Equity/  ----------------------    ---------------    NPAs   Resvs/  Resvs/
    Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)   Assets   NPAs    Loans
    ---------------------                       ------- ------- ------- ------- -------    ------- -------  ------- ------- -------
                                                   (%)     (%)     (%)     (%)     (%)        (%)     (%)      (%)     (%)     (%)
    Market Averages. SAIF-Insured Thrifts(no MHCs)
    ----------------------------------------------
    SAIF-Insured Thrifts(304)                    12.90    12.66    0.64    5.53    3.47       0.85    7.52     0.81  127.90    0.82
    NYSE Traded Companies(9)                      5.88     5.64    0.61   10.41    4.39       0.80   14.37     1.25   74.44    1.28
    AMEX Traded Companies(17)                    16.10    16.00    0.55    2.86    2.25       0.87    5.19     0.65  149.37    0.72
    NASDAQ Listed OTC Companies(278)             12.95    12.69    0.64    5.52    3.52       0.85    7.43     0.80  128.75    0.81
    California Companies(21)                      7.44     7.18    0.30    4.48    2.35       0.43    6.99     1.88   70.98    1.33
    Florida Companies(6)                          7.63     7.18    0.92   11.46    3.84       0.74    9.13     1.52   73.71    0.80
    Mid-Atlantic Companies(59)                   10.86    10.52    0.62    6.34    3.78       0.86    8.94     0.87   96.67    0.94
    Mid-West Companies(147)                      14.04    13.86    0.68    5.39    3.68       0.90    7.12     0.64  151.15    0.70
    New England Companies(9)                      7.87     7.46    0.36    4.81    2.94       0.63    8.58     0.63  116.41    1.00
    North-West Companies(7)                      15.91    15.62    0.83    6.61    3.54       1.04    8.85     0.70  128.29    0.61
    South-East Companies(42)                     16.10    15.91    0.69    4.82    2.96       0.94    6.59     0.87  130.25    0.85
    South-West Companies(7)                      10.80    10.54    0.38    2.90    2.26       0.66    6.39     0.65  100.15    0.71
    Western Companies (Excl CA)(6)               16.23    15.79    0.98    6.66    4.36       1.16    7.72     0.29  169.72    0.72
    Thrift Strategy(240)                         14.16    13.95    0.66    5.02    3.44       0.89    7.01     0.72  133.78    0.74
    Mortgage Banker Strategy(37)                  7.41     6.96    0.50    7.15    3.58       0.64    9.42     1.05  100.69    1.03
    Real Estate Strategy(11)                      7.33     7.14    0.55    7.01    3.84       0.76   10.31     1.42   97.48    1.35
    Diversified Strategy(12)                      7.66     7.42    1.06   13.44    4.71       1.08   14.25     1.31  120.54    1.12
    Retail Banking Strategy(4)                    8.40     8.19    0.11    2.23    0.87       0.03    1.72     1.85  101.37    1.82
    Companies Issuing Dividends(257)             13.21    12.94    0.69    5.93    3.79       0.91    7.92     0.70  132.67    0.78
    Companies Without Dividends(47)              11.08    10.96    0.35    3.13    1.60       0.50    5.18     1.50   97.37    1.07
    Equity/Assets LESS THAN 6%(23)                4.94     4.65    0.38    7.53    3.43       0.56   11.40     1.41   83.13    1.03
    Equity/Assets 6-12%(146)                      8.61     8.27    0.56    6.60    3.69       0.74    8.80     0.92  123.46    0.94
    Equity/Assets GREATER THAN 12%(135)          18.57    18.43    0.76    4.11    3.25       1.01    5.59     0.57  141.49    0.66
    Converted Last 3 Mths (no MHC)(5)            20.95    20.90    0.73    3.44    2.96       0.75    3.59     1.67   25.74    0.58
    Actively Traded Companies(41)                 8.66     8.42    0.72    8.67    4.35       0.95   11.96     1.15  105.56    0.96
    Market Value Below $20 Million(59)           15.47    15.40    0.56    3.45    2.90       0.81    5.49     0.79  103.24    0.67
    Holding Company Structure(269)               13.38    13.15    0.63    5.29    3.41       0.85    7.28     0.81  123.82    0.81
    Assets Over $1 Billion(62)                    7.83     7.32    0.62    8.15    3.85       0.80   10.87     1.01   94.74    0.99
    Assets $500 Million-$1 Billion(49)           10.15     9.86    0.63    6.37    3.57       0.80    8.11     0.95  170.56    1.06
    Assets $250-$500 Million(68)                 11.11    10.79    0.58    5.33    3.56       0.81    7.50     0.73  136.74    0.74
    Assets less than $250 Million(125)           17.29    17.23    0.68    4.06    3.21       0.92    5.72     0.69  123.36    0.69
    Goodwill Companies(124)                       9.02     8.42    0.62    7.11    3.96       0.79    9.13     0.86  113.49    0.90
    Non-Goodwill Companies(178)                  15.44    15.44    0.65    4.45    3.14       0.90    6.45     0.77  137.60    0.77
    Acquirors of FSLIC Cases(10)                  7.19     6.79    0.57    7.79    3.99       0.82   11.71     1.53   51.85    0.89

                                                               Pricing Ratios                      Dividend Data(6)
                                                   -----------------------------------------    ----------------------
                                                                            Price/  Price/       Ind.   Divi-
                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
    Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
    ---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
    Market Averages. SAIF-Insured Thrifts(no MHCs)
    ---------------------------------------------
    SAIF-Insured Thrifts(304)                       21.40  141.21   17.27  145.46   18.60         0.37    1.68   35.64
    NYSE Traded Companies(9)                        21.89  195.06   12.31  192.84   15.63         0.32    0.89   18.69
    AMEX Traded Companies(17)                       22.98  122.62   20.19  123.74   17.96         0.40    2.09   45.59
    NASDAQ Listed OTC Companies(278)                21.28  140.69   17.26  145.52   18.74         0.37    1.69   35.91
    California Companies(21)                        23.56  155.75   10.96  155.23   17.43         0.15    0.51   12.75
    Florida Companies(6)                            14.58  164.39   17.64  185.32   23.16         0.24    0.85   14.64
    Mid-Atlantic Companies(59)                      21.25  143.66   15.05  148.25   17.64         0.39    1.64   37.37
    Mid-West Companies(147)                         21.04  135.68   18.00  138.98   18.67         0.36    1.78   36.08
    New England Companies(9)                        22.55  154.66   11.88  168.01   18.82         0.46    1.53   34.62
    North-West Companies(7)                         17.86  161.17   22.12  169.00   18.63         0.36    1.39   27.43
    South-East Companies(42)                        22.44  144.94   22.26  149.43   19.93         0.44    2.07   44.52
    South-West Companies(7)                         21.77  123.57   12.52  131.55   18.11         0.35    1.66   52.02
    Western Companies (Excl CA)(6)                  23.61  140.18   21.03  146.77   20.02         0.56    2.68   55.16
    Thrift Strategy(240)                            21.61  133.01   18.19  137.06   18.64         0.38    1.80   38.40
    Mortgage Banker Strategy(37)                    21.14  175.60   12.53  183.19   19.11         0.33    1.16   27.51
    Real Estate Strategy(11)                        18.64  168.73   12.24  171.73   16.72         0.13    0.74   12.64
    Diversified Strategy(12)                        20.49  216.48   19.36  224.03   17.80         0.46    1.45   30.22
    Retail Banking Strategy(4)                      18.52  131.12   10.69  135.24   17.53         0.29    1.78   18.18
    Companies Issuing Dividends(257)                21.36  142.29   17.66  146.73   18.46         0.43    1.97   41.61
    Companies Without Dividends(47)                 21.91  134.46   14.98  137.63   19.73         0.00    0.00    0.00
    Equity/Assets LESS THAN 6%(23)                  21.69  182.02    9.82  186.08   17.47         0.22    0.79   15.22
    Equity/Assets 6-12%(146)                        20.53  152.47   13.20  160.11   17.10         0.38    1.54   33.38
    Equity/Assets GREATER THAN 12%(135)             22.58  123.80   22.63  125.33   20.57         0.38    1.98   42.75
    Converted Last 3 Mths (no MHC)(5)               27.63  116.36   24.35  116.69   28.26         0.12    0.35   11.43
    Actively Traded Companies(41)                   21.11  181.10   15.00  183.49   16.93         0.49    1.64   31.62
    Market Value Below $20 Million(59)              22.53  111.18   17.15  111.82   20.07         0.34    1.99   42.67
    Holding Company Structure(269)                  21.87  138.85   17.68  142.41   18.79         0.37    1.72   37.07
    Assets Over $1 Billion(62)                      21.27  179.35   14.34  191.11   18.00         0.43    1.30   29.94
    Assets $500 Million-$1 Billion(49)              20.99  153.76   15.62  158.76   18.46         0.34    1.53   35.73
    Assets $250-$500 Million(68)                    20.85  141.46   15.42  147.08   17.37         0.37    1.74   32.89
    Assets less than $250 Million(125)              22.00  119.21   20.25  119.84   19.63         0.34    1.90   40.77
    Goodwill Companies(124)                         20.91  158.72   13.97  169.52   17.69         0.40    1.53   32.84
    Non-Goodwill Companies(178)                     21.85  129.27   19.42  129.27   19.29         0.34    1.79   37.92
    Acquirors of FSLIC Cases(10)                    22.05  180.72   12.59  180.77   17.16         0.38    1.32   23.87

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHCs)
     ---------------------------------------------
     BIF-Insured Thrifts(66)                      11.89    11.52    1.19   11.58    6.75       1.20   11.41    0.91  143.16    1.45
     NYSE Traded Companies(3)                      7.58     6.00    0.77   10.55    5.39       0.78   10.86    1.88   43.17    1.03
     AMEX Traded Companies(6)                     11.89    11.10    0.74    7.96    4.58       0.74    8.04    0.99  209.73    1.25
     NASDAQ Listed OTC Companies(57)              12.15    11.91    1.27   12.09    7.10       1.28   11.87    0.84  140.95    1.50
     California Companies(4)                      11.92    11.90    2.21   19.69    9.19       2.17   19.07    2.23   65.22    1.58
     Mid-Atlantic Companies(17)                   11.42    10.75    0.83    8.45    4.57       0.91    9.04    0.85  130.78    1.37
     Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.77       0.66    2.42    0.56   57.14    0.57
     New England Companies(34)                     8.99     8.69    1.27   13.76    8.33       1.22   13.17    0.87  162.82    1.66
     North-West Companies(4)                      12.39    12.00    1.21   10.53    6.01       1.18   10.22    0.16  215.39    1.03
     South-East Companies(5)                      27.76    27.76    1.14    4.44    3.36       1.23    4.77    0.67  135.35    0.76
     Thrift Strategy(44)                          12.92    12.50    1.12    9.95    6.42       1.12    9.74    0.83  150.36    1.38
     Mortgage Banker Strategy(9)                   8.83     8.62    0.86   11.23    5.84       0.95   11.87    0.71  135.17    1.41
     Real Estate Strategy(6)                       8.88     8.87    1.37   15.11    8.06       1.29   14.24    1.08  103.33    1.46
     Diversified Strategy(7)                       9.90     9.47    2.11   22.57    9.77       2.09   22.29    1.72  128.49    2.09
     Companies Issuing Dividends(54)              11.91    11.50    1.03   10.52    5.72       1.04   10.37    0.77  149.98    1.37
     Companies Without Dividends(12)              11.79    11.62    2.05   18.05   12.39       2.04   17.83    1.62  109.06    1.88
     Equity/Assets LESS THAN 6%(5)                 5.45     5.32    0.97   17.27    6.92       0.87   15.46    1.40   69.21    1.56
     Equity/Assets 6-12%(45)                       8.62     8.15    1.20   12.92    7.82       1.18   12.69    0.88  134.63    1.54
     Equity/Assets GREATER THAN 12%(16)           22.11    21.92    1.24    6.65    3.95       1.34    7.10    0.85  186.23    1.19
     Actively Traded Companies(20)                 8.85     8.44    1.18   13.70    7.23       1.13   13.05    0.79  144.52    1.51
     Market Value Below $20 Million(7)            18.52    18.21    1.35    5.04   10.09       1.47    5.66    1.20   69.33    1.19
     Holding Company Structure(43)                13.45    13.10    1.29   11.09    6.77       1.30   11.02    0.86  144.05    1.51
     Assets Over $1 Billion(17)                    9.09     8.43    1.06   12.66    6.18       1.09   12.80    0.94  129.97    1.51
     Assets $500 Million-$1 Billion(16)            9.48     8.95    1.16   12.71    6.93       1.12   12.15    0.84  142.79    1.54
     Assets $250-$500 Million(14)                 11.16    11.06    1.02   10.71    5.98       1.00   10.53    0.65  165.99    1.62
     Assets less than $250 Million(19)            17.18    17.00    1.49   10.18    7.72       1.52   10.15    1.16  137.54    1.18
     Goodwill Companies(31)                        9.27     8.47    0.93   11.19    6.02       0.94   11.05    0.99  125.67    1.50
     Non-Goodwill Companies(35)                   14.17    14.17    1.42   11.92    7.39       1.42   11.75    0.85  159.41    1.41

                                                                 Pricing Ratios                      Dividend Data(6)
                                                     -----------------------------------------    -----------------------
                                                                              Price/  Price/       Ind.   Divi-
                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                       (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------
     BIF-Insured Thrifts(66)                          15.60  161.17   18.18  167.81   16.23         0.47    1.71   27.10
     NYSE Traded Companies(3)                         18.58  186.79   14.14  188.68   18.39         0.39    0.83   15.59
     AMEX Traded Companies(6)                         15.46  147.93   16.39  171.71   14.83         0.61    2.44   34.16
     NASDAQ Listed OTC Companies(57)                  15.41  161.23   18.64  166.42   16.18         0.45    1.67   27.40
     California Companies(4)                          12.64  166.34   19.87  166.52   13.64         0.00    0.00    0.00
     Mid-Atlantic Companies(17)                       18.99  156.16   17.70  165.50   18.01         0.48    1.72   34.45
     Mid-West Companies(2)                             0.00   92.95   23.30   98.59    0.00         0.00    0.00    0.00
     New England Companies(34)                        13.87  171.02   15.24  178.51   14.62         0.52    1.95   27.52
     North-West Companies(4)                          18.41  168.33   20.28  173.30   19.16         0.29    1.55   27.22
     South-East Companies(5)                          22.09  123.34   33.56  123.34   24.64         0.68    2.00   40.85
     Thrift Strategy(44)                              16.40  152.05   18.86  158.17   17.01         0.52    1.87   31.51
     Mortgage Banker Strategy(9)                      16.19  178.06   15.19  184.24   16.96         0.37    1.47   18.95
     Real Estate Strategy(6)                          12.97  174.26   15.35  174.42   13.40         0.20    0.99   11.07
     Diversified Strategy(7)                          11.47  200.02   18.87  214.67   11.85         0.36    1.24   17.10
     Companies Issuing Dividends(54)                  16.64  161.69   18.34  169.46   17.24         0.55    2.02   32.78
     Companies Without Dividends(12)                  10.14  158.45   17.28  159.37   10.66         0.00    0.00    0.00
     Equity/Assets LESS THAN 6%(5)                    15.30  212.24   12.95  219.01   17.90         0.18    1.05   16.86
     Equity/Assets 6-12%(45)                          14.60  170.20   15.03  179.18   14.86         0.53    1.87   26.96
     Equity/Assets GREATER THAN 12%(16)               20.53  128.10   27.75  129.51   20.78         0.37    1.46   31.32
     Actively Traded Companies(20)                    14.53  177.15   15.37  187.34   15.40         0.53    1.86   26.97
     Market Value Below $20 Million(7)                16.98  115.19   20.44  117.45   17.48         0.34    1.70   32.34
     Holding Company Structure(43)                    15.69  159.10   20.17  167.69   16.65         0.48    1.74   27.12
     Assets Over $1 Billion(17)                       16.88  189.00   17.67  199.05   17.50         0.53    1.67   26.11
     Assets $500 Million-$1 Billion(16)               14.56  168.58   15.60  182.93   15.48         0.54    1.86   26.78
     Assets $250-$500 Million(14)                     14.56  156.11   16.40  157.50   14.50         0.36    1.64   24.94
     Assets less than $250 Million(19)                16.40  134.04   22.48  136.63   17.14         0.43    1.66   30.06
     Goodwill Companies(31)                           16.18  170.21   15.09  184.59   17.08         0.49    1.78   27.34
     Non-Goodwill Companies(35)                       15.07  152.76   20.86  152.76   15.45         0.44    1.65   26.89

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)                     11.74    11.58    0.50    4.56    2.08       0.80    7.31    0.48  186.25    0.74
     BIF-Insured Thrifts(2)                       10.02    10.02    0.72    8.22    2.70       0.71    7.56    1.85   82.27    1.77
     NASDAQ Listed OTC Companies(23)              11.55    11.40    0.53    4.97    2.15       0.79    7.34    0.66  172.39    0.86
     Florida Companies(3)                          9.81     9.78    0.47    4.51    2.09       0.72    6.91    0.45   64.99    0.46
     Mid-Atlantic Companies(10)                   12.12    11.84    0.45    3.95    1.63       0.74    6.52    0.89  200.99    1.02
     Mid-West Companies(7)                        11.79    11.78    0.57    5.19    2.56       0.88    8.23    0.38  185.51    0.62
     New England Companies(1)                      8.48     8.47    1.12   13.72    4.45       0.83   10.17    0.90  121.39    1.60
     Thrift Strategy(21)                          11.73    11.58    0.49    4.45    2.01       0.78    7.17    0.64  176.03    0.81
     Diversified Strategy(1)                       8.48     8.47    1.12   13.72    4.45       0.83   10.17    0.90  121.39    1.60
     Companies Issuing Dividends(22)              11.21    11.06    0.53    5.13    2.16       0.79    7.49    0.66  172.39    0.83
     Companies Without Dividends(1)               17.31    17.31    0.39    2.23    1.90       0.81    4.67    0.00    0.00    1.40
     Equity/Assets 6-12%(16)                       9.42     9.21    0.48    5.38    2.19       0.72    7.95    0.74  111.97    0.93
     Equity/Assets >12%(7)                        17.10    17.10    0.66    3.90    2.06       0.97    5.75    0.14  565.11    0.68
     Actively Traded Companies(1)                  9.42     8.40    0.58    6.23    2.35       0.91    9.74    0.68   83.02    1.06
     Holding Company Structure(1)                  9.42     8.40    0.58    6.23    2.35       0.91    9.74    0.68   83.02    1.06
     Assets Over $1 Billion(5)                     8.85     8.20    0.72    8.19    2.72       0.84    9.28    0.74   89.86    1.13
     Assets $500 Million-$1 Billion(3)             9.81     9.78    0.47    4.51    2.09       0.72    6.91    0.45   64.99    0.46
     Assets $250-$500 Million(5)                  10.02    10.00    0.53    5.82    2.73       0.84    9.19    0.25  419.78    0.60
     Assets less than $250 Million(10)            14.11    14.11    0.44    3.04    1.59       0.75    5.55    1.01   83.46    0.95
     Goodwill Companies(9)                         8.68     8.23    0.62    7.02    2.53       0.78    8.78    0.57  127.39    0.89
     Non-Goodwill Companies(14)                   12.99    12.99    0.48    3.94    1.96       0.79    6.62    0.72  202.39    0.84
     MHC Institutions(23)                         11.55    11.40    0.53    4.97    2.15       0.79    7.34    0.66  172.39    0.86
     MHC Converted Last 3 Months(1)               17.31    17.31    0.39    2.23    1.90       0.81    4.67    0.00    0.00    1.40

                                                               Pricing Ratios                      Dividend Data(6)
                                                   -----------------------------------------      -----------------------
                                                                            Price/  Price/       Ind.   Divi-
                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(21)                       20.14  203.50   23.69  199.23   25.19         0.57    2.22   53.82
     BIF-Insured Thrifts(2)                         22.48  283.29   28.36  283.42    0.00         0.52    1.83   48.92
     NASDAQ Listed OTC Companies(23)                21.31  212.89   24.21  209.75   25.19         0.57    2.17   53.12
     Florida Companies(3)                            0.00  210.88   20.55  211.69   28.55         0.90    3.10    0.00
     Mid-Atlantic Companies(10)                      0.00  214.15   25.71  206.66   26.19         0.39    1.47   47.15
     Mid-West Companies(7)                          20.14  199.70   23.16  199.98   23.86         0.70    2.92   67.16
     New England Companies(1)                       22.48  285.91   24.24  286.17    0.00         0.68    2.18   48.92
     Thrift Strategy(21)                            20.14  208.32   24.20  204.66   25.19         0.56    2.17   53.82
     Diversified Strategy(1)                        22.48  285.91   24.24  286.17    0.00         0.68    2.18   48.92
     Companies Issuing Dividends(22)                21.31  218.85   24.43  215.90   25.20         0.60    2.30   61.97
     Companies Without Dividends(1)                  0.00  117.48   20.33  117.48   25.18         0.00    0.00    0.00
     Equity/Assets 6-12%(16)                        21.31  224.83   21.61  221.36   24.45         0.56    2.05   61.97
     Equity/Assets >12%(7)                           0.00  184.23   30.95  184.23   27.04         0.57    2.50    0.00
     Actively Traded Companies(1)                    0.00  253.92   23.91  284.76   27.20         0.48    1.41   60.00
     Holding Company Structure(1)                    0.00  253.92   23.91  284.76   27.20         0.48    1.41   60.00
     Assets Over $1 Billion(5)                      22.48  279.08   25.17  285.46   27.20         0.52    1.54   59.38
     Assets $500 Million-$1 Billion(3)               0.00  210.88   20.55  211.69   28.55         0.90    3.10    0.00
     Assets $250-$500 Million(5)                    20.14  214.92   22.12  215.33   19.02         0.69    2.49   67.16
     Assets less than $250 Million(10)               0.00  187.55   25.68  187.55   27.52         0.45    2.10    0.00
     Goodwill Companies(9)                          22.48  252.30   22.67  249.61   25.36         0.57    1.86   61.42
     Non-Goodwill Companies(14)                     20.14  196.47   24.97  196.47   25.12         0.56    2.33   32.37
     MHC Institutions(23)                           21.31  212.89   24.21  209.75   25.19         0.57    2.17   53.12
     MHC Converted Last 3 Months(1)                  0.00  117.48   20.33  117.48   25.18         0.00    0.00    0.00

(1)   Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)   Annualized, based on last regular quarterly cash dividend announcement.
(7)   Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.63       0.62   15.44    1.90   42.90    1.25
     CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    2.04       0.53   10.73    1.40   65.70    1.37
     CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    4.56       0.91   15.55    0.89   76.36    0.91
     DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.57    5.12       0.71   13.39    1.57   31.98    0.85
     DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.74       0.73    9.68    0.95   55.76    0.58
     FRC   First Republic Bancorp of CA*           7.17     7.17    0.70   11.10    5.65       0.60    9.46    1.19   69.68    0.94
     FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.35       0.53   11.34    1.39  134.39    2.46
     GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.56       0.61   11.03    1.46   69.38    1.36
     GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    7.84       1.24   19.62    1.31   42.43    0.68
     GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.06    9.99    5.40       1.03    9.74    2.89   27.84    1.30
     NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.53       1.62   31.44    1.22   48.76    0.97
     WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.24       0.43    4.51    0.74  134.25    1.95

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    2.16       0.50    3.67    0.52  190.96    1.35
     BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.76       1.10   13.19    1.81   48.13    1.45
     BFD   BostonFed Bancorp of MA                 8.79     8.49    0.51    5.08    3.77       0.66    6.58    0.52  114.29    0.74
     CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.18       1.12   13.73    0.72  120.07    1.23
     CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -6.17       0.01    0.07    1.37   42.60    1.02
     CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.64       0.58    3.84    0.59   37.65    0.26
     ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -1.13       0.03   16.67    2.63   42.63    1.34
     FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    2.95       0.79    3.23    0.07  806.45    0.98
     FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35   -1.04       0.47    5.61    0.40  235.98    1.10
     GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.48       1.27    6.71    0.12  132.49    0.43
     JSB   JSB Financial, Inc. of NY              22.85    22.85    1.80    8.12    5.80       1.71    7.74    1.08   33.97    0.62
     KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.33       0.82    7.92    0.94   67.06    0.92
     KYF   Kentucky First Bancorp of KY           16.56    16.56    0.87    4.64    4.55       1.12    6.00    0.07  630.51    0.75
     MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.17    2.40    2.05       0.18    2.50    0.71   38.66    0.63
     PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.80       0.66    3.07    0.91   71.58    0.79
     SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    2.74       1.72    4.72     NA      NA     0.50
     SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.18       0.23    1.62    0.75   39.15    0.40
     SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.81       0.51    2.77     NA      NA      NA
     SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.73       1.71    5.02    0.27  187.50    0.62
     TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    4.25       0.96    6.96    0.27  304.97    0.96
     FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.40       1.74   10.38    0.46  145.12    0.79
     THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.77       0.82    5.68    1.21   44.02    0.80
     TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.39       0.78   11.89    2.13   54.09    1.87
     WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.32       0.73    8.80     NA      NA     0.92

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.23       0.13    1.61    0.94   45.77    0.66
     AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.75       0.79    6.46    0.45  150.77    1.43
     ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    5.18       1.04   11.28    0.91   78.77    0.99
     AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.55       0.81    4.57    0.81   49.41    0.53
     ASBP  ASB Financial Corp. of OH              15.56    15.56    0.60    3.25    3.00       0.86    4.67    1.02   71.62    1.09
     ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    6.78       0.73   10.71    0.20  211.97    0.69
     AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.92      -0.12   -2.14    1.60   29.31    0.92
     AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.21       0.79    8.74    0.37   89.84    0.40
     AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    2.66       0.89    9.94    0.44  128.03    1.01
     AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.78    5.77       1.09   11.12    0.39  191.75    1.20
     ALBC  Albion Banc Corp. of Albion NY          8.73     8.73    0.11    1.14    1.16       0.38    4.07    0.72   53.94    0.54
     ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.68       0.76    8.56    0.15  257.09    0.53

                                                             Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------    -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA            27.59  268.40   11.19     NM    17.28         0.88    1.61   44.44
     CSA   Coast Savings Financial of CA            NM   202.08    9.94  204.63   19.60         0.00    0.00    0.00
     CFB   Commercial Federal Corp. of NE         21.95  227.62   13.67  256.70   15.57         0.28    0.62   13.66
     DME   Dime Bancorp, Inc. of NY*              19.52  200.78   10.59  210.47   15.41         0.16    0.78   15.24
     DSL   Downey Financial Corp. of CA           26.74  150.72   10.45  152.82   16.08         0.32    1.39   37.21
     FRC   First Republic Bancorp of CA*          17.71  166.79   11.96  166.89   20.77         0.00    0.00    0.00
     FED   FirstFed Fin. Corp. of CA              29.81  176.02    8.50  177.97   16.28         0.00    0.00    0.00
     GSB   Glendale Fed. Bk, FSB of CA              NM   172.99    9.56  194.63   16.65         0.00    0.00    0.00
     GDW   Golden West Fin. Corp. of CA           12.76  195.90   12.48  195.90   10.46         0.44    0.51    6.53
     GPT   GreenPoint Fin. Corp. of NY*           18.51  192.81   19.88     NM    18.99         1.00    1.70   31.55
     NYB   New York Bancorp, Inc. of NY           15.31     NM    19.93     NM    13.06         0.60    1.98   30.30
     WES   Westcorp Inc. of Orange CA             19.09  166.72   15.09  167.25     NM          0.40    1.89   36.04

     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*               NM   130.24   22.70  130.24     NM          0.36    1.66     NM
     BKC   American Bank of Waterbury CT*         11.42  164.22   13.61  171.05   13.29         1.44    4.03   46.01
     BFD   BostonFed Bancorp of MA                26.51  136.06   11.96  140.75   20.44         0.28    1.43   37.84
     CFX   CFX Corp of NH*                        19.32  202.00   15.02  215.96   16.22         0.88    4.14     NM
     CNY   Carver Bancorp, Inc. of NY               NM    80.38    6.71   83.80     NM          0.20    1.67     NM
     CBK   Citizens First Fin.Corp. of IL           NM   123.81   17.43  123.81     NM          0.00    0.00    0.00
     ESX   Essex Bancorp of VA(8)                   NM      NM     2.47     NM      NM          0.00    0.00     NM
     FCB   Falmouth Co-Op Bank of MA*               NM   114.42   27.32  114.42     NM          0.20    1.14   38.46
     FAB   FirstFed America Bancorp of MA           NM   141.09   17.16  141.09     NM          0.00    0.00     NM
     GAF   GA Financial Corp. of PA               22.34  125.40   19.03  126.74   17.52         0.48    2.69   60.00
     JSB   JSB Financial, Inc. of NY              17.24  134.89   30.83  134.89   18.09         1.40    2.92   50.36
     KNK   Kankakee Bancorp of IL                 18.75  114.22   12.67  121.53   15.03         0.48    1.58   29.63
     KYF   Kentucky First Bancorp of KY           21.98  114.15   18.91  114.15   17.00         0.50    3.92     NM
     MBB   MSB Bancorp of Middletown NY*            NM   112.86    8.34  229.96     NM          0.60    2.51     NM
     PDB   Piedmont Bancorp of NC                   NM   142.32   23.67  142.32     NM          0.40    3.79     NM
     SSB   Scotland Bancorp of NC                   NM   138.54   51.29  138.54     NM          0.30    1.61   58.82
     SZB   SouthFirst Bancshares of AL              NM   104.30   14.60  104.30     NM          0.50    2.99     NM
     SRN   Southern Banc Company of AL              NM   111.79   18.89  112.96     NM          0.35    2.17     NM
     SSM   Stone Street Bancorp of NC             26.80  132.92   38.35  132.92   22.33         0.45    2.10   56.25
     TSH   Teche Holding Company of LA            23.55  118.29   15.55  118.29   17.01         0.50    2.72   64.10
     FTF   Texarkana Fst. Fin. Corp of AR         18.51  161.34   25.33  161.34   14.97         0.56    2.31   42.75
     THR   Three Rivers Fin. Corp. of MI          26.54  106.37   14.63  106.37   18.40         0.40    2.47   65.57
     TBK   Tolland Bank of CT*                    15.65  163.87   11.37  168.64   14.97         0.20    1.15   18.02
     WSB   Washington SB, FSB of MD               23.13  137.43   11.41  137.43   15.77         0.10    1.44   33.33

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN              NM   114.06    9.42  116.46     NM          0.40    1.10   33.90
     AFED  AFSALA Bancorp, Inc. of NY             21.04  117.03   15.77  117.03   21.04         0.16    0.93   19.51
     ALBK  ALBANK Fin. Corp. of Albany NY         19.32  171.18   15.75  195.88   15.69         0.72    1.63   31.44
     AMFC  AMB Financial Corp. of IN              21.97   99.25   14.84   99.25   19.86         0.24    1.66   36.36
     ASBP  ASB Financial Corp. of OH                NM   128.08   19.93  128.08   23.21         0.40    3.08     NM
     ABBK  Abington Savings Bank of MA*           14.75  170.15   11.77  188.92   16.60         0.40    1.26   18.52
     AABC  Access Anytime Bancorp of NM             NM    99.54    7.41   99.54     NM          0.00    0.00     NM
     AFBC  Advance Fin. Bancorp of WV               NM   107.52   16.61  107.52   22.35         0.32    2.02     NM
     AADV  Advantage Bancorp of WI                  NM   164.37   15.15  175.81   16.99         0.40    0.84   31.50
     AFCB  Affiliated Comm BC, Inc of MA          17.32  160.70   15.71  161.59   15.23         0.48    1.81   31.37
     ALBC  Albion Banc Corp. of Albion NY           NM    97.04    8.47   97.04   24.22         0.32    1.38     NM
     ABCL  Allied Bancorp of IL                     NM   145.30   12.94  147.12   25.56         0.66    1.94   72.53

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.11       0.19    1.87    2.84   23.48    0.93
     AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.26   -4.23      -0.62   -4.45    0.63  124.04    1.40
     ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    3.47       0.85    7.73    0.40   71.19    0.38
     AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   13.65       1.83   23.69    0.40   81.55    0.49
     ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.85       0.65    6.74    0.74  102.82    1.17
     ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    5.59       0.96   15.56    0.92  126.05    1.48
     ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    7.89       1.13   14.34    1.01   99.08    1.41
     ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.05       0.79   10.12    0.51   37.96    0.48
     AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.04      -1.51  -16.06    3.18   96.19    5.33
     BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    6.77       1.24   11.90    1.19  100.82    1.98
     BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.05       0.02    0.46    2.88   58.99    2.11
     BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    2.85       0.57    3.47    0.28   51.72    0.20
     BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.90   14.98    7.80       0.65   10.86    0.97  102.98    1.39
     BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.25       0.34    7.54    0.60   28.73    0.21
     BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.66       0.63   10.37    0.83  137.32    1.51
     FSNJ  Bayonne Banchsares of NJ                8.33     8.33   -0.52   -6.60   -8.36       0.29    3.65    1.22   43.59    1.36
     BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.51       1.29    8.94    0.60   79.85    0.56
     BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.24       0.42    2.45    0.09  151.52    0.34
     BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.32       1.16   12.75    1.42  141.26    3.06
     BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.14   -1.23   -1.73       0.21    1.88    2.06   39.74    1.01
     CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.83       0.96    6.51    0.77   54.05    0.46
     CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.30       0.07    0.42    0.18  325.68    0.72
     CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.48       0.73   14.30    1.28   58.93    1.10
     CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.27       1.07   13.84    0.17  308.01    0.61
     CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    6.16       1.33    5.33    1.26   14.79    0.20
     CNSB  CNS Bancorp of MO                      24.94    24.94    0.42    1.70    1.47       0.77    3.13    0.53   72.14    0.58
     CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.77       0.66    2.42    0.56   57.14    0.57
     CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.15       1.46    9.16    1.16  102.51    1.57
     CAFI  Camco Fin. Corp. of OH                  9.57     8.82    0.82    9.11    6.08       0.92   10.18    0.49   54.74    0.32
     CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.33       1.33    5.51    0.73  111.82    0.97
     CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    5.01       0.93   10.68    0.31   97.24    0.39
     CFNC  Carolina Fincorp of NC*                22.82    22.82    1.14    4.92    3.89       1.09    4.70    0.14  254.78    0.51
     CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.78       0.58    9.46    0.39  203.69    0.95
     CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.07       1.45    5.27    0.47  140.85    1.48
     CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.44       0.80   11.05    0.51  103.23    0.76
     CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    6.90       0.90    8.90    0.85   97.49    1.21
     CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.42       1.78    5.93    0.39  139.39    0.91
     CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    4.94       1.59   10.49    0.56  104.84    0.79
     COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.30       1.23   18.32    0.27  164.80    0.73
     CVAL  Chester Valley Bancorp of PA            8.36     8.36    0.66    7.47    4.40       0.93   10.57    0.23  381.68    1.10
     CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.08       0.82   12.83    0.41  143.79    0.95
     CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.05    3.21       0.77    4.27    0.94   65.45    0.93
     CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    3.92       0.70    6.71    0.50   86.54    0.79
     CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.46       0.44   13.16    0.58   39.81    0.51
     CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.80       1.03   16.67    0.21  436.85    1.15
     CMSV  Commty. Svgs, MHC of FL (48.5)         11.25    11.25    0.56    4.87    2.35       0.84    7.27    0.55   67.15    0.63
     CFTP  Community Fed. Bancorp of MS           27.46    27.46    1.33    4.15    3.42       1.62    5.07    0.30   91.63    0.46
     CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    6.07       1.28    9.26    0.39  148.67    0.65
     CFBC  Community First Bnkg Co. of GA         15.40    15.19    0.56    3.65    3.02       0.57    3.69    2.02   26.10    0.83
     CIBI  Community Inv. Bancorp of OH           12.04    12.04    0.62    5.22    4.06       0.94    7.95    0.63   83.42    0.63
     COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -6.55       0.20    2.52    0.46   50.09    0.29
     CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    3.90       1.30    4.52    0.39  136.15    1.04
     DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.40       0.80   14.08    0.34  198.09    0.93
     DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.15       1.45    6.45    0.35   27.76    0.13
     DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.82       1.04    6.41    0.73  112.22    1.43
     DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27    9.52       1.91   23.35    0.40  355.33    3.17

                                                               Pricing Ratios                      Dividend Data(6)
                                                   -----------------------------------------      -----------------------
                                                                            Price/  Price/       Ind.   Divi-
                                                   Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                     (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN                NM    93.74    9.53   94.77     NM          0.20    1.55   50.00
     AHCI  Ambanc Holding Co., Inc. of NY*            NM   105.81   13.69  105.81     NM          0.20    1.32     NM
     ASBI  Ameriana Bancorp of IN                   28.83  160.27   17.56  160.39   20.59         0.64    2.96     NM
     AFFFZ America First Fin. Fund of CA(8)          7.33  131.24   11.08  132.88    5.97         1.60    3.96   29.04
     ANBK  American Nat'l Bancorp of MD(8)            NM   159.49   14.30  159.49   23.26         0.12    0.60   32.43
     ABCW  Anchor Bancorp Wisconsin of WI           17.90  209.59   13.04  213.46   13.88         0.32    1.15   20.65
     ANDB  Andover Bancorp, Inc. of MA*             12.67  166.21   13.40  166.21   12.29         0.68    2.09   26.46
     ASFC  Astoria Financial Corp. of NY            24.68  169.19   13.24  201.46   17.28         0.60    1.24   30.61
     AVND  Avondale Fin. Corp. of IL                  NM   106.44    9.71  106.44     NM          0.00    0.00     NM
     BKCT  Bancorp Connecticut of CT*               14.77  183.31   18.78  183.31   15.64         1.00    3.15   46.51
     BPLS  Bank Plus Corp. of CA                      NM   122.65    6.21  122.79     NM          0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI                 NM   144.45   20.97  144.45     NM          0.32    1.72   60.38
     BANC  BankAtlantic Bancorp of FL               12.82  183.89   10.34  223.89   17.69         0.13    1.04   13.27
     BKUNA BankUnited SA of FL                        NM   169.57    6.32  209.27   26.81         0.00    0.00    0.00
     BVCC  Bay View Capital Corp. of CA             27.32  175.26   11.11  208.83   16.77         0.32    1.21   32.99
     FSNJ  Bayonne Banchsares of NJ                   NM    80.05    6.67   80.05   21.66         0.17    1.35     NM
     BFSB  Bedford Bancshares of VA                 22.15  150.30   21.29  150.30   17.29         0.56    2.22   49.12
     BFFC  Big Foot Fin. Corp. of IL                  NM   118.55   20.13  118.55     NM          0.00    0.00    0.00
     BSBC  Branford SB of CT(8)*                    15.81  191.67   17.79  191.67   15.81         0.08    1.58   25.00
     BYFC  Broadway Fin. Corp. of CA                  NM    75.09    7.51   75.09     NM          0.20    1.82     NM
     CBES  CBES Bancorp of MO                       26.09  105.39   19.38  105.39   20.93         0.40    2.22   57.97
     CCFH  CCF Holding Company of GA                  NM   114.90   13.42  114.90     NM          0.55    3.33     NM
     CENF  CENFED Financial Corp. of CA             18.24  173.24    9.01  173.57   12.81         0.36    1.00   18.18
     CFSB  CFSB Bancorp of Lansing MI               18.98  205.53   15.67  205.53   15.03         0.60    2.31   43.80
     CKFB  CKF Bancorp of Danville KY               16.24  120.63   28.90  120.63   22.09         0.50    2.63   42.74
     CNSB  CNS Bancorp of MO                          NM   114.56   28.57  114.56     NM          0.24    1.41     NM
     CSBF  CSB Financial Group Inc of IL*             NM    92.95   23.30   98.59     NM          0.00    0.00    0.00
     CBCI  Calumet Bancorp of Chicago IL            16.27  121.37   18.81  121.37   12.83         0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH                   16.44  125.17   11.97  135.69   14.72         0.49    2.68   44.14
     CMRN  Cameron Fin. Corp. of MO                 23.08  104.77   22.72  104.77   18.56         0.28    1.56   35.90
     CAPS  Capital Savings Bancorp of MO            19.96  145.12   12.77  145.12   14.23         0.24    1.47   29.27
     CFNC  Carolina Fincorp of NC*                  25.74  127.27   29.05  127.27   26.92         0.24    1.37   35.29
     CASB  Cascade SB of Everett WA(8)              20.90  150.71    9.30  150.71   16.56         0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*               19.71  111.07   27.81  111.07   19.48         0.28    1.67   32.94
     CNIT  Cenit Bancorp of Norfolk VA              13.43  161.86   11.71  176.24   14.64         1.00    1.99   26.67
     CEBK  Central Co-Op. Bank of MA*               14.49  122.26   12.78  137.30   14.29         0.32    1.53   22.22
     CENB  Century Bancshares of NC*                18.45  108.15   32.37  108.15   18.23         2.00    2.52   46.40
     CBSB  Charter Financial Inc. of IL             20.24  155.00   22.43  175.19   14.46         0.32    1.51   30.48
     COFI  Charter One Financial of OH              18.86  265.67   17.82  283.79   15.06         1.00    1.78   33.56
     CVAL  Chester Valley Bancorp of PA             22.73  162.63   13.59  162.63   16.07         0.42    1.97   44.68
     CTZN  CitFed Bancorp of Dayton OH              24.48  208.06   13.25  230.92   17.40         0.36    0.76   18.56
     CLAS  Classic Bancshares of KY                   NM    94.34   13.89  111.82   22.22         0.28    2.00   62.22
     CMSB  Cmnwealth Bancorp of PA                  25.54  136.70   13.16  174.80   20.02         0.28    1.59   40.58
     CBSA  Coastal Bancorp of Houston TX            22.41  163.73    5.45  196.97   12.90         0.48    1.48   33.10
     CFCP  Coastal Fin. Corp. of SC                 26.32     NM    23.08     NM    24.04         0.36    1.44   37.89
     CMSV  Commty. Svgs, MHC of FL (48.5)             NM   201.29   22.64  201.29   28.55         0.90    2.89     NM
     CFTP  Community Fed. Bancorp of MS             29.24  139.11   38.20  139.11   23.96         0.30    1.74   50.85
     CFFC  Community Fin. Corp. of VA               16.48  115.32   15.81  115.32   13.02         0.56    2.57   42.42
     CFBC  Community First Bnkg Co. of GA             NM   120.91   18.61  122.57     NM          0.60    1.73   57.14
     CIBI  Community Inv. Bancorp of OH             24.60  129.60   15.60  129.60   16.15         0.32    2.06   50.79
     COOP  Cooperative Bk.for Svgs. of NC             NM   152.52   11.64  152.52     NM          0.00    0.00     NM
     CRZY  Crazy Woman Creek Bncorp of WY           25.64  101.36   26.17  101.36   20.94         0.40    2.69   68.97
     DNFC  D&N Financial Corp. of MI                18.52  186.03   10.37  187.92   14.05         0.20    0.98   18.18
     DCBI  Delphos Citizens Bancorp of OH           24.13  116.34   33.05  116.34   24.13         0.00    0.00    0.00
     DIME  Dime Community Bancorp of NY             20.74  133.74   19.41  155.25   19.31         0.18    0.92   19.15
     DIBK  Dime Financial Corp. of CT*              10.50  219.08   17.45  226.45   10.47         0.40    1.35   14.18

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.71       0.20    1.73    1.48   35.83    0.76
     EBSI  Eagle Bancshares of Tucker GA           8.30     8.30    0.43    5.14    3.66       0.58    6.99    1.07   63.66    0.95
     EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.52       0.46    6.44    0.52   94.68    0.86
     ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.74       0.63    3.40    0.17  141.97    0.50
     EMLD  Emerald Financial Corp of OH            7.58     7.46    0.72    9.43    5.40       0.89   11.64    0.24  106.84    0.35
     EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    6.20       0.89   13.00    0.40  151.40    0.89
     EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.24       1.09    3.12    0.06  312.50    0.46
     EFBI  Enterprise Fed. Bancorp of OH          12.33    12.32    0.71    5.16    3.42       0.79    5.73    0.03  576.09    0.29
     EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    5.50       0.74   14.50    0.49   36.72    0.26
     FFFG  F.F.O. Financial Group of FL(8)         6.49     6.49    0.68   10.82    3.78       0.97   15.58    3.28   52.54    2.40
     FCBF  FCB Fin. Corp. of Neenah WI            17.50    17.50    0.92    5.20    2.24       1.09    6.16    0.15  412.16    0.82
     FFBS  FFBS Bancorp of Columbus MS            19.23    19.23    1.16    5.96    4.32       1.47    7.53    0.37  118.76    0.62
     FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.82       1.08    4.74     NA      NA     0.27
     FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.29       1.01    6.60    0.19  163.65    0.44
     FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.13       1.34    9.52    0.18  318.63    0.98
     FFWC  FFW Corporation of Wabash IN            9.52     8.58    0.84    8.39    6.33       1.05   10.48    0.16  203.56    0.50
     FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.76       1.27    8.31    0.67   74.18    0.64
     FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    5.72       1.02   15.79    1.06   48.60    0.92
     FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    4.39       0.84    6.63    0.03  636.64    0.34
     FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.89       0.97    8.33    0.40  101.18    0.93
     FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    3.98       0.78    7.48    0.80   21.76    0.22
     FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71    0.44  112.57    1.01
     FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.83       0.60    6.56    0.34   62.82    0.29
     FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.84       0.28    5.62    0.16  455.75    0.85
     FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.19       1.02    6.89    0.08  381.04    0.37
     FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    3.82       1.00   10.23    1.81   26.91    0.89
     FBSI  First Bancshares of MO                 13.54    13.52    0.91    6.15    5.38       1.10    7.44    0.56   52.51    0.36
     FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.68       1.24    8.87    0.07  147.42    0.13
     FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    2.13       0.77    4.74    0.83  129.82    2.50
     SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.48       0.54    3.43     NA      NA     0.68
     FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.27    4.39       1.11   11.11     NA      NA     1.47
     FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    40.91       4.08     NM     2.01   85.72    2.52
     FFBA  First Colorado Bancorp of Co           12.93    12.75    0.89    6.25    4.29       0.88    6.17    0.23  121.82    0.38
     FDEF  First Defiance Fin.Corp. of OH         21.31    21.31    0.75    3.36    2.80       1.03    4.61    0.45   96.96    0.57
     FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.00    7.09       0.83   11.33    0.56  146.94    1.43
     FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.39       0.70   11.19    0.37   71.33    1.42
     FFSX  First FS&LA. MHC of IA (46.1)           8.29     8.23    0.43    5.21    2.46       0.73    8.99    0.11  342.10    0.52
     BDJI  First Fed. Bancorp. of MN              10.87    10.87    0.30    2.56    2.24       0.63    5.44    0.27  137.04    0.76
     FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.84       1.06    6.63    0.19  119.50    0.30
     FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.84       0.86   13.16     NA      NA     0.65
     FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.01       1.55   11.27    0.64   71.13    0.52
     FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.82       1.02   13.38    0.53  163.59    1.01
     FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    3.97       0.84   13.65    1.66   41.99    0.84
     FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.42       0.42    5.23    0.40  147.92    0.91
     FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.54       1.28   17.95    0.26  148.86    0.64
     FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.82       0.65    7.20    0.52   82.31    0.62
     FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    4.13       0.51    6.23    3.10   20.52    0.75
     FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    8.05       1.16   17.76    0.64  114.23    1.39
     FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.21       0.69    6.12    0.87   69.37    0.91
     FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    4.98       1.01   10.83    1.50   91.12    1.62
     FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.70       0.77   10.30    1.60   30.58    0.84
     FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    2.97       1.40    4.52    0.75   32.89    0.29
     FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    5.97       0.72    9.91    0.81  110.00    1.29
     CASH  First Midwest Fin. Corp. of IA         11.39    10.09    0.74    6.46    5.33       0.94    8.21    0.85   75.48    0.93
     FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.66       0.31    1.84    0.18  187.34    0.46
     FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    7.61       1.00   14.95    0.01     NA     1.27

                                                              Pricing Ratios                      Dividend Data(6)
                                                  -----------------------------------------    -----------------------
                                                                           Price/  Price/       Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     EGLB  Eagle BancGroup of IL                     NM   101.86   12.07  101.86     NM          0.00    0.00     NM
     EBSI  Eagle Bancshares of Tucker GA           27.34  140.56   11.67  140.56   20.11         0.60    3.43     NM
     EGFC  Eagle Financial Corp. of CT               NM   165.17   11.34  211.58     NM          1.00    2.75     NM
     ETFS  East Texas Fin. Serv. of TX               NM    97.80   17.76   97.80   27.90         0.20    1.02   58.82
     EMLD  Emerald Financial Corp of OH            18.52  166.11   12.59  168.73   15.00         0.24    1.60   29.63
     EIRE  Emerald Island Bancorp, MA*             16.12  182.97   12.95  182.97   15.31         0.28    1.14   18.42
     EFBC  Empire Federal Bancorp of MT              NM   105.89   36.95  105.89     NM          0.30    1.92     NM
     EFBI  Enterprise Fed. Bancorp of OH           29.27  151.71   18.71  151.90   26.37         1.00    4.17     NM
     EQSB  Equitable FSB of Wheaton MD             18.18  155.04    7.81  155.04   11.40         0.00    0.00    0.00
     FFFG  F.F.O. Financial Group of FL(8)         26.48  269.11   17.47  269.11   18.39         0.00    0.00    0.00
     FCBF  FCB Fin. Corp. of Neenah WI               NM   229.61   40.18  229.61     NM          0.80    2.99     NM
     FFBS  FFBS Bancorp of Columbus MS             23.16  136.22   26.20  136.22   18.33         0.50    2.27   52.63
     FFDF  FFD Financial Corp. of OH                 NM   107.79   26.66  107.79   25.62         0.30    1.92   68.18
     FFLC  FFLC Bancorp of Leesburg FL               NM   143.27   19.31  143.27   21.08         0.48    1.49   45.28
     FFFC  FFVA Financial Corp. of VA              24.24  196.44   25.89  200.63   20.00         0.48    1.50   36.36
     FFWC  FFW Corporation of Wabash IN            15.80  123.89   11.80  137.52   12.66         0.72    2.41   38.10
     FFYF  FFY Financial Corp. of OH               20.99  135.57   18.59  135.57   14.76         0.70    2.61   54.69
     FMCO  FMS Financial Corp. of NJ               17.47  178.81   11.73  182.03   11.90         0.28    1.03   17.95
     FFHH  FSF Financial Corp. of MN               22.76  125.35   14.23  125.35   17.93         0.50    2.82   64.10
     FOBC  Fed One Bancorp of Wheeling WV          20.45  121.77   13.47  127.68   14.36         0.58    2.86   58.59
     FBCI  Fidelity Bancorp of Chicago IL          25.13  131.01   13.61  131.30   17.95         0.32    1.34   33.68
     FSBI  Fidelity Bancorp, Inc. of PA            19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
     FFFL  Fidelity FSB, MHC of FL (47.7)            NM   220.47   18.46  222.09     NM          0.90    3.30     NM
     FFED  Fidelity Fed. Bancorp of IN               NM   178.92    9.20  178.92     NM          0.40    4.32     NM
     FFOH  Fidelity Financial of OH                  NM   131.47   17.01  148.98   21.33         0.28    1.75   54.90
     FIBC  Financial Bancorp, Inc. of NY           26.15  148.21   13.87  148.89   14.68         0.40    1.76   45.98
     FBSI  First Bancshares of MO                  18.60  118.46   16.04  118.64   15.38         0.20    0.83   15.50
     FBBC  First Bell Bancorp of PA                14.97  147.22   14.46  147.22   12.90         0.40    2.52   37.74
     FBER  First Bergen Bancorp of NJ                NM   132.67   18.83  132.67   27.08         0.20    1.12   52.63
     SKBO  First Carnegie,MHC of PA(45.0)            NM   159.16   24.91  159.16     NM          0.30    1.85     NM
     FSTC  First Citizens Corp of GA               22.76  202.95   18.53  270.49   23.08         0.44    1.33   30.34
     FCME  First Coastal Corp. of ME*               2.44  106.28    9.81  106.28    2.52         0.00    0.00    0.00
     FFBA  First Colorado Bancorp of Co            23.30  160.05   20.69  162.25   23.59         0.44    2.33   54.32
     FDEF  First Defiance Fin.Corp. of OH            NM   121.98   26.00  121.98   26.05         0.32    2.08   74.42
     FESX  First Essex Bancorp of MA*              14.11  160.93   11.22  185.27   16.19         0.48    2.58   36.36
     FFES  First FS&LA of E. Hartford CT           22.78  146.51    9.42  146.51   13.85         0.60    1.73   39.47
     FFSX  First FS&LA. MHC of IA (46.1)             NM   203.78   16.90  205.43   23.53         0.48    1.71   69.57
     BDJI  First Fed. Bancorp. of MN                 NM   119.32   12.97  119.32   21.00         0.00    0.00    0.00
     FFBH  First Fed. Bancshares of AR             26.07  129.10   19.32  129.10   19.03         0.24    1.14   29.63
     FTFC  First Fed. Capital Corp. of WI          20.65  229.04   14.56  244.43   17.79         0.48    1.97   40.68
     FFKY  First Fed. Fin. Corp. of KY             19.96  183.47   25.14  194.78   16.73         0.56    2.46   49.12
     FFBZ  First Federal Bancorp of OH             20.74  188.92   14.25  189.12   14.84         0.24    1.32   27.27
     FFCH  First Fin. Holdings Inc. of SC          25.17  224.58   13.73  224.58   17.14         0.72    2.00   50.35
     FFBI  First Financial Bancorp of IL             NM   109.19    9.45  109.19   20.48         0.00    0.00     NM
     FFHC  First Financial Corp. of WI(8)          22.02  284.92   20.30  292.44   16.38         0.60    1.80   39.74
     FFHS  First Franklin Corp. of OH                NM   115.03   10.37  115.77   16.32         0.32    1.62     NM
     FGHC  First Georgia Hold. Corp of GA          24.22  184.09   15.12  200.78     NM          0.05    0.65   15.63
     FSPG  First Home Bancorp of NJ                12.42  158.52   10.56  161.16    9.52         0.40    1.96   24.39
     FFSL  First Independence Corp. of KS            NM   126.03   13.15  126.03   19.49         0.25    1.71   53.19
     FISB  First Indiana Corp. of IN               20.09  170.66   16.32  172.79   16.43         0.48    2.04   41.03
     FKFS  First Keystone Fin. Corp of PA          21.30  150.60   11.01  150.60   14.90         0.20    0.70   14.81
     FLKY  First Lancaster Bncshrs of KY             NM   107.34   36.75  107.34   27.68         0.50    3.23     NM
     FLFC  First Liberty Fin. Corp. of GA          16.76  179.84   13.26  199.46   20.48         0.40    1.81   30.30
     CASH  First Midwest Fin. Corp. of IA          18.75  120.04   13.68  135.48   14.76         0.36    1.92   36.00
     FMBD  First Mutual Bancorp of IL                NM    99.67   12.80  131.58     NM          0.32    2.10     NM
     FMSB  First Mutual SB of Bellevue WA*         13.14  187.90   12.82  187.90   13.49         0.20    0.98   12.82

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.64    5.50    3.31       0.91    7.88    0.06  798.69    0.53
     FFPB  First Palm Beach Bancorp of FL          6.57     6.41   -0.03   -0.42   -0.26       0.03    0.37    0.73   55.75    0.60
     FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.23    2.35       0.91    9.74    0.68   83.02    1.06
     SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    5.17       1.73    6.99    0.08  241.60    0.31
     FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.67       1.00    5.90    0.30  215.39    0.97
     SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    5.32       1.16   10.18    0.54  135.75    1.15
     FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.06       0.92    7.48    0.11  362.15    0.50
     FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.18       0.57    3.14    2.07   31.12    0.78
     FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    5.35       0.94    9.63    0.84   49.36    0.59
     FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.80       1.11    4.20     NA      NA     0.49
     FLAG  Flag Financial Corp of GA               9.58     9.58   -0.03   -0.29   -0.19       0.15    1.65    4.27   47.62    2.91
     FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00    3.41    8.26    0.32
     FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.25       0.97    5.78    0.29  223.21    1.15
     FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.19       0.44    7.36    0.37  141.08    1.03
     FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    2.69       0.81    4.45    1.48   32.73    0.54
     FKKY  Frankfort First Bancorp of KY          17.19    17.19   -0.28   -1.14   -1.04       0.56    2.28    0.09   86.21    0.08
     FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    1.71       1.05    5.39    0.81  106.69    1.01
     GFSB  GFS Bancorp of Grinnell IA             11.44    11.44    1.00    8.59    6.18       1.22   10.55     NA      NA     0.82
     GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.68       0.93    4.86    0.18  199.36    0.69
     GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.13       1.08    3.63    0.11  293.18    0.84
     GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.62       0.86    3.19     NA      NA      NA
     GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.90       1.15    4.47    0.90   14.14    0.38
     GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    5.89       1.61   16.87    0.27  229.89    0.85
     GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    3.82       0.72    7.57    0.31   91.62    0.34
     GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.06       0.32    1.37    0.23  140.69    0.44
     GTFN  Great Financial Corp. of KY             9.24     8.84    0.75    7.89    3.72       0.71    7.50    3.06   15.68    0.72
     GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    6.05       1.56   16.69    1.91  114.73    2.59
     GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    0.95       0.58    4.95    2.79   43.15    1.93
     GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.01       1.66    4.66    0.16   83.63    0.18
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    1.68       0.92    6.51    0.50  216.62    1.36
     HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.59       0.39    2.11     NA      NA     1.47
     HEMT  HF Bancorp of Hemet CA                  8.21     6.72   -0.27   -3.07   -2.69      -1.88  -21.03     NA      NA      NA
     HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    5.10       0.89    9.66    0.33  244.25    1.01
     HFNC  HFNC Financial Corp. of NC             17.99    17.99    0.86    3.47    2.56       1.19    4.76    0.87   97.22    1.14
     HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.76       0.88    5.96    0.08  531.97    0.71
     HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    5.69       0.61    8.62    0.16  273.18    0.64
     HARB  Harbor FSB, MHC of FL (46.6)(8)         8.39     8.11    0.95   11.52    3.58       1.23   14.84    0.46  222.68    1.37
     HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    2.90       0.71    5.46    0.05  379.63    0.28
     HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.44       0.79    5.41    0.09  179.21    0.32
     HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.41       1.03   16.04    0.03     NA     0.77
     HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    4.86       0.33    6.87    0.25   18.93    0.23
     HARS  Harris SB, MHC of PA (24.3)             8.01     7.01    0.49    5.78    1.79       0.62    7.24    0.65   64.15    0.97
     HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.49       1.36    5.01    0.47   59.81    0.38
     HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.92       0.58    4.07    0.11  117.00    0.26
     HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    5.01       0.83   13.79    0.74   86.28    1.15
     HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.71       1.08   12.97    1.04   82.48    0.99
     HTHR  Hawthorne Fin. Corp. of CA              4.60     4.60    0.23    5.32    3.71       0.51   11.47    7.17   19.99    1.67
     HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.66       0.73    5.45     NA      NA     1.30
     HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.17       0.68    9.17    3.09   55.00    2.13
     HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    7.22       1.21   12.60    0.41  165.13    0.89
     HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.38       0.85    3.42    0.41   69.84    0.36
     HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.91       0.89    6.27    0.05  835.54    0.51
     HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.41       0.52    4.05    0.38   47.98    0.29
     HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.29       1.17    9.46    0.62  110.38    0.87
     HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.41       1.22   14.72    0.46  117.33    0.62
     HWEN  Home Financial Bancorp of IN           16.93    16.93    0.64    3.78    3.18       0.80    4.76    1.74   31.30    0.67

                                                              Pricing Ratios                      Dividend Data(6)
                                                  -----------------------------------------    -----------------------
                                                                           Price/  Price/       Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FNGB  First Northern Cap. Corp of WI            NM   163.51   18.44  163.51   21.13         0.32    2.40   72.73
     FFPB  First Palm Beach Bancorp of FL            NM   160.85   10.57  164.86     NM          0.60    1.71     NM
     FSLA  First SB SLA MHC of NJ (47.5)             NM   253.92   23.91  284.76   27.20         0.48    1.41   60.00
     SOPN  First SB, SSB, Moore Co. of NC          19.34  112.27   25.63  112.27   16.14         0.80    3.90     NM
     FWWB  First Savings Bancorp of WA*            27.25  171.62   25.32  186.54   28.87         0.28    1.15   31.46
     SHEN  First Shenango Bancorp of PA            18.79  145.98   15.99  145.98   14.43         0.60    1.89   35.50
     FSFC  First So.east Fin. Corp. of SC(8)         NM   198.72   20.32  198.72   22.14         0.24    1.55     NM
     FBNW  FirstBank Corp of Clarkston WA            NM   121.43   21.90  121.43     NM          0.00    0.00    0.00
     FFDB  FirstFed Bancorp of AL                  18.68  122.58   11.54  134.47   12.24         0.50    2.82   52.63
     FSPT  FirstSpartan Fin. Corp. of SC             NM   129.39   34.06  129.39     NM          0.00    0.00    0.00
     FLAG  Flag Financial Corp of GA                 NM   148.47   14.23  148.47     NM          0.34    2.19     NM
     FLGS  Flagstar Bancorp, Inc of MI               NM      NM    18.33     NM      NM          0.00    0.00     NM
     FFIC  Flushing Fin. Corp. of NY*              23.53  131.18   20.30  131.18   22.56         0.24    1.10   25.81
     FBHC  Fort Bend Holding Corp. of TX             NM   145.22    8.76  155.96   19.74         0.40    1.19   54.05
     FTSB  Fort Thomas Fin. Corp. of KY              NM   117.79   18.89  117.79   24.50         0.25    2.04     NM
     FKKY  Frankfort First Bancorp of KY             NM   153.03   26.30  153.03     NM          0.36    3.39     NM
     FTNB  Fulton Bancorp of MO                      NM   165.86   41.48  165.86     NM          0.20    0.83   48.78
     GFSB  GFS Bancorp of Grinnell IA              16.19  133.68   15.29  133.68   13.19         0.26    1.82   29.55
     GUPB  GFSB Bancorp of Gallup NM               27.17  111.08   18.10  111.08   21.55         0.40    2.13   57.97
     GSLA  GS Financial Corp. of LA                  NM    97.80   44.63   97.80     NM          0.28    1.75     NM
     GOSB  GSB Financial Corp. of NY               27.63  104.28   28.22  104.28     NM          0.00    0.00    0.00
     GWBC  Gateway Bancorp of KY(8)                  NM   111.85   30.24  111.85   24.92         0.40    2.23     NM
     GBCI  Glacier Bancorp of MT                   16.99  230.17   22.43  236.58   15.20         0.48    2.57   43.64
     GFCO  Glenway Financial Corp. of OH           26.18  116.16   11.02  117.73   15.59         0.80    2.88     NM
     GTPS  Great American Bancorp of IL              NM   107.91   23.13  107.91     NM          0.40    2.22     NM
     GTFN  Great Financial Corp. of KY             26.89  209.56   19.35  218.89   28.31         0.60    1.40   37.74
     GSBC  Great Southern Bancorp of MO            16.52  255.03   21.76  255.03   14.62         0.40    2.11   34.78
     GDVS  Greater DV SB,MHC of PA (19.9)*           NM   280.67   32.47  280.67     NM          0.36    1.48     NM
     GSFC  Green Street Fin. Corp. of NC             NM   126.41   45.84  126.41   27.38         0.44    2.36     NM
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         NM   250.00   34.45  250.00     NM          0.44    2.00     NM
     HCBB  HCB Bancshares of AR                      NM    99.20   18.10  103.50     NM          0.00    0.00     NM
     HEMT  HF Bancorp of Hemet CA                    NM   115.54    9.49  141.22     NM          0.00    0.00     NM
     HFFC  HF Financial Corp. of SD                19.61  135.66   12.79  135.66   14.44         0.42    1.74   34.15
     HFNC  HFNC Financial Corp. of NC                NM   179.40   32.28  179.40   28.49         0.28    1.67   65.12
     HMNF  HMN Financial, Inc. of MN               26.60  128.73   18.58  128.73   21.37         0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI            17.57  113.67    8.23  113.67   13.91         0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (46.6)(8)         27.93     NM    25.48     NM    21.69         1.40    2.45   68.29
     HRBF  Harbor Federal Bancorp of MD              NM   121.36   15.65  121.36   22.22         0.40    2.00   68.97
     HFSA  Hardin Bancorp of Hardin MO             29.09  107.52   13.42  107.52   18.96         0.48    2.85     NM
     HARL  Harleysville SA of PA                   18.49  202.85   13.25  202.85   13.50         0.40    1.48   27.40
     HFGI  Harrington Fin. Group of IN             20.59  163.75    9.16  163.75   24.63         0.12    0.96   19.67
     HARS  Harris SB, MHC of PA (24.3)               NM      NM    24.29     NM      NM          0.58    1.31   73.42
     HFFB  Harrodsburg 1st Fin Bcrp of KY          28.64  108.70   29.28  108.70   21.58         0.40    2.54   72.73
     HHFC  Harvest Home Fin. Corp. of OH             NM   105.73   13.21  105.73   24.00         0.40    3.33     NM
     HAVN  Haven Bancorp of Woodhaven NY           19.98  172.52   10.26  173.09   13.42         0.60    1.44   28.71
     HVFD  Haverfield Corp. of OH(8)               26.96  177.19   15.14  177.19   14.18         0.56    2.04   54.90
     HTHR  Hawthorne Fin. Corp. of CA              26.95  131.98    6.07  131.98   12.50         0.00    0.00    0.00
     HMLK  Hemlock Fed. Fin. Corp. of IL             NM   103.77   19.03  103.77   27.49         0.24    1.59     NM
     HBNK  Highland Federal Bank of CA               NM   184.56   13.79  184.56   21.45         0.00    0.00    0.00
     HIFS  Hingham Inst. for Sav. of MA*           13.84  164.85   15.42  164.85   13.84         0.48    1.86   25.81
     HBEI  Home Bancorp of Elgin IL                  NM   131.97   35.23  131.97     NM          0.40    2.21     NM
     HBFW  Home Bancorp of Fort Wayne IN             NM   140.47   18.66  140.47   21.52         0.20    0.81   27.78
     HBBI  Home Building Bancorp of IN               NM   110.75   14.19  110.75   27.70         0.30    1.46     NM
     HCFC  Home City Fin. Corp. of OH                NM   104.94   21.62  104.94   20.13         0.32    2.06   62.75
     HOMF  Home Fed Bancorp of Seymour IN          15.59  184.75   15.67  190.56   13.40         0.50    1.59   24.75
     HWEN  Home Financial Bancorp of IN              NM   111.04   18.80  111.04   25.00         0.20    1.18   37.04

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    7.56       1.66   15.69    0.08     NA     1.56
     HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.59       0.43    6.83    3.35   14.24    0.59
     HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.44       0.57    5.36    1.22   25.93    0.52
     HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    6.74       1.54    9.80     NA      NA     0.84
     IBSF  IBS Financial Corp. of NJ              17.41    17.41    0.49    2.68    1.99       0.86    4.71    0.08  171.10    0.52
     ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.04       0.93    6.20     NA      NA     0.80
     ITLA  Imperial Thrift & Loan of CA*          10.99    10.94    1.47   12.75    8.06       1.47   12.75    1.47   84.20    1.50
     IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.09       0.33    4.98    2.02    9.82    0.32
     INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.02       0.51    3.88     NA      NA     0.71
     INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    3.03       1.42    7.57    0.30  156.98    0.55
     IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.70       1.18   17.52    0.64   73.79    0.78
     IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.39    5.95       0.95   16.02    1.52   56.87    1.18
     JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.31       1.34    8.46    0.78     NA      NA
     JXSB  Jcksnville SB,MHC of IL (45.6)         10.50    10.50    0.30    2.72    1.60       0.66    5.97    0.66   72.96    0.61
     JSBA  Jefferson Svgs Bancorp of MO            8.20     6.24    0.30    3.91    1.92       0.70    9.25    0.46  140.15    0.84
     JOAC  Joachim Bancorp of MO                  28.17    28.17    0.47    1.59    1.59       0.77    2.62    0.20  109.86    0.32
     KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89    0.35   80.53    0.33
     KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    8.32       1.00   14.25    1.78   43.20    1.03
     KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.77       1.23    5.54    0.08  213.23    0.23
     LSBI  LSB Fin. Corp. of Lafayette IN          8.85     8.85    0.77    8.34    7.02       0.68    7.35    1.17   63.71    0.84
     LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    7.72       0.95    9.53    0.98   66.74    1.50
     LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    4.39       1.05    7.01    0.31  123.70    0.57
     LARL  Laurel Capital Group of PA             10.03    10.03    1.14   10.88    6.57       1.43   13.72    0.43  212.35    1.31
     LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   11.03       1.73   20.60    0.30  328.94    2.29
     LFED  Leeds FSB, MHC of MD (36.3)            16.18    16.18    0.79    4.89    2.02       1.13    6.98    0.02  977.36    0.30
     LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.49       1.33    4.50    0.48   78.37    0.49
     LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    3.92       0.87    8.03    0.39  166.43    1.48
     LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.72       0.48    3.41    1.04   33.93    0.82
     LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    4.70       1.52    7.31    0.61   44.88    0.38
     LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.20       1.00    4.83    0.80   61.11    0.63
     LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.31       0.71    7.63    1.03   55.02    0.92
     MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.76       1.10   14.70    0.45  120.51    0.71
     MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.48       0.85    6.52    0.25  109.19    0.50
     MFBC  MFB Corp. of Mishawaka IN              13.65    13.65    0.57    3.66    3.28       0.86    5.52    0.08  177.07    0.19
     MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.40       0.67    9.28    0.46  163.34    1.71
     MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    4.19       1.47    7.91    0.66   61.34    0.44
     MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    4.93       1.53   15.70    2.92   26.42    1.11
     MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    5.87       1.67    7.28    0.81  144.01    1.35
     MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.19       0.84    3.14    0.75   12.24    0.20
     MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.78       0.73    4.66     NA      NA     0.19
     MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.43       0.89   10.72    0.47   85.38    0.46
     MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    6.83       1.04   10.23    0.16  149.80    0.87
     MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    6.95       0.97   10.03    0.96   92.14    1.52
     MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   11.27       1.92   19.45    1.13  152.02    2.58
     MDBK  Medford Bank of Medford, MA*            8.99     8.38    1.08   12.07    7.21       1.01   11.29    0.37  176.45    1.22
     MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.57       1.05   13.56    0.37   83.87    0.58
     MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    8.16       1.38   18.37    0.91  126.64    1.48
     MCBS  Mid Continent Bancshares of KS(8)       9.39     9.39    1.02    9.79    5.02       1.16   11.10    0.15   71.76    0.19
     MIFC  Mid Iowa Financial Corp. of IA          9.34     9.34    1.00   10.76    7.38       1.40   15.15    0.02     NA     0.45
     MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    4.24       0.67    7.71    0.73   70.32    0.62
     MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    4.96       0.75   10.99    0.77   63.17    0.81
     MWFD  Midwest Fed. Fin. Corp of WI            8.81     8.50    1.43   16.39    8.23       1.09   12.55    0.12  658.13    1.05
     MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.71       0.68    4.25    0.32   86.42    0.46
     MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.72       1.03    5.57    0.33  370.39    1.91
     MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    2.96       1.64    3.81    2.03   26.19    0.62
     MBBC  Monterey Bay Bancorp of CA             11.33    10.45    0.25    2.04    1.72       0.47    3.87    0.33  111.47    0.60

                                                                Pricing Ratios                      Dividend Data(6)
                                                    -----------------------------------------      -----------------------
                                                                             Price/  Price/       Ind.   Divi-
                                                    Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                      (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HPBC  Home Port Bancorp, Inc. of MA*            13.23  199.74   21.08  199.74   13.30         0.80    3.52   46.51
     HMCI  Homecorp, Inc. of Rockford IL               NM   132.71    8.68  132.71   20.00         0.00    0.00    0.00
     HZFS  Horizon Fin'l. Services of IA             29.03   95.54    9.35   95.54   18.14         0.32    1.70   49.23
     HRZB  Horizon Financial Corp. of WA*            14.83  145.46   22.69  145.46   15.11         0.40    2.52   37.38
     IBSF  IBS Financial Corp. of NJ                   NM   143.40   24.96  143.40   28.66         0.40    2.41     NM
     ISBF  ISB Financial Corp. of LA                   NM   153.02   18.65  180.44   24.39         0.40    1.58   51.95
     ITLA  Imperial Thrift & Loan of CA*             12.41  151.01   16.59  151.64   12.41         0.00    0.00    0.00
     IFSB  Independence FSB of DC                      NM   103.66    6.76  118.24   21.02         0.22    1.59     NM
     INCB  Indiana Comm. Bank, SB of IN                NM   128.36   15.90  128.36     NM          0.72    4.57     NM
     INBI  Industrial Bancorp of OH                    NM   127.86   22.64  127.86   16.90         0.48    3.23     NM
     IWBK  Interwest SB of Oak Harbor WA             21.29  250.65   16.99  256.28   15.69         0.64    1.65   35.16
     IPSW  Ipswich SB of Ipswich MA*                 16.81     NM    17.72     NM    21.39         0.12    0.85   14.29
     JXVL  Jacksonville Bancorp of TX                18.82  125.02   18.65  125.02   14.36         0.50    2.95   55.56
     JXSB  Jcksnville SB,MHC of IL (45.6)              NM   167.54   17.59  167.54   28.48         0.40    1.78     NM
     JSBA  Jefferson Svgs Bancorp of MO                NM   169.49   13.89  222.50   22.09         0.40    1.11   57.97
     JOAC  Joachim Bancorp of MO                       NM   106.38   29.96  106.38     NM          0.50    3.45     NM
     KSAV  KS Bancorp of Kenly NC                    17.13  114.06   15.43  114.13   13.21         0.60    3.24   55.56
     KSBK  KSB Bancorp of Kingfield ME(8)*           12.02  154.32   11.05  164.04   11.57         0.08    0.64    7.69
     KFBI  Klamath First Bancorp of OR                 NM   139.93   27.35  139.93   23.94         0.30    1.51   54.55
     LSBI  LSB Fin. Corp. of Lafayette IN            14.24  116.59   10.32  116.59   16.17         0.34    1.58   22.52
     LVSB  Lakeview SB of Paterson NJ                12.95  180.81   17.21  226.13   18.65         0.25    0.69    8.99
     LARK  Landmark Bancshares of KS                 22.79  140.10   19.32  140.10   19.36         0.40    1.55   35.40
     LARL  Laurel Capital Group of PA                15.22  166.33   16.68  166.33   12.07         0.52    2.12   32.30
     LSBX  Lawrence Savings Bank of MA*               9.06  170.34   14.81  170.34    9.20         0.00    0.00    0.00
     LFED  Leeds FSB, MHC of MD (36.3)                 NM   236.74   38.30  236.74     NM          0.76    2.43     NM
     LXMO  Lexington B&L Fin. Corp. of MO            28.64  106.85   30.26  106.85   22.18         0.30    1.90   54.55
     LIFB  Life Bancorp of Norfolk VA                25.50  161.54   17.04  166.24   20.93         0.48    1.86   47.52
     LFBI  Little Falls Bancorp of NJ                  NM   116.26   15.44  125.90     NM          0.20    1.19   68.97
     LOGN  Logansport Fin. Corp. of IN               21.28  124.31   23.87  124.31   16.41         0.40    2.54   54.05
     LONF  London Financial Corp. of OH                NM   102.74   20.20  102.74   20.55         0.24    1.60   50.00
     LISB  Long Island Bancorp, Inc of NY              NM   196.48   17.67  198.45   26.08         0.60    1.38   41.67
     MAFB  MAF Bancorp of IL                         21.03  191.61   15.10  220.64   15.12         0.28    0.88   18.54
     MBLF  MBLA Financial Corp. of MO                22.30  112.60   13.68  112.60   17.43         0.40    1.62   36.04
     MFBC  MFB Corp. of Mishawaka IN                   NM   117.21   16.00  117.21   20.26         0.32    1.36   41.56
     MLBC  ML Bancorp of Villanova PA                15.63  155.34   10.84  158.11   17.28         0.40    1.88   29.41
     MSBF  MSB Financial Corp. of MI                 23.85  152.56   25.92  152.56   19.38         0.28    1.81   43.08
     MGNL  Magna Bancorp of MS(8)                    20.27  272.07   27.82  279.57   18.37         0.60    2.19   44.44
     MARN  Marion Capital Holdings of IN             17.03  106.33   23.97  106.33   14.24         0.88    3.74   63.77
     MRKF  Market Fin. Corp. of OH                     NM    98.65   34.52   98.65     NM          0.28    1.92     NM
     MFCX  Marshalltown Fin. Corp. of IA(8)            NM   118.55   18.67  118.55   25.95         0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD               22.58  162.14   13.59  164.21   15.61         0.84    1.71   38.71
     MASB  MassBank Corp. of Reading MA*             14.65  148.41   15.79  148.41   15.45         1.28    2.40   35.16
     MFLR  Mayflower Co-Op. Bank of MA*              14.39  146.31   14.16  148.81   15.27         0.68    3.40   48.92
     MECH  Mechanics SB of Hartford CT*               8.88  153.80   15.74  153.80    8.88         0.00    0.00    0.00
     MDBK  Medford Bank of Medford, MA*              13.88  160.08   14.40  171.80   14.85         0.72    2.12   29.39
     MERI  Meritrust FSB of Thibodaux LA             21.86  179.60   14.74  179.60   14.03         0.70    1.61   35.18
     MWBX  MetroWest Bank of MA*                     12.25  210.93   15.69  210.93   12.25         0.12    1.88   23.08
     MCBS  Mid Continent Bancshares of KS(8)         19.92  190.15   17.85  190.15   17.57         0.40    1.07   21.39
     MIFC  Mid Iowa Financial Corp. of IA            13.55  137.43   12.84  137.43    9.62         0.08    0.83   11.27
     MCBN  Mid-Coast Bancorp of ME                   23.58  113.33    9.75  113.33   15.06         0.52    2.08   49.06
     MWBI  Midwest Bancshares, Inc. of IA            20.17  125.47    8.67  125.47   12.13         0.60    1.64   33.15
     MWFD  Midwest Fed. Fin. Corp of WI              12.15  194.02   17.10  201.20   15.88         0.34    1.56   18.99
     MFFC  Milton Fed. Fin. Corp. of OH                NM   126.39   16.61  126.39   26.61         0.60    4.18     NM
     MIVI  Miss. View Hold. Co. of MN                26.90   98.69   18.63   98.69   18.03         0.16    1.01   27.12
     MBSP  Mitchell Bancorp of NC*                     NM   112.09   48.61  112.09   28.75         0.40    2.32     NM
     MBBC  Monterey Bay Bancorp of CA                  NM   116.91   13.25  126.84     NM          0.12    0.71   41.38

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.19       0.67    3.74    0.91   20.00    0.20
     MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.29       0.04    0.75    0.11  272.91    0.67
     NHTB  NH Thrift Bancshares of NH              7.65     6.52    0.39    5.25    2.79       0.58    7.77    0.70  125.20    1.05
     NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.14       0.77    3.71    0.03  210.00    0.13
     NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.55       0.79    7.78    1.11  152.08    3.18
     NASB  North American SB of MO                 7.68     7.42    1.26   17.18    7.88       1.19   16.18    3.11   27.16    0.98
     NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.56       0.68    4.57     NA      NA     0.27
     FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.00       1.90    7.41    0.12  814.90    1.19
     NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    5.28       0.47    6.47    1.37   77.15    1.32
     NEIB  Northeast Indiana Bncrp of IN          15.19    15.19    1.04    6.33    5.76       1.22    7.42    0.40  159.54    0.71
     NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.50       0.98    8.16    1.26   38.04    0.59
     NWSB  Northwest SB, MHC of PA (30.7)          9.49     8.94    0.69    7.05    2.30       0.98    9.96    0.72   90.87    0.88
     NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.72       1.11   14.29     NA      NA     1.54
     NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    5.01       1.04    9.58    1.29  151.12    2.83
     NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.26    4.60    3.22       0.35    6.28    1.19   40.69    0.55
     OHSL  OHSL Financial Corp. of OH             11.03    11.03    0.61    5.29    4.53       0.85    7.42    0.14  161.25    0.31
     OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.03    0.16    0.12       0.98    5.97    0.55   79.68    0.87
     OCN   Ocwen Financial Corp. of FL             8.75     8.36    2.81   33.59    6.12       1.69   20.28    5.11   17.43    1.34
     OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.28       0.78    8.45    0.32  112.76    0.42
     PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.08       0.46    4.09    1.73   60.66    1.46
     PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.59       1.96    4.81    0.79   28.66    0.51
     PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    6.83       1.35   20.00    1.20   61.53    0.79
     PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.05       0.97   12.43    1.29   79.26    1.67
     PAMM  PacificAmerica Money Ctr of CA*        22.43    22.43    5.63   41.65   16.00       5.63   41.65    4.97   27.75    2.22
     PALM  Palfed, Inc. of Aiken SC(8)             8.24     8.24    0.10    1.29    0.60       0.61    7.54    2.12   51.22    1.32
     PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    4.88       1.24    8.78    2.77   26.10    1.29
     PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.70       1.21    5.81    0.21  134.41    0.73
     PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.55       1.08   14.42    0.27  537.53    1.97
     PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.45       1.29    4.65    1.22   27.98    1.35
     PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.65       0.84   10.86    0.59   33.53    0.28
     PWBC  PennFirst Bancorp of PA                 8.08     7.55    0.46    6.31    3.97       0.67    9.12    0.65   93.15    1.49
     PWBK  Pennwood SB of PA*                     17.45    17.45    0.70    4.05    3.51       1.12    6.54    0.98   57.43    1.03
     PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    6.82       0.47    8.57    0.82   91.19    1.57
     PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.56       1.47    9.59    0.36   83.87    0.38
     PBCT  Peoples Bank, MHC of CT (40.1)*         8.48     8.47    1.12   13.72    4.45       0.83   10.17    0.90  121.39    1.60
     PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.12       0.90    3.32     NA      NA     0.39
     PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    5.94       1.29   15.88    0.91  126.66    1.66
     PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.61       1.21    5.18    1.00   42.00    0.45
     PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    3.13       0.62    6.57    1.09   45.43    0.99
     PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.16       0.29    3.36    0.40  185.58    0.95
     PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.59    4.97    1.90       0.83    7.00    0.12  502.32    0.87
     PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    4.31       1.07    5.70     NA      NA     0.19
     PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.71       0.79    6.00    1.60   32.18    0.76
     PFSL  Pocahnts Fed, MHC of AR (47.0)          6.36     6.36    0.60    9.75    4.96       0.84   13.54    0.15  308.72    1.12
     PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.69       0.85    9.54    0.50  350.66    2.78
     PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.05       0.54    6.49    4.28   25.28    1.45
     PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    1.90       0.81    4.67     NA      NA     1.40
     PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.76       0.65    5.01    0.30   85.33    0.38
     PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.68       0.73   11.09    0.82   75.47    1.08
     PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    3.93       0.65   12.26    1.46   51.92    1.08
     PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    6.94       0.98   11.81    0.85  131.46    1.65
     PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    1.96       0.28    1.95     NA      NA     1.31
     PULB  Pulaski SB, MHC of MO (29.8)           13.00    13.00    0.69    5.42    2.30       0.96    7.53     NA      NA     0.33
     PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.29       0.61    7.21    0.65   71.47    0.81
     PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.62       1.08   13.86    0.69   65.20    1.93
     QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    5.64       1.36    7.11    0.40  221.49    2.24

                                                              Pricing Ratios                      Dividend Data(6)
                                                  -----------------------------------------    -----------------------
                                                                           Price/  Price/       Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MONT  Montgomery Fin. Corp. of IN               NM   105.79   18.95  105.79   28.26         0.00    0.00    0.00
     MSBK  Mutual SB, FSB of Bay City MI             NM   146.29    8.89  146.29     NM          0.00    0.00    0.00
     NHTB  NH Thrift Bancshares of NH                NM   164.43   12.58  193.12   24.21         0.50    2.58     NM
     NSLB  NS&L Bancorp of Neosho MO                 NM   115.74   22.64  115.74   29.88         0.50    2.62     NM
     NMSB  Newmil Bancorp. of CT*                  18.01  148.13   14.54  148.13   18.85         0.24    1.96   35.29
     NASB  North American SB of MO                 12.68  204.97   15.74  212.07   13.47         0.80    1.54   19.51
     NBSI  North Bancshares of Chicago IL            NM   133.45   18.86  133.45   27.93         0.48    2.12     NM
     FFFD  North Central Bancshares of IA          16.67  114.79   26.02  114.79   14.41         0.25    1.47   24.51
     NBN   Northeast Bancorp of ME*                18.95  130.62    9.08  151.11   20.49         0.32    1.82   34.41
     NEIB  Northeast Indiana Bncrp of IN           17.35  111.92   17.00  111.92   14.78         0.32    1.88   32.65
     NWEQ  Northwest Equity Corp. of WI            18.18  121.03   13.86  121.03   14.41         0.52    3.25   59.09
     NWSB  Northwest SB, MHC of PA (30.7)            NM   297.41   28.22     NM      NM          0.32    1.27   55.17
     NSSY  Norwalk Savings Society of CT*          14.88  174.42   14.05  180.90   13.04         0.40    1.11   16.53
     NSSB  Norwich Financial Corp. of CT*          19.98  192.99   21.55  213.79   21.01         0.56    1.97   39.44
     NTMG  Nutmeg FS&LA of CT                        NM   132.77    7.38  132.77   22.78         0.00    0.00    0.00
     OHSL  OHSL Financial Corp. of OH              22.10  116.69   12.87  116.69   15.76         0.88    3.56     NM
     OCFC  Ocean Fin. Corp. of NJ                    NM   124.53   20.24  124.53   22.86         0.80    2.35     NM
     OCN   Ocwen Financial Corp. of FL             16.34     NM    41.65     NM    27.07         0.00    0.00    0.00
     OFCP  Ottawa Financial Corp. of MI              NM   163.29   14.25  203.42   18.94         0.36    1.44   43.90
     PFFB  PFF Bancorp of Pomona CA                  NM   133.49   13.78  134.89     NM          0.00    0.00    0.00
     PSFI  PS Financial of Chicago IL              21.79  104.02   40.26  104.02   21.48         0.32    2.10   45.71
     PVFC  PVF Capital Corp. of OH                 14.64  209.40   14.71  209.40   11.39         0.00    0.00    0.00
     PCCI  Pacific Crest Capital of CA*            14.19  175.98   12.47  175.98   15.14         0.00    0.00    0.00
     PAMM  PacificAmerica Money Ctr of CA*          6.25  171.57   38.47  171.57    6.25         0.00    0.00    0.00
     PALM  Palfed, Inc. of Aiken SC(8)               NM   207.33   17.09  207.33   28.29         0.12    0.56     NM
     PBCI  Pamrapo Bancorp, Inc. of NJ             20.47  142.90   18.20  144.03   14.84         1.00    4.21     NM
     PFED  Park Bancorp of Chicago IL              27.02  102.95   23.19  102.95   19.48         0.00    0.00    0.00
     PVSA  Parkvale Financial Corp of PA           18.02  167.21   12.68  168.48   12.20         0.52    1.68   30.23
     PEEK  Peekskill Fin. Corp. of NY              28.95  112.17   28.86  112.17   22.00         0.36    2.18   63.16
     PFSB  PennFed Fin. Services of NJ             21.50  152.45   11.22  182.28   14.71         0.28    0.91   19.58
     PWBC  PennFirst Bancorp of PA                 25.19  127.57   10.31  136.46   17.44         0.33    2.08   52.38
     PWBK  Pennwood SB of PA*                      28.51  108.05   18.86  108.05   17.66         0.32    1.97   56.14
     PBKB  People's SB of Brockton MA*             14.66  198.60   11.14  207.32   24.64         0.44    2.59   37.93
     PFDC  Peoples Bancorp of Auburn IN            17.99  130.01   19.77  130.01   13.74         0.60    2.40   43.17
     PBCT  Peoples Bank, MHC of CT (40.1)*         22.48  285.91   24.24  286.17     NM          0.68    2.18   48.92
     PFFC  Peoples Fin. Corp. of OH                  NM   107.73   29.31  107.73     NM          0.50    2.94     NM
     PHBK  Peoples Heritage Fin Grp of ME*         16.84  252.06   19.46  299.10   16.63         0.76    1.91   32.20
     PSFC  Peoples Sidney Fin. Corp of OH          27.68  110.01   25.59  110.01   21.23         0.20    1.29   35.71
     PERM  Permanent Bancorp of IN                   NM   116.51   10.68  118.25   17.69         0.40    1.74   55.56
     PMFI  Perpetual Midwest Fin. of IA              NM   119.44   10.19  119.44     NM          0.30    1.40     NM
     PERT  Perpetual of SC, MHC (46.8)(8)            NM   260.80   30.84  260.80     NM          1.40    2.67     NM
     PCBC  Perry Co. Fin. Corp. of MO              23.19  111.01   21.31  111.01   20.07         0.40    1.92   44.44
     PHFC  Pittsburgh Home Fin. of PA              26.99  131.03   14.31  132.43   21.16         0.24    1.29   34.78
     PFSL  Pocahnts Fed, MHC of AR (47.0)          20.14  189.70   12.07  189.70   14.51         0.90    3.21   64.75
     PTRS  Potters Financial Corp of OH            21.34  112.65    9.95  112.65   12.01         0.36    1.45   31.03
     PKPS  Poughkeepsie Fin. Corp. of NY             NM   134.53   11.26  134.53   21.27         0.10    1.27   41.67
     PHSB  Ppls Home SB, MHC of PA (45.0)            NM   117.48   20.33  117.48   25.18         0.00    0.00    0.00
     PRBC  Prestige Bancorp of PA                    NM   102.97   11.46  102.97   20.48         0.12    0.71   25.53
     PETE  Primary Bank of NH(8)*                  21.37  184.93   12.82  185.19   18.03         0.00    0.00    0.00
     PFNC  Progress Financial Corp. of PA          25.46  237.89   12.53  269.61   21.15         0.11    0.80   20.37
     PSBK  Progressive Bank, Inc. of NY*           14.40  168.38   14.40  188.50   14.65         0.68    2.05   29.57
     PROV  Provident Fin. Holdings of CA             NM   114.39   15.88  114.39     NM          0.00    0.00    0.00
     PULB  Pulaski SB, MHC of MO (29.8)              NM   232.07   30.17  232.07     NM          1.00    3.90     NM
     PLSK  Pulaski SB, MHC of NJ (46.0)              NM   159.31   18.97  159.31     NM          0.30    1.85     NM
     PULS  Pulse Bancorp of S. River NJ            17.81  156.79   12.62  156.79   11.87         0.70    3.28   58.33
     QCFB  QCF Bancorp of Virginia MN              17.73  131.72   23.83  131.72   17.73         0.00    0.00    0.00

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     QCBC  Quaker City Bancorp of CA               8.77     8.76    0.37    4.12    2.73       0.60    6.74    1.31   74.10    1.19
     QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.05       1.63   10.95    0.68   95.23    0.74
     RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.95   12.54    5.18       0.94   12.40    0.76   83.90    1.18
     RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.56       1.02   13.33    0.29  297.45    1.29
     REDF  RedFed Bancorp of Redlands CA           8.45     8.42    0.25    3.24    1.89       0.65    8.37    2.19   45.70    1.15
     RELY  Reliance Bancorp, Inc. of NY            8.23     5.93    0.58    7.07    3.92       0.86   10.46    0.79   33.33    0.57
     RELI  Reliance Bancshares Inc of WI(8)*      48.82    48.82    0.86    1.78    1.88       0.92    1.89     NA      NA     0.53
     RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.79       0.62    5.72    0.49  170.62    1.03
     RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.65       1.35    6.49    0.27  278.21    3.46
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    3.01       1.20   10.87    0.14  278.46    0.56
     SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.26       1.10    4.03    1.78   35.52    0.81
     SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.62       0.44    4.49    0.69   76.89    1.16
     SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    2.79       0.79    6.09    0.73   57.17    0.57
     SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    1.73       0.47    5.74     NA      NA     0.44
     SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   10.03       1.37   18.70    0.47  244.29    2.48
     SWCB  Sandwich Co-Op. Bank of MA*             7.95     7.61    0.95   11.65    6.00       0.97   11.90    0.83   92.55    1.09
     SECP  Security Capital Corp. of WI(8)        16.20    16.20    1.25    7.87    4.53       1.50    9.38    0.12  918.65    1.44
     SFSL  Security First Corp. of OH              9.43     9.26    1.07   11.49    4.96       1.34   14.36    0.28  273.91    0.85
     SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM   -27.50     -30.07     NM      NA      NA     1.28
     SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.17       1.17   11.79    0.14  425.11    0.66
     SOBI  Sobieski Bancorp of S. Bend IN         15.12    15.12    0.31    1.87    1.88       0.59    3.56    0.15  158.73    0.33
     SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.30       0.78   13.26    6.28   22.01    1.81
     SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.38       1.17    5.71    0.27   65.44    0.39
     SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.17       0.79    6.23    2.48   46.17    1.94
     SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    3.92       0.70    4.35    1.10   37.60    0.64
     SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    4.99       1.02    9.52    0.30   67.34    0.28
     SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    3.83       0.68   17.14    0.57   78.85    0.72
     STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    4.75       0.70    8.09    0.19  181.58    0.80
     SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    3.90       1.03   11.84    0.32  232.75    1.09
     STND  Standard Fin. of Chicago IL(8)         10.77    10.75    0.50    4.46    2.89       0.72    6.44    0.22  136.61    0.50
     SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.32       1.35    7.47     NA      NA      NA
     SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    3.78       0.91    9.26    0.43   95.58    0.83
     STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.43       0.32    7.91    0.61   79.43    0.82
     SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.47       0.56    8.55    0.48   41.27    0.31
     ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.73    6.78       0.89   14.19    0.46   90.99    0.80
     THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    4.15       0.74    6.40    0.33   92.84    0.62
     TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.05       0.65    3.90    1.73   31.27    1.18
     ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    4.43       0.35    5.51    0.66   97.39    0.85
     GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.07       0.40    6.62     NA      NA     1.71
     TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)      16.89    15.48    1.34    7.53    2.87       1.14    6.39    0.73   55.92    0.67
     TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.68       1.02    6.55     NA      NA     1.11
     TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    4.80       0.75    5.82    0.16  130.95    0.29
     UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.62       0.38    4.98    0.58  135.44    0.98
     UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.90       1.34    5.80     NA      NA     0.22
     VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.63       0.47    7.02    1.26   56.59    0.93
     VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.56       1.25   15.72    2.29   47.29    1.19
     WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.16       0.51    2.23    0.15  160.96    0.29
     WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71    9.80       1.32   23.87    1.70   96.79    2.65
     WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.15       1.34   10.72    0.30  230.13    1.25
     WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   10.94       1.81   18.79    1.15   98.45    1.79
     WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    6.93       1.84   15.85    0.73   59.65    0.60
     WAMU  Washington Mutual Inc. of WA(8)*        5.00     4.75    0.35    6.81    1.78       0.74   14.45    0.81   93.26    1.12
     WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.04       0.44    2.94    0.91   83.50    1.15
     WAYN  Wayne S&L Co. MHC of OH (47.8)          9.25     9.25    0.31    3.42    1.46       0.66    7.23    0.73   50.94    0.45
     WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.59       1.42    6.15    0.26  152.85    0.69
     WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    2.77       0.74   14.55    0.85  103.47    1.45

                                                              Pricing Ratios                      Dividend Data(6)
                                                  -----------------------------------------      -----------------------
                                                                           Price/  Price/       Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     QCBC  Quaker City Bancorp of CA                 NM   146.85   12.88  146.95   22.39         0.00    0.00    0.00
     QCSB  Queens County Bancorp of NY*            24.71     NM    36.88     NM    24.37         1.00    1.88   46.51
     RCSB  RCSB Financial, Inc. of NY(8)*          19.32  235.13   18.45  241.25   19.54         0.60    1.18   22.73
     RARB  Raritan Bancorp. of Raritan NJ*         15.24  178.29   14.14  181.34   14.35         0.48    2.16   32.88
     REDF  RedFed Bancorp of Redlands CA             NM   152.28   12.87  152.85   20.46         0.00    0.00    0.00
     RELY  Reliance Bancorp, Inc. of NY            25.50  171.90   14.15  238.55   17.23         0.64    2.01   51.20
     RELI  Reliance Bancshares Inc of WI(8)*         NM    93.61   45.70   93.61     NM          0.00    0.00    0.00
     RIVR  River Valley Bancorp of IN                NM   112.78   13.98  114.50   26.61         0.16    0.97   34.78
     RSLN  Roslyn Bancorp, Inc. of NY*               NM   152.61   30.74  153.34   23.92         0.24    1.08   40.68
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)         NM   274.13   30.81     NM    26.59         0.24    0.82   27.27
     SCCB  S. Carolina Comm. Bnshrs of SC            NM   134.42   34.89  134.42     NM          0.60    2.61     NM
     SBFL  SB Fngr Lakes MHC of NY (33.1)            NM   208.51   19.98  208.51     NM          0.40    1.65     NM
     SFED  SFS Bancorp of Schenectady NY             NM   123.28   15.37  123.28   20.09         0.28    1.30   46.67
     SGVB  SGV Bancorp of W. Covina CA               NM   139.94   10.22  142.28   23.83         0.00    0.00    0.00
     SISB  SIS Bancorp Inc of MA*                   9.97  178.19   12.83  178.19   10.03         0.56    1.70   16.92
     SWCB  Sandwich Co-Op. Bank of MA*             16.67  187.23   14.88  195.59   16.32         1.20    3.08   51.28
     SECP  Security Capital Corp. of WI(8)         22.08  166.74   27.01  166.74   18.51         1.20    1.11   24.59
     SFSL  Security First Corp. of OH              20.17  218.33   20.58  222.15   16.14         0.32    1.80   36.36
     SFNB  Security First Netwrk Bk of GA(8)         NM      NM   131.58     NM      NM          0.00    0.00     NM
     SMFC  Sho-Me Fin. Corp. of MO(8)              19.35  203.18   18.35  203.18   17.13         0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN            NM   106.58   16.12  106.58   27.87         0.32    1.88     NM
     SOSA  Somerset Savings Bank of MA(8)*         15.88  202.55   12.85  202.55   16.54         0.00    0.00    0.00
     SSFC  South Street Fin. Corp. of NC*            NM   138.95   35.09  138.95     NM          0.40    2.12     NM
     SCBS  Southern Commun. Bncshrs of AL            NM   120.01   26.35  120.01     NM          0.30    1.85     NM
     SMBC  Southern Missouri Bncrp of MO           25.53  112.74   17.67  112.74   25.90         0.50    2.80   71.43
     SWBI  Southwest Bancshares of IL              20.06  134.23   14.76  134.23   14.63         0.76    3.61   72.38
     SVRN  Sovereign Bancorp of PA                 26.11  259.04   10.40     NM    16.86         0.08    0.49   12.90
     STFR  St. Francis Cap. Corp. of WI            21.05  152.48   12.02  172.53   19.10         0.48    1.29   27.12
     SPBC  St. Paul Bancorp, Inc. of IL            25.67  204.54   17.59  205.07   17.81         0.40    1.68   43.01
     STND  Standard Fin. of Chicago IL(8)            NM   149.74   16.13  150.00   23.94         0.40    1.56   54.05
     SFFC  StateFed Financial Corp. of IA          18.80  113.23   20.13  113.23   15.49         0.40    1.82   34.19
     SFIN  Statewide Fin. Corp. of NJ              26.47  144.75   14.08  144.96   15.60         0.44    2.19   57.89
     STSA  Sterling Financial Corp. of WA            NM   158.10    6.48  181.33   21.80         0.00    0.00    0.00
     SFSB  SuburbFed Fin. Corp. of IL              22.36  125.46    8.13  125.92   15.36         0.32    1.16   26.02
     ROSE  T R Financial Corp. of NY*              14.74  215.58   13.38  215.58   16.34         0.60    2.21   32.61
     THRD  TF Financial Corp. of PA                24.11  116.11   12.90  132.35   17.92         0.40    1.98   47.62
     TPNZ  Tappan Zee Fin., Inc. of NY               NM   121.05   21.69  121.05     NM          0.28    1.61   52.83
     ESBK  The Elmira SB FSB of Elmira NY*         22.57  125.49    7.90  130.90   23.18         0.64    2.51   56.64
     GRTR  The Greater New York SB of NY(8)*       16.49  193.62   12.14  193.62     NM          0.20    0.88   14.49
     TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)         NM   254.45   42.97  277.52     NM          0.35    1.17   40.70
     TRIC  Tri-County Bancorp of WY                21.36  104.44   16.00  104.44   16.79         0.60    2.55   54.55
     TWIN  Twin City Bancorp of TN                 20.83   84.98   10.93   84.98   14.78         0.43    3.13   65.15
     UFRM  United FS&LA of Rocky Mount NC            NM   175.37   13.11  175.37     NM          0.24    2.04     NM
     UBMT  United Fin. Corp. of MT                 25.66  120.90   27.38  120.90   20.79         0.98    4.06     NM
     VABF  Va. Beach Fed. Fin. Corp of VA            NM   188.24   12.89  188.24   27.59         0.20    1.25     NM
     VFFC  Virginia First Savings of VA(8)         13.23  210.93   17.00  218.43   14.42         0.10    0.42    5.52
     WHGB  WHG Bancshares of MD                      NM   111.23   22.97  111.23     NM          0.20    1.27   58.82
     WSFS  WSFS Financial Corp. of DE*             10.20  237.34   12.35  239.23   10.14         0.00    0.00    0.00
     WVFC  WVS Financial Corp. of PA*              16.27  146.04   16.30  146.04   13.03         0.80    2.91   47.34
     WRNB  Warren Bancorp of Peabody MA*            9.14  187.07   19.40  187.07   10.74         0.52    2.83   25.87
     WFSL  Washington FS&LA of Seattle WA          14.43  191.00   23.07  209.11   13.08         0.92    3.29   47.42
     WAMU  Washington Mutual Inc. of WA(8)*          NM      NM    16.58     NM    26.45         1.08    1.69     NM
     WYNE  Wayne Bancorp of NJ                       NM   149.03   19.90  149.03     NM          0.20    0.82   40.00
     WAYN  Wayne S&L Co. MHC of OH (47.8)            NM   229.45   21.22  229.45     NM          0.62    2.58     NM
     WCFB  Wbstr Cty FSB MHC of IA (45.2)            NM   175.69   41.03  175.69   28.91         0.80    4.32     NM
     WBST  Webster Financial Corp. of CT             NM   231.83   11.64  271.38   20.19         0.80    1.39   50.00

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 12, 1997

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                                 ---------------------------------------------------------- -----------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------   NPAs   Resvs/  Resvs/
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)  Assets   NPAs    Loans
     ---------------------                       ------- ------- ------- ------- -------    ------- ------- ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.56       1.06    7.49    0.28  121.72    0.37
     WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.23       1.42    9.20    0.60   47.07    0.38
     WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.48       0.79    6.41    0.25  191.01    0.73
     WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.24    2.12       0.45    3.10     NA      NA     0.58
     WWFC  Westwood Fin. Corp. of NJ(8)            9.13     8.13    0.49    5.12    2.87       0.85    8.80    0.13  159.15    0.55
     WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.97       1.04    3.62    0.06  255.81    0.21
     WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08   10.16       0.84   11.80    0.35   78.21    0.32
     FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.65       1.27    9.81    0.24  143.64    0.44
     YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    3.95       1.16    6.79    0.57   65.11    1.02
     YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    4.14       0.79    9.46    2.39   23.05    0.64

                                                                  Pricing Ratios                      Dividend Data(6)
                                                      -----------------------------------------      -----------------------
                                                                               Price/  Price/       Ind.   Divi-
                                                      Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
     Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                        (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WEFC  Wells Fin. Corp. of Wells MN                21.92  109.29   15.51  109.29   14.81         0.48    3.00   65.75
     WCBI  WestCo Bancorp of IL                        19.13  140.62   21.43  140.62   15.15         0.60    2.22   42.55
     WSTR  WesterFed Fin. Corp. of MT                  28.70  124.13   13.54  155.10   22.79         0.44    1.89   54.32
     WOFC  Western Ohio Fin. Corp. of OH                 NM   104.79   14.45  112.44     NM          1.00    4.08     NM
     WWFC  Westwood Fin. Corp. of NJ(8)                  NM   172.34   15.73  193.45   20.27         0.20    0.74   25.64
     WEHO  Westwood Hmstd Fin Corp of OH                 NM   107.62   31.65  107.62     NM          0.28    1.84     NM
     WFI   Winton Financial Corp. of OH                 9.84  138.64    9.86  141.64   11.75         0.46    2.92   28.75
     FFWD  Wood Bancorp of OH                          21.52  178.57   21.98  178.57   18.09         0.40    2.35   50.63
     YFCB  Yonkers Fin. Corp. of NY                    25.33  136.14   20.29  136.14   18.87         0.24    1.25   31.58
     YFED  York Financial Corp. of PA                  24.13  170.66   14.69  170.66   18.89         0.60    2.46   59.41

                                  Exhibit IV-2

                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                            SNL         SNL
                                             NASDAQ        Thrift       Bank
Year/Qtr. nded          DJIA     S&P 500    Composite      Index       Index
--------------          ----     -------    ---------      -----       -----
1991: Quarter 1      2881.1       375.2       482.3        125.5       66.0
      Quarter 2      2957.7       371.2       475.9        130.5       82.0
      Quarter 3      3018.2       387.9       526.9        141.8       90.7
      Quarter 4      3168.0       417.1       586.3        144.7      103.1

1992: Quarter 1      3235.5       403.7       603.8        157.0      113.3
      Quarter 2      3318.5       408.1       563.6        173.3      119.7
      Quarter 3      3271.7       417.8       583.3        167.0      117.1
      Quarter 4      3301.1       435.7       676.9        201.1      136.7

1993: Quarter 1      3435.1       451.7       690.1        228.2      151.4
      Quarter 2      3516.1       450.5       703.9        219.8      147.0
      Quarter 3      3555.1       458.9       762.8        258.4      154.3
      Quarter 4      3754.1       466.4       776.8        252.5      146.2

1994: Quarter 1      3625.1       445.8       743.5        241.6      143.1
      Quarter 2      3625.0       444.3       706.0        269.6      152.6
      Quarter 3      3843.2       462.6       764.3        279.7      149.2
      Quarter 4      3834.4       459.3       752.0        244.7      137.6

1995: Quarter 1      4157.7       500.7       817.2        278.4      152.1
      Quarter 2      4556.1       544.8       933.4        313.5      171.7
      Quarter 3      4789.1       584.4     1,043.5        362.3      195.3
      Quarter 4      5117.1       615.9     1,052.1        376.5      207.6

1996: Quarter 1      5587.1       645.5     1,101.4        382.1      225.1
      Quarter 2      5654.6       670.6     1,185.0        387.2      224.7
      Quarter 3      5882.2       687.3     1,226.9        429.3      249.2
      Quarter 4      6442.5       737.0     1,280.7        483.6      280.1

1997: Quarter 1      6583.5       757.1     1,221.7        527.7      292.5
      Quarter 2      7672.8       885.1     1,442.1        624.5      333.3
September 12, 1997   7743.0       923.9     1,649.3        698.5      366.9

(1) End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                         Historic Thrift Stock Indices

                                 ThriftINVESTOR

                                  Index Values

                             Index Values                 Percent Change Since
                       -------------------------------    ----------------------
                       08/29/97  1 Month   YTD     LTM    1 Month   YTD     LTM
--------------------------------------------------------------------------------
All Pub. Traded
  Thrifts               664.6     684.5   483.6   408.3     -2.90  37.43   62.77
MHC Index               851.7     751.0   538.0   423.3     13.40  58.29  101.19

Insurance Indices
--------------------------------------------------------------------------------
SAIF Thrifts            609.2     608.2   439.2   373.1      0.16  38.70   63.30
BIF Thrifts             838.4     908.5   616.8   514.2     -7.71  35.92   63.05

Stock Exchange Indices
--------------------------------------------------------------------------------
AMEX Thrifts            200.9     197.0   156.2   139.8      2.01  28.63   43.70
NYSE Thrifts            410.3     421.4   277.3   230.0     -2.63  47.96   78.40
OTC Thrifts             755.6     779.9   569.7   486.4     -3.11  32.63   55.34

Geographic Indices
--------------------------------------------------------------------------------
Mid-Atlantic Thrifts  1,347.6   1,342.6   970.7   792.4      0.38  38.83   70.08
Midwestern Thrifts    1,451.6   1,455.2 1,159.3   996.6     -0.25  25.21   45.66
New England Thrifts     593.0     592.0   428.9   355.8      0.17  38.26   66.65
Southeastern Thrifts    628.7     608.6   447.2   408.0      3.30  40.59   54.08
Southwestern Thrifts    409.6     416.4   315.9   269.2     -1.64  29.68   52.13
Western Thrifts         675.8     730.2   474.7   401.6     -7.44  42.37   68.27

Asset Size Indices
--------------------------------------------------------------------------------
Less than $250M         750.5     721.9   586.6   555.7      3.97  27.94   35.05
$250M to $500M        1,034.7   1,011.5   789.8   700.1      2.30  31.01   47.79
$500M to $1B            688.4     672.1   521.8   458.7      2.42  31.93   50.05
$1B to $5B              756.5     747.6   546.0   462.3      1.19  38.55   63.66
Over $5B                423.4     453.3   305.8   251.4     -6.60  38.45   68.39

Comparative Indices
--------------------------------------------------------------------------------
Dow Jones Industrials 7,622.4   8,222.6 6,448.3  5,647.7    -7.30  18.21   34.97
S&P 500                 899.5     954.3   740.7   657.4     -5.75  21.43   37.96

All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

RP Financial, LC.

                                  Exhibit IV-4
          Tennessee Thrift Merger and Acquisition Activity 1995-Present

                                                                                     Seller Financials at Completion
                                                                                -------------------------------------------
                                                                                Total  TgEq/   YTD      YTD  NPAs/   Rsrvs/
   Ann'd       Comp                                                             Assets Assets ROAA     ROAE Assets    NPLs
    Date       Date    Buyer                 ST   Seller                ST      ($000)   (%)   (%)      (%)   (%)      (%)
---------------------------------------------------------------------------------------------------------------------------
03/08/96   10/01/96    Union Planters Corp   TN   Leader Financial Crp  TN   3,098,577  7.97  1.38    17.01  0.40    203.44

03/06/96   10/01/96    Union Planters Corp   TN   Franklin Financial    TN     135,822  8.19  0.69     6.87    NA        NA

02/20/96   08/30/96    Peoples First Corp    KY   Guaranty FSB          TN      54,875  5.47  0.82    15.13  0.08   1281.82

02/21/95   11/01/95    First American Corp   TN   Heritage Federal      TN     521,546  9.60  1.13    11.62  0.12        NA

                       Average                                                 952,705  7.81  1.01    12.66  0.20    742.63

                       Median                                                  328,684  8.08  0.97    13.38  0.12    742.63

                                                                 Deal Terms and Pricing Completion
                                              ------------------------------------------------------------------
                                               Deal         Deal           Deal    Deal Pr/   Deal Pr/  Deal Pr/
   Ann'd       Comp                           Value   Price Per Deal       Pr/Bk   Tg Bk      Assets     4-Qtr
    Date       Date    Buyer                   ($M)   Share ($) Consider    (%)      (%)        (%)      EPS(x)
----------------------------------------------------------------------------------------------------------------
03/08/96   10/01/96    Union Planters Corp     571.1   54.138   Stock     202.16   202.16      17.79     12.39

03/06/96   10/01/96    Union Planters Corp      23.6   19.312   Stock     196.06       NA      17.14        NA

02/20/96   08/30/96    Peoples First Corp        6.5   58.579   Stock     204.08   204.08      11.64     13.16

02/21/95   11/01/95    First American Corp     124.2   35.609   Stock     229.59   232.89      23.52     22.54

                       Average                 181.4   41.410             207.97   213.04      17.52     16.03

                       Median                   73.9   44.874             203.12   204.08      17.47     13.16


                                  EXHIBIT IV-5

                    Directors and Management Summary Resumes

                                  Exhibit IV-5

                    Directors and Management Summary Resumes

      Clyde E. Driskill, Jr. has been the owner and president of Driskill's Furniture, Inc., a furniture and appliance retail establishment located in Newport, Tennessee, since 1960. Mr. Driskill has served as the Chairman of the Newport Regional Planning Commission and of the Newport/Cocke County Industrial Development Commission.

      Richard G. Harwood serves as President and Chief Executive Officer of us and our holding company. Mr. Harwood joined us as Senior Vice President in 1984. He has acted as the Vice Chairman of the Economic Development Commission, a director for the United Way of Cocke County and Treasurer for the Newport Lions Club.

      William B. Henry has been an optometrist in Newport, Tennessee since 1961. He is presently serving as the secretary of the Newport Utilities Board and is a member of the Newport/Cocke County Economic Development Commission.

      J. William Myers is a lawyer. He has practiced law in Newport Tennessee since 1966. Mr. Myers serves as Chairman of the Board. He is active with Habitat for Humanity.

      Robert L. Overholt has been the owner/manager of Home Supply of Newport, Tennessee, Inc., a building supply establishment, since 1966. Mr. Overholt is active with the Shriners and Habitat for Humanity.

      Robert D. Self has been the owner Bob Self Auto Parts an auto parts supplier located in Newport, Tennessee since 1969. Mr. Self is active with the Newport Lions Club and serves on the board of directors of the Stokley Memorial Library.

      Nancy L. Bryant serves as Vice President and Treasurer of us and our holding company. Ms. Bryant joined us in 1966. She is a member of the Newport Business Women's Club, serves as a Director and Treasurer of Habitat for Humanity and received the 1993 Citizen of the Year Award nom the Newport Chamber of Commerce.

      Peggy Holston has been employed with us since 1971 and serves as our Assistant Secretary and Branch Manager. She has served on the Board of Directors of the Newport/Cocke County Chamber of Commerce and is a member of the Newport Business Women's Club.

                                  EXHIBIT IV-6

                            Pro Forma Analysis Sheet

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit IV-6
                       PRO FORMA ANALYSIS SHEET -- PAGE 1
                           Newport FS&LA of Newport TN
                         Prices as of September 12, 1997

                                             Comparable      All XX          All SAIF
                                             Companies      Companies        Companies
                                           -------------  -------------   ---------------
 Price Multiple:      Symbol   Subject(1)  Mean   Median  Mean  Median    Mean     Median
 --------------       ------   ----------  -----  ------  ----- ------    -----    ------

Price-earnings ratio = P/E     16.68x    20.69x  19.72x  0.00x  0.00x    21.39x   21.29x
Price-core earnings  = P/CORE  12.49x    18.72x  17.29x  0.00x  0.00x    18.79x   18.09x
Price-book ratio     = P/B     70.98%   120.48% 115.32%  0.00%  0.00%   144.36%  137.43%
Price-tng book ratio = P/TB    70.98%   120.49% 115.32%  0.00%  0.00%   148.03%  139.93%
Price-assets ratio   = P/A     15.02%    25.26%  23.97%  0.00%  0.00%    17.61%   15.90%


Valuation Parameters
--------------------
Pre-Conv Earnings (Y)        $    450,000    Est ESOP Borrowings (E)      $   880,000

Pre-Conv Book Value (B)      $  6,469,000    Cost of ESOP Borrowings (S)         0.00% (4)

Pre-Conv Assets (A)          $ 64,189,000    Amort of ESOP Borrowings (T)          10 Years

Reinvestment Rate(2) (R)             3.49%   Recognition Plans Amount (M  $   440,000

Est Conversion Exp(3) (X)         652,400    Recognition Plans Expense (N)$    88,000

Proceeds Not Reinvested (Z)  $  1,320,000

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 11,006,846
          --------------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                     V = $ 10,998,231
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $ 10,996,627
          ----------------------
           1-P/A

                                    Total       Price          Total
Conclusion                         Shares     Per Share        Value
----------                         ------     ---------        -----

Appraised Value                   1,100,000    $ 10.00     $ 11,000,000

RANGE:
------

 - Minimum                          935,000    $ 10.00     $  9,350,000
 - Maximum                        1,265,000    $ 10.00     $ 12,650,000
 - Superrange                     1,454,750    $ 10.00     $ 14,547,500

(1)  Pricing ratios shown reflect the midpoint appraised value.
(2)  Net return assumes a reinvestment rate of 5.82 percent, and a tax rate of
     40.00 percent.
(3) Conversion expenses include $ 450,000 of fixed expenses, and variable expenses (marketing assistance) of 2.00 percent paid to market an estimated
     92.00 percent of the total gross proceeds.
(4)  Assumes a borrowings cost of 0.00 percent and a tax rate of 40.00 percent.

RP Financial, Inc.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-6
                       PRO FORMA ANALYSIS SHEET -- PAGE 2
                           Newport FS&LA of Newport TN
                         Prices as of September 12, 1997

                                             Mean Pricing        Median Pricing
                                           ----------------     ----------------
Valuation Approach               Subject   Peers     (Disc)     Peers     (Disc)
------------------               -------   -----     ------     -----     ------
P/E    Price-earnings            16.68x    20.69x   -19.42%     19.72x   -15.43%

P/CORE Price-core earnings       12.49x    18.72x   -33.26%     17.29x   -27.78%

P/B    Price-book                70.98%   120.48%   -41.08%    115.32%   -38.45%

P/TB   Price-tang. book          70.98%   120.49%   -41.09%    115.32%   -38.45%

P/A    Price-assets              15.02%    25.26%   -40.51%     23.97%   -37.33%

Average Premium (Discount)                          -35.07%              -31.49%

                                  EXHIBIT IV-7
                     Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Newport FS&LA of Newport TN
                           At the Minimum of the Range

1. Conversion Proceeds
   Pro-forma market value .............................. $  9,350,000
       Less: Estimated offering expenses ...............      622,040
                                                          -----------

   Net Conversion Proceeds ............................. $  8,727,960

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds ............................. $  8,727,960
       Less: Held in Non-Earning Assets(5)(1) ..........    1,122,000
                                                          -----------

   Net Proceeds Reinvested ............................. $  7,605,960
   Estimated net incremental rate of return ............         3.49 %
                                                          -----------

   Earnings Increase ................................... $    265,600
       Less: Estimated cost of ESOP borrowings(1) ......            0
       Less: Amortization of ESOP borrowings(2) ........       44,880
       Less: Recognition Plans Expense(4)...............       44,880
                                                          -----------

   Net Earnings Increase ............................... $    175,840

3. Pro-Forma Earnings (rounded)

   Period                                  Before Conversion  After Conversion
   ------                                  -----------------  ----------------

   12 Months ended June 30, 1997           $   450,000        $   625,840
   12 Months ended June 30, 1997 (Core)    $   671,000        $   846,840

4. Pro-Forma Net Worth (rounded)

   Date              Before Conversion  Conversion Proceeds  After Conversion
   ----              -----------------  -------------------  ----------------

   June 30, 1997    $  6,469,000       $  7,605,960 (3)(4)     $ 14,074,960

5. Pro-Forma Net Assets (rounded)

   Date              Before Conversion  Conversion Proceeds  After Conversion
   ----              -----------------  -------------------  ----------------

   June 30, 1997     $   64,189,000     $    7,605,960      $   71,794,960

NOTE: Shares for calculating per share amounts: 935,000
(1) Estimated ESOP borrowings of $ 748,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $ 748,000 are omitted from net worth.
(4) $ 374,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 74,800 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Newport FS&LA of Newport TN
                          At the Midpoint of the Range

1. Conversion Proceeds
   Pro-forma market value .............................. $ 11,000,000
       Less: Estimated offering expenses ...............      652,400
                                                          -----------

   Net Conversion Proceeds ............................. $ 10,347,600

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds ............................. $ 10,347,600
       Less: Held in Non-Earning Assets(5)(1) ..........    1,320,000
                                                          -----------

   Net Proceeds Reinvested ............................. $  9,027,600
   Estimated net incremental rate of return ............         3.49 %
                                                          -----------

   Earnings Increase ................................... $    315,244
       Less: Estimated cost of ESOP borrowings(1) ......            0
       Less: Amortization of ESOP borrowings(2) ........       52,800
       Less: Recognition Plans Expense(4)...............       52,800
                                                          -----------

   Net Earnings Increase ............................... $    209,644

3. Pro-Forma Earnings (rounded)

   Period                                  Before Conversion  After Conversion
   ------                                  -----------------  ----------------

   12 Months ended June 30, 1997           $   450,000        $   659,644
   12 Months ended June 30, 1997 (Core)    $   671,000        $   880,644

4. Pro-Forma Net Worth (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997       $  6,469,000       $  9,027,600 (3)(4)     $ 15,496,600

5. Pro-Forma Net Assets (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997        $   64,189,000     $    9,027,600      $   73,216,600

NOTE: Shares for calculating per share amounts: 1,100,000
(1) Estimated ESOP borrowings of $ 880,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $ 880,000 are omitted from net worth.
(4) $ 440,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 88,000 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Newport FS&LA of Newport TN
                           At the Maximum of the Range

1. Conversion Proceeds
   Pro-forma market value .............................. $ 12,650,000
       Less: Estimated offering expenses ...............      682,760
                                                          -----------

   Net Conversion Proceeds ............................. $ 11,967,240

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds ............................. $ 11,967,240
       Less: Held in Non-Earning Assets(5)(1) ..........    1,518,000
                                                          -----------

   Net Proceeds Reinvested ............................. $ 10,449,240
   Estimated net incremental rate of return ............         3.49 %
                                                          -----------

   Earnings Increase ................................... $    364,887
       Less: Estimated cost of ESOP borrowings(1) ......            0
       Less: Amortization of ESOP borrowings(2) ........       60,720
       Less: Recognition Plans Expense(4)...............       60,720
                                                          -----------

   Net Earnings Increase ............................... $    243,447

3. Pro-Forma Earnings (rounded)

   Period                                  Before Conversion  After Conversion
   ------                                  -----------------  ----------------

   12 Months ended June 30, 1997           $   450,000        $   693,447
   12 Months ended June 30, 1997 (Core)    $   671,000        $   914,447

4. Pro-Forma Net Worth (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997       $  6,469,000       $ 10,449,240 (3)(4)     $ 16,918,240

5. Pro-Forma Net Assets (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997        $   64,189,000     $   10,449,240      $   74,638,240

NOTE: Shares for calculating per share amounts: 1,265,000
(1) Estimated ESOP borrowings of $ 1,012,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $ 1,012,000 are omitted from net worth.
(4) $ 506,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 101,200 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-7
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Newport FS&LA of Newport TN
                            At the Superrange Maximum

1. Conversion Proceeds
   Pro-forma market value .............................. $ 14,547,500
       Less: Estimated offering expenses ...............      717,674
                                                          -----------

   Net Conversion Proceeds ............................. $ 13,829,826

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds ............................. $ 13,829,826
       Less: Held in Non-Earning Assets(5)(1) ..........    1,745,700
                                                          -----------

   Net Proceeds Reinvested ............................. $ 12,084,126
   Estimated net incremental rate of return ............         3.49 %
                                                          -----------

   Earnings Increase ................................... $    421,978
       Less: Estimated cost of ESOP borrowings(1) ......            0
       Less: Amortization of ESOP borrowings(2) ........       69,828
       Less: Recognition Plans Expense(4)...............       69,828
                                                          -----------

   Net Earnings Increase ............................... $    282,322

3. Pro-Forma Earnings (rounded)

   Period                                  Before Conversion  After Conversion
   ------                                  -----------------  ----------------

   12 Months ended June 30, 1997           $   450,000        $   732,322
   12 Months ended June 30, 1997 (Core)    $   671,000        $   953,322

4. Pro-Forma Net Worth (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997       $  6,469,000       $ 12,084,126 (3)(4)     $ 18,553,126

5. Pro-Forma Net Assets (rounded)

   Date                 Before Conversion  Conversion Proceeds  After Conversion
   ----                 -----------------  -------------------  ----------------

   June 30, 1997        $   64,189,000     $   12,084,126      $   76,273,126

NOTE: Shares for calculating per share amounts: 1,454,750
(1) Estimated ESOP borrowings of $ 1,163,800 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2)   ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3)   ESOP borrowings of $ 1,163,800 are omitted from net worth.
(4) $ 581,900 purchased by the Recognition Plans with an estimated pre-tax expense of $ 116,380 and a tax rate of 40.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-8

                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997

                                                                                             Estimated
                                         Net Income   Less: Net    Tax Effect   Less: Extd   Core Income              Estimated
                                         to Common   Gains(Loss)      @ 34%        Items     to Common      Shares    Core EPS
                                         ----------  -----------   ----------   ----------   ----------   ----------  ---------
                                           ($000)       ($000)        $000)       ($000)       ($000)       ($000)       ($)

Comparable Group
----------------
BFSB  Bedford Bancshares of VA              1,303        553          -188           0          1,668        1,142       1.46
CKFB  CKF Bancorp of Danville KY            1,079       -429           146           0            796          925       0.86
CFFC  Community Fin. Corp. of VA            1,680        676          -230           0          2,126        1,275       1.67
FFBS  FFBS Bancorp of Columbus MS           1,478        599          -204           0          1,873        1,557       1.20
FFDF  FFD Financial Corp. of OH(1)            636        375          -128           0            884        1,455       0.61
FBSI  First Bancshares of MO                1,413        453          -154           0          1,712        1,096       1.56
FLKY  First Lancaster Bncshrs of KY(1)        440        153           -52           0            541          959       0.56
HFFB  Harrodsburg 1st Fin Bcrp of KY        1,116        536          -182           0          1,470        2,025       0.73
KSAV  KS Bancorp of Kenly NC                  957        421          -143           0          1,235          885       1.40
LOGN  Logansport Fin. Corp. of IN             931        431          -147           0          1,215        1,260       0.96
LONF  London Financial Corp. of OH            247        193           -66           0            374          515       0.73
MARN  Marion Capital Holdings of IN         2,439        726          -247           0          2,918        1,768       1.65
NEIB  Northeast Indiana Bncrp of IN         1,724        453          -154           0          2,023        1,763       1.15
SCCB  S. Carolina Comm. Bnshrs of SC(1)       368        193           -66           0            495          704       0.70
SSB   Scotland Bancorp of NC                  974        313          -106           0          1,181        1,914       0.62
SMBC  Southern Missouri Bncrp of MO(1)      1,149        -40            14           0          1,123        1,638       0.69
SSM   Stone Street Bancorp of NC            1,522        456          -155           0          1,823        1,898       0.96
FTF   Texarkana Fst. Fin. Corp of AR        2,348        826          -281           0          2,893        1,790       1.62
TWIN  Twin City Bancorp of TN                 565        351          -119           0            797          853       0.93

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-9

                       Pro Forma Regulatory Capital Ratios

                                                          Pro Forma At June 30, 1997 Based on the Sale of(1):
                                                      -------------------------------------------------------------
                                                         Minimum of           Midpoint of          Maximum of
                                                       935,000 Shares       1,100,000 Shares     1,265,000 Shares
                                    Historical at        at $10.00            at $10.00            at $10.00
                                    June 30, 1997        Per Share            Per Share            Per Share
                                  ------------------  -------------------------------------------------------------
                                          Percent of          Percent of           Percent of           Percent of
                                  Amount   Assets(2)  Amount   Assets(2)   Amount   Assets(2)   Amount   Assets(2)
                                  ------  ----------  ------  ----------   ------  ----------   ------  ----------
Capital under generally accepted
  accounting principles ........  $6,469    10.08%    $9,712    14.24%    $10,324    14.98%    $10,936    15.70%
                                  ======    =====     ======    =====     =======    =====     =======    =====

Tangible capital ...............  $5,867     9.14%    $9,110    13.36%    $ 9,722    14.11%    $10,334    14.83%
Tangible capital requirement ...     963     1.50      1,023     1.50%      1,034     1.50%      1,045     1.50%
                                  ------    -----     ------    -----     -------    -----     -------    -----
  Excess .......................  $4,904     7.64%    $8,087    11.86%    $ 8,688    12.61%    $ 9,289    13.33%
                                  ======    =====     ======    =====     =======    =====     =======    =====

Core capital ...................  $5,867     9.14%    $9,110    13.36%    $ 9,722    14.11%    $10,334    14.83%
Core capital requirement .......   1,926     3.00      2,045     3.00%      2,068     3.00%      2,090     3.00%
                                  ------    -----     ------    -----     -------    -----     -------    -----
  Excess .......................  $3,941     6.14%    $7,065    10.36%    $ 7,654    11.11%    $ 8,244    11.83%
                                  ======    =====     ======    =====     =======    =====     =======    =====

Total regulatory capital .......  $6,217    22.45%    $9,460    33.20%    $10,072    35.17%    $10,684    37.11%
Risk-based capital requirement .   2,215     8.00      2,279     8.00%      2,291     8.00%      2,303     8.00%
                                  ------    -----     ------    -----     -------    -----     -------    -----
  Excess .......................  $4,002    14.45%    $7,181    25.20%    $ 7,781    27.17%    $ 8,381    29.11%
                                  ======    =====     ======    =====     =======    =====     =======    =====

                                  ----------------------
                                    Maximum, as adjusted
                                     1,454,750 Shares
                                       at $10.00
                                       Per Share
                                  ----------------------
                                            Percent of
                                    Amount  Assests(2)
                                    ------  ----------
Capital under generally accepted
  accounting principles ........   $11,639    16.50%
                                   =======    =====

Tangible capital ...............   $11,038    15.65%
Tangible capital requirement ...     1,058     1.50%
                                   -------    -----
  Excess .......................   $ 9,980    14.15%
                                   =======    =====

Core capital ...................   $11,038    15.65%
Core capital requirement .......     2,116     3.00%
                                   -------    -----
  Excess .......................   $ 8,922    12.65%
                                   =======    =====

Total regulatory capital .......   $11,388    39.32%
Risk-based capital requirement .     2,317     8.00%
                                   -------    -----
  Excess .......................   $ 9,017    31.32%
                                   =======    =====

----------
(1) Assumes our holding company will purchase all of our stock to be issued in the Conversion in exchange for half of the net proceeds from the Conversion. Assumes net proceeds distributed to our holding company or us initially are invested in short-term securities that carry a risk-weight equal to the ratio of risk-weighted assets to total assests at June 30, 1997. Assumes 8% of the shares to be sold in the Conversion are purchased by the ESOP and that the funds used to purchase such shares are borrowed from our holding company. The approximate amount expected to be borrowed by the ESOP is reflected in this table as a reduction of capital. Assumes a number of issued and outstanding shares of Common Stock equal to 4% of the Common Stock to be sold in the Conversion will be purchased by the MRP after the Conversion. The dollar amount of the Common Stock possibly to be purchased by the MRP is based on the price per share in the Conversion and is reflected a reduction of capital. Such amount does not reflect possible increases or decreases in the value of such stock relative to the price per share in the Conversion. Does not reflect a possible increase in capital upon the exercise of options by participants in the Option Plan. Under the MRP and the Option Plan, shares issued to participants could be treasury shares or newly issued shares or shares. The MRP and the Option Plan will not be implemented until at least six months after the Conversion. See "MANAGEMENT -- Certain Compensation Agreements and Plans."

(2) Based on our total assests determined under generally accepted accounting principles for equity purposes, adjusted total assests for the purposes of the tangible and core capital requirements and risk-weighted assets for the purpose of the total regulatory capital requirement.

                                   EXHIBIT V-1

                                RP Financial, LC.
                          Firm Qualifications Statement

                        [LETTERHEAD OF RP FINANCIAL, LC.]

                          FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (12)
   James J. Oren, Vice President (10)